     As filed with the Securities and Exchange Commission on March 20, 2002

                                                 Registration No. 333-90475
--------------------------------------------------------------------------------
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 5 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

          (Exact name of registrant as specified in charter document)

       Delaware                     6799
(State of Organization  (Primary Standard Industrial        13-3782232
      of Issuer)        Classification Code Number)      (I.R.S. Employer
                                                      Identification Number)

                             ---------------------

                           Managed Futures Department
                          825 Third Avenue, 8th Floor
                            New York, New York 10022
                                 (212) 310-6444

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Robert E. Murray
                          825 Third Avenue, 8th Floor
                            New York, New York 10022
                                 (212) 310-6444

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------

                          Copies of communications to:

               Edwin L. Lyon, Esq.                                    Isaac Finkle, Esq.
          Cadwalader, Wickersham & Taft                             Morgan Stanley DW Inc.
         1201 F Street, N.W., Suite 1100                   1221 Avenue of the Americas, 27th Floor
              Washington, D.C. 20004                               New York, New York 10020
                  (202) 862-2200                                        (212) 762-7825

                             ---------------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                             ---------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement Nos. 33-80146, 333-00494, and 333-3222 previously filed by the Registrant. This Registration Statement, which relates to 5,092,974.264 unsold Units of Limited Partnership Interest of the Registrant as of February 28, 2002, also constitutes a Post-Effective Amendment to Registration Statement Nos. 33-80146, 333-00494, and 333-3222.

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                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
                             CROSS REFERENCE SHEET

Item No.                              Registration Item                         Location in Prospectus
--------                ---------------------------------------------  ----------------------------------------
                   1.   Forepart of the Registration Statement and
                         Outside Front Cover Page of Prospectus......  Facing Page; Front Cover Pages.
                   2.   Inside Front and Outside Back Cover Pages of
                         Prospectus..................................  Inside Front Cover Page; Table of
                                                                       Contents.
                   3.   Summary Information, Risk Factors, and Ratio
                         of Earnings to Fixed Charges................  Summary; Risk Factors; Description of
                                                                        Charges; Use of Proceeds; The General
                                                                        Partner; The Commodity Brokers.
                   4.   Use of Proceeds..............................  Use of Proceeds.
                   5.   Determination of Offering Price..............  Plan of Distribution.
                   6.   Dilution.....................................  Not Applicable.
                   7.   Selling Security Holders.....................  Not Applicable.
                   8.   Plan of Distribution.........................  Plan of Distribution.
                   9.   Description of Securities to be Registered...  The Limited Partnership Agreements.
                  10.   Interests of Named Experts and Counsel.......  Not Applicable.
                  11.   Information with Respect to the Registrant
                        (a)  Description of Business.................  Summary; Risk Factors; Use of Proceeds;
                                                                        The Trading Advisors; The Futures,
                                                                        Options and Forwards Markets; The
                                                                        Limited Partnership Agreements.
                        (b)  Description of Property.................  Not Applicable.
                        (c)  Legal Proceedings.......................  Litigation; The Trading Advisors.
                        (d)  Market Price of and Dividends on the
                              Registrant's Common Equity and Related
                              Stockholder Matters....................  Risk Factors.
                        (e)  Financial Statements....................  Independent Auditors' Reports.
                        (f)  Selected Financial Data.................  Selected Financial Data.
                        (g)  Supplementary Financial Information.....  Selected Financial Data.
                        (h)  Management's Discussion and Analysis
                              of Financial Condition and Results of
                              Operations.............................  Management's Discussion and Analysis of
                                                                        Financial Condition and Results of
                                                                        Operations.
                        (i)  Changes in and Disagreements with
                              Accountants on Accounting and Financial
                              Disclosure.............................  Not Applicable.
                        (j)  Quantitative and Qualitative Disclosures
                              About Market Risk......................  Quantitative and Qualitative Disclosures
                                                                        About Market Risk.
                        (k)  Directors and Executive Officers........  The General Partner.
                        (l)  Executive Compensation..................  Summary; Conflicts of Interest;
                                                                       Fiduciary Responsibility; Description of
                                                                        Charges; Risk Factors; The Trading
                                                                        Advisors; The General Partner; The
                                                                        Commodity Brokers.
                        (m)  Security Ownership of Certain Beneficial
                              Owners and Management..................  The General Partner; Independent
                                                                       Auditors' Reports.
                        (n)  Certain Relationships and Related
                              Transactions...........................  Summary; Conflicts of Interest;
                                                                       Fiduciary Responsibility; Description of
                                                                        Charges; Risk Factors; The Trading
                                                                        Advisors; The General Partner; The
                                                                        Commodity Brokers.
                  12.   Disclosure of Commission Position on
                         Indemnification for Securities Act
                         Liabilities.................................  Fiduciary Responsibility.

                             EXPLANATORY STATEMENT

    The Prospectus contained in this Registration Statement relates to the Units of Limited Partnership Interest for each of the following Registrants:

                                                                                            Units Being
                                                                     Units outstanding      Concurrently
Registrant                         Registration Statement Nos.    as of February 28, 2002    Registered
----------                       -------------------------------  -----------------------   ------------

Morgan Stanley Spectrum          333-47829, 333-68773, and
  Select L.P.                    333-90467                          4,024,639.630           1,000,000

Morgan Stanley Spectrum          33-80146, 333-00494, 333-3222,
  Technical L.P.                 333-47831, and 333-68779           5,152,599.530           1,000,000

Morgan Stanley Spectrum          33-80146, 333-00494, 333-3222,
  Strategic L.P.                 and 333-90487                      6,873,911.816               --

Morgan Stanley Spectrum          33-80146, 333-00494, 333-3222,
  Global Balanced L.P.           and 333-90475                      5,092,974.264               --

Morgan Stanley Spectrum          333-90485                          7,286,274.822           1,000,000
  Currency L.P.

Morgan Stanley Spectrum          333-90483                          6,391,277.666               --
  Commodity L.P.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     SUBJECT TO COMPLETION: MARCH 20, 2002



                           MORGAN STANLEY SPECTRUM SERIES



                                                                                  NET
                                                                 MAXIMUM         ASSET
                                                                AVAILABLE        VALUE
                                                                  UNITS        PER UNIT
                                                              --------------   ---------
                                                                                   $
MORGAN STANLEY SPECTRUM SELECT L.P. ........................   4,221,139.298     23.66
MORGAN STANLEY SPECTRUM TECHNICAL L.P. .....................   5,476,939.570     14.65
MORGAN STANLEY SPECTRUM STRATEGIC L.P. .....................   6,938,087.954     10.77
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P. ...............   5,136,730.119     16.01
MORGAN STANLEY SPECTRUM CURRENCY L.P. ......................   7,553,065.872     11.98
MORGAN STANLEY SPECTRUM COMMODITY L.P. .....................   6,416,858.255      5.70



Each partnership trades futures, forwards, and options contracts pursuant to trading programs employed by the trading advisors for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The total number of units available and the net asset value per unit for each partnership as of January 31, 2002 is set forth above.


Minimum Initial Purchase......................  $5,000 or $2,000 (for IRAs only)
                                                  in one or more partnerships
Minimum Per Partnership.......................  $1,000
Minimum Purchase for Existing Investors.......  $500

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with financial, legal and tax advisors before you invest.

Your subscription funds will be held in escrow at The Chase Manhattan Bank, New York, New York until they are transferred to the partnership whose units you have purchased.


THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS CAREFULLY AND CONSIDER THE "RISK FACTORS" SECTION BEGINNING ON PAGE -. IN PARTICULAR, YOU SHOULD BE AWARE THAT:



  - Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.


  - Each partnership's trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.

  - Past performance is not necessarily indicative of future results.

  - You may not redeem your units until you have been an investor for at least six months.


  - If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.


  - Units will not be listed on an exchange and no other secondary market will exist for the units.

  - The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:


                                                 Without a           With a 2%
                                             Redemption Charge   Redemption Charge
                                             -----------------   -----------------
                                                     %                   %
Spectrum Select............................         8.89               10.93
Spectrum Technical.........................         8.64               10.68
Spectrum Strategic.........................         8.89               10.93
Spectrum Global Balanced...................         4.15                6.19
Spectrum Currency..........................         5.24                7.28
Spectrum Commodity.........................         5.74                7.78


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


                             MORGAN STANLEY DW INC.
                                    -  , 2002

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE - AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE -.



    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE -.


    YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

                              -------------------

                               TABLE OF CONTENTS

                                    PART ONE
                              DISCLOSURE DOCUMENT


                                              PAGE
                                            --------
Summary...................................       1
Risk Factors..............................       9
  Trading and Performance Risks...........       9
    The partnerships' trading is
      speculative and volatile............       9
    The partnerships' trading is highly
      leveraged...........................       9
    Options trading can be more volatile
      than futures trading................       9
    You should not rely on the past
      performance of a partnership in
      deciding to purchase units..........      10
    Spectrum Commodity is subject to
      greater risk of loss during periods
      of low inflation....................      10
    Market illiquidity may cause less
      favorable trade prices..............      10
    Trading on foreign exchanges presents
      greater risks to each partnership
      than trading on U.S. exchanges......      10
    The unregulated nature of the forwards
      markets creates counterparty risks
      that do not exist in futures trading
      on exchanges........................      11
    The partnerships are subject to
      speculative position limits.........      11
    The partnerships could lose assets and
      have their trading disrupted if a
      commodity broker or others become
      bankrupt............................      12
  Partnership and Offering Risks..........      12
    Each partnership incurs substantial
      charges.............................      12
    Incentive fees may be paid by a
      partnership even though the
      partnership sustains trading
      losses..............................      12
    Restricted investment liquidity in the
      units...............................      12
    Each partnership's structure has
      conflicts of interest...............      12
    An investment in units may not
      diversify an overall portfolio......      13
  Trading Advisor Risks...................      13
    Reliance on the trading advisor(s) to
      trade successfully..................      13
    Market factors may adversely influence
      the trading programs................      13



                                              PAGE
                                            --------
    Possible consequences of using
      multiple trading advisors for
      Spectrum Select, Spectrum Technical,
      Spectrum Strategic, and Spectrum
      Currency............................      13
    Spectrum Global Balanced and Spectrum
      Commodity are single-advisor funds
      and lack the diversity of a
      multi-advisor fund..................      13
    Increasing the assets managed by a
      trading advisor may adversely affect
      performance.........................      13
    Limited partners will not be aware of
      changes to trading programs.........      14
    Limited term of management agreements
      may limit access to a trading
      advisor.............................      14
    The annual incentive fee paid by
      Spectrum Commodity can create
      certain distortions regarding the
      share of the incentive fee borne by
      each investor.......................      14
  Taxation Risks..........................      14
    Even though the partnerships do not
      intend to make distributions, you
      will be liable for taxes on your
      share of any trading profits and any
      other income of the partnerships in
      which you have invested.............      14
    The partnerships' tax returns could be
      audited.............................      14
Conflicts of Interest.....................      14
Fiduciary Responsibility and Liability....      17
Description of Charges....................      19
Use of Proceeds...........................      26
The Spectrum Series.......................      29
Selected Financial Data and Selected
  Quarterly Financial Data................      40
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................      46
Quantitative and Qualitative Disclosures
  About Market Risk.......................      59
The General Partner.......................      68
The Trading Advisors......................      73


                                      (i)

                                              PAGE
                                            --------
Exchange Right............................     119
Redemptions...............................     120
The Commodity Brokers.....................     121
Litigation................................     123
The Limited Partnership Agreements........     123
Plan of Distribution......................     127
Subscription Procedure....................     129
Purchases by Employee Benefit Plans--
  ERISA Considerations....................     131
Material Federal Income Tax
  Considerations..........................     132
State and Local Income Tax Aspects........     138
Legal Matters.............................     138
Experts...................................     138
Where You Can Find More Information.......     138

               PART TWO
              STATEMENT OF
       ADDITIONAL INFORMATION

The Futures, Options, and Forwards
  Markets.................................     140
Potential Advantages......................     144
Supplemental Performance
  Information.............................     157
Glossary of Terms.........................     190



                                              PAGE
                                            --------
Financial Statements......................     F-1
  Exhibit A - Form of Amended and
    Restated Limited Partnership
    Agreements............................     A-1
    Annex A - Request for Redemption......    A-23
  Exhibit B - Specimen Form of
    Subscription and Exchange Agreement
    and Power of Attorney.................     B-1
  Exhibit C - Specimen Form of
    Subscription Agreement
    Update Form...........................     C-1


                                      (ii)

                  THE DATE OF THIS PROSPECTUS IS   -  , 2002.


                                    SUMMARY

    Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.


                         MORGAN STANLEY SPECTRUM SERIES



    The Morgan Stanley Spectrum Series consists of six continuously offered limited partnerships, each organized in the State of Delaware:


PARTNERSHIPS                                    DATE ORGANIZED
------------                                 --------------------
Spectrum Select                                  March 21, 1991
Spectrum Technical                               April 29, 1994
Spectrum Strategic                               April 29, 1994
Spectrum Global Balanced                         April 29, 1994
Spectrum Currency                              October 20, 1999
Spectrum Commodity                                July 31, 1997


    The offices of each partnership are located at 825 Third Avenue, 8th Floor, New York, New York 10022, telephone (212) 310-6444.


    Each partnership provides the opportunity to invest in futures, forwards, and options contracts managed by an experienced, professional trading advisor(s). Since each partnership's assets are traded by different trading advisors, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisors to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six month holding period, you may shift your investment among one or more of the other Spectrum Series partnerships.


    A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forwards, and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and "soft" commodities like cotton and cocoa. For additional information on the futures, options, and forwards markets, see "Statement of
Additional Information" beginning on page   -  .



    The investment objective of each partnership is to achieve capital appreciation and, to a lesser extent in the case of Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and many of their trading advisors trade in the same futures, forwards, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisor(s) before selecting one or more partnerships in which to invest.



MORGAN STANLEY SPECTRUM SELECT L.P.



    This partnership currently allocates its assets among four trading advisors:
EMC Capital Management, Inc., Northfield Trading L.P., Rabar Market Research, Inc., and Sunrise Capital Management, Inc. The trading advisors employ proprietary trading programs that seek to profit through the analysis of technical market information, such as analyzing actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices.



MORGAN STANLEY SPECTRUM TECHNICAL L.P.



    This partnership currently allocates its assets among three trading advisors: Campbell & Company, Inc., Chesapeake Capital Corporation, and John W. Henry & Company, Inc. The trading advisors employ proprietary trading programs that seek to identify and follow short- to long-term trends through the analysis of technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices.



MORGAN STANLEY SPECTRUM STRATEGIC L.P.



    This partnership currently allocates its assets among three trading advisors: Allied Irish Capital Management, Ltd., Blenheim Capital Management, L.L.C., and Eclipse Capital Management, Inc. The trading advisors collectively employ discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, stock indices, and soft commodities.



MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.


    This partnership currently allocates its assets to a single trading advisor, RXR, Inc. RXR offers a balanced portfolio trading approach using futures, forwards, and options to gain long biased exposure to global stock markets and global bond markets, as well as long and short exposure to a component of managed futures contracts in agricultural commodities, energy products, foreign currencies, precious and base metals, and soft commodities.


MORGAN STANLEY SPECTRUM CURRENCY L.P.


    This partnership currently allocates its assets between two trading advisors: John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC. The trading advisors employ proprietary trading programs that seek to identify favorable price relationships between and among various global currency markets through the analysis of technical market information. The trading advisors collectively trade world currencies primarily in the forward dealer markets, but also in the futures and options markets.


MORGAN STANLEY SPECTRUM COMMODITY L.P.



    This partnership currently allocates its assets to a single trading advisor, Morgan Stanley Commodities Management Inc. The trading advisor employs a proprietary trading approach that seeks to identify increasing price trends through the disciplined analysis of technical market information. The trading advisor trades futures and may trade forwards in a portfolio of agricultural commodities, precious and base metals, soft commodities, and energy products.

                               WHO MAY SUBSCRIBE

INVESTMENT CONSIDERATIONS

    You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

MINIMUM INVESTMENT

    If you are a new investor in the Spectrum Series of partnerships, you must invest at least $5,000, unless you are investing through an IRA, in which case your minimum investment is $2,000. You may allocate your investment among any one or more of the partnerships in the Spectrum Series, but you must invest at least $1,000 in a partnership. Once you become an investor in any Spectrum Series partnership, you may increase that investment with an additional contribution of at least $500.

    If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Spectrum Series of partnerships.

    The general partner may, in its sole discretion, reject any subscription in whole or in part.

FINANCIAL SUITABILITY

    Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: a net worth of at least $75,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $30,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $30,000. You should be aware, however, that certain states impose more restrictive suitability and/ or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

LIMITED REVOCATION RIGHT

    After you subscribe for units in any Spectrum Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley financial advisor.

                             THE OFFERING OF UNITS

THE SPECTRUM SERIES CONTINUOUS OFFERING

    Each partnership is continuously offering units of limited partnership interest for sale at monthly closings held as of the last day of each month. You can purchase units at a price equal to 100% of a partnership's month-end net asset value. The general partner calculates each partnership's net asset value per unit on a monthly basis by dividing the partnership's month-end net assets by the number of its month-end outstanding units. A partnership's net assets is its assets minus its liabilities.

ESCROW TERMS

    During each partnership's continuous offering, your subscription will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent's money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Morgan Stanley DW Inc., the non-clearing commodity broker for each partnership. In turn, Morgan Stanley DW will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

                  SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

    - These are speculative securities.

    - You could lose all or substantially all of your investment in the partnerships.

    - Past performance is not necessarily indicative of future results.


    - Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.


    - Each partnership's trading is highly leveraged, which accentuates the trading profit or loss on a trade.

    - You may not redeem your units until you have been an investor for at least six months.


    - If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.


    - Units will not be listed on an exchange and no other secondary market will exist for the units.

    - Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

    - Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

                          MAJOR CONFLICTS OF INTEREST


    - Because the general partner, Morgan Stanley DW, Morgan Stanley, Morgan Stanley International, and Morgan Stanley Commodities Management are affiliates, the fees and other compensation received by those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.


    - Because your Morgan Stanley financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.


    - The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.


                              THE GENERAL PARTNER


    The general partner for each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the general partner of 35 commodity pools and currently operates 21 other commodity pools. As of January 31, 2002, the general partner managed approximately $1.4 billion of client assets. The general partner's main business office is located at 825 Third Avenue, 8th Floor, New York, New York 10022, telephone (212) 310-6444.


                             THE COMMODITY BROKERS

    The commodity brokers for the partnerships are responsible for holding the partnerships' funds deposited with them as margin for trades. If the commodity broker is also a clearing broker, it will also be responsible for assuring that the partnerships' trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place.


    Morgan Stanley DW Inc., an affiliate of the general partner, is the non-clearing commodity broker for each partnership. As non-clearing commodity broker, Morgan Stanley DW Inc. holds each partnership's funds and provides margin funds to the clearing commodity brokers for the partnership's futures, forwards, and options positions.


    Morgan Stanley & Co. Incorporated, an affiliate of the general partner, serves as the clearing commodity broker for each partnership, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley & Co. International Limited, also an affiliate of the general partner. In addition, Morgan Stanley & Co. Incorporated acts as the counterparty on all of the foreign currency forward trades for the partnerships.

                              ORGANIZATIONAL CHART


    Following is an organizational chart that shows the relationships among the various parties involved with each offering. All of the parties are affiliates of Morgan Stanley Dean Witter & Co., except the trading advisors for Spectrum Select, Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced, and Spectrum Currency.



                            Morgan Stanley Dean
                                 Witter & Co.
      wholly-owned              wholly-owned
                                                                                 21 other commodity
   Morgan Stanley DW                                        Demeter                     pools*
                                                                                      general
                                                                                    partnership
                             Selling Agreement                                        interest
   SELLING AGENT AND
  NON-CLEARING COMMODITY
          BROKER                                        GENERAL PARTNER
                                                      general partnership
                             Customer Agreement              interest          Management Agreements
                                           Spectrum Select
                                          Spectrum Technical
                                          Spectrum Strategic
   Customer Agreement                  Spectrum Global Balanced
                             Customer Agreement      Management Agreements
                               F/X Agreement
                                                       Trading Advisor(s)
      Carr Futures
   CLEARING COMMODITY
          BROKER


---------


* Demeter presently serves as general partner for 21 other commodity pools. Morgan Stanley DW acts as the non-clearing commodity broker for all of the commodity pools. Morgan Stanley acts as clearing commodity broker for all but one of the other commodity pools, and Morgan Stanley International serves as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange. Morgan Stanley DW also serves as selling agent for all of the commodity pools managed by the general partner. All of the commodity pools, including the partnerships, are managed and traded independently of one another.

                      FEES TO BE PAID BY THE PARTNERSHIPS



    Each partnership currently pays the following fees:


                                                MANAGEMENT FEE                        BROKERAGE FEE
                                                 (ANNUAL RATE)     INCENTIVE FEE(1)   (ANNUAL RATE)
                                                --------------     ----------------   -------------
                                                       %                  %                %
Spectrum Select                                        3                 15               7.25
Spectrum Technical                              2 or 3 or 4(2)       19 or 20(3)          7.25
Spectrum Strategic                                     3                 15               7.25
Spectrum Global Balanced                             1.25                15               4.60
Spectrum Currency                                      2                 20               4.60
Spectrum Commodity                                    2.5               17.5              4.60

---------


(1) Each partnership pays its trading advisor(s) a monthly incentive fee, except Spectrum Commodity pays its trading advisor an annual incentive fee.



(2) JWH receives a monthly management fee at a 2% annual rate. Campbell receives a monthly management fee at a 3% annual rate. Chesapeake receives a monthly management fee at a 4% annual rate. Commencing May 1, 2002, the monthly management fee payable to Chesapeake will be reduced to a 3% annual rate.


(3) Chesapeake receives a monthly incentive fee equal to 19% of any trading profits. Campbell and JWH each receive a monthly incentive fee equal to 20% of any trading profits.

    The management fee payable to each trading advisor and the brokerage fee payable to Morgan Stanley DW are based on a percentage of net assets and will be paid monthly regardless of a partnership's performance. Each partnership pays its trading advisor(s) an incentive fee only if trading profits are earned on the portion of net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, fowards, and options trading exceed losses after brokerage, management, and incentive fees have been paid. You should understand that, except in the case of Spectrum Global Balanced and Spectrum Commodity, each of which has only one trading advisor, a trading advisor may receive an incentive fee even though the partnership as a whole is not profitable.

    Neither you nor the partnerships will pay any selling commissions or continuing offering expenses in connection with the offering of units by the partnerships. Morgan Stanley DW will pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

                              BREAK EVEN ANALYSIS

    Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.


                                                                         SPECTRUM
                                      SPECTRUM   SPECTRUM    SPECTRUM     GLOBAL     SPECTRUM     SPECTRUM
                                       SELECT    TECHNICAL   STRATEGIC   BALANCED    CURRENCY     COMMODITY
                                      --------   ---------   ---------   --------    --------     ---------
                                         $          $           $           $          $            $
Management Fee......................   150.00     137.50(1)   150.00       62.50      100.00       125.00
Brokerage Fee.......................   362.50     362.50      362.50      230.00      230.00       230.00
Less: Interest Income (2)...........   (68.00)    (68.00)     (68.00)     (85.00)     (68.00)      (68.00)
Incentive Fee (3)...................    --         --          --          --          --           --
Redemption Charge (4)...............   102.04     102.04      102.04      102.04      102.04       102.04
Amount of trading profits a
  partnership must earn for you to
  recoup your initial investment at
  the end of one year after paying a
  redemption charge.................   546.54     534.04      546.54      309.54      364.04       389.04
Trading profits as percentage of net
  assets that a partnership must
  earn for you to recoup your
  initial investment at the end of
  one year after paying a redemption
  charge............................    10.93%     10.68%      10.93%       6.19%       7.28%        7.78%
Amount of trading profits a
  partnership must earn each year
  for you to recoup your initial
  investment after two years with no
  redemption charge.................   444.50     432.00      444.50      207.50      262.00       287.00
Trading profits as percentage of net
  assets that a partnership must
  earn each year for you to recoup
  your initial investment after two
  years with no redemption charge...     8.89%      8.64%       8.89%       4.15%       5.24%        5.74%


---------


(1) Because the management fee payble to each trading advisor for Spectrum Technical is different for each trading advisor a blended rate of 2.75% was used for this calculation.



(2) The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley DW at the blended rate Morgan Stanley DW earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average daily net assets for the month were invested at that rate. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 1.7%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.



(3) Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point on the assets managed by the trading advisor. Further, it is not necessary to have trading profits to cover the redemption charge because the interest earned by the partnership during the year will exceed the redemption charge to the investor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.



(4) Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

                       REDEMPTION CHARGES INCURRED BY YOU


    You will pay a redemption charge equal to 2% of the net asset value of the units redeemed if you redeem within the first 12 months after the units were purchased, and 1% if you redeem units within the 13th through 24th month after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.



    You will not incur a redemption charge if you redeem units 24 months after they were issued in the following circumstances:



    - If you redeem units immediately following notice of an increase in brokerage, management, or incentive fees.


    - If you redeem units in connection with an exchange for units in another Spectrum Series partnership.

    - If you acquire units with the proceeds from the redemption of interests in a non-Spectrum Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

    - If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

                                  REDEMPTIONS

    Once you have been an investor in any Spectrum Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 50 units required for each redemption.

                                 EXCHANGE RIGHT

    You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Spectrum Series at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

                                 DISTRIBUTIONS

    The general partner currently does not intend to make any distribution of partnership profits.

                               TAX CONSIDERATIONS

    Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

    The trading activities of each partnership, in general, generate capital gains and loss and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

    You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

                                  RISK FACTORS

    This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

TRADING AND PERFORMANCE RISKS


    THE PARTNERSHIPS' TRADING IS SPECULATIVE AND VOLATILE. The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages - to -, each partnership has experienced volatility in its performance on both a monthly and an annual basis.


    THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED. The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.


    The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period February 2001 through January 2002 compared to the average month-end net assets of the partnership during such periods. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages - to -.



Spectrum Select                       13.0 times net assets

Spectrum Technical                    11.9 times net assets

Spectrum Strategic                    7.4 times net assets

Spectrum Global Balanced              6.1 times net assets

Spectrum Currency                     2.7 times net assets

Spectrum Commodity                    1.2 times net assets


    OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.


    During the period February 2001 through January 2002, only Spectrum Strategic and Spectrum Global Balanced engaged in any significant options trading. Solely for the purpose of quantifying Spectrum Strategic's and Spectrum Global Balanced's options trading as compared to their overall trading, the general partner has calculated a margin level for such partnerships' month-end options positions on a futures equivalent basis. During the period February 2001 through January 2002, Spectrum Strategic's average month-end margin level for its options positions was 10.7% of its total average month-end margin requirements for the period and Spectrum Global Balanced's average month-end margin level for its options positions was 11.5% of its total average month-end margin requirements for the period. You should be aware, however, that in the future the other partnerships may engage in significant options trading and the level of Spectrum Strategic's and Spectrum Global Balanced's options trading could vary significantly.


    YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a partnership is unpredictable, each partnership's past performance is not necessarily indicative of future results.

    SPECTRUM COMMODITY IS SUBJECT TO GREATER RISK OF LOSS DURING PERIODS OF LOW INFLATION. During periods of low or no commodity price inflation, Spectrum Commodity is more likely to experience losses because it is a long-only commodity fund. As a long-only commodity fund, the partnership will not be profitable unless some commodity prices increase. For example, Spectrum Commodity experienced losses during its initial year of trading, as 1998 was a year characterized by a deflationary environment with respect to the commodities traded by the partnership, except orange juice.

    MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES. Although the trading advisors for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established "daily price fluctuation limits" which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

    TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.


    - Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including for example minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.


    - Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

    - A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.


    Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period February 2001 through January 2002 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.



                                                        %
                                                    ---------
Spectrum Select                                       40.9

Spectrum Technical                                    32.9

Spectrum Strategic                                    21.2

Spectrum Global Balanced                              51.0

Spectrum Currency                                      0.0

Spectrum Commodity                                    16.6


    THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley, they are at risk to the creditworthiness and trading practices of Morgan Stanley as the counterparty to the trades. Spectrum Commodity will not trade foreign currency forwards.


    As the counterparty to all of the partnerships' foreign currency forwards contracts, Morgan Stanley requires the partnerships to make margin deposits to assure the partnerships' performance on those contracts, just as Morgan Stanley requires the partnerships to deposit margin on their futures contracts. Set forth below for each partnership is the average percentage of month-end total margin requirements for the period February 2001 through January 2002 that relate to forwards contracts. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.



                                                 %
                                                 -
Spectrum Select                                 13.1

Spectrum Technical                              18.2

Spectrum Strategic                              0.0

Spectrum Global Balanced                        3.0

Spectrum Currency                              100.0

Spectrum Commodity                         Not Applicable


    THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

    THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF A COMMODITY BROKER OR OTHERS BECOME BANKRUPT. The partnerships' assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.

PARTNERSHIP AND OFFERING RISKS


    EACH PARTNERSHIP INCURS SUBSTANTIAL CHARGES. Each partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. The general partner estimates the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:



                                   %
                                  ----
Spectrum Select.................  8.89

Spectrum Technical..............  8.64

Spectrum Strategic..............  8.89



                                   %
                                  ----

Spectrum Global Balanced........  4.15

Spectrum Currency...............  5.24

Spectrum Commodity..............  5.74



    For actual past performance results relating to each partnership, including when a partnership did not break even, see each partnership's performance capsule on pages - to -.


    INCENTIVE FEES MAY BE PAID BY A PARTNERSHIP EVEN THOUGH THE PARTNERSHIP SUSTAINS TRADING LOSSES. Each partnership pays each of its trading advisors an incentive fee based upon partnership trading profits earned by that trading advisor. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the assets of a partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly by all of the partnerships, except Spectrum Commodity in which incentive fees are paid annually, it is possible that an incentive fee may be paid by such partnerships to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by it for the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.

    For all of the partnerships, except Spectrum Global Balanced and Spectrum Commodity, each of which has only one trading advisor, it is also possible that one trading advisor for a partnership may generate trading profits on which it has earned an incentive fee, while the other trading advisors simultaneously incur losses such that the partnership is paying an incentive fee when it has sustained an overall trading loss.


    RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Spectrum Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first 24 months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption at least five business days before the redemption date.


    EACH PARTNERSHIP'S STRUCTURE HAS CONFLICTS OF INTEREST.


    - The general partner, each commodity broker, and the trading advisor for Spectrum Commodity are affiliates. As a result, the fees and other compensation received by these parties and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated. In addition, the management fee paid by Spectrum Commodity to its trading advisor and the terms of its management agreement have not been independently negotiated.

    - Employees of Morgan Stanley DW receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.


    - The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.



    AN INVESTMENT IN UNITS MAY NOT DIVERSIFY AN OVERALL PORTFOLIO. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Spectrum Global Balanced, in particular, is expected to have a greater correlation to the performance of stocks and bonds. Information showing the monthly correlation comparison of each partnership, or, in the case of Spectrum Currency, of the past performance of Dean Witter Cornerstone IV, which is another currency only fund operated by the general partner and traded by the same trading advisors using the same trading strategies, adjusted for Spectrum Currency's fees and expenses, to the S&P 500 Index and to the Salomon Corporate Bond Index is provided on pages - to -.


TRADING ADVISOR RISKS


    RELIANCE ON THE TRADING ADVISORS TO TRADE SUCCESSFULLY. The trading advisors are responsible for making all trading decisions for the partnerships. The general partner cannot assure you that the trading programs employed by the trading advisors will be successful.


    MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.


    POSSIBLE CONSEQUENCES OF USING MULTIPLE TRADING ADVISORS FOR SPECTRUM SELECT, SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM CURRENCY. Each of Spectrum Select, Spectrum Technical, Spectrum Strategic, and Spectrum Currency has more than one trading advisor, and each trading advisor will make trading decisions independent of the other trading advisors. As a result, it is possible that the trading advisors for a partnership could hold opposite positions in the same or similar futures, forwards, or options, thereby offsetting any potential for profit from these positions for the partnership. It is also possible that the trading advisors for a partnership may hold similar positions in the same or similar futures, forwards, or options, thereby compounding a potential losing position.


    SPECTRUM GLOBAL BALANCED AND SPECTRUM COMMODITY ARE SINGLE-ADVISOR FUNDS AND LACK THE DIVERSITY OF A MULTI-ADVISOR FUND. Spectrum Global Balanced and Spectrum Commodity are each managed by a single trading advisor. Therefore, the partnerships lack the potential benefit of trading advisor diversification employed by each of the other partnerships.

    INCREASING THE ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage.

    LIMITED PARTNERS WILL NOT BE AWARE OF CHANGES TO TRADING PROGRAMS. Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program in order to accommodate additional assets under management or for any other reason.

    LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, most of the management agreements with each partnership have one-year terms, which renew annually unless terminated by the general partner or the trading advisor.

    THE ANNUAL INCENTIVE FEE PAID BY SPECTRUM COMMODITY CAN CREATE CERTAIN DISTORTIONS REGARDING THE SHARE OF THE INCENTIVE FEE BORNE BY EACH
INVESTOR. Spectrum Commodity pays its trading advisor an annual incentive fee. If the partnership has new trading profits as of the end of a month that is not the end of a year, the net asset value of each unit will be reduced by the amount of an accrued (but not paid) incentive fee. If new units are issued at that month-end, the net asset value of the new units will reflect the accrued incentive fee. If an investor redeems units at the end of a month when there is an accrued incentive fee, the value of the units redeemed will reflect (be reduced by) the amount of the accrued incentive fee and the fee with respect to those units will be paid to the trading advisor, even if the partnership subsequently experiences a trading loss during the remainder of the calendar year. If the partnership subsequently experiences a trading loss during the remainder of the calendar year, any accrued incentive fee would be reversed with respect to the remaining units, thereby causing an increase in the net asset value per unit. Because all units have the same net asset value, any reversal of an incentive fee accrual would be spread over all outstanding units, including units issued after the profits resulting in the accrued incentive fee, thereby diluting the "benefit" of the accrual reversal.

TAXATION RISKS

    EVEN THOUGH THE PARTNERSHIPS DO NOT INTEND TO MAKE DISTRIBUTIONS, YOU WILL BE LIABLE FOR TAXES ON YOUR SHARE OF ANY TRADING PROFITS AND ANY OTHER INCOME OF THE PARTNERSHIPS IN WHICH YOU HAVE INVESTED. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

    THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The IRS could audit a partnership's tax return. If an audit results in an adjustment to a partnership's tax return, you could be required to file an amended tax return.

                             CONFLICTS OF INTEREST


    While the general partner, each commodity broker, and the trading advisor for Spectrum Commodity, and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.


THE BROKERAGE ARRANGEMENTS WITH AFFILIATES OF THE GENERAL PARTNER WERE NOT
  NEGOTIATED AT ARM'S-LENGTH OR REVIEWED BY ANY INDEPENDENT PARTY FOR FAIRNESS


    The general partner and each commodity broker are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. The non-clearing commodity broker for each partnership receives a monthly brokerage fee for effecting transactions for each partnership. The clearing commodity broker receives a portion of the monthly brokerage fee payable to the non-clearing commodity broker for effecting transactions for the partnerships. Morgan Stanley International will serve as the clearing commodity broker for each partnership's trades on the London Metal Exchange; however, Morgan Stanley International's fees will be paid by Morgan Stanley and not by the partnerships. Because the general partner is an affiliate of each commodity broker, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm's-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for the non-clearing commodity broker, and retaining the clearing commodity broker and each non-clearing commodity broker. In addition, the brokerage fees generated by the partnerships are used by the non-clearing commodity broker as a factor in determining the salaries and bonuses of its employees who are also officers and directors of the general partner. Other customers of the non-clearing commodity broker who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.



    THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE COMMODITY
BROKERS. The general partner has a disincentive to replace the commodity brokers because they are affiliates of the general partner and receive compensation for serving as the partnerships' commodity brokers. In connection with this conflict of interest, you should understand that the non-clearing commodity broker receives a monthly flat-rate brokerage fee from each partnership for serving as the partnership's non-clearing commodity broker. From its brokerage fee, the non-clearing commodity broker pays or reimburses each partnership for the transaction fees and costs charged by the partnership's clearing commodity brokers. Also, Morgan Stanley, as the counterparty on each partnership's foreign currency forward trades, will attempt to earn a mark-up, spread, or other profit on each foreign currency forward contract trade which is separate from the flat-rate brokerage fees paid by the partnership to the non-clearing commodity broker.



    While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the non-clearing commodity broker pays the expenses of organizing the partnerships, offering the units, and the partnerships' ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.



    The general partner reviews the brokerage and foreign currency forward counterparty arrangements annually to ensure that they are fair, reasonable, and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership and the services provided, and the costs, expenses, and risk borne, by the commodity brokers and the general partner.


THE TERMS OF THIS OFFERING WERE NOT SUBJECT TO INDEPENDENT DUE DILIGENCE


    The partnerships, the commodity brokers, the trading advisor for Spectrum Commodity, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.


EMPLOYEES OF MORGAN STANLEY DW ARE COMPENSATED BASED UPON YOUR INVESTMENT AND
  REDEMPTION DECISIONS


    The non-clearing commodity broker pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because the non-clearing commodity broker's employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

THE SELECTION OF A TRADING ADVISOR MAY BENEFIT THE NON-CLEARING COMMODITY BROKER



    The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase the non-clearing commodity broker's costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.


THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE TRADING ADVISOR FOR
  SPECTRUM COMMODITY BECAUSE IT IS AN AFFILIATE OF THE GENERAL PARTNER


    Morgan Stanley Commodities Management is the trading advisor for Spectrum Commodity and receives a monthly management fee and a possible annual incentive fee. Because the general partner and Morgan Stanley Commodities Management are both wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., they are affiliates and, as such, the terms of the management agreement, including the management and incentive fees, have not been negotiated at arm's-length. Further, the general partner has a disincentive to remove and replace the trading advisor for Spectrum Commodity.


AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY
  BROKERS MAY TRADE FOR THEIR OWN ACCOUNTS IN COMPETITION WITH THE PARTNERSHIPS


    The general partner does not trade futures, forwards, or options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.



    The clearing commodity brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, the clearing commodity brokers may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, the clearing commodity brokers, or customers or correspondents of the clearing commodity brokers. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.


THE TRADING ADVISORS MANAGE OTHER ACCOUNTS THAT WILL COMPETE WITH THE
  PARTNERSHIPS


    - Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnership's accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership's account for speculative position limit purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.


    - Each trading advisor currently manages accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.

    - If a trading advisor makes trading decisions for other accounts and a partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

    - The trading advisors' records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

THE LACK OF DISTRIBUTIONS INCREASES THE FEES PAID TO AFFILIATES OF THE GENERAL
  PARTNER


    The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, the non-clearing commodity broker will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership's trading profits.


CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS PERMIT ACTIONS WHICH COULD RESULT
  IN LOSSES OR LOST PROFIT OPPORTUNITY

    Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership's positions and the commodity broker is concerned that potential losses could exceed the partnership's assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

    Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.

                     FIDUCIARY RESPONSIBILITY AND LIABILITY

    You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to each partnership it advises.

    The limited partnership agreements, the customer agreements, and the selling agreement provide that the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), or any additional seller, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.


    Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has agreed to indemnify and defend the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional seller, or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.


    No indemnification of the general partner, the commodity brokers, Morgan Stanley DW (as selling agent), any additional selling agent, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the

Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.


    Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors, or controlling persons. The trading advisor is, however, liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership has agreed to indemnify and defend its trading advisor(s) and their affiliates against any loss, claim, damage, liability, cost, and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.



    Each partnership will also indemnify its trading advisors and their affiliates against any loss, claim, damage, liability, cost, and expense, arising under the federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus, or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.



    The foregoing involves a rapidly developing and changing area of the law and if you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

                             DESCRIPTION OF CHARGES

CHARGES TO EACH PARTNERSHIP

    Each partnership is subject to substantial charges, all of which are described below.

                                SPECTRUM SELECT

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley generally will earn a spread, markup, or
                                                              other profit on the foreign currency forward contract trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 3% of the net assets allocated to each trading advisor.
                                                              15% of the trading profits experienced
                                                              with respect to the net assets allocated
                                                              to each trading advisor.
The commodity brokers.......................................  1/12 of 7.25% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley on
                                                              foreign currency forward trades.

                               SPECTRUM TECHNICAL

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley generally will earn a spread, markup, or
                                                              other profit on the foreign currency forward contract trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 2% of the net assets allocated to JWH, 1/12 of 3% of the net assets
                                                              allocated to Campbell, and 1/12 of 4% of
                                                              the net assets allocated to Chesapeake.
                                                              Commencing May 1, 2002, the monthly
                                                              management fee received by Chesapeake
                                                              will be reduced to 1/12 of 3% of the net
                                                              assets allocated to Chesapeake.
                                                              19% of the trading profits experienced
                                                              with respect to the net assets allocated
                                                              to Chesapeake and 20% with respect to
                                                              the net assets allocated to each of
                                                              Campbell and JWH.
The commodity brokers.......................................  1/12 of 7.25% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley on
                                                              foreign currency forward trades.

                               SPECTRUM STRATEGIC

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley generally will earn a spread, markup, or
                                                              other profit on the foreign currency forward contract trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 3% of the net assets allocated to each trading advisor.
                                                              15% of the trading profits experienced
                                                              with respect to the net asset allocated
                                                              to each trading advisor.
The commodity brokers.......................................  1/12 of 7.25% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley on
                                                              foreign currency forward trades.

                            SPECTRUM GLOBAL BALANCED

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisor.........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley generally will earn a spread, markup, or
                                                              other profit on the foreign currency forward contract trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisor.........................................  1/12 of 1.25% of the partnership's net assets.
                                                              15% of the trading profits.
The commodity brokers.......................................  1/12 of 4.60% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley on
                                                              foreign currency forward trades.

                               SPECTRUM CURRENCY

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisors........................................  Monthly management fee.

                                                              Monthly incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                                                              Morgan Stanley generally will earn a spread, markup, or
                                                              other profit on the foreign currency forward contract trades it executes with the partnership.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisors........................................  1/12 of 2% of the net assets allocated to each trading advisor.
                                                              20% of the trading profits experienced
                                                              with respect to the net assets allocated
                                                              to each trading advisor.
The commodity brokers.......................................  1/12 of 4.60% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of the
                                                              brokerage fee payable by the partnership
                                                              and net excess interest and compensating
                                                              balance benefits to Morgan Stanley DW
                                                              (after crediting the partnership with
                                                              interest) will not exceed 14% annually
                                                              of the partnership's average month-end
                                                              net assets during a calendar year.
                                                              Bid/ask spreads to Morgan Stanley on
                                                              foreign currency forward trades.

                               SPECTRUM COMMODITY

                           ENTITY                                                 FORM OF COMPENSATION
------------------------------------------------------------  ------------------------------------------------------------
The trading advisor.........................................  Monthly management fee.

                                                              Annual incentive fee.

The commodity brokers.......................................  Monthly brokerage fee to Morgan Stanley DW.

                                                              Financial benefit to Morgan Stanley DW from interest earned on the partnership's assets in excess of the interest paid to the partnership and from compensating balance treatment in connection with its designation of a bank or banks in
                                                              which the partnership's assets are deposited.

                           ENTITY                                      AMOUNT OF COMPENSATION
------------------------------------------------------------  ----------------------------------------
The trading advisor.........................................  1/12 of 2.5% of the partnership's net assets.
                                                              17.5% of trading profits.
The commodity brokers.......................................  1/12 of 4.60% of the partnership's net assets.
                                                              The compensating balance and excess net
                                                              interest benefit to Morgan Stanley DW is
                                                              estimated at less than 2% of the
                                                              partnership's annual average month-end
                                                              net assets. The aggregate of brokerage
                                                              fees payable by the partnership, and net
                                                              excess interest and compensating balance
                                                              benefits to Morgan Stanley DW (after
                                                              crediting the partnership with interest)
                                                              will not exceed 14% annually of the
                                                              partnership's average month-end net
                                                              assets during a calendar year.

TRADING ADVISORS

    Each partnership pays each of its trading advisors a monthly management fee, whether or not the assets of the partnership as a whole or the assets allocated to such trading advisor are profitable. In addition, each partnership pays each of its trading advisors an incentive fee if trading profits are earned on the net assets allocated to such trading advisor.

    MONTHLY MANAGEMENT FEE. Each partnership pays each of its trading advisors a monthly management fee based on the net assets under management as of the first day of each month, at the rate set forth in the above chart. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.

    Following is an example of the management fee payable by a partnership. If the net assets of Spectrum Select equaled $200,000,000 as of the first day of each month during the fiscal year, the trading advisors would receive an aggregate monthly management fee for the year of $6,000,000 ( 1/12 of 3% of $200,000,000 per month, or $500,000 times 12). The management fee payable to the trading advisors in the foregoing example would be divided among them based on the portion of the $200,000,000 in net assets allocated to each such trading advisor at the beginning of each month.

    INCENTIVE FEE. Each partnership pays an incentive fee to each of its trading advisors if trading profits are experienced with respect to allocated net assets, at the rate set forth in the above chart. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on the trading advisor's allocated net assets, decreased by monthly management fees and brokerage fees that are chargeable to the trading advisor's allocated net assets, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by any partnership.

    In the case of Spectrum Commodity, whose trading advisor is eligible to receive an annual incentive fee, any accrued incentive fees with respect to units of Spectrum Commodity that are redeemed during the year will be deducted and paid to the trading advisor at the time of redemption, even though it may not qualify for an incentive fee at year-end.


    If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the trading advisor has again earned trading profits. If a trading advisor's allocated net assets are reduced or increased because of redemptions, additions, or reallocations that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.



    Following is an example of the incentive fee payable by a partnership. If a trading advisor for Spectrum Select earns trading profits of $1,000,000 for the period ended January 31, 2002, the trading advisor will receive an incentive fee of $150,000 for that period (15% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended February 28, 2002, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending March 31, 2002, the trading advisor will have to earn trading profits exceeding $250,000 for that period, since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (I.E., January 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or reallocations or additional purchases of units during the periods in question, which would require adjustments as described above.


COMMODITY BROKERS

    BROKERAGE FEES. Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase).

However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate set forth in the above chart, irrespective of the number of trades executed on a partnership's behalf.

    Following is an example of the brokerage fee payable by a partnership. If the net assets of Spectrum Select equaled $200,000,000 as of the first day of each month during the fiscal year, Morgan Stanley DW would receive an aggregate monthly brokerage fee for the year of $14,500,000 ( 1/12 of 7.25% of $200,000,000 per month, or $1,208,333, times 12).

    From the flat-rate brokerage fees received from the partnerships, Morgan Stanley DW pays or reimburses the partnerships for all fees and costs charged or incurred by the clearing commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by the clearing commodity broker(s), and costs associated with taking delivery of futures, forwards, and options contracts.

    Morgan Stanley DW also pays, from the brokerage fees it receives, the ordinary administrative and continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses.

    While each partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon the trading advisors' historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging from approximately:


    $45-55 for Spectrum Select



    $45-55 for Spectrum Technical



    $30-40 for Spectrum Strategic



    $60-70 for Spectrum Global Balanced



    $100-110 for Spectrum Currency



    $65-75 for Spectrum Commodity



    You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for which the non-clearing commodity broker is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.



    FINANCIAL BENEFITS. Each partnership deposits all of its assets with the commodity brokers in connection with the partnership's futures, forward, and options trading. The non-clearing commodity broker then pays each partnership the rate that the non-clearing commodity broker earns on its U.S. Treasury bill investments with all customer segregated funds, as if 80% (100% in the case of Spectrum Global Balanced) of the partnership's average net assets for the month were invested at that rate.



    The commodity brokers, as they are permitted under CFTC regulations, invest a portion of the partnerships' funds in CFTC specified securities and other instruments and retain any interest earned on those investments. Instead of investing a partnership's funds, the non-clearing commodity broker may choose to deposit the funds in non-interest-bearing bank accounts at various banks
(currently   -  banks), in exchange for which the banks offer the non-clearing commodity broker's affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the non-clearing commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the non-clearing commodity broker from this compensating balance arrangement and the investment of the partnerships' funds will vary depending upon market conditions. The approximate benefit to the non-clearing commodity broker currently for each partnership is set forth in the
"--Charges To Each Partnership" table beginning on page   -  . For more
information regarding the non-clearing commodity broker's interest crediting arrangements with the partnerships and the investment of customer funds by the
commodity brokers, see "Use of Proceeds--Interest Credits" on page   -  .

    The clearing commodity broker, as the counterparty on foreign currency forward trades for each partnership, except Spectrum Commodity which does not trade foreign currency forwards, will attempt to earn a markup, spread, or other profit as part of the transaction price on each foreign currency forward contract trade, which is separate from the flat-rate brokerage fees paid by the partnerships to the non-clearing commodity broker. See "Conflicts of Interest"
beginning on page   -  .


EXTRAORDINARY EXPENSES

    Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with accounting principles generally accepted in the United States of America, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS


    The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Prior to any such increase, the following conditions must be satisfied:


    - notice of the increase must be mailed to investors at least five business days prior to the last date on which a "request for redemption" must be received by the general partner;

    - the notice must describe investors' redemption and voting rights; and

    - investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

    Each partnership's fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership's average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

REDEMPTION CHARGES

    You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in that partnership for at least six months, regardless of when your units were actually purchased.


    Units redeemed on or before the last day of the twelfth month after they were purchased, are subject to a redemption charge equal to 2% of the net asset value of a unit on the redemption date. Units redeemed after the last day of the 12th month and on or before the last day of the 24th month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the units on the redemption date. If you redeem units after the last day of the 24th month after they were purchased, you will not be subject to a redemption charge. All redemption charges will be paid to the non-clearing commodity broker and will not be shared with the financial advisor or additional selling agent who sold the units.



    The following is an example of a redemption charge that may be payable by you to the non-clearing commodity broker. If you redeem $5,000 worth of units in Spectrum Select after the sixth month and on or before the last day of the 12th month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $100 (2% of $5,000) will be deducted from the proceeds of your redemption).

                                USE OF PROCEEDS

    Each partnership engages in the speculative trading of futures, forwards, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in separate commodity trading accounts established by the commodity brokers for each of the trading advisors. All of the funds in a partnership's trading accounts will be used to engage in trading futures, forwards, and options contracts.

    The partnerships' assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.


    Each partnership's margin commitments with respect to its U.S. commodity futures and forwards positions have ranged, and are anticipated to range, between 10% and 40% of net assets (except Spectrum Select, which has ranged, and is anticipated to range, between 20% and 40% and Spectrum Commodity, which has ranged and is anticipated to range, between 5% and 20%). However, a partnership's margin levels could deviate substantially from that range in the future.


    The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges:

    - Deutsche Terminborse/Eurex

    - Hong Kong Futures Exchange Ltd.

    - International Petroleum Exchange of London Ltd.

    - Italian Derivatives Market

    - London International Financial Futures Exchange Ltd.

    - London Commodity Exchange

    - London Metal Exchange

    - London Securities and Derivatives Exchange

    - Marche a Terme International de France

    - MEFF Renta Fija

    - MEFF Renta Variable

    - Montreal Exchange

    - New Zealand Futures and Options Exchange

    - Osaka Securities Exchange

    - Singapore International Monetary Exchange

    - Swiss Options and Financial Futures Exchange AG

    - Sydney Futures Exchange

    - Tokyo Commodity Exchange

    - Tokyo Grain Exchange

    - Tokyo International Financial Futures Exchange

    - Tokyo Stock Exchange

    - Winnipeg Commodity Exchange

    In connection with foreign futures and options contracts, the partnerships' assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

    At each monthly closing, the trading advisors for each partnership are currently allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership are allocated to them, in the following proportions:


                                                                     PERCENTAGE OF NET
                                                                    ASSETS ALLOCATED TO
                                                                       EACH TRADING
                                                                       ADVISOR AS OF
SPECTRUM SELECT                           ADDITIONS   REDEMPTIONS    JANUARY 31, 2002
---------------                           ---------   -----------   -------------------
                                              %            %                 %
  EMC Capital Management, Inc...........       0            0              14.47
  Northfield Trading L.P................  33 1/3       33 1/3              14.39
  Rabar Market Research, Inc............  33 1/3       33 1/3              34.33
  Sunrise Capital Management, Inc.......  33 1/3       33 1/3              36.81

SPECTRUM TECHNICAL
----------------------------------------
  Campbell & Company, Inc...............  33 1/3           25              34.38
  Chesapeake Capital Corporation........  33 1/3           25              21.12
  John W. Henry & Company, Inc.
    Original Investment Program.........  16 2/3           25              17.64
    Financial and Metals Portfolio......  16 2/3           25              26.86

SPECTRUM STRATEGIC
----------------------------------------
  Allied Irish Capital Management,
    Ltd.................................      50           50              32.58
  Blenheim Capital Management, L.L.C....       0            0              41.20
  Eclipse Capital Management, Inc.......      50           50              26.22

SPECTRUM GLOBAL BALANCED
----------------------------------------
  RXR, Inc..............................     100          100                100

SPECTRUM CURRENCY
----------------------------------------
  John W. Henry & Company, Inc..........      50           50              55.15
  Sunrise Capital Partners, LLC.........      50           50              44.85

SPECTRUM COMMODITY
----------------------------------------
  Morgan Stanley Commodities Management
    Inc.................................     100          100                100


    In the future, the proceeds from each monthly closing and redemptions may be allocated in different proportions. Further, the general partner may adjust the portion of a partnership's assets traded by a trading advisor through reallocations of assets among the partnership's trading advisors.

    The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

INTEREST CREDITS


    The partnerships' funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, the non-clearing commodity broker will credit each partnership with interest income at each month-end at the rate earned by the non-clearing commodity broker on its U.S. Treasury bill investments with customer segregated funds as if 80% (100% in the case of Spectrum Global Balanced) of each partnership's average daily net assets for the month were invested in U.S. Treasury bills at such rate. For purposes of these interest credits, daily funds do not include monies due a partnership on or with respect to futures, forwards, or options contracts which have not been received. The non-clearing commodity broker retains any interest earned in excess of the interest credited by the non-clearing commodity broker to the partnerships.



    To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by the non-clearing commodity broker will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.



    To the extent that the partnerships' funds are held in non-interest-bearing bank accounts, the non-clearing commodity broker or its affiliates will benefit from compensating balance treatment in connection with the non-clearing commodity broker's designation of a bank or banks in which the partnership's assets are deposited, meaning that the non-clearing commodity broker or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that any excess interest and compensating balance benefits to the non-clearing commodity broker or its affiliates exceed the interest the non-clearing commodity broker is obligated to credit to the partnerships, they will not be shared with the partnerships.

                              THE SPECTRUM SERIES

GENERAL

    The Spectrum Series presently consists of six limited partnerships each formed under the laws of Delaware: Spectrum Select, Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced, Spectrum Currency, and Spectrum Commodity.

                                              DATE PARTNERSHIP    DATE PARTNERSHIP
                                                 WAS FORMED       BEGAN OPERATIONS
                                              ----------------   ------------------
Spectrum Select.............................    March 21, 1991       August 1, 1991

Spectrum Technical..........................    April 29, 1994     November 2, 1994

Spectrum Strategic..........................    April 29, 1994     November 2, 1994

Spectrum Global Balanced....................    April 29, 1994     November 2, 1994

Spectrum Currency...........................  October 20, 1999         July 3, 2000

Spectrum Commodity..........................     July 31, 1997      January 2, 1998

    Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership's performance depends solely on the performance of its trading advisor(s).

    Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.


    Following is a summary of information relating to the sale of units of each partnership through January 31, 2002:



                                                                                                    NUMBER      NET
                                                                        TOTAL         GENERAL         OF       ASSET
                                      UNITS        UNITS AVAILABLE    PROCEEDS        PARTNER      LIMITED     VALUE
                                       SOLD           FOR SALE        RECEIVED     CONTRIBUTIONS   PARTNERS   PER UNIT
                                  --------------   ---------------   -----------   -------------   --------   --------
                                                                          $              $                       $
Spectrum Select*................
                                  21,392,827.802    4,221,139.298    355,979,824     1,680,000      19,007     23.66
Spectrum Technical..............  27,523,060.430    5,476,939.570    375,033,737     2,511,984      25,612     14.65
Spectrum Strategic..............  12,061,912.046    6,938,087.954    132,619,584       831,000       9,890     10.77
Spectrum Global Balanced........   5,863,269.881    5,136,730.119     81,138,130       533,234       7,159     16.01
Spectrum Currency...............   4,446,934.128    7,553,065.872     49,351,299     1,901,645       4,513     11.98
Spectrum Commodity..............   4,778,635.377    6,416,858.255     45,294,229       430,000       2,173      5.70


---------

* The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

INVESTMENT OBJECTIVES

    The investment objective of each partnership is to achieve capital appreciation and, to a lesser extent in the case of Spectrum Global Balanced, to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same overall investment objective and many of the trading advisors for the various partnerships trade in the same futures, forwards, and options contracts, each trading advisor has developed its own trading programs and trades futures, forwards, and options in a different manner. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisors before selecting one or more partnerships in which to invest.

    MORGAN STANLEY SPECTRUM SELECT L.P.



    Spectrum Select currently utilizes four trading advisors, each of whom employs systematic, technical trading models. EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant trends in favorable periods, while accepting a corresponding decline in unfavorable market cycles. Northfield uses a purely technical approach, utilizing price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market, and sector. Rabar's trading program uses constant research and analysis of market behavior. Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons. For a more detailed discussion of the Spectrum Select trading advisors and their various programs see "The Trading Advisors--Morgan Stanley Spectrum
Select L.P." beginning on page   -  .



    MORGAN STANLEY SPECTRUM TECHNICAL L.P.



    Spectrum Technical currently uses three trading advisors, each of whom employs technically based trading models to achieve its objective. Campbell uses a highly disciplined, systematic approach designed to detect and react to price movements in the futures and forwards markets. Campbell's core systematic approach has been used for over 20 years. The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points in various futures, forwards, and options markets. This trading system was designed in the 1980s and is continually updated based on research. JWH's trading programs use disciplined systematic quantitative methodologies to identify short- to long-term trends in both the financial and non-financial futures markets. These programs are differentiated by a distinctive style, timing and market characteristic. For a more detailed discussion of the Spectrum Technical trading advisors and their various programs see "The Trading Advisors--Morgan
Stanley Spectrum Technical L.P." beginning on page   -  .



    MORGAN STANLEY SPECTRUM STRATEGIC L.P.



    Spectrum Strategic currently utilizes three trading advisors, each of whom employ discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. Allied Irish employs multiple investment professionals using a discretionary approach. Several strategies are applied to investments in a broad range of financial instruments. Blenheim's program has a strong global concentration, using a discretionary approach supplemented by a systematic and mathematical investment process. Investments are made in markets in which Blenheim has a clear understanding of fundamental factors and geopolitical forces that influence price behavior. Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world. For a more detailed discussion of the Spectrum Strategic trading advisors and their various programs see "The Trading Advisors--Morgan
Stanley Spectrum Strategic L.P." beginning on page   -  .



    MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.



    Spectrum Global Balanced utilizes one trading advisor that trades a multi-strategy portfolio of futures forwards, and options, consisting of world equity, global bonds, currency, and commodity markets. Within the long biased global stock and global bond components of the fund, RXR, Inc. analyzes various fundamental information. Within the long and short global currency and commodity components of the fund, RXR employs a technical trend-following trading system. RXR uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies. For a more detailed discussion of RXR, the sole trading advisor for Spectrum Global Balanced, and its trading program, see "The Trading Advisors--Morgan Stanley Spectrum Global
Balanced L.P." beginning on page   -  .

    MORGAN STANLEY SPECTRUM CURRENCY L.P.



    Spectrum Currency will utilize two trading advisors, each of whom employs proprietary trading models that seek to identify favorable price relationships between and among various global currency markets through the disciplined analysis of technical market information. JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar or as non-dollar cross rates. Sunrise Capital Partners' Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar. For a more detailed discussion of the Spectrum Currency trading advisors see "The Trading Advisors--Morgan Stanley Spectrum Currency
L.P." beginning on page   -  .



    MORGAN STANLEY SPECTRUM COMMODITY L.P.



    Spectrum Commodity utilizes one trading advisor, Morgan Stanley Commodities Management, to engage in the long-only speculative trading of a diverse mix of tangible commodity futures, including metals, energy, food, fiber, and agricultural markets. As its primary focus is tangible commodities, Spectrum Commodity does not participate in financial markets, such as interest rate, stock index, or currency futures and options. The trading program seeks to benefit from supply and demand dynamics, based on consumer and producer reactions to price movements, by over-weighting exposure to commodities that are historically undervalued and showing signs of strengthening, and under-weighting exposure to those markets that are historically overvalued and showing signs of weakening. For a more detailed discussion of the trading advisor for Spectrum Commodity and its trading program, see "The Trading Advisor--Morgan Stanley
Spectrum Commodity L.P." beginning on page   -  .


TRADING POLICIES

    Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units of the relevant partnership then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership's trading policies so approved by the limited partners.

    The trading advisors will manage the funds allocated to them in accordance with the following trading policies.

TRADING POLICIES FOR ALL PARTNERSHIPS:


          - The partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the partnership's open trade equity (I.E., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute "pyramiding."


          - The partnership will not under any circumstances lend money to affiliated entities or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any "affiliate" thereof (as defined in Section 14(c) of the limited partnership agreement), the lending entity in such case (the "lender") may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

          - The partnership will not permit "churning" of the partnership's assets. Churning is the unnecessary execution of trades so as to generate increased brokerage commissions.

TRADING POLICY FOR ALL PARTNERSHIPS EXCEPT SPECTRUM COMMODITY:


          - The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with the non-clearing commodity broker, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and the non-clearing commodity broker will consult with the Corporate Credit Department of the non-clearing commodity broker.


TRADING POLICIES FOR ALL PARTNERSHIPS EXCEPT SPECTRUM GLOBAL BALANCED, SPECTRUM
  CURRENCY, AND SPECTRUM COMMODITY:


          - The trading advisors will trade only in those futures interests that have been approved by the general partner. The partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the partnership's net assets. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.


          - The partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership's net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

          - The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

TRADING POLICY FOR SPECTRUM SELECT AND SPECTRUM COMMODITY ONLY:

          - The partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

TRADING POLICIES FOR SPECTRUM GLOBAL BALANCED ONLY:

          - The trading advisor will trade only in those futures interests that have been approved by the general partner. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The partnership may, with the general partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.

PERFORMANCE RECORDS


    A summary of performance information for each partnership from its commencement of operations through January 31, 2002 is set forth in Capsules I through VI below. All performance information has been calculated on an accrual basis in accordance with accounting principles generally accepted in the United
States of America. You should read the footnotes on pages   -  to   -  , which
are an integral part of the following capsules.


    Since Spectrum Currency has a limited trading history, Capsules V-A and V-B below are presented to show the actual and pro forma annual and year-to-date performance information for Dean Witter Cornerstone IV, which is another currency-only fund operated by the general partner and traded by JWH and Sunrise, the same trading advisors that trade for Spectrum Currency. JWH and Sunrise trade for Spectrum Currency using the same trading strategies that they employ for Cornerstone IV.

    You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by any partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                                                                       CAPSULE I

                         PERFORMANCE OF SPECTRUM SELECT

Type of pool:  publicly-offered fund

Inception of trading:  August 1991


Aggregate subscriptions:  $357,659,825



Current capitalization:  $241,067,274



Current net asset value per unit:  $23.66



Worst monthly % drawdown past five years:  (13.12)% (November 2001)


Worst monthly % drawdown since inception:  (13.72)% (January 1992)


Worst month-end peak-to-valley drawdown past five years: (23.63)% (22 months, October 1998-July 2000)


Worst month-end peak-to-valley drawdown since inception: (26.78)% (15 months, June 1995-August 1996)


Cumulative return since inception: 136.60%


                                                                 MONTHLY PERFORMANCE
                           -----------------------------------------------------------------------------------------------
MONTH                         2002        2001     2000      1999       1998       1997       1996       1995       1994
-----                      ----------   --------   ----      ----       ----       ----       ----       ----       ----
                               %           %         %        %          %          %          %          %          %
January..................       (1.25)     1.36     2.86    (2.90)      0.87       3.93       (0.38)     (8.13)    (11.67)
February.................                  1.93    (2.17)    5.45       2.16       4.75      (12.11)      9.61      (6.79)
March....................                  7.27    (2.08)   (2.50)      0.23       0.31       (0.22)     20.58      12.57
April....................                 (6.93)   (3.78)    3.70      (6.72)     (5.46)       4.07       9.06      (0.95)
May......................                 (0.53)    1.58    (4.38)      1.79      (1.18)      (3.65)     11.08       6.84
June.....................                 (1.78)   (4.44)    0.34       0.93       0.16        1.37      (1.70)     10.30
July.....................                 (0.13)   (2.42)   (4.40)     (0.97)      9.74       (1.44)    (10.61)     (4.91)
August...................                  2.53     4.71    (0.44)     19.19      (6.22)      (0.46)     (4.81)     (6.95)
September................                  6.70    (1.84)    1.69       6.24       0.93        3.34      (7.76)      1.25
October..................                  6.01     0.44    (8.39)     (5.14)     (3.77)      13.30      (3.35)     (4.78)
November.................                (13.12)    6.47     3.29      (4.16)      0.62        6.76       1.37       5.68
December.................                  0.25     8.52     1.62       1.19       3.35       (3.36)     11.19      (2.72)
Compound Annual/
  Period Rate of Return..       (1.25)     1.65     7.14    (7.56)     14.17       6.22        5.27      23.62      (5.12)
                           (1 month)

                                 MONTHLY PERFORMANCE
                           --------------------------------
MONTH                        1993       1992        1991
-----                        ----       ----        ----
                              %          %           %
January..................    0.31      (13.72)
February.................   14.84       (6.09)
March....................   (0.59)      (3.91)
April....................   10.35       (1.86)
May......................    1.95       (1.42)
June.....................    0.21        7.19
July.....................   13.90       10.72
August...................   (0.95)       6.69         (6.20)
September................   (4.13)      (5.24)         6.32
October..................   (4.97)      (3.17)        (2.28)
November.................   (1.30)       1.39         (2.93)
December.................    8.14       (3.58)        38.67
Compound Annual/
  Period Rate of Return..   41.62      (14.45)        31.19
                                                 (5 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                      CAPSULE II

                       PERFORMANCE OF SPECTRUM TECHNICAL

Type of pool: publicly-offered fund
Inception of trading: November 1994

Aggregate subscriptions: $377,552,722


Current capitalization: $254,519,445


Current net asset value per unit: $14.65


Worst monthly % drawdown past five years: (15.59)% (November 2001)


Worst monthly % drawdown since inception: (15.59)% (November 2001)

Worst month-end peak-to-valley drawdown past five years: (24.32)% (17 months, May 1999-September 2000)
Worst month-end peak-to-valley drawdown since inception: (24.32)% (17 months, May 1999-September 2000)

Cumulative return since inception: 46.50%



                                                        MONTHLY PERFORMANCE
                       --------------------------------------------------------------------------------------
MONTH                     2002       2001     2000     1999     1998     1997     1996     1995       1994
-----                     ----       ----     ----     ----     ----     ----     ----     ----       ----
                           %          %        %        %        %        %        %        %          %
January..............       (1.88)   (0.81)   1.21    (4.96)   (1.16)    3.67     4.78    (1.84)
February.............                 1.94   (1.19)    2.48     0.41     1.13    (6.39)    5.10
March................                11.38   (1.54)   (2.48)    1.31    (1.82)    1.24    10.21
April................               (11.10)  (4.02)    7.18    (4.62)   (2.93)    4.82     3.60
May..................                (0.37)  (0.43)   (5.00)    3.28    (3.75)   (3.84)    0.69
June.................                (3.62)  (2.78)    5.13    (1.10)    0.69     3.21    (1.12)
July.................                (3.36)  (3.96)   (3.90)   (0.98)    9.33    (4.80)   (2.44)
August...............                 1.34    3.74     0.95    10.29    (5.97)   (0.35)   (0.63)
September............                 8.19   (8.61)   (1.51)    4.35     1.85     5.50    (3.33)
October..............                 5.37    2.90    (9.96)   (0.73)    0.36     9.92    (0.09)
November.............               (15.59)  12.28     1.84    (6.17)    1.01     8.34     0.93         (0.90)
December.............                 2.47   12.06     3.83     5.98     4.57    (3.88)    6.09         (1.31)
Compound Annual/
  Period Rate of
    Return...........       (1.88)   (7.15)   7.85    (7.51)   10.18     7.49    18.35    17.59         (2.20)
                       (1 month)                                                                   (2 months)


                                                                     CAPSULE III

                       PERFORMANCE OF SPECTRUM STRATEGIC


Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $133,450,582
Current capitalization: $69,269,382
Current net asset value per unit: $10.77
Worst monthly % drawdown past five years: (18.47)% (February 2000)
Worst monthly % drawdown since inception: (18.47)% (February 2000)
Worst month-end peak-to-valley drawdown past five years: (43.28)% (10 months, January 2000-October 2000)
Worst month-end peak-to-valley drawdown since inception: (43.28)% (10 months, January 2000-October 2000)
Cumulative return since inception: 7.70%



                                                        MONTHLY PERFORMANCE
                       --------------------------------------------------------------------------------------
MONTH                     2002       2001     2000     1999     1998     1997     1996     1995       1994
-----                     ----       ----     ----     ----     ----     ----     ----     ----       ----
                           %          %        %        %        %        %        %        %          %
January..............     2.09      (0.94)    (1.96)   (3.55)    5.32   (0.66)     3.71   (3.50)
February.............                0.48    (18.47)   11.76    (3.37)  10.09    (10.29)   1.45
March................                1.04     (2.05)   (3.45)    0.37    6.77     (0.97)   7.86
April................               (1.69)   (10.15)    2.00   (11.06)  (6.90)     6.08    0.00
May..................               (0.10)    10.13   (13.38)   (7.40)   0.78     (3.05)  (0.66)
June.................               (3.34)    (7.82)   21.85    (0.89)  (1.63)    (2.86)  (6.38)
July.................               (1.38)     3.71    (1.00)   (5.26)   7.65     (4.91)  (0.81)
August...............               (0.60)    (8.26)    5.31    11.82   (4.93)     1.14    4.00
September............                3.83    (10.40)   13.27    19.03   (6.03)     5.11   (0.39)
October..............                1.07     (6.84)   (9.55)    8.44   (6.24)     2.92    0.30
November.............                1.15      6.56     4.85    (7.94)  (2.22)     3.49    2.76          0.10
December.............                0.09     10.75     9.39     2.76    5.62     (2.65)   6.24          0.00
Compound Annual/
  Period Rate of
    Return...........        2.09   (0.57)   (33.06)   37.23     7.84    0.37     (3.53)  10.49          0.10
                       (1 month)                                                                   (2 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                      CAPSULE IV

                    PERFORMANCE OF SPECTRUM GLOBAL BALANCED


Type of pool: publicly-offered fund
Inception of trading: November 1994
Aggregate subscriptions: $81,687,383
Current capitalization: $57,402,747
Current net asset value per unit: $16.01
Worst monthly % drawdown past five years: (5.92)% (August 1997)
Worst monthly % drawdown since inception: (7.92)% (February 1996)
Worst month-end peak-to-valley drawdown past five years: (9.19)% (16 months, May 1999-September 2000)
Worst month-end peak-to-valley drawdown since inception: (10.64)% (4 months, February 1996-May 1996)
Cumulative return since inception: 60.10%



                                                                  MONTHLY PERFORMANCE
                           -------------------------------------------------------------------------------------------------
MONTH                         2002        2001     2000      1999       1998       1997       1996       1995        1994
-----                         ----        ----     ----      ----       ----       ----       ----       ----        ----
                               %           %         %        %          %          %          %          %           %
January..................       (1.23)    0.55     (0.93)   (0.06)      2.25       3.35       0.41       1.32
February.................                (3.36)     0.94    (0.06)      1.49       3.16      (7.92)      4.62
March....................                 2.91      3.10     0.00       2.24      (2.50)     (1.08)      2.88
April....................                (0.31)    (4.57)    4.13      (1.78)     (1.65)      1.27       2.15
May......................                 0.25     (1.32)   (4.99)     (0.35)      1.68      (3.13)      4.38
June.....................                (3.08)    (0.26)    2.28       0.00       3.64       0.46       0.79
July.....................                 0.00     (2.18)   (1.67)     (1.19)     11.89       0.83      (1.39)
August...................                 0.51      3.01    (0.19)      2.55      (5.92)     (0.82)     (1.41)
September................                (1.20)    (3.94)   (0.50)      5.11       3.26       2.30       1.61
October..................                 2.75      2.25    (1.77)      1.18      (1.69)      3.77       0.26
November.................                (0.06)    (0.52)    1.93       2.66      (0.37)      4.76       2.72          (0.50)
December.................                 0.93      5.79     1.96       1.27       3.07      (3.88)      2.99          (1.21)
Compound Annual/
  Period Rate of
    Return...............       (1.23)   (0.31)     0.87     0.75      16.36      18.23      (3.65)     22.79          (1.70)
                           (1 month)                                                                              (2 months)


                                                                       CAPSULE V

                        PERFORMANCE OF SPECTRUM CURRENCY

Type of pool: publicly-offered fund

Inception of trading:  July 3, 2000


Aggregate subscriptions:  $51,252,944



Current capitalization:  $51,135,586



Current net asset value per unit:  $11.98



Worst monthly % drawdown: (5.91)% (July 2001)



Worst month-end peak-to-valley drawdown: (8.46)% (4 months, April 2001-July
2001)



Cumulative return since inception: 19.80%



                                                                 MONTHLY PERFORMANCE
                                                         ------------------------------------
MONTH                                                       2002         2001         2000
-----                                                       ----         ----         ----
                                                             %            %            %
January................................................    (3.46)       (1.07)
February...............................................                 (1.36)
March..................................................                  8.44
April..................................................                 (2.88)
May....................................................                  1.92
June...................................................                 (1.71)
July...................................................                 (5.91)        0.60
August.................................................                  2.40         0.40
September..............................................                  0.90         1.39
October................................................                 (0.81)        7.32
November...............................................                 (0.36)       (1.64)
December...............................................                 12.31         3.30
Compound Annual/
  Period Rate of Return................................    (3.46)       11.10        11.70
                                                         (1 month)                 (6 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE V-A

                         PERFORMANCE OF CORNERSTONE IV

Type of pool: publicly-offered fund
Inception of trading: May 1987
Aggregate subscriptions: $168,095,656

Current capitalization: $102,572,819


Current net asset value per unit: $6,038.04


Worst monthly % drawdown past five years: (6.45)% (July 2001)

Worst monthly % drawdown since inception: (21.04)% (September 1989)

Worst month-end peak-to-valley past five years: (11.04)% (12 months, November 1998-October 1999)

Worst month-end peak-to-valley since inception: (45.21)% (3 months, July 1989-September 1989)

Cumulative return since inception: 519.29%


                                                                  MONTHLY PERFORMANCE
                      -----------------------------------------------------------------------------------------------------------
MONTH                    2002        2001      2000      1999       1998       1997       1996       1995       1994       1993
-----                    ----        ----      ----      ----       ----       ----       ----       ----       ----       ----
                          %           %         %         %          %          %          %          %          %          %
January..............      (3.06)    (0.92)     1.52     (2.37)     (1.58)      5.34       3.19      (7.65)     (1.12)     (5.29)
February.............                (1.14)    (1.70)     0.84      (3.16)      6.55      (5.78)      6.27      (2.75)     12.92
March................                 9.18     (0.55)     2.23       2.51       1.45       2.80      27.02       0.29      (2.55)
April................                (2.34)     6.91      1.19      (3.44)      1.23       2.97       2.39      (3.19)      0.03
May..................                 1.62     (0.12)    (1.37)      4.89      (5.54)      1.19      (4.83)     (3.65)      3.95
June.................                (1.68)    (4.60)    (0.67)     11.31       1.36      (0.23)     (0.62)      6.72       0.92
July.................                (6.45)     0.40     (5.28)      0.37       8.45      (3.51)     (1.06)     (4.21)      5.87
August...............                 2.86      0.38      1.27       0.78       2.68      (2.69)      5.49      (3.57)     (5.57)
September............                 1.31      1.45      2.39      (3.11)      0.45       0.32      (0.06)      1.66      (2.10)
October..............                (0.58)     9.06     (3.77)      4.86       3.12       8.80       0.74       4.93      (7.48)
November.............                 0.00     (1.20)     5.29      (4.24)      4.15       4.25      (2.57)     (6.82)     (7.50)
December.............                14.61      3.01     (0.42)     (1.49)      4.38       1.76      (0.52)     (2.73)     (0.78)
Compound Annual/
  Period Rate of
  Return.............      (3.06)    15.92     14.74     (1.13)      6.80      38.41      12.97      22.96     (14.27)     (9.12)
                      (1 month)

                                              MONTHLY PERFORMANCE
                       -----------------------------------------------------------------
MONTH                    1992       1991       1990       1989       1988        1987
-----                    ----       ----       ----       ----       ----        ----
                          %          %          %          %          %           %
January..............    (9.64)    (10.12)      3.15      15.72     (18.14)
February.............    (7.40)     (6.91)      1.37     (14.64)      0.93
March................     1.60      26.00       6.09       3.44       5.06
April................    (6.40)      1.83       3.01       1.84       3.41
May..................     2.71       1.24      (8.53)     12.56      25.38         (9.60)
June.................    15.10       9.45      12.26       0.01      12.95         (0.75)
July.................     7.47      (9.47)     23.25     (14.85)      6.93         (2.23)
August...............    17.26      (8.50)      8.65     (18.51)      3.96        (12.61)
September............    (4.21)      6.69      (3.02)    (21.04)     (4.46)        (0.00)
October..............    (0.99)     (5.29)     11.07       4.47       1.56         13.82
November.............     0.60       5.26      (1.11)     11.40       8.77         11.80
December.............    (2.40)     27.40      (5.74)     14.97      (7.80)        13.39
Compound Annual/
  Period Rate of
  Return.............    10.37      33.52      57.77     (14.12)     37.51         10.61
                                                                              (8 months)


    Capsule V-B below is a pro forma of Capsule V-A, adjusted to reflect the actual brokerage, management, and incentive fees paid by Spectrum Currency, rather than those which were paid by Cornerstone IV. The footnotes following Capsule V-B are an integral part of Capsule V-B.

    You are cautioned that the performance information set forth in the following capsule performance summary is not indicative of, and has no bearing on, the performance results that may be attained by Spectrum Currency in the future. Past results are not a guarantee of future results. We cannot assure you that Spectrum Currency will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of Spectrum Currency's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                                                                     CAPSULE V-B

                    PRO FORMA PERFORMANCE OF CORNERSTONE IV


Worst monthly % drawdown past five years: (6.52)% (July 2001)


Worst monthly % drawdown since inception: (20.25)% (January 1988)


Worst month-end peak-to-valley drawdown past five years: (12.60)% (12 months, November 1998-October 1999)


Worst month-end peak-to-valley drawdown since inception: (46.06)% (3 months, July 1989-September 1989)


Cumulative return since inception: 293.28%


                                                                  MONTHLY PERFORMANCE
                      -----------------------------------------------------------------------------------------------------------
MONTH                    2002        2001      2000      1999       1998       1997       1996       1995       1994       1993
-----                    ----        ----      ----      ----       ----       ----       ----       ----       ----       ----
                          %           %         %         %          %          %          %          %          %          %
January..............      (3.75)    (1.40)     1.65     (2.94)     (1.79)      5.03       3.24      (7.40)     (1.07)     (6.01)
February.............                (1.63)    (1.83)     0.81      (4.00)      5.16      (5.75)      6.37      (2.55)     14.13
March................                 9.76     (0.44)     2.62       2.82       0.05       2.76      26.63       0.54      (3.05)
April................                (3.03)     6.82      1.26      (4.19)      0.86       3.13       1.97      (3.15)      0.11
May..................                 1.71     (0.28)    (1.76)      5.36      (5.52)      1.19      (4.93)     (3.64)      3.81
June.................                (1.61)    (4.60)    (0.51)     11.07       1.40      (0.12)     (0.77)      7.06       0.31
July.................                (6.52)     0.27     (5.23)      0.04       7.64      (3.47)     (1.21)     (4.18)      5.57
August...............                 2.77      0.30      1.21       0.34       1.37      (2.67)      5.48      (3.47)     (6.60)
September............                 1.42      1.55      2.54      (3.77)     (0.93)      0.58      (0.14)      1.78      (1.91)
October..............                (0.74)     9.50     (3.83)      5.17       2.48       8.95       0.54       4.99      (7.18)
November.............                (0.01)    (1.67)     5.16      (5.22)      3.29       4.22      (2.74)     (6.67)     (7.11)
December.............                13.60      3.52     (0.18)     (1.90)      2.74       1.86      (0.66)     (2.66)     (0.49)
Compound Annual/
 Period Rate of
 Return..............      (3.75)    13.49     14.93     (1.33)      2.67      25.53      13.91      21.28     (13.04)    (10.03)
                        (1 month)

                                  MONTHLY PERFORMANCE
                       -----------------------------------------
MONTH                    1992       1991       1990       1989       1988        1987
-----                    ----       ----       ----       ----       ----        ----
                          %          %          %          %          %           %
January..............   (11.18)    (10.90)      3.65      15.33     (20.25)
February.............    (8.51)     (6.64)      1.37     (17.52)      1.06
March................     2.13      27.47       5.86       3.31       5.89
April................    (6.35)      1.60       2.95       1.70       3.86
May..................     3.21       0.83      (7.87)     12.46      26.84       (10.59)
June.................    17.76       8.64      12.82      (1.97)      9.80        (0.25)
July.................     7.82     (10.84)     21.34     (14.34)      6.55        (1.99)
August...............    15.49      (8.24)      6.47     (17.71)      2.29       (12.15)
September............    (7.67)      7.10      (6.30)    (19.90)     (6.28)       (0.17)
October..............    (1.24)     (4.95)     10.59       4.94       1.70        13.69
November.............     0.63       5.45      (3.30)     11.67       8.11        10.51
December.............    (2.62)     28.00      (7.17)     15.75      (9.32)       11.86
Compound Annual/
 Period Rate of
 Return..............     5.11      32.66      43.03     (15.61)     25.71         7.74
                                                                              (8 months)

                                                                      CAPSULE VI

                       PERFORMANCE OF SPECTRUM COMMODITY


Type of pool: publicly-offered fund
Inception of trading: January 2, 1998
Aggregate subscriptions: $45,724,230
Current capitalization: $12,569,143
Current net asset value per unit: $5.70
Worst monthly % drawdown: (9.09)% (November 1998)
Worst month-end peak-to-valley drawdown: (43.83)% (45 Months, February 1998-October 2001)
Cumulative return since inception: (43.00)%



                                                                    MONTHLY PERFORMANCE
                                                       ---------------------------------------------
MONTH                                                    2002       2001     2000     1999     1998
-----                                                    ----       ----     ----     ----     ----
                                                           %         %        %        %        %
January..............................................      (2.40)   (4.20)   3.02    (1.52)     1.30
February.............................................               (1.20)  (3.19)   (3.86)    (5.92)
March................................................               (7.00)   0.79     8.68      0.10
April................................................                0.87   (3.01)    2.37     (2.41)
May..................................................               (3.73)   4.31    (5.92)    (6.87)
June.................................................               (4.32)  (0.90)    4.45     (3.23)
July.................................................               (0.31)  (3.65)    0.44     (6.44)
August...............................................               (2.81)   4.74     6.15     (7.90)
September............................................               (5.14)  (0.52)    4.55      7.19
October..............................................               (3.56)  (2.86)   (2.77)    (3.48)
November.............................................                4.75    3.74     0.54     (9.09)
December.............................................               (2.01)   1.16     2.70     (3.38)
Compound Annual/
 Period Rate of Return...............................      (2.40)  (25.61)   3.15    15.83    (34.30)
                                                        (1 month)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       FOOTNOTES TO CAPSULES I THROUGH VI

    "Aggregate subscriptions" represent the total amount received for all units purchased by investors since the partnership commenced operations.

    "Drawdown" is the decline in the net asset value per unit.

    "Worst month-end peak-to-valley drawdown" is the largest decline experienced by a partnership, determined in accordance with CFTC Rule 4.10(1) and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded by a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equaled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

    "Monthly Performance" is the percentage change in net asset value per unit from one month to another.

    "Compound Annual/Period Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

             FOOTNOTES TO CAPSULE V-B PRO FORMA PERFORMANCE SUMMARY

    Capsule V-B above is a pro forma of Cornerstone IV. These rates of return are the result of the general partner making pro forma adjustments to the actual past performance record of Cornerstone IV, which results are set forth in Capsule V-A. The pro forma adjustments are an attempt to reflect the interest income, brokerage, management, and incentive fees that would have been paid or received by Spectrum Currency, as opposed to the actual fees and expenses applicable to Cornerstone IV.


    The pro forma calculations are made on a month-to-month basis, I.E., the pro forma adjustment to brokerage, management, and incentive fees in one month do not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period. Accordingly, the pro forma table does not reflect on a cumulative basis the effect of the differences between the fees paid by Spectrum Currency and the fees paid by Cornerstone IV.


    Furthermore, you must be aware that pro forma rates of return have inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, and other factors; and (B) there are different means by which the pro forma adjustments could have been made.

    While the general partner believes that the information set forth in Capsule V-B is relevant to evaluating an investment in Spectrum Currency, no representation is or could be made that the capsule presents what the performance results would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

ADDITIONAL PARTNERSHIPS

    In the future, additional partnerships may be added to the Spectrum Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Spectrum Series partnership.

AVAILABILITY OF EXCHANGE ACT REPORTS


    The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov." Their SEC file numbers are 0-19511 (Spectrum Select), 0-26338 (Spectrum Technical), 0-26280 (Spectrum Strategic), 0-26340 (Spectrum Global Balanced), 0-31563 (Spectrum Currency), and 0-24035 (Spectrum Commodity).

                            SELECTED FINANCIAL DATA
                     AND SELECTED QUARTERLY FINANCIAL DATA

    The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated. Per unit results for Spectrum Select have been adjusted to reflect a 100-for-1 unit conversion that became effective on June 1, 1998.

                                SPECTRUM SELECT

SELECTED FINANCIAL DATA


                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------------------------------------
                                                           2001           2000           1999           1998           1997
                                                       ------------   ------------   ------------   ------------   ------------
                                                            $              $              $              $              $
REVENUES
Trading profit (loss):
  Realized                                              43,420,724      6,845,291     (1,351,849)    36,087,729     15,940,851
  Net change in unrealized                             (20,155,561)    18,665,233     (1,547,990)    (1,192,107)     3,149,167
                                                       -----------    -----------    -----------    -----------    -----------
    Total Trading Results                               23,265,163     25,510,524     (2,899,839)    34,895,622     19,090,018
Interest income (Morgan Stanley DW)                      7,203,732      9,573,095      7,678,789      6,883,110      7,405,511
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                               30,468,895     35,083,619      4,778,950     41,778,732     26,495,529
                                                       -----------    -----------    -----------    -----------    -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                      17,183,347     14,706,945     15,188,479     11,360,166      9,777,851
Management fees                                          7,110,346      6,085,629      6,284,885      5,202,158      5,239,533
Incentive fees                                           3,009,853        --             --           1,832,021         49,989
Transaction fees and costs                                 --             --             --             625,327      1,370,439
Administrative expenses                                    --             --             --              64,000        114,000
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                               27,303,546     20,792,574     21,473,364     19,083,672     16,551,812
                                                       -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                        3,165,349     14,291,045    (16,694,414)    22,695,060      9,943,717
                                                       ===========    ===========    ===========    ===========    ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                         3,123,455     14,165,099    (16,455,697)    22,302,202      9,781,168
General Partner                                             41,894        125,946       (238,717)       392,858        162,549
NET INCOME (LOSS) PER UNIT:
Limited Partners                                              0.39           1.57          (1.80)          2.95           1.22
General Partner                                               0.39           1.57          (1.80)          2.95           1.22
TOTAL ASSETS AT END OF PERIOD                          246,043,382    224,581,554    219,366,812    202,668,038    169,541,807
TOTAL NET ASSETS AT END OF PERIOD                      241,411,585    220,729,969    213,805,674    200,082,516    166,773,321
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                             23.96          23.57          22.00          23.80          20.85
General Partner                                              23.96          23.57          22.00          23.80          20.85


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                                                     NET INCOME
                                                                                                     (LOSS) PER
                                                               REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                            (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                            --------------------   -------------   --------------------
2001
March 31                                                      $30,525,016       $ 24,046,834           $ 2.55
June 30                                                       (16,536,822)       (22,611,942)           (2.37)
September 30                                                   28,022,232         21,354,388             2.20
December 31                                                   (11,541,531)       (19,623,931)           (1.99)
                                                              -----------       ------------           ------
Total                                                         $30,468,895       $  3,165,349             0.39
                                                              ===========       ============           ======
2000
March 31                                                      $ 2,404,979       $ (3,137,046)          $(0.32)
June 30                                                        (8,520,028)       (13,799,338)           (1.43)
September 30                                                    5,462,810            512,200             0.06
December 31                                                    35,735,858         30,715,229             3.26
                                                              -----------       ------------           ------
Total                                                         $35,083,619       $ 14,291,045           $ 1.57
                                                              ===========       ============           ======

                               SPECTRUM TECHNICAL

SELECTED FINANCIAL DATA


                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------------------------------------
                                                           2001           2000           1999           1998           1997
                                                       ------------   ------------   ------------   ------------   ------------
                                                            $              $              $              $              $
REVENUES
Trading profit (loss):
  Realized                                              30,115,483     12,255,064        726,179     35,224,194     13,777,460
  Net change in unrealized                             (28,536,694)    22,006,013       (872,972)     6,612,556      9,762,823
                                                       -----------    -----------    -----------    -----------    -----------
    Total Trading Results                                1,578,789     34,261,077       (146,793)    41,836,750     23,540,283
Interest income (Morgan Stanley DW)                      8,288,660     11,613,896      9,593,178      8,103,423      5,987,304
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                                9,867,449     45,874,973      9,446,385     49,940,173     29,527,587
                                                       -----------    -----------    -----------    -----------    -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                      19,556,056     17,835,223     19,176,380     15,543,787     11,617,770
Management fees                                          7,501,053      9,595,464     10,580,071      8,403,764      5,832,758
Incentive fees                                           2,093,709        166,085        430,097      3,191,252        369,975
                                                       -----------    -----------    -----------    -----------    -----------
    Total                                               29,150,818     27,596,772     30,186,548     27,138,803     17,820,503
                                                       -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                      (19,283,369)    18,278,201    (20,740,163)    22,801,370     11,707,084
                                                       ===========    ===========    ===========    ===========    ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                       (19,062,561)    18,053,408    (20,531,494)    22,571,217     11,589,197
General Partner                                           (220,808)       224,793       (208,669)       230,153        117,887
NET INCOME (LOSS) PER UNIT:
Limited Partners                                             (1.15)          1.17          (1.21)          1.49           1.02
General Partner                                              (1.15)          1.17          (1.21)          1.49           1.02
TOTAL ASSETS AT END OF PERIOD                          262,442,204    273,695,028    274,233,195    258,673,911    184,769,817
TOTAL NET ASSETS AT END OF PERIOD                      257,974,122    268,133,092    268,755,718    255,101,434    181,950,507
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                             14.93          16.08          14.91          16.12          14.63
General Partner                                              14.93          16.08          14.91          16.12          14.63


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                                                     NET INCOME
                                                                                                     (LOSS) PER
                                                               REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                            (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                            --------------------   -------------   --------------------
2001
March 31                                                     $ 42,238,835       $ 33,867,655           $ 2.03
June 30                                                       (37,165,746)       (44,181,065)           (2.65)
September 30                                                   22,112,517         15,675,530             0.92
December 31                                                   (17,318,157)       (24,645,489)           (1.45)
                                                             ------------       ------------           ------
Total                                                        $  9,867,449       $(19,283,369)          $(1.15)
                                                             ============       ============           ======

2000
March 31                                                     $  3,465,946       $ (4,179,439)          $(0.23)
June 30                                                       (11,310,849)       (18,459,271)           (1.04)
September 30                                                  (14,646,896)       (21,268,774)           (1.22)
December 31                                                    68,366,772         62,185,685             3.66
                                                             ------------       ------------           ------
Total                                                        $ 45,874,973       $ 18,278,201           $ 1.17
                                                             ============       ============           ======

                               SPECTRUM STRATEGIC

SELECTED FINANCIAL DATA


                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------------------------------------
                                                             2001           2000           1999          1998          1997
                                                         ------------   ------------   ------------   -----------   -----------
                                                              $              $              $              $             $
REVENUES
Trading profit (loss):
  Realized                                                 2,132,212    (23,193,914)    32,274,037     7,945,575     1,297,824
  Net change in unrealized                                 2,505,634     (7,577,681)     4,264,478     2,771,722     2,387,258
                                                         -----------    -----------    -----------    ----------    ----------
    Total Trading Results                                  4,637,846    (30,771,595)    36,538,515    10,717,297     3,685,082
Interest income (Morgan Stanley DW)                        2,217,963      3,832,634      3,017,103     2,379,478     2,304,248
                                                         -----------    -----------    -----------    ----------    ----------
    Total                                                  6,855,809    (26,938,961)    39,555,618    13,096,775     5,989,330
                                                         -----------    -----------    -----------    ----------    ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                         5,152,756      5,798,093      5,837,887     4,402,540     4,414,327
Management fees                                            2,183,596      2,880,999      3,137,509     2,342,447     2,212,788
Incentive fees                                               --           1,269,237      2,451,152     1,336,693       427,094
                                                         -----------    -----------    -----------    ----------    ----------
    Total                                                  7,336,352      9,948,329     11,426,548     8,081,680     7,054,209
                                                         -----------    -----------    -----------    ----------    ----------
NET INCOME (LOSS)                                           (480,543)   (36,887,290)    28,129,070     5,015,095    (1,064,879)
                                                         ===========    ===========    ===========    ==========    ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                            (475,383)   (36,503,461)    27,829,050     4,958,188    (1,054,657)
General Partner                                               (5,160)      (383,829)       300,020        56,907       (10,222)
NET INCOME (LOSS) PER UNIT:
Limited Partners                                               (0.06)         (5.24)          4.30           .84          0.04
General Partner                                                (0.06)         (5.24)          4.30           .84          0.04
TOTAL ASSETS AT END OF PERIOD                             71,489,275     76,427,098    109,444,028    71,445,333    61,010,043
TOTAL NET ASSETS AT END OF PERIOD                         68,817,386     74,234,449    107,692,521    70,421,775    59,095,581
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                               10.55          10.61          15.85         11.55         10.71
General Partner                                                10.55          10.61          15.85         11.55         10.71


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                                                     NET INCOME
                                                                                                     (LOSS) PER
                                                               REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                            (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                            --------------------   -------------   --------------------
2001
March 31                                                     $  2,340,103       $    404,464           $ 0.06
June 30                                                        (1,824,625)        (3,672,569)           (0.54)
September 30                                                    2,975,539          1,217,762             0.18
December 31                                                     3,364,792          1,569,800             0.24
                                                             ------------       ------------           ------
Total                                                        $  6,855,809       $   (480,543)          $(0.06)
                                                             ============       ============           ======

2000
March 31                                                     $(20,337,419)      $(23,815,606)          $(3.44)
June 30                                                        (5,545,665)        (7,766,237)           (1.09)
September 30                                                   (9,946,543)       (12,125,396)           (1.67)
December 31                                                     8,890,666          6,819,949             0.96
                                                             ------------       ------------           ------
Total                                                        $(26,938,961)      $(36,887,290)          $(5.24)
                                                             ============       ============           ======

                            SPECTRUM GLOBAL BALANCED

SELECTED FINANCIAL DATA


                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                            -------------------------------------------------------------------
                                                               2001          2000          1999          1998          1997
                                                            -----------   -----------   -----------   -----------   -----------
                                                                 $             $             $             $             $
REVENUES
Trading profit (loss):
  Realized                                                   3,618,628    (2,091,009)    2,425,585     5,113,920     3,683,460
  Net change in unrealized                                  (2,628,436)    2,507,530    (1,157,073)    1,285,628       464,966
                                                            ----------    ----------    ----------    ----------    ----------
    Total Trading Results                                      990,192       416,521     1,268,512     6,399,548     4,148,426
Interest income (Morgan Stanley DW)                          2,160,076     3,275,958     2,385,751     1,642,542     1,145,033
                                                            ----------    ----------    ----------    ----------    ----------
    Total                                                    3,150,268     3,692,479     3,654,263     8,042,090     5,293,459
                                                            ----------    ----------    ----------    ----------    ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                           2,597,121     2,558,008     2,387,515     1,591,467     1,124,531
Management fees                                                705,746       695,117       648,787       422,960       269,162
Incentive fees                                                  --            --           215,651       449,775       300,250
                                                            ----------    ----------    ----------    ----------    ----------
    Total                                                    3,302,867     3,253,125     3,251,953     2,464,202     1,693,943
                                                            ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                                             (152,599)      439,354       402,310     5,577,888     3,599,516
                                                            ==========    ==========    ==========    ==========    ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                              (150,650)      433,786       397,258     5,518,127     3,561,537
General Partner                                                 (1,949)        5,568         5,052        59,761        37,979
NET INCOME (LOSS) PER UNIT:
Limited Partners                                                 (0.05)          .14           .12          2.25          2.12
General Partner                                                  (0.05)          .14           .12          2.25          2.12
TOTAL ASSETS AT END OF PERIOD                               58,790,758    56,740,136    58,807,588    46,317,786    25,923,024
TOTAL NET ASSETS AT END OF PERIOD                           57,785,760    55,879,750    57,864,012    45,913,872    25,683,236
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                                 16.21         16.26         16.12         16.00         13.75
General Partner                                                  16.21         16.26         16.12         16.00         13.75


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                                                     NET INCOME
                                                                                                     (LOSS) PER
                                                               REVENUE               NET          UNIT OF LIMITED
QUARTER ENDED                                            (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                            --------------------   -------------   --------------------
2001
March 31                                                     $    815,020       $        322           $   --
June 30                                                          (965,508)        (1,799,958)           (0.51)
September 30                                                      434,123           (386,194)           (0.11)
December 31                                                     2,866,633          2,033,231             0.57
                                                             ------------       ------------           ------
Total                                                        $  3,150,268       $   (152,599)          $(0.05)
                                                             ============       ============           ======
2000
March 31                                                     $  2,648,486       $  1,802,642           $ 0.50
June 30                                                        (2,737,069)        (3,565,964)           (1.01)
September 30                                                     (945,255)        (1,747,363)           (0.50)
December 31                                                     4,726,317          3,950,039             1.15
                                                             ------------       ------------           ------
Total                                                        $  3,692,479       $    439,354           $ 0.14
                                                             ============       ============           ======

                               SPECTRUM CURRENCY

SELECTED FINANCIAL DATA


                                                                                    FOR THE PERIOD FROM
                                                                                       JULY 3, 2000
                                                                    FOR THE          (COMMENCEMENT OF
                                                                  YEAR ENDED          OPERATIONS) TO
                                                               DECEMBER 31, 2001     DECEMBER 31, 2000
                                                              -------------------   -------------------
                                                                       $                     $
REVENUES
Trading profit:
  Realized                                                         3,998,924             1,126,201
  Net change in unrealized                                         2,622,814               555,569
                                                                  ----------            ----------
    Total Trading Results                                          6,621,738             1,681,770
Interest income (Morgan Stanley DW)                                  731,716               236,461
                                                                  ----------            ----------
    Total                                                          7,353,454             1,918,231
                                                                  ----------            ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                                 1,297,698               249,571
Incentive fees                                                     1,155,201               188,423
Management fees                                                      564,216               171,693
                                                                  ----------            ----------
    Total                                                          3,017,115               609,687
                                                                  ----------            ----------
NET INCOME                                                         4,336,339             1,308,544
                                                                  ==========            ==========
NET INCOME ALLOCATION:
Limited Partners                                                   4,119,027             1,134,371
General Partner                                                      217,312               174,173
NET INCOME PER UNIT:
Limited Partners                                                        1.24                  1.17
General Partner                                                         1.24                  1.17
TOTAL ASSETS AT END OF PERIOD                                     49,112,223            18,056,724
TOTAL NET ASSETS AT END OF PERIOD                                 47,811,741            15,707,232
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                                       12.41                 11.17
General Partner                                                        12.41                 11.17


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                                                    NET INCOME
                                                               REVENUE                         PER UNIT OF LIMITED
QUARTER ENDED                                            (NET TRADING LOSSES)    NET INCOME    PARTNERSHIP INTEREST
-------------                                            --------------------   ------------   --------------------
2001
March 31                                                     $  1,783,392       $  1,250,137           $ 0.65
June 30                                                          (269,233)          (687,632)           (0.32)
September 30                                                     (230,606)          (755,594)           (0.32)
December 31                                                     6,069,901          4,529,428             1.23
                                                             ------------       ------------           ------
Total                                                        $  7,353,454       $  4,336,339           $ 1.24
                                                             ============       ============           ======

2000
September 30                                                 $    422,969       $    215,504           $ 0.24
December 31                                                     1,495,262          1,093,040             0.93
                                                             ------------       ------------           ------
Total                                                        $  1,918,231       $  1,308,544           $ 1.17
                                                             ============       ============           ======

                               SPECTRUM COMMODITY

SELECTED FINANCIAL DATA


                                                                        FOR THE                   FOR THE PERIOD FROM
                                                                      YEARS ENDED                   JANUARY 2, 1998
                                                                     DECEMBER 31,                  (COMMENCEMENT OF
                                                        ---------------------------------------     OPERATIONS) TO
                                                           2001          2000          1999        DECEMBER 31, 1998
                                                        -----------   -----------   -----------   -------------------
                                                             $             $             $                 $
REVENUES
Trading profit (loss):
  Realized                                              (4,662,750)    1,696,824     3,003,270        (11,870,063)
  Net change in unrealized                                 392,362      (567,711)    1,178,071           (635,643)
                                                        ----------    ----------    ----------        -----------
    Total Trading Results                               (4,270,388)    1,129,113     4,181,341        (12,505,706)
Interest income (Morgan Stanley DW and MS & Co.)           518,759     1,047,350       864,383          1,265,793
                                                        ----------    ----------    ----------        -----------
    Total                                               (3,751,629)    2,176,463     5,045,724        (11,239,913)
                                                        ----------    ----------    ----------        -----------
EXPENSES
Brokerage fees (Morgan Stanley DW and MS & Co.)            736,436       949,310       852,484          1,176,024
Management fees (Morgan Stanley Commodities
  Management)                                              400,237       546,187       583,893            805,496
Service fee (Demeter)                                       --            58,604       233,558            322,198
                                                        ----------    ----------    ----------        -----------
    Total                                                1,136,673     1,554,101     1,669,935          2,303,718
                                                        ----------    ----------    ----------        -----------
NET INCOME (LOSS)                                       (4,888,302)      622,362     3,375,789        (13,543,631)
                                                        ==========    ==========    ==========        ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                                        (4,800,953)      612,086     3,330,798        (13,398,948)
General Partner                                            (87,349)       10,276        44,991           (144,683)
NET INCOME (LOSS) PER UNIT:
Limited Partners                                             (2.01)          .24          1.04              (3.43)
General Partner                                              (2.01)          .24          1.04              (3.43)
TOTAL ASSETS AT END OF PERIOD                           13,472,619    20,809,721    24,048,757         25,962,970
TOTAL NET ASSETS AT END OF PERIOD                       12,974,679    20,199,981    23,640,470         24,908,316
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners                                              5.84          7.85          7.61               6.57
General Partner                                               5.84          7.85          7.61               6.57


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                                                     NET INCOME (LOSS)
                                                                   REVENUE               NET        PER UNIT OF LIMITED
QUARTER ENDED                                                (NET TRADING LOSSES)   INCOME (LOSS)   PARTNERSHIP INTEREST
-------------                                                --------------------   -------------   --------------------
2001
March 31                                                         $ (2,026,724)      $ (2,367,820)           $(0.94)
June 30                                                              (883,147)        (1,177,828)            (0.49)
September 30                                                         (941,659)        (1,204,595)            (0.52)
December 31                                                            99,901           (138,059)            (0.06)
                                                                 ------------       ------------            ------
Total                                                            $ (3,751,629)      $ (4,888,302)           $(2.01)
                                                                 ============       ============            ======

2000
March 31                                                         $    553,360       $    134,339            $ 0.04
June 30                                                               419,501             31,701              0.02
September 30                                                          457,330             77,861              0.03
December 31                                                           746,272            378,461              0.15
                                                                 ------------       ------------            ------
Total                                                            $  2,176,463       $    622,362            $ 0.24
                                                                 ============       ============            ======

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


MORGAN STANLEY SPECTRUM SELECT L.P.


    LIQUIDITY

    The partnership deposits its assets with the commodity brokers in separate futures, forwards, and options trading accounts established for each trading advisor, which assets are used as margin to engage in trading. The assets are held in either non-interest-bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. The partnership's assets held by the commodity brokers may be used as margin solely for the partnership's trading. Since the partnership's sole purpose is to trade in futures, forwards, and options, it is expected that the partnership will continue to own liquid assets for margin purposes.

    The partnership's investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent the partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

    There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent the partnership from trading in potentially profitable markets or prevent the partnership from promptly liquidating unfavorable positions in such markets, subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.

    The partnership has never had illiquidity affect a material portion of its assets.

    CAPITAL RESOURCES


    The partnership does not have, or expect to have, any capital assets. Redemptions, exchanges, and sales of additional units in the future will affect the amount of funds available for investments in futures, forwards, and options interests in subsequent periods. It is not possible to estimate the amount and, therefore, the impact of future redemptions of units.


    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2001 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    2001 RESULTS. Spectrum Select recorded a net profit during 2001. The most significant gains of approximately 8.2% were recorded in the global interest rate futures markets primarily during August, September, and October from previously established long positions in short and intermediate term U.S. interest rate futures as prices continued trending higher following interest rate cuts by the U.S. and European central banks and as investors sought a safe-haven from the decline in stock prices. Additional gains were recorded throughout the majority of the first quarter from previously established long positions in Japanese government bond futures as prices moved higher on concerns regarding that country's economy. In the global stock index futures markets, profits of approximately 5.1% were recorded throughout a majority of the third quarter from previously established short positions in DAX, Hang Seng, Nikkei, and S&P 500 Index futures as the trend in equity prices continued sharply lower amid worries regarding global economic uncertainty. A portion of the partnership's overall gains was partially offset by losses of approximately 2.6% recorded in the energy markets throughout a majority of the fourth quarter from volatile price movement in natural gas futures as a result of a continually changing outlook for supply, production, and demand. In the currency markets, losses of approximately 0.1% were recorded throughout a majority of the fourth quarter from transactions involving the euro and Swiss franc.



    For the year ended December 31, 2001, Spectrum Select recorded total trading revenues, including interest income, of $30,468,895. Total expenses for the year were $27,303,546, resulting in net income of $3,165,349. The net asset value of a Unit increased from $23.57 at December 31, 2000 to $23.96 at December 31, 2001.


    2000 RESULTS. Spectrum Select recorded a net profit during 2000. The most significant gains of approximately 9.3% were recorded in the global interest rate futures markets primarily during August, November, and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European and Australian interest rate futures as prices in these markets rose amid the speculation that the U.S. Federal Reserve would lower interest rates in the near future following their decision to switch to an easing policy bias. In the currency markets, gains of approximately 8.2% were recorded primarily during January, March, April, and October from short positions in the euro and the Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. In the energy markets, gains of approximately 4.0% were recorded primarily during May, August, September, November, and December from long positions in natural gas futures as prices trended upward, amid supply and storage concerns. A portion of the partnership's overall gains was partially offset by losses of approximately 4.9% recorded in the global stock index futures markets primarily during mid-April from long positions in U.S. stock index futures as domestic equity prices declined following the release of an unexpected jump in the Consumer Price Index. During the first half of September, additional losses were recorded from long positions in U.S. stock index futures as prices declined due to jitters in the technology sector and a worrisome spike in oil prices. In the metals markets, losses of approximately 3.5% were experienced from long positions in copper and aluminum futures as prices moved lower during February, May, October, and December, after concerns mounted that demand would weaken amid a cooling of the U.S. economy.

    For the year ended December 31, 2000, Spectrum Select recorded total trading revenues, including interest income, of $35,083,619. Total expenses for the year were $20,792,574, resulting in net income of $14,291,045. The net asset value of a unit increased from $22.00 at December 31, 1999 to $23.57 at December 31, 2000.

    1999 RESULTS. Spectrum Select recorded a net loss during 1999. The global interest rate futures markets experienced losses of approximately 3.27%, particularly from short-term price volatility in U.S. and European interest rate futures. Losses of approximately 2.07% were recorded during September from short positions in Australian bond futures as prices spiked higher on technically based buying and short covering. Losses were also recorded from short Japanese government bond futures positions early in the first quarter as prices surged higher in response to the Bank of Japan's aggressive easing of monetary policy. Additional losses were experienced later in the first quarter from newly established long positions, as prices retreated following comments by Bank of Japan Governor Masaru Hayami that he expected interest rates in Japan to rise over time. In the metals markets, losses of approximately 1.33% were experienced primarily from long silver futures positions, as prices declined during March after Berkshire Hathaway's annual report failed to provide any new information on the company's silver positions. During October, additional losses were recorded from long silver futures positions as prices decreased following the reversal lower in gold prices. Offsetting gains were recorded from long positions in gold futures as gold prices soared during September following the Bank of England's second gold auction and an announcement by several European central banks stating that they were to restrict the sales of gold reserves for five years. Gains of approximately 3.11% recorded in the energy markets helped to mitigate losses. Long futures positions in crude oil and its refined products proved profitable as oil prices trended significantly higher largely attributed to the news that both OPEC and non-OPEC countries had reached and adhered to an agreement to cut total output.

    For the year ended December 31, 1999, Spectrum Select's total trading revenues, including interest income, were $4,778,950. Total expenses for the year were $21,473,364, resulting in a net loss of $16,694,414. The net asset value of a unit in Spectrum Select decreased from $23.80 at December 31, 1998 to $22.00 at December 31, 1999.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditor's Report and Financial Statements of Morgan Stanley Spectrum Series" contained in this prospectus.


    FINANCIAL INSTRUMENTS


    The partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The partnership may trade futures and options in interest rates, stock indices, commodities, currencies, petroleum, and precious metals. In entering into these contracts, the partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by the partnership at the same time, and if the trading advisors were unable to offset positions of the partnership, the partnership could lose all of its assets and investors would realize a 100% loss.


    In addition to the trading advisors' internal controls, each trading advisor must comply with the trading policies of the partnership. The trading policies include standards for liquidity and leverage with which the partnership must comply. The trading advisors and the general partner monitor the partnership's trading activities to ensure compliance with the trading policies. The general partner may require a trading advisor to modify positions of the partnership if the general partner believes they violate the partnership's trading policies.


    In addition to market risk, in entering into futures, forwards, and options contracts there is a credit risk to the partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of the partnership for futures contracts traded in the U.S. and most foreign exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. For example, a clearinghouse may cover a default by drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or assessing its members. In cases where the partnership trades off-exchange forwards contracts with a counterparty, the sole recourse of the partnership will be the forward contracts counterparty. For a list of the foreign exchanges
on which the partnership trades, see "Use of Proceeds" on page   -  . FOR AN
ADDITIONAL DISCUSSION OF THE CREDIT RISKS RELATING TO TRADING ON FOREIGN EXCHANGES SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S.
EXCHANGES" ON PAGE   -  .


    There is no assurance that a clearinghouse, exchange, or other exchange member will meet its obligations to the partnership, and the general partner and commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers. Any such obligation on the part of a broker appears even less clear where the default occurs in a non-U.S. jurisdiction.

    The general partner deals with these credit risks of the partnership in several ways. First, it monitors the partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The commodity brokers inform the partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The general partner, however, has installed a system which permits it to monitor the partnership's potential margin liability, exchange by exchange. As a result, the general partner is able to monitor the partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the partnership's margin liability thereon.

    Second, the partnership's trading policies limit the amount of its net assets that can be committed at any given time to futures contracts and require, in addition, a minimum amount of diversification in the partnership's trading, usually over several different products. One of the aims of such trading policies has been to reduce the credit exposure of the partnership to a single exchange and, historically, the partnership's exposure to one exchange has typically amounted to only a small percentage of its total net assets. On those relatively few occasions where the partnership's credit exposure may climb above that level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may be made only with the prior written approval of the limited partners owning more than 50% of units then outstanding.

    Third, with respect to forward contract trading, the partnership trades with only those counterparties which the general partner, together with Morgan Stanley DW, have determined to be creditworthy.

    The partnership presently deals with Morgan Stanley as the sole counterparty on forward contracts.

    Inflation has not been a major factor in the partnership's operations.


MORGAN STANLEY SPECTRUM TECHNICAL L.P.


    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity"
on page   -  , which discussion is equally applicable to Spectrum Technical.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital
Resources" on page   -  , which discussion is equally applicable to Spectrum
Technical.


    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2001, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    2001 RESULTS. Spectrum Technical posted a net loss during 2001. The most significant losses of approximately 7.0% were recorded in the energy markets throughout the first nine months of the year from trading in crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production, and demand. In the agricultural markets, losses of approximately 1.6% were recorded primarily during July from previously established short corn futures positions as prices reversed higher on forecasts for hotter and drier weather in the U.S. midwest. A portion of the partnership's overall losses was partially offset by gains of approximately 8.7% recorded in the global interest rate futures markets primarily during August, September, and October from previously established long positions in short and intermediate term U.S. interest rate futures as prices continued trending higher following interest rate cuts by the U.S. and European central banks and as investors sought a safe haven from the decline in stock prices. Additional gains were recorded throughout the majority of the first quarter from previously established long positions in Japanese government bond futures as prices continued moving higher on concerns regarding that country's economy. In the global stock index futures markets, profits of approximately 3.2% were recorded throughout a majority of the third quarter from previously established short positions in DAX and Nikkei Index futures as the trend in equity prices continued sharply lower amid worries regarding global economic uncertainty.

    For the year ended December 31, 2001, Spectrum Technical recorded total trading revenues, including interest income, of $9,867,449. Total expenses for the year were $29,150,818, resulting in a net loss of $19,283,369. The net asset value of a Unit decreased from $16.08 at December 31, 2000 to $14.93 at December 31, 2001.


    2000 RESULTS. Spectrum Technical recorded a net profit during 2000. The most significant gains of approximately 14.1% were recorded in the energy markets primarily during May from long positions in natural gas futures as prices trended higher, as data released by the American Gas Association further confirmed fears that inventory levels remain low. During August, September, November, and December, additional gains were recorded from long positions in natural gas futures as prices climbed to all-time highs amid supply and storage concerns. Additional gains were recorded primarily during January, February, August, October, and November from long futures positions in crude oil and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand. In the currency markets, gains of approximately 6.1% were recorded primarily during January, April, and October from short positions in the euro and the Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. Additional gains were recorded during December from long positions in the euro and Swiss franc as their respective values reversed upward versus the U.S. dollar as a result of new confidence in the European economy and an overall skepticism regarding the U.S. economy. A portion of the partnership's overall gains was partially offset by losses of approximately 5.1% recorded in the metals markets primarily from short gold futures positions as gold prices spiked sharply higher in early February. Newly established long positions in gold futures produced additional losses later in February as gold prices fell. During mid-July, additional losses were recorded from long gold futures positions as gold prices fell after the Bank of England announced the results of its gold auction, which had concluded at a lower price than most dealers expected. During October, additional losses were incurred from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy.

    For the year ended December 31, 2000, Spectrum Technical recorded total trading revenues, including interest income, of $45,874,973. Total expenses for the year were $27,596,772, resulting in net income of $18,278,201. The net asset value of a unit increased from $14.91 at December 31, 1999 to $16.08 at December 31, 2000.


    1999 RESULTS. Spectrum Technical recorded a net loss during 1999. The global interest rate futures markets experienced losses of approximately 6.67%, particularly from short-term price volatility in U.S. and European interest rate futures. Losses were recorded early in the first quarter from short Japanese government bond futures positions, as prices surged higher in response to the Bank of Japan's aggressive easing of monetary policy. Additional losses were experienced later in the first quarter from newly established long positions, as prices retreated following comments by Bank of Japan Governor Masaru Hayami that he expected interest rates in Japan to rise over time. During September, losses were recorded from short positions in Japanese government bond futures, as prices rallied on the strength of the Japanese yen and expectations that additional monetary easing in that country will come. In the metals markets, losses of approximately 5.14% were recorded particularly during the month of March from long silver futures positions, as prices declined during mid-month after Berkshire Hathaway's annual report failed to provide any new information on the company's silver positions. Losses were also experienced during October and November from long gold futures positions as gold prices reversed lower after previously climbing higher after Kuwait proposed to loan its gold, thereby easing supply tightness. Additional losses were recorded during October from long silver futures positions, as prices decreased following the decline in gold prices. Gains of approximately 8.86% recorded in the energy markets helped to mitigate losses. Long futures positions in crude oil and its refined products proved profitable as oil prices trended significantly higher largely attributed to the news that both OPEC and non-OPEC countries had reached and adhered to an agreement to cut total output. In the currency markets, gains of approximately 4.42% were recorded during August, September, October, and November from long Japanese yen positions, as the value of the yen increased versus the U.S. dollar due to positive economic data out of that country and optimism over Japan's economic recovery.

    For the year ended December 31, 1999, Spectrum Technical's total trading revenues, including interest income, were $9,446,385. Total expenses for the year were $30,186,548, resulting in a net loss of $20,740,163. The net asset value of a unit in Spectrum Technical decreased from $16.12 at December 31, 1998 to $14.91 at December 31, 1999.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report and Financial Statements of Morgan Stanley Spectrum Series" contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Financial
Instruments" on page   -  , which discussion is equally applicable to Spectrum
Technical.



MORGAN STANLEY SPECTRUM STRATEGIC L.P.


    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity"
on page   -  , which discussion is equally applicable to Spectrum Strategic.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital
Resources" on page   -  , which discussion is equally applicable to Spectrum
Strategic.


    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisors and the ability of each trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2001, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    2001 RESULTS. Spectrum Strategic recorded a net loss during 2001. The most significant losses of approximately 5.5% were recorded in the currency markets throughout a majority of the fourth quarter from transactions involving the euro and Swiss franc. In the global stock index futures markets, losses of approximately 2.2% were experienced throughout a majority of the first quarter from long positions in U.S. stock index futures as U.S. stock prices declined after discouraging corporate earnings warnings, inflationary news, and on worries of a U.S. economic slowdown. In the metals markets, losses of approximately 1.8% were incurred primarily during October and November from long gold futures positions as prices reversed lower on the heels of sharp gains in the U.S. stock market. A portion of the partnership's overall losses was partially offset by gains of approximately 13.1% recorded in the soft commodities markets primarily during September and November from long cocoa futures positions as prices soared higher on expectations that global demand will outpace production. Additional gains were recorded primarily during April, May, and December from long lumber futures positions as prices increased amid low inventories and on hopes of a pickup in the U.S. economy. In the global interest rate futures markets, gains of approximately 5.4% were recorded throughout a majority of the first quarter from long positions in eurodollar futures as prices rose amid a rattled stock market, shaky consumer confidence, positive inflation data, and interest rate cuts by the U.S. Federal Reserve. During September and October, profits were recorded from long positions in U.S. and European interest rate futures as prices continued trending higher amid continued concerns for the sluggish U.S. economy, interest rate cuts by the U.S. Federal Reserve, and as investors sought a safe-haven from declining stock prices.

    For the year ended December 31, 2001, Spectrum Strategic recorded total trading revenues, including interest income, of $6,855,809. Total expenses for the year were $7,336,352, resulting in a net loss of $480,543. The net asset value of a Unit decreased from $10.61 at December 31, 2000 to $10.55 at December 31, 2001.


    2000 RESULTS. Spectrum Strategic recorded a net loss during 2000. The most significant losses of approximately 16.0% were recorded in the global stock index futures markets from short positions in U.S. stock index futures as domestic equity prices moved higher in early January on fears of an interest rate hike and reports of a major corporate merger. Additional losses were recorded during February from short positions in NASDAQ 100 Index futures as the NASDAQ Index climbed higher on strength in computer-chip and biotechnology companies. During the first half of September and November, additional losses were incurred from long positions in U.S. stock index futures as prices declined due to jitters in the technology sector and a worrisome spike in oil prices. In the metals markets, losses of approximately 14.6% were incurred primarily from long positions in aluminum and copper futures as prices moved lower in February and March due primarily to technically based selling, falling prices of other base metals, and the softening of oil prices. Additional losses were recorded during April, late-May, early-June, and October from long positions in aluminum and copper futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. In soft commodities, losses of approximately 11.5% were experienced primarily during June, throughout a majority of the third quarter, and December from long positions in lumber futures as prices declined amid weak demand and abundant supplies. Additional losses were experienced during January, February, and early-April from long coffee futures positions as coffee prices declined in the wake of forecasts for a bumper crop in Brazil and on technically based selling. In the currency markets, losses of approximately 8.9% were recorded primarily during January, February, and July from long positions in the euro as the value of the European common currency weakened versus the U.S. dollar due to skepticism regarding Europe's economic outlook. During mid-September, additional losses were experienced from short positions in the euro as its value reversed sharply and suddenly higher versus the U.S. dollar after the world's major central banks carried out coordinated intervention to buy euros. Losses were also experienced during April from long positions in the Japanese yen as the value of the yen weakened versus the U.S. dollar amid fears of additional Bank of Japan intervention. During May and June, losses were recorded from short positions in the Japanese yen as the value of the U.S. dollar weakened versus the yen due primarily to the perception that interest rates in the U.S. may have topped out. A portion of the partnership's overall losses was partially offset by gains of approximately 18.9% recorded primarily during January in the energy markets from long futures positions in crude oil and its refined products as oil prices increased on growing speculation that OPEC would extend production cuts beyond the deadline of March 2000. Additional gains were recorded during March from short positions in crude oil futures as prices declined after OPEC effectively restored production levels to their year-earlier level. Additional gains were recorded early in May from long futures positions in crude oil as oil prices increased amid concerns over tight gasoline supplies and after comments from OPEC ministers who saw no need to raise supplies further. Profits were also recorded primarily during May from long positions in natural gas futures as prices continued their upward trend, as data released by the American Gas Association further confirmed fears that inventory levels remain low. During August, November, and December, additional gains were recorded from long positions in natural gas futures as prices moved higher amid supply and storage concerns.

    For the year ended December 31, 2000, Spectrum Strategic recorded a total trading loss, net of interest income, of $26,938,961. Total expenses for the year were $9,948,329, resulting in a net loss of $36,887,290. The net asset value of a unit decreased from $15.85 at December 31, 1999 to $10.61 at December 31, 2000.

    1999 RESULTS. Spectrum Strategic, whose managers use fundamental analyses in an attempt to forecast future price moves, produced performance results substantially different than the other Spectrum Series partnerships based on three primary themes: energy prices would rise from their low levels of January; gold would substantially increase in value late in the third quarter; and global stock indices would appreciate during the fourth quarter. Based on these themes, the managers in Spectrum Strategic emphasized exposure to long energy, gold and stock index futures positions appropriately throughout 1999. In the energy markets, significant gains of approximately 34.71% were recorded primarily from long futures positions in crude oil and its refined products, unleaded gas, heating oil, and gas oil, as prices climbed higher during March following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1st. Oil prices continued to move higher throughout the third quarter due to declining supplies, increasing demand, and evidence that output cuts were being adhered to. In the metals markets, gains of approximately 25.06% were recorded primarily from long positions in gold futures as gold prices soared during September following the Bank of England's second gold auction and an announcement by several European central banks stating that they were to restrict the sales of gold reserves for five years. Additional gains of approximately 1.06% were recorded from long copper futures positions, as copper prices soared during mid-April on a wave of fund buying and during June on news that a major U.S. producer would cut back production. Copper prices also moved higher during August and September resulting in profits for the partnership's long positions. Not all forecasts for Spectrum Strategic managers came to fruition last year. Losses of approximately 14.70% were recorded in the currency markets during January, primarily from long Japanese yen positions after an intervention by the Bank of Japan boosted the U.S. dollar against the yen and helped ease concerns about the impact of a strong yen on Japanese exports. Losses were also recorded during March from short Japanese yen positions, as the value of the yen increased versus the U.S. dollar amid new signs that Japan's economy may be on the mend. Losses were recorded from short Japanese yen positions during June and July, as its value reached a 5 1/2 month high versus the U.S. dollar due to inflationary pressures in the U.S. and optimistic prospects for economic growth in Japan.


    For the year ended December 31, 1999, Spectrum Strategic's total trading revenues, including interest income, were $39,555,618. Total expenses for the year were $11,426,548, resulting in net income of $28,129,070. The net asset value of a unit in Spectrum Strategic increased from $11.55 at December 31, 1998 to $15.85 at December 31, 1999.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors" Report and Financial Statements of Morgan Stanley Spectrum Series" contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Financial
Instruments" on page   -  , which discussion is equally applicable to Spectrum
Strategic.



MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.


    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity"
on page   -  , which discussion is equally applicable to Spectrum Global
Balanced.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital
Resources" on page   -  , which discussion is equally applicable to Spectrum
Global Balanced.


    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisor and the ability of such trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2001, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.

    2001 RESULTS. Spectrum Global Balanced recorded a net loss during 2001. The most significant losses of approximately 5.2% were recorded in the global stock index futures markets throughout a majority of the first three quarters from long positions in FTSE, DAX, and S&P 500 Index futures as equity prices moved lower amid worries regarding global economic uncertainty. In the energy markets, loses of approximately 1.4% were recorded throughout the year from positions in crude oil futures and its related products as a result of volatility in oil prices due to a continually changing outlook for supply, production, and demand. A portion of the partnership's overall losses was partially offset by gains of approximately 5.1% recorded in the global interest rate futures markets primarily during January from previously established long positions in eurodollar futures as prices moved higher due to a surprise interest rate cut by the U.S. Federal Reserve on January 3 and the subsequent anticipation of an additional interest rate cut by the U.S. Federal Reserve later in January. Throughout a majority of the third quarter, additional profits were recorded from previously established long positions in U.S. and European interest rate futures as prices continued trending higher amid continued concerns for the sluggish U.S. economy, interest rate cuts by the U.S. and European central banks, and as investors sought a safe haven from declining stock prices. In the currency markets, profits of approximately 2.0% were recorded throughout a majority of the fourth quarter from previously established short positions in the South African rand as its value trended lower relative to the U.S. dollar as investors targeted the emerging market currency while global economic jitters persisted.



    For the year ended December 31, 2001, Spectrum Global Balanced recorded total trading revenues, including interest income, of $3,150,268. Total expenses for the year were $3,302,867, resulting in a net loss of $152,599. The net asset value of a Unit decreased from $16.26 at December 31, 2000 to $16.21 at December 31, 2001.


    2000 RESULTS. Spectrum Global Balanced recorded a net profit during 2000. The most significant gains of approximately 5.3% were recorded in the global interest rate futures markets primarily during March, August, November, and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European and Australian interest rate futures as prices in these markets rose amid speculation that the U.S. Federal Reserve would lower interest rates in the near future following their decision to switch to an easing policy bias. In the energy markets, profits of approximately 2.3% were recorded primarily during May from long positions in natural gas futures as prices continued their upward trend, as data released by the American Gas Association further confirmed fears that inventory levels remain low. During December, additional gains were recorded from long positions in natural gas futures as prices moved higher amid supply and storage concerns. In the currency markets, gains of approximately 2.0% were recorded primarily during April, May, September, and October from short South African rand positions as its value weakened relative to the U.S. dollar due to instability in the Middle East and Zimbabwe and higher oil prices. A portion of the partnership's overall gains was partially offset by losses of approximately 7.6% recorded in the global stock index futures component during April, May, late-July, September, October, and December from long positions in Nikkei Index futures as Japanese equity prices declined due primarily to the weakness in global technology issues and economic uncertainty in Japan. Additional losses were recorded primarily during the second quarter, September, and November from long positions in FT-SE Index futures as most European stock indices sagged after the European Central Bank's aggressive interest rate hike in early June and during September and November on concerns about costly crude oil and a weak euro.

    For the year ended December 31, 2000, Spectrum Global Balanced recorded total trading revenues, including interest income, of $3,692,479. Total expenses for the year were $3,253,125, resulting in net income of $439,354. The net asset value of a unit increased from $16.12 at December 31, 1999 to $16.26 at December 31, 2000.

    1999 RESULTS. Spectrum Global Balanced produced small gains during 1999. Gains of approximately 5.92% were recorded from long positions in the global stock index futures component, particularly long German stock index futures during the fourth quarter, due to the temporary strength of the U.S. equity market and in relief that the interest rate hikes by the European Central Bank and Bank of England were as expected. Additional gains of approximately 2.24% were recorded in the energy markets from long positions in crude and gas oil futures as oil prices surged higher attributed to the news that both OPEC and non-OPEC countries had reached and adhered to an agreement to cut total output. Losses of approximately 5.04% were experienced in the fixed income component, primarily during February, April, and May from long U.S. interest rate futures positions, as prices dropped in reaction to Federal Reserve Chairman Alan Greenspan's warnings that a strong economy could reignite inflation. Fears that the Federal Reserve eventually could boost target interest rates pushed down domestic bond prices during the first and second quarters and forced yields higher. During July and August, long U.S. interest rate futures positions resulted in losses, as domestic bond prices moved temporarily lower after Federal Reserve Chairman Alan Greenspan commented that central bankers must consider stock prices when setting monetary policy and as economic reports added to concern that the U.S. Federal Reserve will raise interest rates.


    For the year ended December 31, 1999, Spectrum Global Balanced's total trading revenues, including interest income, were $3,654,263. Total expenses for the year were $3,251,953, resulting in net income of $402,310. The net asset value of a unit in Spectrum Global Balanced increased from $16.00 at December 31, 1998 to $16.12 at December 31, 1999.



    To enhance the foregoing comparison of operations from year to year, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report and Financial Statements of Morgan Stanley Spectrum Series" contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "Morgan Stanley Spectrum Select L.P.--Financial
Instruments" on page   -  , which discussion is equally applicable to Spectrum
Global Balanced.



MORGAN STANLEY SPECTRUM CURRENCY L.P.


    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity"
on page   -  , which discussion is equally applicable to Spectrum Currency.


    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital
Resources" on page   -  , which discussion is equally applicable to Spectrum
Currency.


    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisors and the ability of such trading advisors' trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the year ended December 31, 2001 and for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisors' trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.


    RESULTS OF OPERATIONS


    2001 RESULTS. Spectrum Currency recorded a net profit during 2001. The most significant gains of approximately 15.6% were recorded primarily during September from previously established short positions in the South African rand as its value trended lower relative to the U.S. dollar as investors targeted the emerging market currency while global economic jitters persisted. During November and December, additional gains were recorded from previously established short positions in the South African rand as its value trended lower versus the U.S. dollar due to emerging market concerns following Argentina's debt default and political turmoil in neighboring Zimbabwe. Profits of approximately 8.3% were recorded throughout a majority of the first quarter from previously established short positions in the Japanese yen as the value of the yen weakened relative to the U.S. dollar on continuing concerns for the

Japanese economy and in both anticipation and reaction to the Bank of Japan's decision to reinstate its zero interest rate policy. During December, gains were recorded from previously established short positions in the Japanese yen as the value of the yen versus the U.S. dollar continued to trend lower amid the release of weak economic data and the perception that further depreciation of the yen would not be met with government intervention in support of the currency. A portion of the partnership's overall gains was partially offset by losses of approximately 3.3% recorded primarily during May and early June from previously established long positions in the British pound as its value weakened relative to the U.S. dollar in reaction to reports that British Prime Minister Blair will push for Great Britain's entry into the European Monetary Union. During October and November, losses were recorded from previously established long positions in the British pound as the value of the pound reversed weaker versus the U.S. dollar on pessimism generated by the Bank of England that further interest rate cuts were unlikely due to inflationary pressures in Britain.



    For the year ended December 31, 2001, Spectrum Currency recorded total trading revenues, including interest income, of $7,353,454. Total expenses for the year were $3,017,115, resulting in net income of $4,336,339. The net asset value of a Unit increased from $11.17 at December 31, 2000 to $12.41 at December 31, 2001.


    FOR THE PERIOD FROM JULY 3, 2000 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2000. Spectrum Currency recorded a net profit during the period from July 3, 2000 (commencement of operations) through December 31, 2000. The most significant gains of approximately 7.6% were recorded primarily during August and October from short positions in the euro and Swiss franc as the value of these European currencies weakened relative to the U.S. dollar amid continued skepticism regarding the European economy. Additional gains were recorded during December from long positions in the euro and Swiss franc as their respective values reversed upward versus the U.S. dollar as a result of new confidence in the European economy and an overall skepticism regarding the U.S. economy. During December, profits of approximately 3.7% were recorded from short positions in the Japanese yen as the value of the yen declined versus most major currencies on further signs of weakness in the Japanese economy. Gains of approximately 2.8% were also recorded primarily during October and November from short South African rand positions as its value weakened versus the U.S. dollar, while moving in sympathy with other emerging market currencies. A portion of the partnership's overall gains was partially offset by losses of approximately 1.2% recorded primarily during October and November from long British pound positions as its value weakened versus the U.S. dollar on disappointing economic data out of the U.K. Additional losses were recorded during December from short positions in the British pound as its value strengthened versus the U.S. dollar on fresh evidence that the U.S. economy is cooling down.

    For the period from July 3, 2000 (commencement of operations) through December 31, 2000, Spectrum Currency recorded total trading revenues, including interest income, of $1,918,231. Total expenses for the period from July 3, 2000 (commencement of operations) through December 31, 2000 were $609,687, resulting in net income of $1,308,544. The net asset value of a unit increased from $10.00 at July 3, 2000 (commencement of operations) to $11.17 at December 31, 2000.


    To enhance the foregoing discussion of operations, you should examine, line by line, the partnership's Statement of Operations and Statement of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report and Financial Statements of Morgan Stanley Spectrum Series" contained in this prospectus.


    FINANCIAL INSTRUMENTS


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Financial
Instruments" on page   -  , which discussion is equally applicable to Spectrum
Currency except that the partnership only trades currencies.



MORGAN STANLEY SPECTRUM COMMODITY L.P.


    LIQUIDITY


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Liquidity"
on page   -  , which discussion is equally applicable to Spectrum Commodity.

    CAPITAL RESOURCES


    See the discussion under "--Morgan Stanley Spectrum Select L.P.--Capital
Resources" on page   -  , which discussion is equally applicable to Spectrum
Commodity.


    RESULTS OF OPERATIONS


    GENERAL. The partnership's results depend on its trading advisor and the ability of its trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures markets. The following presents a summary of the partnership's operations for the three years ended December 31, 2001 and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership as a whole and how the partnership has performed in the past.



    2001 RESULTS. Spectrum Commodity recorded a net loss during 2001. The most significant losses of approximately 9.7% were recorded in the energy markets throughout a majority of the year from long positions in natural gas futures as prices reversed the sharp upward trend experienced in late 2000 amid reports of increased inventories and forecasts for favorable weather. In the metals markets, losses of approximately 6.5% were experienced throughout a majority of the year from long positions in copper and aluminium futures as the slowdown in the U.S. economy and weak demand drove prices lower. In the agricultural markets, losses of approximately 5.8% were incurred from long positions in corn and wheat futures as prices moved lower due to favorable weather forecasts and on reports of declining demand. In the soft commodities markets, losses of approximately 2.3% were recorded throughout a majority of the year from long cotton futures positions as prices moved lower on weak export sales and low demand.



    For the year ended December 31, 2001, Spectrum Commodity recorded total trading losses, net of interest income, of $3,751,629. Total expenses for the year were $1,136,673, resulting in a net loss of $4,888,302. The net asset value of a Unit decreased from $7.85 at December 31, 2000 to $5.84 at December 31, 2001.


    2000 RESULTS. Spectrum Commodity recorded a net profit during 2000. The most significant gains of approximately 16.4% were recorded in the energy markets primarily during May from long positions in natural gas futures as prices trended higher, as data released by the American Gas Association further confirmed fears that inventory levels remain low. During August, November, and December, additional gains were recorded from long positions in natural gas futures as prices climbed to all time highs amid supply and storage concerns. Additional gains were recorded during January and February from long futures positions in crude oil and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand. A portion of the Partnership's overall gains was partially offset by losses of approximately 5.6% recorded in the metals markets throughout a majority of the year from long silver futures positions as silver prices declined on technically-based factors. Additional losses were incurred from long aluminum and copper futures positions as prices moved lower during February and October due primarily to technically based selling. In soft commodities, losses of approximately 4.6% were experienced primarily during January and February from long coffee futures positions as coffee prices declined in the wake of forecasts for a bumper crop in Brazil. Additional losses were recorded throughout a majority of the second and fourth quarters from long coffee futures positions as prices decreased.

    For the year ended December 31, 2000 Spectrum Commodity recorded total trading revenues, including interest income, of $2,176,463. Total expenses for the year were $1,554,101, resulting in net income of $622,362. The net asset value of a unit increased from $7.61 at December 31, 1999 to $7.85 at December 31, 2000.

    1999 RESULTS. During 1999, commodity market price behavior returned to the more normal pattern of some commodities gaining in price, while other commodities declined in price. Of the seventeen components of the Commodity Research Bureau, 10 increased in price during 1999, while the remaining seven declined in price. This was noticeably different from 1998, when all but one of the components of the Commodity Research Bureau declined in price. Energy markets, which had been the worst performing sector during 1998, rebounded strongly to become the best performing commodity sector in 1999, resulting in gains of approximately 13.35%. OPEC, which had suffered economically as their late 1997 decision to expand production coincided with the onset of economic difficulties in virtually all of the world's emerging economies, cooperated with other major global oil producing countries to rein in production and allow for the drawing down of inventories that had grown steadily throughout 1998. Crude oil, its refined products, and natural gas all benefited from the improving global demand for energy and the decreased supply of crude oil. Base metals markets also improved in price during 1999, resulting in gains of approximately 8.55%. Historically, copper has been referred to by some as "the world's economist", rising in price as economic activity improves and falling in price when economic difficulties are encountered. During both 1998 and 1999, copper served as an accurate barometer of global economic health. Additionally, copper producers' decisions to curtail production in the short-term helped support prices. Perhaps more importantly for the long-term, the consolidation of major mining companies in both copper and aluminum bodes well for less over-expansion during future periods of elevated prices, likely leading to "higher highs" and "higher lows" in future price cycles. Precious metals prices also improved modestly during 1999. After several years of lower gold prices, with central banks continuing to sell despite the lower prices, an announcement by a group of European central banks abruptly reversed the price slide and caught many short-sellers off guard. For 1999, gold was up in price by less than 1%, while silver and platinum, which have significant industrial demand, fared much better. Grain markets continued to suffer in price during 1999, resulting in a loss of approximately 5.37%. Despite an early summer scare caused by dry weather, overall conditions were favorable for another good harvest. As the year drew to a close, improved demand finally surfaced, perhaps signaling an end to multi-decade low prices.


    For the year ended December 31, 1999, Spectrum Commodity's total trading revenues, including interest income, were $5,045,724. Total expenses for the year were $1,669,935, resulting in net income of $3,375,789. The net asset value of a unit in Spectrum Commodity increased from $6.57 at December 31, 1998 to $7.61 at December 31, 1999.



    To enhance the foregoing discussion of operations, you should examine, line by line, the partnership's Statements of Operations and Statements of Financial Condition. See "Selected Financial Data and Selected Quarterly Financial Data" and "Independent Auditors' Report and Financial Statements of Morgan Stanley Spectrum Series" contained in this prospectus.


    FINANCIAL INSTRUMENTS

    Spectrum Commodity trades futures and may trade forwards in metals, energy, and agricultural markets. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

    The credit risk associated with the instruments in which the partnership is involved is limited to the amounts reflected in the partnership's Statement of Financial Condition.

    Spectrum Commodity also has credit risk because Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International act as commodity brokers with respect to Spectrum Commodity's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Morgan Stanley DW and Morgan Stanley, as commodity brokers for Spectrum Commodity's exchange-traded futures contracts, are required, pursuant to regulations of the CFTC, to segregate from their own assets and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts, including an amount equal to the net unrealized loss on all open futures contracts.


    The discussion of credit risks relating to foreign exchanges under "--Morgan
Stanley Spectrum Select L.P.--Financial Instruments" on page   -  is equally
applicable to Spectrum Commodity.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

INTRODUCTION

    Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership's assets are at risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is central, not incidental, to each partnership's main business activities.

    The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of each partnership's open positions, and, consequently, in its earnings and cash flow.

    Each partnership's total market risk is influenced by a wide variety of factors, including the diversification among each partnership's open positions, the volatility present within the markets, and the liquidity of the markets. At different times, each of these factors may act to increase or decrease the market risk associated with a partnership.

    Each partnership's past performance is not necessarily indicative of its future results. Any attempt to numerically quantify a partnership's market risk is limited by the uncertainty of its speculative trading. A partnership's speculative trading may cause future losses and volatility (I.E. "risk of ruin") that far exceed the partnership's experiences to date or any reasonable expectations based upon historical changes in market value.

QUANTIFYING EACH PARTNERSHIP'S TRADING VALUE AT RISK

    THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.

    Each partnership accounts for open positions using mark-to-market accounting principles. Any loss in the market value of a partnership's open positions is directly reflected in the partnership's earnings, whether realized or unrealized, and cash flow. Profits and losses on open positions of exchange-traded futures interests are settled daily through variation margin.

    Each partnership's risk exposure in the market sectors traded by the trading advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model used by each partnership includes many variables that could change the market value of a partnership's trading portfolio. Each partnership estimates VaR using a model based upon historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The historical observation period of each partnership's VaR is approximately four years. The one-day 99% confidence level of each partnership's VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days.

    VaR models, including the partnerships', are continuously evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities.

EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS


    The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets, by primary market risk category as of December 31, 2001 and 2000.


SPECTRUM SELECT:


    At December 31, 2001 and 2000, Spectrum Select's total capitalization was approximately $241 million and $221 million, respectively.



                                                                       VAR
MARKET CATEGORY                                                 2001          2000
---------------                                               --------      --------
                                                                 %             %
Currency....................................................   (1.36)        (0.58)
Interest Rate...............................................   (0.49)        (2.33)
Equity......................................................   (0.28)        (0.55)
Commodity...................................................   (0.41)        (0.59)
Aggregate Value at Risk.....................................   (1.55)        (2.65)


SPECTRUM TECHNICAL:


    At December 31, 2001 and 2000, Spectrum Technical's total capitalization was approximately $258 million and $268 million, respectively.



                                                                       VAR
MARKET CATEGORY                                                 2001          2000
---------------                                               --------      --------
                                                                 %             %
Currency....................................................   (2.07)        (1.30)
Interest Rate...............................................   (0.70)        (3.03)
Equity......................................................   (0.25)        (0.63)
Commodity...................................................   (0.60)        (0.82)
Aggregate Value at Risk.....................................   (2.50)        (3.42)


SPECTRUM STRATEGIC:


    At December 31, 2001 and 2000, Spectrum Strategic's total capitalization was approximately $69 million and $74 million, respectively.



                                                                       VAR
MARKET CATEGORY                                                 2001          2000
---------------                                               --------      --------
                                                                 %             %
Currency....................................................   (0.67)        (0.67)
Interest Rate...............................................   (0.23)        (1.41)
Equity......................................................   (0.21)        (0.90)
Commodity...................................................   (2.02)        (1.53)
Aggregate Value at Risk.....................................   (2.27)        (2.34)


SPECTRUM GLOBAL BALANCED:


    At December 31, 2001 and 2000, Spectrum Global Balanced's total capitalization was approximately $58 million and $56 million, respectively.



                                                                       VAR
MARKET CATEGORY                                                 2001          2000
---------------                                               --------      --------
                                                                 %             %
Currency....................................................   (0.25)        (0.67)
Interest Rate...............................................   (0.22)        (1.16)
Equity......................................................   (1.28)        (0.53)
Commodity...................................................   (0.18)        (0.28)
Aggregate Value at Risk.....................................   (1.50)        (1.62)

SPECTRUM CURRENCY:


    At December 31, 2001 and 2000, Spectrum Currency's total capitalization was approximately $48 million and $16 million, respectively.



                                                                      VAR
MARKET CATEGORY                                                 2001       2000
---------------                                                 ----       ----
                                                                 %          %
Currency....................................................  (2.81 )    (2.12 )
Aggregate Value at Risk.....................................  (2.81 )    (2.12 )


SPECTRUM COMMODITY:


    At December 31, 2001 and 2000, Spectrum Commodity's total capitalization was approximately $13 million and $20 million, respectively.



                                                                       VAR
MARKET CATEGORY                                                 2001          2000
---------------                                               --------      --------
                                                                 %             %
Commodity...................................................   (1.55)        (1.64)
Aggregate Value at Risk.....................................   (1.55)        (1.64)


    Aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR of the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.


    The tables above represent the VaR of each partnership's open positions at December 31, 2001 and 2000 only and are not necessarily representative of either the historic or future risk of an investment in these partnerships. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.



    The tables below supplement the December 31, 2001 VaR (set forth above) by presenting each partnership's high, low, and average VaR, as a percentage of total net assets, for the four quarterly reporting periods from January 1, 2001 through December 31, 2001.


                                SPECTRUM SELECT


MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------        --------    --------    --------
                          %           %           %
Currency.............   (1.98)      (0.54)      (1.13)
Interest Rate........   (1.46)      (0.49)      (1.03)
Equity...............   (0.48)      (0.28)      (0.35)
Commodity............   (0.73)      (0.41)      (0.61)
Aggregate Value at
  Risk...............   (2.10)      (1.55)      (1.79)


                               SPECTRUM TECHNICAL


MARKET CATEGORY           HIGH        LOW       AVERAGE
---------------         --------    --------    --------
                           %           %           %
Currency..............   (2.07)      (1.27)      (1.60)
Interest Rate.........   (2.41)      (0.70)      (1.64)
Equity................   (0.76)      (0.25)      (0.56)
Commodity.............   (0.63)      (0.45)      (0.56)
Aggregate Value at
  Risk................   (2.85)      (2.06)      (2.53)


                               SPECTRUM STRATEGIC


MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------        --------    --------    --------
                          %           %           %
Currency.............   (0.78)      (0.32)      (0.55)
Interest Rate........   (1.29)      (0.23)      (0.62)
Equity...............   (0.21)      (0.06)      (0.12)
Commodity............   (2.02)      (0.86)      (1.29)
Aggregate Value at
  Risk...............   (2.27)      (1.01)      (1.64)


                            SPECTRUM GLOBAL BALANCED


MARKET CATEGORY           HIGH        LOW       AVERAGE
---------------         --------    --------    --------
                           %           %           %
Currency..............   (0.73)      (0.25)      (0.52)
Interest Rate.........   (1.05)      (0.22)      (0.66)
Equity................   (1.28)      (0.72)      (0.90)
Commodity.............   (0.32)      (0.18)      (0.27)
Aggregate Value at
  Risk................   (1.50)      (1.17)      (1.36)

                               SPECTRUM CURRENCY


MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------          ----        ---       -------
                          %           %           %
Currency.............   (2.81)      (1.86)      (2.46)
Aggregate Value at
  Risk...............   (2.81)      (1.86)      (2.46)


                               SPECTRUM COMMODITY


MARKET CATEGORY          HIGH        LOW       AVERAGE
---------------          ----        ---       -------
                          %           %           %
Commodity............   (1.58)      (1.55)      (1.57)
Aggregate Value at
  Risk...............   (1.58)      (1.55)      (1.57)


LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

    The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership to typically be many times the total capitalization of a partnership. The value of a partnership's open positions thus creates a "risk of ruin" not usually found in other investments. The relative size of the positions held may cause a partnership to incur losses greatly in excess of VaR within a short period of time, given the effects of the leverage employed and market volatility. The VaR tables above, as well as the past performance of the partnerships, give no indication of this "risk of ruin." In addition, VaR risk measures should be viewed in light of the methodology's limitations, which include the following:

      - past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

      - changes in portfolio value caused by market movements may differ from those of the VaR model;

      - VaR results reflect past trading positions while future risk depends on future positions;

      - VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

      - the historical market risk data used for VaR estimation may provide only limited insight into losses that could be incurred under unusual market movements.


    The VaR tables above present the results of each partnership's VaR for each partnership's market risk exposures and on an aggregate basis at December 31, 2001 and 2000 and for the end of the quarter periods from January 1, 2001 through December 31, 2001. Since VaR is based on historical data, VaR should not be viewed as predictive of a partnership's future financial performance or its ability to manage or monitor risk. There can be no assurance that a partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that losses will not occur more than once in 100 trading days.


NON-TRADING RISK


    Each partnership has non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (approximately 87-95%) of its available assets in cash at Morgan Stanley DW. A decline in short-term interest rates will result in a decline in a partnership's cash management income. This cash flow risk is not considered to be material.



    Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments, in relation to the partnerships' net assets.


QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES


    THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING EACH PARTNERSHIP'S MARKET RISK EXPOSURES--EXCEPT FOR (A) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (B) THE DESCRIPTIONS OF HOW A PARTNERSHIP MANAGES ITS PRIMARY MARKET RISK EXPOSURES--CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. EACH PARTNERSHIP'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY THE GENERAL PARTNER AND THE

TRADING ADVISORS FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF EACH PARTNERSHIP'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION, AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES OF EACH PARTNERSHIP. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN A PARTNERSHIP.



    MORGAN STANLEY SPECTRUM SELECT L.P.



    The following were the primary trading risk exposures of Spectrum Select as of December 31, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.



    CURRENCY. The primary market exposure of the partnership at December 31, 2001 was to the currency sector. The partnership's currency exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions, influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates--i.e. positions between two currencies other than the U.S. dollar. At December 31, 2001, the partnership's major exposures were to Japanese yen currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership' s currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than in dollars.



    INTEREST RATE. The second largest market exposure at December 31, 2001 was to the global interest rate complex. The partnership's exposure in the interest rate market complex was primarily spread across the U.S., Japanese, and European interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the United States and the other G-7 countries. The G-7 countries consist of France, U.S, Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short- to long-term instruments. Consequently, changes in short-, medium-, or long-term interest rates may have an effect on the partnership.



    EQUITY. The primary equity exposure at December 31, 2001 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2001, the partnership's primary exposures were to the Hang Seng (China), Nikkei (Japan), S&P 500 (U.S.), and DAX (Germany) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.



    COMMODITY



    ENERGY. At December 31, 2001, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, will continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2001, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to corn, soybean meal, and soybean markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.



    METALS. The partnership's metals exposure at December 31, 2001 was to fluctuations in the price of precious metals, such as silver, and base metals, such as copper, zinc, nickel, and aluminum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movement in these markets. The trading advisors have, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.



    MORGAN STANLEY SPECTRUM TECHNICAL L.P.



    The following were the primary trading risk exposures of Spectrum Technical as of December 31, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.



    CURRENCY. The primary market exposure of the partnership at December 31, 2001 was to the currency sector. The partnership's currency exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions, influence these fluctuations. The partnership trades in a large number of currencies, including cross rates -- i.e., positions between two currencies other than the U.S. dollar. At December 31, 2001, the partnership's major exposures were to Japanese, Australian, and euro currency crosses, as well as outright
U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.



    INTEREST RATE. The second largest market exposure at December 31, 2001 was to the global interest rate complex. Exposure was primarily spread across the U.S., European, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the United States and the other G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short- to long-term instruments. Consequently, changes in short-, medium-, or long-term interest rates may have an effect on the partnership.



    EQUITY. The primary equity exposure at December 31, 2001 was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2001, the partnership's primary exposures were to the NASDAQ (U.S.), S&P 500 (U.S.), and DAX (Germany) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.



    COMMODITY



    ENERGY. At December 31, 2001, the partnership' s energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

    METALS. The partnership's metals exposure at December 31, 2001 was to fluctuations in the price of precious metals, such as gold and silver, and base metals, such as copper, aluminum, nickel, zinc, tin, and lead. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movement in these markets. The trading advisors have, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.



    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2001, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, cocoa, and corn markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.



MORGAN STANLEY SPECTRUM STRATEGIC L.P.



    The following were the primary trading exposures of Spectrum Strategic as of December 31, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.



    CURRENCY. The partnerships currency exposure at December 31, 2001 was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions, influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. At December 31, 2001, the partnership's major exposures were to euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in functional currency other than dollars.



    INTEREST RATE. At December, 31, 2001, the partnership's exposure to the global interest rate market complex was primarily spread across the U.S., European, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the United States and the other G-7 countries. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short- to long-term instruments. Consequently, changes in short-, medium-, or long-term interest rates may have an effect on the partnership



    EQUITY. The primary equity exposure at December 31, 2001 was to equity price risk in the G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2001, the partnership's primary exposure was to the S&P 500 (U.S.), and NASDAQ (U.S.), stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S. indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.



    COMMODITY



    METALS. The partnership's metals exposure at December 31, 2001 was due to fluctuations in the price of precious metals, such as gold, and base metals, such as copper, aluminum, zinc, and lead. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movement in these markets. The trading advisors have, from time to time, taken positions as market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the precious and base metals markets.



    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2001, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the cocoa and lumber markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.

    ENERGY. At December 31, 2001, the partnership`s energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.



    MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.



    The following were the primary trading risk exposures of Spectrum Global Balanced as of December 31, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.



    EQUITY. The primary market exposure of the partnership at December 31, 2001 was to the global stock index complex. The primary equity exposure was to equity price risk in the G-7 countries. The G-7 countries consist of France, U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. At December 31, 2001, the partnership's primary exposures were to the S&P 500 (U.S.), FTSE (Britain), DAX (Germany), and Nikkei (Japan) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.



    INTEREST RATE. The next largest market exposure at December 31, 2001, was in the global interest rate complex. Exposure was primarily spread across the European, U.S., and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership, and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability, The partnership's primary interest rate exposure is generally to interest rate fluctuations in the United States and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short- to long-term instruments. Consequently, changes in short-, medium-, or long-term interest rates may have an effect on the partnership.



    CURRENCY. The partnership's currency exposure at December 31, 2001, was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions, influence these fluctuations. The partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. At December 31, 2001, the partnership's major exposures were to the euro and Japanese currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.



    COMMODITY



    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2001, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the corn and soybean oil markets. Supply and demand inequalities, severe weather disruption, and. market expectations affect price movements in these markets.



    METALS. The partnership's metals exposure at December 31, 2001 was to fluctuations in the price of base metals, such as nickel and copper. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the base metals markets.



    ENERGY. At December 31, 2001, the partnership's energy exposure was primarily to futures contracts in the natural gas and gas oil markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.



    MORGAN STANLEY SPECTRUM CURRENCY L.P.



    The following was the primary trading risk exposure of Spectrum Currency as of December 31, 2001. It may be anticipated, however, that market exposure will vary materially over time.



    CURRENCY. The partnership's currency exposure at December 31, 2001, was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions, influence these fluctuations. The partnership trades in a large number of currencies. At December 31, 2001, the partnership's major exposures were to outright
U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing VaR in a functional currency other than dollars.



    MORGAN STANLEY SPECTRUM COMMODITY L.P.



    The following were the primary trading risk exposures of Spectrum Commodity as of December 31, 2001, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.



    COMMODITY



    SOFT COMMODITIES AND AGRICULTURALS. At December 31, 2001, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the cocoa, coffee, wheat, and corn markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.



    METALS. The partnership's metals exposure at December 31, 2001, was to fluctuations in the price of precious metals, such as gold, silver and, to a lesser extent, platinum, and base metals, such as copper, aluminum, nickel, zinc, and lead. Economic forces, supply and demand inequalities geopolitical factors, and market expectations influence price movement in these markets. The trading advisor has, from time to time, taken positions when market opportunities develop. The general partner anticipates that the partnership will continue to be exposed to the base metals markets.



    ENERGY. At December 31, 2001, the partnership's energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, will continue to be experienced in these markets. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.


QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE


    The following was the only non-trading risk exposure of each partnership at December 31, 2001:

    FOREIGN CURRENCY BALANCES. Each partnership's primary foreign currency balances were in:


        SPECTRUM SELECT                SPECTRUM TECHNICAL               SPECTRUM STRATEGIC
-------------------------------  -------------------------------  -------------------------------
Canadian dollars                 Australian dollars               Euros
Hong Kong dollars                British pounds                   Japanese yen
Japanese yen                     Canadian dollars
Swiss francs                     Euros
                                 Japanese yen



   SPECTRUM GLOBAL BALANCED             SPECTRUM CURRENCY               SPECTRUM COMMODITY
-------------------------------  -------------------------------  -------------------------------
British pounds                   None                             None
Japanese yen


    Each partnership controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars upon liquidation of the respective position.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

    Each partnership and the trading advisors, separately, attempt to manage the risk of a partnership's open positions in essentially the same manner in all market categories traded. The general partner attempts to manage each partnership's market exposure by seeking to have each partnership diversify its assets among different trading advisors in a multi-advisor partnership, each of whose strategies focus on different market sectors and trading approaches, and monitoring the performance of the trading advisors daily. In addition, the trading advisors establish diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

    The general partner monitors and controls the risk of each partnership's non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

                              THE GENERAL PARTNER


    The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner's main business office is located at 825 Third Avenue, 8th Floor, New York, New York 10022, telephone (212) 310-6444. The general partner is an affiliate of Morgan Stanley DW in that they are both wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley Dean Witter & Co.'s SEC file number is 1-11758.



    The general partner is or has been the general partner and commodity pool operator for 35 commodity pools, including five other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of January 31, 2002, the general partner had approximately $1.4 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of January 31, 2002, there were approximately 60,000 investors in the commodity pools managed by Demeter.


    The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley Dean Witter & Co. has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner's minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.


    According to Morgan Stanley Dean Witter & Co.'s 2001 annual report, Morgan Stanley Dean Witter & Co. had total shareholders' equity of $20,716 million and total assets of $482,628 million as of November 30, 2001 (audited). Additional financial information regarding Morgan Stanley Dean

Witter & Co. is included in the financial statements filed as part of that annual report. Morgan Stanley Dean Witter & Co. will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports will be available from the SEC, in the same manner described under "The Spectrum Series--Availability of Exchange Act
Reports" on page   -  , or will be available at no charge to you by writing to
Morgan Stanley Dean Witter & Co. at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).


    Because of their relationship to the partnerships and each other, Morgan Stanley Dean Witter & Co., Morgan Stanley DW, and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.


DIRECTORS AND OFFICERS OF THE GENERAL PARTNER



    Robert E. Murray, age 41, is the Executive Director of the Morgan Stanley Managed Futures Department, a leading commodity pool operator with approximately $1.4 billion in assets across a variety of U.S. and international public and private managed futures funds. In this capacity, Mr. Murray is responsible for overseeing all aspects of the Morgan Stanley DW's Managed Futures Department. Mr. Murray began at Dean Witter in 1984 and has been closely involved in the growth of managed futures at the firm over the last 17 years. He is also the chairman and president of Morgan Stanley Futures & Currency Management Inc. ("MSFCM") (formerly known as Dean Witter Futures & Currency Management Inc.), Morgan Stanley's internal CTA, and is chairman and president of Demeter Management Corporation, the entity which acts as a general partner for the Firm's managed futures funds. Mr. Murray has served as the Vice Chairman and a Director of the Board of the Managed Futures Association and is currently a member of the Board of Directors of the National Futures Association. Mr. Murray received a Bachelors Degree in Finance from Geneseo State University in 1983.



    Mitchell M. Merin, age 48, is a Director of the general partner. Mr. Merin is also a Director of Morgan Stanley Futures & Currency Management Inc. Mr. Merin was appointed the Chief Operating Officer of Individual Asset Management for Morgan Stanley Dean Witter in December 1998 and the President and Chief Executive Officer of Morgan Stanley Dean Witter Advisors in February 1998. He has been an Executive Vice President of Morgan Stanley DW since 1990, during which time he has been Director of Morgan Stanley DW's Taxable Fixed Income and Futures divisions, Managing Director in Corporate Finance and Corporate Treasurer. Mr. Merin received his Bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in finance and accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.



    Joseph G. Siniscalchi, age 56, is a Director of the general partner.
Mr. Siniscalchi joined Morgan Stanley DW in July 1984 as a First Vice President, Director of General Accounting and served as Senior Vice President and Controller for Morgan Stanley DW's Securities Division through 1997. He is currently Managing Director, responsible for the Client Support Service Division of Morgan Stanley DW. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.



    Edward C. Oelsner III, age 60, is a Director of the general partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Morgan Stanley Dean Witter Advisors, an affiliate of Morgan Stanley DW. Mr. Oelsner joined Morgan Stanley DW in 1981 as a Managing Director in Morgan Stanley DW's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the Morgan Stanley DW Retail Products Group. Prior to joining Morgan Stanley DW, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964.



    Richard A. Beech, age 50, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 24 years. He has been at Morgan Stanley DW since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing, and compliance. Prior to joining Morgan Stanley DW, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures, and sales management.

    Raymond A. Harris, age 45, is a director of the general partner. Mr. Harris is currently Managing Director, Asset Management Services. He previously served as CAO of Morgan Stanley Dean Witter Asset Management. From July 1982 to July 1994, Mr. Harris served in financial, administrative and other assignments at Dean Witter Reynolds, Inc. and Dean Witter, Discover & Co. From August 1994 to January 1999, he worked in Discover Financial Services and the firm's Credit Service business units. Mr. Harris has been with Morgan Stanley Dean Witter & Co. and its affiliates since July 1982. He has a B.A. degree from Boston College and an M.B.A. in finance from the University of Chicago.



    Anthony J. DeLuca, age 39, is a Director of the general partner. Mr. DeLuca is also a Director of Morgan Stanley Futures & Currency Management. Mr. DeLuca was appointed the Controller of Asset Management for Morgan Stanley Dean Witter in June, 1999. Prior to that, Mr. DeLuca was a partner at the accounting firm of Ernst & Young LLP, where he had Morgan Stanley Dean Witter as a major client. Mr. DeLuca had worked continuously at Ernst & Young LLP ever since 1984, after he graduated from Pace University with a B.B.A. degree in Accounting.



    Raymond E. Koch, age 46, is Chief Financial Officer of the general partner. Mr. Koch began his career at Morgan Stanley Dean Witter in 1988, has overseen the Managed Futures Accounting function since 1992, and is currently an Executive Director in Investment Management Controllers. From November 1979 to June 1988, Mr. Koch held various positions at Thomson McKinnon Securities, Inc. as Manager, Special Projects in the Capital Markets Division. From August 1977 to November 1979 he was an auditor, specializing in financial services at Deloitte Haskins & Sells. Mr. Koch received his B.B.A. in accounting from Iona College in 1977, an M.B.A. in finance from Pace University in 1984 and is a Certified Public Accountant.



    The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.


    As of the date of this prospectus, Robert E. Murray, Chairman of the Board, President and a Director of the general partner, owns 81.169 units of Spectrum Select, 132.538 units of Spectrum Technical, 209.644 units of Spectrum Commodity, and 180.995 units of Spectrum Currency, which amounts are less than 1% of the outstanding units of each partnership. As of the date of this prospectus, Mr. Murray did not beneficially own units of any other partnership, and none of the other directors or executive officers of the general partner beneficially owned units of any partnership.

DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE
  GENERAL PARTNER

    The following table summarizes information relating to each of the other commodity pools operated by the general partner, except those commodity pools exempt from disclosure under CFTC Rule 4.7.

    While each of these commodity pools has essentially the same objective--appreciation of assets through speculative trading--the structure, including fees, interest income arrangements, and trading advisors, and the performance of these pools varies widely. There are significant differences between the partnerships and the commodity pools described below. For example, some of the commodity pools have principal protection features to protect investors against the loss of their investment principal, and none of these other commodity pools has the same mix of trading advisors, trading strategies, and fee structures as those employed by the partnerships.


    All summary performance information is current as of December 31, 2001. In reviewing the following summary performance information, you should understand that performance is calculated on an accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and a more complete presentation of the performance of the futures funds operated or managed by the general partner is available without charge upon request to the general partner.


    Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described in the chart and the partnerships. There is no assurance that the partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1997 THROUGH JANUARY 31,
                                     2001)


                                                                                  CURRENT       CURRENT      CUMULATIVE
                                                                                   TOTAL       NET ASSET       RETURN
                                        START       CLOSE        AGGREGATE       NET ASSET     VALUE PER       SINCE
FUND TYPE/FUND(1)                      DATE(2)     DATE(3)    SUBSCRIPTION(4)     VALUE(5)      UNIT(6)     INCEPTION(7)
-----------------                     ---------   ---------   ---------------   ------------   ----------   ------------
                                                                     $               $             $             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)              Jul-83         N/A        29,276,299       8,663,593     3,400.37       246.98
DW Diversified Futures Fund L.P.       Apr-88         N/A       206,815,107      79,793,471     1,211.30       380.27
DW Multi-Market Portfolio L.P.(12)     Sep-88         N/A       252,526,000       7,994,570     1,381.16        38.12
DW Diversified Futures                 Jan-89         N/A        13,210,576       7,939,495     3,184.70       218.47
  Fund II L.P.
DW Diversified Futures                 Nov-90         N/A       126,815,755      43,926,019     2,000.51       100.05
  Fund III L.P.
DW Portfolio Strategy Fund L.P.(13)    Feb-91         N/A       143,522,564      77,044,930     2,464.45       146.45
Morgan Stanley Charter MSFCM           Mar-94         N/A        79,983,541      43,648,042        17.20        72.00
  L.P.(14)
Morgan Stanley Charter Graham L.P.     Mar-99         N/A        50,694,359      50,538,823        13.99        39.90
Morgan Stanley Charter                 Mar-99         N/A        44,348,998      30,589,470         9.35        (6.50)
  Millburn L.P.
Morgan Stanley Charter Welton L.P.     Mar-99         N/A        34,502,243      16,175,352         7.09       (29.10)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE
  ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II(15)             Jan-85         N/A        65,653,270      21,791,637     4,236.36       334.50
DW Cornerstone Fund III(15)            Jan-85         N/A       137,132,762      25,619,236     2,998.22       207.51
DW Cornerstone Fund IV(15)             May-87         N/A       168,114,264     102,572,819     6,038.04       519.29
DW Global Perspective                  Mar-92         N/A        67,424,535       9,979,294       971.16        (2.88)
  Portfolio L.P.
DW World Currency Fund L.P.            Apr-93         N/A       114,945,830      16,555,453     1,166.83        16.68
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR
  WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)        Feb-90         N/A       109,013,535      35,571,076     2,035.15        97.73
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.         Nov-94         N/A        40,754,530      19,987,341     1,652.30        65.23
Morgan Stanley/JWH Futures             Feb-96         N/A        34,795,611       9,581,185     1,213.88        21.39
  Fund L.P.
Morgan Stanley/Mark J. Walsh &         May-01         N/A         5,335,000       4,629,063       866.80       (13.32)
  Company L.P.

PRIVATELY-OFFERED FUND WITH MORE THAN ONE
  ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures   Oct-98      Jan-02        27,198,118       8,551,809       891.64       (10.84)
  Fund L.P.
Morgan Stanley Strategic Alternative   May-00         N/A        53,511,824      55,768,506     1,133.64        13.36
  Fund L.L.C.


                                         WORST       WORST PEAK-
                                       MONTHLY %      TO-VALLEY
FUND TYPE/FUND(1)                     DRAWDOWN(8)    DRAWDOWN(9)
-----------------                     ------------   ------------
                                           %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVI
  WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                (17.54)          (48.63)
                                           4/86       7/83-12/86
DW Diversified Futures Fund L.P.         (12.85)          (24.86)
                                           5/90        5/95-6/96
DW Multi-Market Portfolio L.P.(12)       (13.26)          (29.84)
                                           2/96        5/95-6/96
DW Diversified Futures                   (13.41)          (25.62)
  Fund II L.P.                             8/89        5/95-6/96
DW Diversified Futures                   (13.62)          (27.00)
  Fund III L.P.                            1/92        5/95-6/96
DW Portfolio Strategy Fund L.P.(13)      (15.28)          (31.83)
                                          11/01        7/99-9/00
Morgan Stanley Charter MSFCM             (12.87)          (22.84)
  L.P.(14)                                 1/95        7/94-1/95
Morgan Stanley Charter Graham L.P.       (13.72)          (17.06)
                                          11/01        2/00-7/00
Morgan Stanley Charter                   (12.69)          (23.11)
  Millburn L.P.                           10/99        7/99-7/00
Morgan Stanley Charter Welton L.P.       (10.93)          (34.40)
                                           4/01        3/99-6/01
PUBLICLY-OFFERED FUNDS WITH MORE THA
  ADVISOR WITHOUT "PRINCIPAL PROTECT
DW Cornerstone Fund II(15)               (11.74)          (32.70)
                                           9/89       7/88-10/89
DW Cornerstone Fund III(15)              (18.28)          (32.35)
                                           2/89       2/89-10/89
DW Cornerstone Fund IV(15)               (21.04)          (45.21)
                                           9/89        7/89-9/89
DW Global Perspective                    (12.10)          (40.90)
  Portfolio L.P.                          10/99        8/93-1/95
DW World Currency Fund L.P.               (9.68)          (46.04)
                                           5/95        8/93-1/95
PUBLICLY-OFFERED FUNDS WITH ONE ADVI
  WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)           (7.48)          (13.08)
                                           2/96        2/96-5/96
PRIVATELY-OFFERED FUNDS WITH ONE ADV
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.           (20.66)          (33.68)
                                          11/01       9/98-10/00
Morgan Stanley/JWH Futures               (18.57)          (46.68)
  Fund L.P.                               11.01        7/99-9/00
Morgan Stanley/Mark J. Walsh &            (9.77)          (19.51)
  Company L.P.                            11/01       11/01-1/02
PRIVATELY-OFFERED FUND WITH MORE THA
  ADVISOR WITHOUT "PRINCIPAL PROTECT
Morgan Stanley/Market Street Futures     (10.76)          (31.12)
  Fund L.P.                                3/00        3/99-7/00
Morgan Stanley Strategic Alternative      (6.08)           (6.08)
  Fund L.L.C.                             11/01            11/01

                                                            COMPOUND ANNUAL RATES OF RETURN(10)
                                      --------------------------------------------------------------------------------

FUND TYPE/FUND(1)                        2002          2001          2000          1999          1998          1997
-----------------                     -----------   -----------   -----------   -----------   -----------   ----------
                                           %             %             %             %             %            %
PUBLICLY-OFFERED FUNDS WITH ONE ADVI
  WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                  (3.04)        10.85          9.08         (8.54)        12.01        22.60
                                        (1 month)
DW Diversified Futures Fund L.P.            1.75          1.30         22.00        (11.14)         6.22        11.96
                                        (1 month)
DW Multi-Market Portfolio L.P.(12)          1.81          1.38         21.64         (8.77)         5.63        13.28
                                        (1 month)
DW Diversified Futures                      1.64          1.86         20.33         (9.50)         5.22        11.28
  Fund II L.P.                          (1 month)
DW Diversified Futures                      1.73          1.07         21.99        (10.56)         5.39        12.29
  Fund III L.P.                         (1 month)
DW Portfolio Strategy Fund L.P.(13)        (1.38)        (6.01)         9.87         (6.85)         9.46        11.28
                                        (1 month)
Morgan Stanley Charter MSFCM                1.65         (3.31)        23.77         (9.21)         5.07        26.22
  L.P.(14)                              (1 month)
Morgan Stanley Charter Graham L.P.          1.60          9.72         21.96          2.90
                                        (1 month)                               (10 months)
Morgan Stanley Charter                      1.30        (11.25)        12.07         (7.20)
  Millburn L.P.                         (1 month)                               (10 months)
Morgan Stanley Charter Welton L.P.         (0.56)       (13.05)        (8.17)       (10.70)
                                        (1 month)                               (10 months)
PUBLICLY-OFFERED FUNDS WITH MORE THA
  ADVISOR WITHOUT "PRINCIPAL PROTECT
DW Cornerstone Fund II(15)                 (2.84)        (1.33)        11.46         (5.42)        12.54        18.05
                                        (1 month)
DW Cornerstone Fund III(15)                (1.56)         0.27         (0.26)        (6.78)         9.13        10.24
                                        (1 month)
DW Cornerstone Fund IV(15)                 (3.06)        15.92         14.74         (1.13)         6.80        38.41
                                        (1 month)
DW Global Perspective                      (2.00)        (1.43)         3.63         (9.83)        11.25        11.16
  Portfolio L.P.                        (1 month)
DW World Currency Fund L.P.                (0.34)        10.78          6.36          2.65         (2.61)       39.35
                                        (1 month)
PUBLICLY-OFFERED FUNDS WITH ONE ADVI
  WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)            (0.31)         2.14          6.96         (3.82)        10.54        15.39
                                        (1 month)
PRIVATELY-OFFERED FUNDS WITH ONE ADV
  WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.             (4.52)       (18.96)         7.38         (3.48)        19.93        15.38
                                        (1 month)
Morgan Stanley/JWH Futures                 (1.71)         3.60          9.78        (22.29)         4.04        13.66
  Fund L.P.                             (1 month)
Morgan Stanley/Mark J. Walsh &             (6.93)        (6.87)
  Company L.P.                          (1 month)    (7 months)
PRIVATELY-OFFERED FUND WITH MORE THA
  ADVISOR WITHOUT "PRINCIPAL PROTECT
Morgan Stanley/Market Street Futures        0.98         (4.24)        (5.55)        (2.63)         0.26
  Fund L.P.                             (1 month)                                              (3 months)
Morgan Stanley Strategic Alternative       (0.89)         5.06          8.87
  Fund L.L.C.                           (1 month)                  (8 months)


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.

2.  "Start Date" is the month and year that the pool began trading.

3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.

4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.


5. "Current Total Net Asset Value" is the net asset value of the pool as of January 31, 2002, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.



6. "Current Net Asset Value per Unit" is calculated by dividing the current total net asset value by the total number of units outstanding as of January 31, 2002, or, in the case of liquidated pools, the date of liquidation.



7. "Cumulative Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through January 31, 2002, or, in the case of liquidated pools, from its Start Date through the date of liquidation.



8. "Worst Monthly Drawdown" means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."


9. "Worst Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."


10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.


11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it became a publicly-offered fund with one advisor.

12. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

13. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.


14. Charter MSFCM's net asset value per unit was split 100-to-1 after the close of business on December 1, 2000. All investors in Charter MSFCM prior to December 1, 2000 had their units increased by a corresponding amount to reflect this revaluation and all return calculations in the table have been adjusted accordingly.


15. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred throughout the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual return for 1994.

16. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.

                              THE TRADING ADVISORS

MANAGEMENT AGREEMENTS


    Each trading advisor has entered into a management agreement with a partnership and the general partner. Each management agreement for Spectrum Select, except the management agreement with Northfield which will expire
April 30, 2004, will expire on May 1, 2002. Each management agreement for Spectrum Technical will expire on November 30, 2002. The management agreement for Spectrum Strategic with Allied Irish, Blenheim, and Eclipse will expire on December 31, 2002, November 30, 2002, and June 30, 2002, respectively. The management agreement for Spectrum Global Balanced will expire on November 30, 2002. Each management agreement for Spectrum Currency will expire on December 31, 2002. The management agreement for Spectrum Commodity will expire on December 31, 2002. Each of the foregoing management agreements will renew annually unless otherwise terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership's assets allocated to such trading advisor. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon five days' prior written notice to the trading advisor. Each partnership may also terminate its management agreements immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership's trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.


INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS

    The biographies of the principals and brief summaries of the trading program(s) of the trading advisor(s) for each partnership are set forth below. The success of each partnership is dependent upon the collective success of its trading advisor(s) in their trading for the partnership. However, in evaluating these descriptions, an investor should be aware that the trading advisors' trading methods are proprietary and confidential, the trading advisor(s) selected for a partnership may change over time, and even if the same trading advisor(s) continue(s) to trade for a partnership, they may make substantial modifications to their trading programs. Investors generally will not be made aware of when a trading advisor makes a modification to its trading program.

    The descriptions of the trading advisors, their trading programs and their principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor's trading program. Furthermore, the trading advisors may refer to specific aspects of their trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

    A trading advisor's registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.


    Except as noted below, the trading advisors and their principals have no affiliation with any future commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. Morgan Stanley Commodities Management is the only trading advisor affiliated with the general partner, Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International, but does not directly participate in the brokerage commissions charged by Morgan Stanley DW.



MORGAN STANLEY SPECTRUM SELECT L.P.


    1. EMC CAPITAL MANAGEMENT, INC.

    EMC is an Illinois corporation, registered with the CFTC as a commodity trading advisor and commodity pool operator. EMC was incorporated in January 1988 for the purpose of acting as a commodity trading advisor, and was registered with the CFTC as a commodity trading advisor in May of 1988 and as a commodity pool operator in February 1991. Ms. Elizabeth A. Cheval is EMC's Chairman, sole principal, sole director and beneficial owner. EMC and Ms. Cheval are also members of the National Futures Association. EMC's business address is 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015.

    PRINCIPAL

    Ms. Elizabeth A. Cheval is the Chairman, sole principal, and sole Director of EMC. In 1984, Ms. Cheval was selected with a select group of other individuals by Richard J. Dennis, Jr., a speculative investor in futures and options, to invest for his personal account. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986, she became self-employed and continued to invest for accounts of family members of Mr. Dennis until May of 1988 when Mr. Dennis elected to discontinue his trading program. Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began trading financial futures for her own account. Ms. Cheval received a B.A. in Mathematics from Lawrence University in 1978.

    At this time, neither EMC nor Ms. Cheval trades for its or her own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval engage in such trading, you will not be able to inspect such records. You should also be aware that EMC is currently the commodity pool operator and commodity trading advisor of the EMC Premier Fund, L.P., a commodity pool for which EMC acts as the general partner. Ms. Cheval is currently a limited partner in a commodity pool for which EMC is a trading advisor.

    THE EMC TRADING PROGRAMS

    EMC currently trades its Classic Program for Spectrum Select. In the near future, EMC may trade a portion of its allocated Spectrum Select assets pursuant to EMC's New Program. The exact nature of EMC's investment programs is proprietary and confidential. The following descriptions of the Classic Program and New Program are, by necessity, general and not exhaustive.


    EMC's investment strategies are technical rather than fundamental in nature. In other words, they are developed from analysis of patterns of actual monthly, weekly, and daily price movements and are not based on analysis of fundamental supply and demand factors, general economic factors, or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.


    EMC's investment strategies used in each program are trend-following. This means that initiation and liquidation of positions in a particular market are generally in the direction of the price trend in that market, although at times counter-trend elements also may be employed.

    In both programs EMC employs an investment strategy which utilizes a blend of systems (or, stated another way, a number of systems simultaneously). The strategies are diversified in that each program follows a number of futures interests and often invests in more than ten different interests at one time.

    The specific types of contracts to be traded through both programs will vary over time. These may include futures contracts, options on futures contracts, and cash commodities. Examples of futures, forwards, and options traded by EMC include precious and base metals, U.S. and foreign financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future.

    EMC also may trade in currency forward contracts on the foreign exchange markets and engage in transactions in physical commodities, commonly known as an "exchange for physical" or "EFP."


    As of January 31, 2002, EMC managed approximately $43.5 million of client assets pursuant to its Classic Program and approximately $46.8 million in all of its programs. These figures include notional funds.

    The futures interest contracts in both programs typically have been chosen for reasons which include their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 15% to 35% of an account's equity as margin on open positions, although this percentage can vary.


    EMC believes that the development of a futures investment strategy is a continual process. As a result of on-going research and development, EMC has made enhancements and modifications in the specifics of its trading method. It is likely that EMC will make similar enhancements and modifications in the future. This means that the methods that EMC may use in the future might differ from those presently used. Because EMC's methods are proprietary and confidential, the general partner may not be aware of such changes in EMC's investment methods.

    EMC's risk management largely will be dictated by the amount of EMC's allocated share of Spectrum Select's net assets. However, as profits are generated or losses are incurred, the risk management techniques that EMC employs for Spectrum Select will be modified.

    If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each position and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.

    Under EMC's investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, Spectrum Select's net assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however, necessarily indicate a failure in the investment strategies, but rather are to be expected under the EMC programs. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.

    COMPARISON OF PROGRAMS

    As noted above, the Classic Program and the New Program share some common elements. Each program utilizes a diversified technical trend-following approach and invests in a number of global markets. Each program also utilizes a blend of systems and employs proprietary money management principles designed to control risk within the portfolio.

    The programs do, however, differ from one another in a number of significant respects. First, the blend of systems utilized in the Classic Program generally invests more aggressively than the blend utilized in the New Program. Second, the New Program may make use of countertrend elements more frequently than the Classic Program. Also of significance is the fact that the degree of leverage utilized in the Classic Program is typically higher than in the New Program. Finally, the specific money management principles employed also may differ.

    The Classic Program is designed to achieve a higher potential return and is likely to experience greater drawdowns and higher volatility over the long run. The New Program is likely to have a lower return, smaller drawdowns and lower volatility over the long run. Since past performance is not necessarily indicative of future results, there can be no assurance that the programs will perform in this manner either on a relative or absolute basis.

    2. NORTHFIELD TRADING L.P.

    Northfield is a Delaware limited partnership with its principal place of business at 3609 S. Wadsworth, Suite 250, Denver, Colorado 80235-2110. Northfield began operations in August 1990. The limited partnership was formed to use emerging computer technology to develop systematic approaches to trading. Northfield became registered in March 1990 as a commodity trading advisor and in November 1990 as a commodity pool operator with the CFTC, and is a member of the National Futures Association in such capacities.

    PRINCIPALS

    Douglas Bry is the President of Northfield. Mr. Bry has an extensive history, dating from 1972, in analyzing and understanding complex databases through the use of computerized statistical approaches. In January 1987, Mr. Bry and Philip Spertus formed Technical Trading Strategies, Inc., an Illinois corporation of which Mr. Bry is the President. In conjunction with Mr. Spertus and through Technical Trading Strategies, Mr. Bry developed and marketed the "Volatility Breakout System," a trading methodology that was offered for sale to the public. Technical Trading Strategies ceased offering to sell the Volatility Breakout System in March of 1990. Technical Trading Strategies obtained registration as a CTA in June 1987 and withdrew its registration in October 1990. Technical Trading Strategies never directed or guided the trading of customer accounts.

    In December 1987, Douglas Bry and Philip Spertus formed Northfield Trading Company, an Illinois corporation of which Mr. Bry is the President. Northfield Trading Company, which became registered as a futures commission merchant with the CFTC in April 1988, withdrew its registration in October 1990. Northfield Trading Company's primary business was to provide brokerage services to customers by introducing their accounts to clearing firms on a commission basis. Northfield also provided discretionary trading advice to customers, and licensed proprietary trading software to introducing brokers and commodity trading advisors.

    Mr. Bry, an attorney, graduated from Beloit College in 1974 with a B.A. in Philosophy and Sociology and obtained his J.D. from the University of Colorado in 1978. From September 1978 until June 1982, he was a trial attorney with the Defender Association of Philadelphia, and from June 1982 through January 1987, he was a Senior Trial Deputy with the Colorado State Public Defender. Mr. Bry began trading futures for his own account in 1985 and became registered with the CFTC as a commodity trading advisor in 1986. In January, 1997, Mr. Bry was elected to the National Futures Association Board of Directors in the Commodity Trading Advisor category and currently serves on its Executive Committee. In September, 1999, Mr. Bry completed his second two-year term on the Board of Directors of the Managed Funds Association. During the four years that he was on the Managed Funds Association's Board, he was Chairperson of the Emerging Trader Council, during the last two years he served on the Executive Committee, and during the last year he was Vice Chairman of the Managed Funds Association.

    Philip Spertus is Vice President of Northfield. Mr. Spertus graduated from the Massachusetts Institute of Technology in 1956. From 1979 to 1992,
Mr. Spertus served in various senior capacities, including the positions of Chairman and President, with Intercraft Industries, Inc., a multinational manufacturer of picture frames and related products. In 1992, Intercraft Industries was sold to Newell Corporation and Mr. Spertus assumed the position of Vice President with Newell until late 1993. Mr. Spertus owned a special seat and was a registered Broker/Dealer and member of the Chicago Board Options Exchange from August 1984 through February 1986. He has traded futures for his own account since 1983.

    DESCRIPTION OF TRADING PROGRAMS

    Northfield will only trade the Diversified Program for Spectrum Select. Trading for Spectrum Select will be at 1.5 times the leverage Northfield normally applies for the Diversified Program.

    THE DIVERSIFIED PROGRAM


    The Diversified Program was conceived, tested, and refined by Douglas Bry and Philip Spertus. The approach is fully computerized and nondiscretionary. Money management principles are a critical element in the Diversified Program and have been carefully constructed and are rigorously applied to minimize risk exposure and to protect asset appreciation. Since the trading methods to be utilized by Northfield in the Diversified Program are proprietary and confidential, the discussion that follows is of a general nature and is not intended to be exhaustive.

    The Diversified Program embodies the following features:

    1. EXCLUSIVE EMPHASIS ON TECHNICAL ANALYSIS. Northfield's Diversified Program is purely technical. A technical approach utilizes prices action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Since sustained price moves offer the greatest opportunity for profit with the least amount of risk, Northfield has focused on studying the characteristics of "random" versus "non-random" market behavior. The resulting systems used in the Diversified Program are highly sensitive to changes in price direction and volatility, and are designed to detect non-random behavior before a trend is obvious.

    2. TRADING LOGIC BASED ON EXTENSIVE MARKET SIMULATIONS. In order to validate the trading methodology, extensive testing is conducted on historical data in more than 50 markets worldwide.

    3. SIMILAR TRADING ACROSS MARKETS. Northfield is very sensitive to the risk of "curve-fitting" results to particular markets or time periods, and, as a result, utilizes a similar approach in each market or group of markets that are traded with a particular system in the Diversified Program. The decision to subject markets to similar trading rules has led to the identification of techniques that work independent of the markets to which they are applied.

    4. A COMPLETELY AUTOMATED AND NON-DISCRETIONARY APPROACH. Northfield implements its Diversified Program systems via proprietary software that generates and print orders, monitors the markets in real time and keeps track of position. The selection of trades is not subject to intervention by Northfield's principals. No override of the Diversified Program will take place absent extraordinary circumstances which Northfield believes threaten the customer's capital, such as an outbreak of war, a major natural disaster, or a threat to the integrity of an exchange clearing system.

    5. ONGOING RESEARCH AND DEVELOPMENT. A full-time staff of computer programmers work with the principals of Northfield to refine existing systems and develop new ones for use in the Diversified Program.

    DESCRIPTION OF COMMODITIES TRADED

    Northfield's Diversified Program trades a diverse portfolio of commodity interests across over 50 markets. The highly diversified mix of markets includes interest rates, currencies, stock index futures, grains, meats, energy products, metals (both precious and base), and soft commodities such as coffee, cotton and cocoa. Market liquidity is a critical factor in the decision whether to participate in a new market; Northfield may enter new domestic and non-United States markets for the Diversified Program as contract liquidity develops.

    The selection of markets is totally within the discretion of Northfield which may add or delete markets as it deems appropriate. The markets traded and position sizes in each market are a function of the trading methodology developed by Northfield. Multiple time frames are tracked in each market and, at any time and depending on market factors as assessed by Northfield, an account using the Diversified Program may be holding positions in all markets traded by the Diversified Program, some markets, or be out of all markets entirely.

    MONEY MANAGEMENT PRINCIPLES

    While volatility and leverage can produce healthy gains, they can also lead to substantial losses. The development of trading methods and the selection of markets are components of a complete portfolio strategy that also includes money management. The money management principles discussed below have been designed to minimize the probability of an equity drawdown while leaving intact the profit potential associated with investing in commodity interests.

    1. VOLATILITY DETERMINED, RISK EQUATED AMONG MARKETS. Each market traded by the Diversified Program is monitored to determine its dollar volatility, that is, how many contracts can be traded in a given market without risking more than a set percentage (usually less than 1/2 of 1%) of an account's equity. In this way, the trading exposure is equalized across all markets. Therefore, risk is similar in all markets although the number of contracts traded in each market may vary considerably.

    2. USE OF STOPS. Northfield generally uses protective stops for the Diversified Program, that is, setting the point at which to enter or exit the market in order to protect gains or minimize losses.

Furthermore, in an attempt to control slippage, that is, the difference between the desired entry price and the actual execution price, Northfield may impose a limit on the fill prices it is willing to accept when entering trades. As a consequence, the size of a position may be smaller than desired.

    3. THE DEGREE OF LEVERAGE USED. Managers frequently provide the margin-to-equity ratio as a measure of the risk associated with a particular trading program. For Northfield's Diversified Program, the margin-to-equity ratio, which is estimated to be usually less than 15% is far less meaningful than a measure of the funds that would be lost if all the open trades were exited at their prospective stops (the "Aggregate Risk to Stop"). While no assurance can be given that actual drawdowns will not exceed the Aggregate Risk to Stop, it provides a useful measure of exposure to loss. The Aggregate Risk to Stop percentage typically will not exceed 20% and generally ranges between 5% and 15% of an account.


    4. DIVERSIFICATION. Northfield further attempts to control risk exposure of a Diversified Program account through broad diversification. Over 50 markets worldwide are included in the portfolio research, although the number of markets traded within the portfolio at any one time may vary. While some markets and groups of markets have performance characteristics that are correlated, portfolio theory, experience and numerous simulations have established that portfolio diversification produces more consistent returns.


    5. ACCOUNT ACTIVITY. Northfield's short-term Diversified Program systems may trade as frequently as once a day or more often, while long-term systems may take positions just a few times a year.


    The trading methods, selection of markets, money management principles, and implementation techniques described herein are general factors upon which Northfield will base its investment decisions for the Diversified Program. No assurance is given that consideration of any of these factors will lessen the risk of loss or increase the potential for profit. Northfield will continue to test and refine its trading methods for the Diversified Program and, therefore, reserves the right to change any technique or strategy, including the technical trading factors used, the commodity interests traded, or the money management principles applied for the Diversified Program. Northfield does not consider changes to the markets traded or systems being traded to be material for the Diversified Program and expects to make such changes on an ongoing basis.


    3. RABAR MARKET RESEARCH, INC.

    Rabar is an Illinois corporation and is registered with the CFTC as a commodity trading advisor and a commodity pool operator. It is a member of the National Futures Association in such capacities. Rabar, originally named Rainbow Market Research, Inc. when it was incorporated in November 1986, adopted its present name in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988. Rabar has managed accounts continuously since July 1988. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933.

    PRINCIPALS

    Paul Rabar, President of Rabar, first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985, Mr. Rabar was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to participate in Mr. Dennis' commodity futures trading program. Mr. Rabar participated in that program in 1985 and 1986, managing an account for Mr. Dennis, and in 1987 and 1988 managed an account for another speculative trader of futures and options. He traded his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work--primarily in science and mathematics--at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.


    Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. Mr. Izenman is also a managing member of BRI Partners LLC, a venture capital firm for emerging hedge fund managers. Prior to that, from September 1994 through October 1998, he was the President of EMC where he was responsible for business development, client relations and various administrative and operational aspects of the firm. Mr. Izenman is also the Chairman and a member of the Board of Directors of the Managed Funds Association and is also a member of the Business Conduct Committee of the National Futures Association. Prior to joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors (including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979.


    Rabar is the commodity pool operator and trading advisor to Rabar Futures Fund, L.P., a private commodity pool. Rabar is also the trading advisor to Rabar International Futures Fund, Ltd., a commodity pool organized in the Cayman Islands, which is not open to U.S. investors.

    It should be noted that Rabar and/or Mr. Rabar currently, and Rabar, Mr. Rabar, and Mr. Izenman may in the future, invest in commodity pools that are advised by Rabar. Any of these pools may be beneficially owned solely or primarily by Mr. Rabar.

    Rabar does not currently trade an account for itself, and Mr. Izenman does not currently trade an account for himself, but either may do so in the future. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Rabar's, Mr. Rabar's, and Mr. Izenman's personal trading will not be open to inspection by you.

    THE RABAR TRADING PROGRAM


    Rabar's objective is to achieve appreciation of Spectrum Select's assets which it is allocated through speculative trading of futures interests, including, but not limited to, domestic and foreign futures contracts and options on futures contracts, forward contracts and spot contracts, and cash commodities. Rabar primarily trades futures contracts for its existing clients. The specific futures interests will be selected from time to time by Rabar on the basis discussed below. Examples of futures contracts now traded by Rabar include, but are not necessarily limited to, futures contracts on currencies, U.S. and non-U.S. financial instruments, precious and base metals, U.S. and non-U.S. stock indices, energy products, grains, and soft commodities. Rabar may also engage in exchange for physicals transactions. At times, Rabar may trade futures, forwards, and options for some clients which it does not trade for Spectrum Select. As of January 31, 2002 Rabar was managing approximately $119 million of client assets pursuant to its trading program (notional funds included).


    Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature, I.E., they are developed from the research and analysis of patterns of monthly, weekly, and daily price movements, and of such indicators as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors, especially for the purpose of controlling risk.

    Rabar's risk management techniques include diversification, I.E., Rabar commits equity to many markets and to a number of trading strategies. Also, the trading program at all times adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. Consequently, you should not expect the same performance as any other account traded previously, simultaneously, or subsequently by Rabar or Mr. Rabar.

    Rabar's trading program also emphasizes current and ongoing research and analysis of market behavior in order to continue to develop strategies for profiting from the changing character of that behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various commodities. It is likely that similar revisions will be made in the future. As a result of such modifications, the future trading methods that may be used by Rabar might differ from those presently being used. The general partner may not be aware of such changes in Rabar's trading methods.

    The markets typically traded by Rabar have been chosen for their historical performance, and for their customary liquidity. However, from time to time Rabar may trade in newer or less liquid markets. There can be no assurance of liquidity.

    Rabar's methods are proprietary and confidential. The foregoing description is general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodities or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these commodities may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.

    You should anticipate substantial losses of the portion of Spectrum Select's assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses of profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.

    4. SUNRISE CAPITAL MANAGEMENT, INC.


    Sunrise Capital Management is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Sunrise Capital Management (formerly known as Sunrise Commodities, Inc.) was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982, and its predecessor firms. Sunrise Capital Management was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. organized Sunrise Capital Partners, LLC, a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise Capital Management and Commodity Monitors and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. Commodity Monitors is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. Commodity Monitors was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the National Futures Association in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise Capital Management set forth above. Sunrise Capital Management and Sunrise Capital Partners currently operate two commodity pools.


    PRINCIPALS

    Mr. Martin P. Klitzner is President of Sunrise Capital Management and a Managing Director of Sunrise Capital Partners. In 1967 and 1968, Mr. Klitzner received a B.A. and an M.B.A, respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise Capital Management in December 1982. Prior to joining Sunrise Capital Management, Mr. Klitzner was a planner in the public sector, a private businessman, and an investor.

    Mr. Richard C. Slaughter is a Managing Director of Sunrise Capital Partners and is responsible for research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of Commodity Monitors in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of Commodity Monitors' current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

    Dr. Gary B. Davis is the Chairman of the Board of Sunrise Capital Management. In 1968 and 1970, Dr. Davis received a B.S. and Medical degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego as an Associate Professor of Radiology. Dr. Davis has studied and traded the commodity futures markets since 1979. Dr. Davis currently concentrates his efforts in research and trading systems development activities for Sunrise Capital Partners.

    Dr. John V. Forrest engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York--Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined Commodity Monitors in September 1991 and is a co-developer, with Mr. Slaughter, of Commodity Monitors' current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

    Mr. Martin M. Ehrlich is Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise Capital Management in 1986 after having been a long-time investor with Sunrise Capital Management. Prior to assuming responsibilities for marketing and public relations for Sunrise Capital Management, Mr. Ehrlich was an independent businessman and investor.

    Ms. Marie Laufik is Vice President-Trading of Sunrise Capital Partners. Ms. Laufik is head trader and is responsible for supervising trading and back-office operations. In 1973, Ms. Laufik received a Master's degree in Economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/ export company for nine years before immigrating to the United States. Mrs. Laufik was a commodity trader for Cresta Commodities from 1986 until she joined Sunrise Capital Management in August 1988.

    Elissa Davis is a principal of Sunrise Capital Management and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Management or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

    The Davis Family Trust, dated October 12, 1989, is a director and the sole shareholder of Sunrise Capital Management; Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.


    Sunrise Capital Management, Sunrise Capital Partners, their principals, and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. You will not be permitted to inspect the personal trading records of Sunrise Capital Management, Sunrise Capital Partners, their principals, or their affiliates, or the written policies relating to such trading.


    DESCRIPTION OF TRADING PROGRAMS

    Sunrise Capital Management utilizes a long-term technical trend-following system on behalf of the partnership, trading a wide continuum of time windows. Most of these time frames are decidedly long-term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.


    Sunrise Capital Management and Sunrise Capital Partners currently offer five programs for investment, all of which are traded in accordance with the trading methodologies described below.



    In providing commodity trading advice, Sunrise Capital Management trades the CIMCO Program for Spectrum Select.



    The CIMCO--Diversified Financial Program was designed by Sunrise Capital Management to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes, and euro products), stock indices (including S&P 500, DAX, IBEX 35, and Nikkei 225), precious and industrial metals (including aluminum, gold, silver, and copper), natural gas, and crude oil are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

    While Sunrise Capital Management has traded foreign currencies in the interbank forward market, it has not previously traded other commodities on a forward basis. However, it may in the future also trade precious metals, industrial metals, energies, and other commodities on a forward basis with Morgan Stanley as the counterparty (in addition to trading these commodities on future exchanges). Any such trading would be on a limited basis and would be done at the discretion of Sunrise Capital Management. The partnership will not hold the actual physical commodities because Sunrise Capital Management does not intend to take delivery of the underlying commodities on the forward contracts. As a result of these transactions, the risk factor "The unregulated nature of the forwards markets creates counterparty risks that do not exist in futures
trading on exchanges" on page   -  should be read as applying not only to
forward trades of currencies but also to forward trades of precious metals, industrial metals, energies, and other commodities. You should note that these contracts will not qualify as Section 1256 contracts as described in "Material Federal Income Tax Considerations--Gain or Loss on Trading Activity--Mark-to-
Market" on page   -  .



    As of January 31, 2002 Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $96 million of client assets pursuant to the CIMCO Program and approximately $695 million of client assets in all of its programs (notional funds excluded).


    OTHER TRADING PROGRAMS


    The Currency Program is discussed under "Morgan Stanley Spectrum Currency
L.P. - 2. Sunrise Capital Partners, LLC" on page   -  .



    The Diversified Program may follow approximately twenty-five different markets. These markets may include, but are not limited to, precious and industrial metals, grains, petroleum products, soft commodities, domestic and foreign interest rate futures, stock indices (including S&P 500) and currencies and their crossrates.



    The Expanded Diversified Program gives clients further diversification than in the standard Diversified Program. Additional commodity interests may include, but are not limited to, industrial metals, minor currency markets, foreign interest rate futures, and stock indices (DAX, IBEX-35, and Nikkei 225). Given liquidity constraints in certain of these additional commodity markets, the trading advisor may restrict money under management for this program.



    Presently the Currency Options Program only follows options on Swiss francs, British pounds, euros, and Japanese yen. Ongoing research will determine additional markets to be traded in the future as part of this program as well as a Diversified Options Program.


    TRADING METHODOLOGIES


    Relying on technical analysis, Sunrise Capital Management believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Management are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature, and which have been either learned or developed by Dr. Davis, Dr. Forrest, and/or Mr. Slaughter. The profitability of the trading programs traded pursuant to technical analysis emphasizing mathematical and charting approaches will depend upon the occurrence in the future, as in the past, of major trends in some markets. In the absence of these trends and relationships, the trading programs are likely to be unprofitable.


    Sunrise Capital Management's long-term, trend-following program attempts to detect a trend, or lack of a trend, with respect to a particular futures, forward, or option by analyzing price movement and volatility over time. This program consists of multiple, independent, and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures, forward, or option. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise Capital Management's system, depends to a large degree upon not trading non-directional markets. Accordingly, to the extent that this neutral trading signal is not generated during a non-trending market, trading would likely be unprofitable.

    Long-term trend-following trading systems, such as those employed by Sunrise Capital Management, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be more than offset by gains. In using this trading methodology, it is anticipated that Sunrise Capital Management will commit to margin between 5%-30% of assets managed. Margin requirements may from time to time exceed this range.

    While Sunrise Capital Management relies on mechanical technical trading systems in making investment decisions, the overall strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Management, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instance in which Sunrise Capital Management will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise Capital Management is not under any obligation to notify clients, the general partner, or you of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

    A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires Sunrise Capital Management to make subjective judgments. For example, the trading advisor must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Management must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

    Sunrise Capital Management engages in ongoing research that may lead to significant modifications from time to time. Sunrise Capital Management will notify the general partner if modifications to its trading systems or portfolio structure are material.

    Sunrise Capital Management believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise Capital Management's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise Capital Management in the future might differ from those presently being used.

    Sunrise Capital Management has discretionary authority to make all trading decisions, including upgrading or downgrading the trading size of the net assets of Spectrum Select it manages to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise Capital Management may from time to time adjust the leverage applicable to the assets allocated to it; PROVIDED, HOWEVER, any such adjustments will be consistent with the leverage parameters described herein and in the overall investment objectives and trading policies of the account it manages for Spectrum Select. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: inflows and outflows of capital, ongoing research, volatility of individual markets, risk considerations, and Sunrise Capital Management's subjective judgement and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses. No assurance can be given that any leverage adjustment will be to your financial advantage.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.


    1. CAMPBELL & COMPANY, INC.

    Campbell is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 1978 and is a member of the National Futures Association in such capacity. Campbell's principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Towson, MD 21204.

    PRINCIPALS


    Ms. Theresa D. Becks serves as the Chief Financial Officer, Treasurer, Secretary, and a Director. Ms. Becks joined Campbell in June 1991. In addition to her role as Chief Financial Officer, Ms. Becks also oversees administration and compliance at Campbell. From December 1987 to June 1991, she was employed by Bank of Maryland Corp, a publicly held company. When she left she was Vice-President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is registered as an associated person of Campbell.


    Mr. Richard M. Bell serves as a Senior Vice-President--Trading. Mr. Bell began his employment with Campbell in May 1990. His duties include managing daily trade execution of the assets under Campbell's management. From September 1986 through May 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange and Philadelphia Board of Trade. From July 1975 through September 1986 Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is registered as an associated person of Campbell.

    Mr. D. Keith Campbell has served as Chairman of the Board since it began operations and was President until January 1, 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since then he has applied various technical trading systems to numerous discretionary commodity trading accounts over which Campbell has discretionary trading authority. Mr. Campbell is registered with the CFTC as a commodity pool operator and is a member of the National Futures Association in such capacity. He is also registered as an associated person of Campbell.

    Mr. William C. Clarke, III joined Campbell in June 1977. He is an Executive Vice-President and a Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an associated person of Campbell.


    Bruce L. Cleland, joined Campbell & Company in January 1993 and presently serves as President, Chief Executive Officer and a Director. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading, and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the Managed Funds Association, and he has previously served as a member of the Board of Governors of the Comex, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.


    Phil Lindner, serves as Vice President--Information Technology. Mr. Lindner has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. Mr. Lindner oversees Campbell's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell's trading, fund administration, and accounting functions, and provide complete computer systems support to all Campbell employees. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

    Mr. James M. Little serves as Executive Vice-President/Marketing and as a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little joined Campbell in April 1990. From March 1989 through April 1990, Mr. Little was a registered representative of A.G. Edwards &
Sons, Inc. Prior to that, from January 1984 through March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little is the co-author of THE HANDBOOK OF FINANCIAL FUTURES, and is a frequent contributor to investment industry publications. Mr. Little is registered as an associated person of Campbell.


    Mr. C. Douglas York has been employed by Campbell since November 1992. He is a Senior Vice President--Trading. His duties include managing daily trade execution for foreign exchange markets. From January 1991 through October 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an associated person of Campbell.

    Any principal of Campbell may trade futures interests for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and principals. Campbell has written procedures that govern proprietary trading by principals. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.

    THE CAMPBELL TRADING PROGRAM


    Campbell trades the assets allocated to it by the partnership pursuant to its Financial, Metal & Energy Large Portfolio, which trades exclusively in futures, options, and forward contracts, including foreign currencies, precious and base metals, energy products, stock market indices, and interest rate futures. As of January 31, 2002, Campbell was managing approximately $2.50 billion of client assets pursuant to the Financial Metals & Energy Large Portfolio and approximately $2.76 billion in all of its programs.


    Campbell makes trading decisions using proprietary technical trading models, which analyze market statistics. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past. Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles.


    Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models.


    Over the course of a long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell's research indicates that this is well compensated for by the decreased volatility of performance which may result.

    Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.


    While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

    Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.



    From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.



    Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below these ranges.



    The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases a client's portfolio would be influenced by liquidity factors because the positions in such markets might be substantially smaller than the positions that would otherwise be taken.


    2. CHESAPEAKE CAPITAL CORPORATION


    Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering advisory and investment portfolio management services to both retail and institutional investors in trading commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator since June 20, 1988 and May 8, 1991, respectively, and has also been a member of the National Futures Association since June 20,1988. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229. All business records will be kept at Chesapeake's principal place of business.


    PRINCIPALS


    R. Jerry Parker, Jr. is the Chairman of the Board of Directors, the Chief Executive Officer, and a member of the Executive Committee of Chesapeake.
Mr. Parker has overseen Chesapeake's operations and its trading since its inception. Mr. Parker received a Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980.
Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From November 1983 until January 1987, Mr. Parker was employed as an exempt commodity trading advisor by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and a commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for
Mr. Thomas Dennis as an exempt commodity trading advisor. From November 1983 through February 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of U.S. $1 million to U.S. $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, which, as of January 31, 2002, managed approximately U.S. $860 million (notional funds excluded) of client funds.



    John M. Hoade is the President, the Secretary, and a member of the Executive Committee of Chesapeake. Mr. Hoade received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From September 1976 through December 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing, and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

    Robert S. Parker, Jr. is the General Counsel and a member of the Executive Committee of Chesapeake. Mr. Parker received his Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in 1965. Mr. Parker worked in the accounting field for two years and became a Certified Public Accountant in Virginia. He then attended law school at the College of William and Mary where he received a Juris Doctor degree in 1970. Mr. Parker has been engaged in the practice of law since then, with an emphasis in tax and business matters, including 13 years with Hunton & Williams, where Mr. Parker was a partner. Mr. Parker has been General Counsel of Chesapeake since February 1996.


    Warren K. Coleman is the Chief Financial Officer and a Managing Director of Chesapeake. Mr. Coleman received a Master of Business in 1981 and Bachelor of Business Administration in 1979 from James Madison University. Mr. Coleman became a Certified Public Accountant in 1982 while working for the public accounting firm of Ernst & Young. From February 1982 until March 1998,
Mr. Coleman was employed by Philip Morris U.S.A. His job duties at Philip Morris included Plant Controller, Senior Manager responsible for Capital Evaluation and Financial Analysis and Senior Manager responsible for financial software integration. Mr. Coleman joined Chesapeake in March 1998 to direct its financial operations as Chief Financial Officer.


    Chesapeake and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below. Records for these accounts will not be made available to Spectrum Technical.

    THE CHESAPEAKE TRADING PROGRAMS


    Prior to June 1, 1998, the assets allocated to Chesapeake by Spectrum Technical were traded pursuant to its Diversified Program and its Financial and Metals Program. Since June 1, 1998, the assets of Spectrum Technical allocated to Chesapeake have been traded pursuant to its Diversified 2XL Program. The Diversified 2XL Program emphasizes a wide range of diversification with a global portfolio of commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. Chesapeake will not trade cash commodities or swap contracts for the partnership without the general partner's consent. Chesapeake may trade on U.S. and non-U.S. exchanges and markets. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.



    Chesapeake utilizes a variety of trading strategies and programs for its clients' private accounts and for Chesapeake-sponsored investment funds. The programs offered generally by Chesapeake to its clients to trade commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts for their private accounts (i.e., to those clients other than Chesapeake-sponsored investment funds) are the Diversified Program and the Diversified 2XL Program (the "Diversified Trading Programs"). The Diversified Program commenced trading in February 1988. The Diversified Program emphasizes a wide range of diversification by utilizing a global portfolio of commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. These futures interest contracts are traded on a highly leveraged basis. The Diversified 2XL Program, which Chesapeake trades for Spectrum Technical, began trading in April 1994. The Diversified 2XL Program employs the same trading system as the Diversified Program, except that the Diversified 2XL Program is generally traded on an increased exposure basis generally equal to approximately two times the exposure or trading level typically applied to a fully-funded Diversified Program account (although at times a different level may be used and the partnership's returns may vary significantly from a 2:1 ratio with the gross returns of private accounts trading the Diversified Program). Ultimately, the appropriate exposure or trading level to be employed by the partnership in its trading, as determined at the sole discretion of Chesapeake, will be determined by the performance factors associated with the partnership and the partnership only, regardless of the intended performance relationship of the partnership to other accounts trading in other programs that may utilize more or less exposure. Since Chesapeake's trading strategies and programs are proprietary and confidential, the discussion below is of a general nature and it is not intended to be exhaustive.

    As of January 31, 2002, Chesapeake was managing approximately $88.3 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $860 million of client assets (notional funds excluded).


    In general, Chesapeake analyzes markets, including price action, market volatility, open interest, and volume as a means of predicting market opportunity and discovering any repeating patterns in past historical prices. Chesapeake generally employs a computerized analysis of a large number of interrelated statistical and mathematical formulas and techniques--based on an extensive proprietary and confidential database of prices, volume, open interest, and various other market statistics--to search for patterns in data and to develop, use, and monitor trading strategies. Chesapeake places primary emphasis on technical analysis in assessing market opportunities.


    Chesapeake's trading decisions are based on a combination of its systems, its market timing techniques, its trading discretion, judgment, and experience, and on market opportunities. Chesapeake's trading methodology is both systematic and strategic. Trading decisions require the exercise of strategic judgment by Chesapeake in evaluating its technical trading methods, in their possible modification from time to time, and in their implementation.


    Chesapeake is free to use its discretion whether to follow any trading signals or parameters generated by its technical trading strategies and its Diversified Trading Programs. The decision not to trade certain markets or not to make certain trades indicated by Chesapeake's systems can materially affect performance. Under no circumstances is Chesapeake compelled to follow any of the trading indications generated by the Diversified Trading Programs.

    Chesapeake has the right to employ any form or method of technical analysis that it deems appropriate in trading its Diversified Trading Programs. By way of example, the technical trading strategies and programs utilized by Chesapeake may be significantly revised from time to time by Chesapeake as a result of ongoing research and development, which seeks to devise new trading strategies and programs, as well as test its current technical strategies and programs. Chesapeake will not notify clients, such as the partnership, of such revisions or changes to its Diversified Trading Programs as they may occur.

    Exchanges on which transactions may take place will include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges which include, but are not limited to, the Belgian Futures and Options Exchange, the London International Financial Futures and Options Exchange Ltd., the International Petroleum Exchange of London Ltd., the London Metal Exchange, the London Commodity Exchange, the Italian Derivatives Market, the Marche a Terme International de France, the Mercado Espanol de Futuros Financieros, the Eurex Deutschland, the Hong Kong Futures Exchange Ltd., the Montreal Exchange, the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange, the Tokyo Stock Exchange, the Singapore International Monetary Exchange, the Sydney Futures Exchange Ltd., and the Winnipeg Commodity Exchange. In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and initiates trades at any point it determines that a market is sufficiently liquid and tradable using the methods employed by Chesapeake.


    Chesapeake renders advice regarding transactions in physical commodities, including exchange of futures for physical transactions. An exchange of futures for physical transaction is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.



    Chesapeake does not currently, but may in the future, utilize swaps on behalf of the partnership with the general partner's consent. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices, or prices, with payments generally calculated by reference to a principal amount or quantity. Chesapeake may enter into swap transactions involving or relating to interest rates, currencies, commodities, or indices. Swaps may be utilized for a number of reasons, including to achieve greater exposure to markets in which Chesapeake is constrained by speculative position limits from taking additional positions in exchange-traded contracts, to access markets not accessible through exchange-traded instruments, and to allow customization of positions. Chesapeake may also trade other types of over-the-counter derivative contracts.

    Chesapeake generally uses between 10% and 30% of the equity in a fully funded account as original margin for trading in the Diversified Program, but at times the margin-to-equity ratio can be higher. The low margin normally required in futures trading permit an extremely high degree of leverage; margin requirements for futures trading being in some cases as little as 2% of the face value (or "exposure") of the contracts traded. Therefore, the gross value of positions held in an account may be several times the value of such account. Consequently, even a slight movement in the prices of open positions in an account could result in immediate and substantial losses to the investor. The Diversified 2XL Program generally trades at approximately double the Diversified Program exposure requiring the use of double of the portion of equity Chesapeake generally uses as margin, which results in approximately double the ratio of the gross value of positions in relation to the value of an account.

    The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the program(s) traded, the market conditions, the percentage gained or lost in such account, the size of such account, the brokerage commissions, the management fees and the incentive fees charged to such account, the contracts, if any, excluded from such account by the client, and when such account commenced trading. Accordingly, no investor should expect to achieve the same performance as that of any other account traded previously, simultaneously, or subsequently by Chesapeake.


    Programs that exclude or emphasize certain markets often perform differently than programs utilizing different markets. On programs that differ in terms of leverage or exposure only (E.G., the Diversified Trading Programs), Chesapeake generally attempts to manage accounts in such programs such that the gross returns (before fees), positive or negative, are a multiple of each other based on the leverage differential (e.g., the Diversified 2XL Program gross returns, positive or negative, are generally intended to be approximately double those of the Diversified Program on an annual or year to date basis). However, many factors can, sometimes significantly, impact account performance and these performance relationships, including, but not limited to, differences in the timing of additions and withdrawals and the resulting adjustment trades, varying fills, changes in position size to reduce risk during losing periods by Chesapeake that impact an account in one program but not other account(s) in other programs that use proportionately higher or lower exposure, differences in brokerage commissions, and other factors. Accordingly, every program will underperform or overperform the anticipated multiple or fraction of a differently leveraged program.


    ADDITIONS AND REDEMPTIONS IN POOL ACCOUNT

    Investors in investment fund accounts generally make additions or redeem units at net asset value per unit as of the opening of business on the first business day of each month. In order to provide the appropriate market exposure commensurate with a fund's equity after giving effect to net additions/ redemptions, Chesapeake's general practice is to adjust positions as soon as possible after the close of business on the last trading date of the month. Market conditions may dictate the time period over which these trades can be effected. The performance of a fund account relative to the performance of other accounts trading in the same program or to accounts trading within programs that should perform at a level proportionately higher or lower than such account may be significantly different as a result of these adjustment trades. Furthermore, there may be changes in net asset value per unit as a result of such adjustments trades. Based on the level of net additions/redemptions and Chesapeake's determination of liquidity or other market conditions, Chesapeake may also decide to make adjusting trades before the close of business on the last business day of the month. No assurance is given that Chesapeake will be able to avoid the performance discrepancies and the changes described above in connection with pool equity level changes. The use of discretion by Chesapeake in the application of this procedure may affect performance positively or negatively. Further, effecting trades prior to the close of business on the last business day of the month may cause brokerage commissions to be incurred and allocated in the month prior to the month in which the investors making additions participate in pool profits and losses.

    3.  JOHN W. HENRY & COMPANY, INC. (JWH-REGISTERED TRADEMARK-)

    John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. In 1997, JWH reincorporated in the state of Florida. JWH's offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida. JWH's registration as a commodity trading advisor became effective in November 1980. JWH is a member of the National Futures Association in this capacity. "JWH" is the registered trademark of John W. Henry & Company, Inc. The John W. Henry Trust, dated July 27, 1990, is the sole shareholder of JWH.

    PRINCIPALS


    Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation and Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH. Mr. Henry currently concentrates his activities at JWH on portfolio management, research and new system development, day-to-day decisions involving the strategic direction and business of the firm, and frequent dialogue with trading supervisors. He is the exclusive owner of trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts.


    Mr. Henry has served on the Board of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors, and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. Since the beginning of 1987, he has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates, including acting as chairman of the Florida Marlins Baseball Club LLC, which continues to be operated by professional baseball staff.


    Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. Prior to joining JWH in January 1994, he was a partner at Chapman and Cutler in Chicago, where he headed the law firm's futures law practice from August 1983 to December 1993. He also served as general counsel of the MFA and general counsel of the National Association of Futures Trading Advisors. Mr. Mitchell is currently a member of the National Futures Association commodity pool operator/commodity trading advisor Advisory Committee. In addition, he has served as a member of the National Futures Association Special Committee for the Review of a Multi-tiered Regulatory Approach to National Futures Association Rules, the MFA Government Relations Committee, and the Executive Committee of the Futures Industry Association Law and Compliance Division. In 1985, Mr. Mitchell received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.



    Dr. Mark S. Rzepczynski is the president and chief investment officer, and a member of the JWH Investment Policy Committee. He is responsible for day-to-day management of the firm. Prior to joining JWH in May 1998, he was vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Dr. Rzepczynski has a B.A. CUM LAUDE, Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University. Dr. Rzepczynski is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Investment Management, Inc., all affiliates of JWH.

    Mr. E. Lyndon Tefft is a senior vice president and the chief financial officer. He is also a principal of Westport Capital Management Corporation, Global Capital Management Limited, and JWH Securities, Inc. Prior to joining JWH in October 1998, Mr. Tefft was the Director of MIS and a vice president at Harvard Management Company, Inc. where he was responsible for directing the design, development, and operation of global equity, bond, and derivative trading, accounting, and settlement systems beginning in May 1994. Mr. Tefft received a B.S. in Industrial Management from Purdue University, and an M.B.A. from Wharton School of Business at the University of Pennsylvania.



    Mr. David M. Kozak is a senior vice president, general counsel, and secretary to the corporation. He is also a principal of JWH Investment Management, Inc. and Westport Capital Management Corporation. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management.



    Mr. Kozak is currently the secretary and a director of the MFA and is a member of that organization's Executive Committee and chairman of its Government Relations Committee. He is also a member of the Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to National Futures Association Rules, both of the National Futures Association. He is chairman of the subcommittee on commodity trading advisor and commodity pool operator issues of the Futures Regulation Committee of the Association of the Bar of the City of New York. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.



    Mr. David I. Ginsberg is a member of the JWH Board of Directors and special advisor to the chairman. Mr. Ginsberg joined JWH in October 1999. He is also a principal of JWH Investment Mangement, Inc. He served as the managing director of the Multi-Manager Group at Global Asset Management from its inception in September 1989 until July 1995. This GAM group was, and continues to be, one of the largest multi-advisor groups specializing in hedge funds. Since leaving GAM, Mr. Ginsberg has been a private investor and consultant. Mr. Ginsberg received a M.B.A. with a concentration in Finance from Boston University and a B.A. from Kenyon College. Mr. Ginsberg is a member of the board of directors and of the Investment Committee of St. Lawrence Trading, a fund of funds with assets in excess of $1.0 billion that specializes in hedge funds, and a director of the Adelphi Europe Fund, a hedge fund specializing in European equities. He is also vice chairman of the Florida Marlins Baseball Club LLC.


    Mr. Kevin S. Koshi is a senior vice president, proprietary trading, and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the finance department, and since 1990 has held positions of increasing responsibility in the trading department. He received a B.S. in Finance from California State University at Long Beach.

    Mr. Matthew J. Driscoll is a vice president, trading, and chief trader and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of the trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures; he has played a major role in the development of JWH's 24-hour trading operation. He attended Pace University.


    Mr. Edwin B. Twist is a director of JWH and JWH Investment Management, Inc. Mr. Twist joined JWH as internal projects manager in September 1991 and has been a director since August 1993. His responsibilities include assisting with internal projects at JWH.



    Mr. Julius A. Staniewicz is a vice president, senior strategist and a member of the JWH Investment Policy Committee. He joined JWH in March of 1992.
Mr. Staniewicz received a B.A. in Economics from Cornell University.



    The following is a list of additional principals of JWH: Mr. Andrew D. Willard, vice president, information technology; Mr. Paul D. Braica, C.P.A., vice president, analytics; Mr. Ted A. Parkhill, vice president, marketing;
Mr. Robert B. Lendrim, vice president, investor services; Ms. Wendy B. Goodyear, vice president, investor services; and Mr. Kenneth S. Webster, vice president, investment support.

    THE JWH-REGISTERED TRADEMARK- INVESTMENT PROGRAMS

    JWH specializes in managing institutional and individual capital in the global futures, swaps, and forwards markets. JWH currently operates 12 investment programs.

    JWH utilizes the Original Investment Program and the Financial and Metals Portfolio for Spectrum Technical.


    THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and non-financial futures markets including interest rates, global stock indices, currencies, metals, energies, and agricultural markets. This program always maintains a position--long or short--in every market traded.



    In 1992, a broad research effort was initiated to enhance the risk/reward ratios of the Original Investment Program without changing its trading philosophy. Global markets were added; sector allocations were shifted, with increased weighting given to financial markets; and some contracts were eliminated. The quantitative model underlying the program was not changed. Beginning in October 1995, the position size in relation to account equity in this program was reduced 25%. Today, the Original Investment Program is one of JWH's largest and historically best-performing programs, manifesting lower volatility since the above changes were implemented in 1992.



    THE FINANCIAL AND METALS PORTFOLIO. The Financial and Metals Portfolio, which began trading client capital in October 1984, is JWH's second longest running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, non-U.S. stock indices, and metals. This program takes a position when trends are identified, but may take a neutral stance or liquidate open positions in nontrending markets. Beginning in August 1992, the position size in relation to account equity in this program was reduced 50%. The quantitative model underlying the program was not changed. Since the changes were implemented in 1992, the Financial and Metals Portfolio has experienced lower volatility.



    As of January 2002, JWH was managing approximately $79.3 million of client assets pursuant to its Original Investment Program, approximately
$237.9 million of client assets pursuant to its Financial and Metals Portfolio and approximately $1.1 billion in all of its programs.


    INVESTMENT PHILOSOPHY AND METHODOLOGY.

    The JWH investment philosophy is based on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions. The firm maintains that changes in market prices initially reflect human reactions to new or emerging information or events that will cause trends, but that prices eventually reflect all relevant information. The price adjustments process takes time, however, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing abilities to process and evaluate data, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

    There is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to identify. Since the firm's founding, JWH has employed analytical methods to identify short- to long-term trends. Comprehensive research undertaken by the firm's founder, John W. Henry, led to the development of disciplined systematic quantitative models. JWH's computer models examine market data for systematic price behavior or relationships which will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH's investment process.

    DURATION OF POSITIONS HELD.

    JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time.

Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally pared relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.

    DISCRETIONARY ASPECTS.

    JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects in JWH's application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, contracts and contract months traded, and effective trade execution.

    PROGRAM MODIFICATIONS.

    Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review, and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of particular contracts for an investment program, or a change in position size in relation to account equity. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.


    All cash in a JWH investment program is available to be used to trade in a JWH program, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on markets which historically have demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant. Spectrum Technical will generally not be informed of such changes.


    OVERSIGHT OF TRADING POLICIES.


    The JWH Investment Policy Committee is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The Investment Policy Committee provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH's investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the Investment Policy Committee include liquidity, position size, capacity, performance cycles, and new product and market strategies. The Investment Policy Committee also makes the discretionary decisions concerning investment program selection, asset allocation, and leverage levels for the Strategic Allocation Program and the Currency Strategic Allocation Program, multi-program asset allocation methodologies. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time. The Chairman participates in Investment Policy Committee meetings and decisions. The Investment Policy Committee does not make day-to-day trading decisions.


    ADJUSTING THE SIZE OF POSITIONS TAKEN.


    Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in the account that is taken in markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions. Such decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for client accounts. JWH reserves the right to alter, at its sole discretion and without notification to Spectrum Technical, its policy regarding adjustments in position size relative to account equity.



    ADDITION, REDEMPTION, AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND
     ACCOUNTS.


    Investors purchase or redeem units at net asset value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the fund's equity on the date of these transactions, JWH may, in its sole discretion, adjust its investment of assets associated with additions and redemptions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at a net asset value that will be the same for each of these transactions, and to eliminate possible variations in net asset values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

    PHYSICAL AND CASH COMMODITIES.

    JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, swaps, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of counterparty failure, inability, or refusal to perform with respect to such contracts. JWH will not trade physical or cash commodities for the Spectrum Series, other than in connection with exchange of futures for physical transactions, without the general partner's consent.

    EQUITY DRAWDOWNS.

    Historically, only thirty to forty percent of all trades made pursuant to JWH's programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value that JWH has experienced since inception in any single program on a composite basis was nearly sixty percent. You should understand that similar or greater drawdowns are possible in the future.

    LEGAL CONCERNS.


    There neither now exists nor has there previously ever been any material administrative, civil, or criminal action against JWH or its principals.



    JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same or opposite from your positions, due to testing a new quantitative model or invesment program, an allocation system, and/ or trading pursuant to individual discretionary methods. In addition, Mr. Ginsberg may engage in discretionary trading for his own account pursuant to his own personal trading approach as long as such trading does not amount to a breach of fiduciary duty. Mr. Ginsberg's trades may be the same as or opposite from your positions. Trades for the accounts of JWH, Mr. Henry and Mr. Ginsberg may on occasion receive better fills than your accounts. Records for these accounts will not be made available to you.



    Employees and principals of JWH (other than Messrs. Henry and Ginsberg) are not permitted to trade in futures, options on futures, or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records for these accounts will not be made available to Spectrum Technical.


    Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations, even if those actions were to be adverse to the interest of JWH and its clients.

    OTHER INVESTMENT PROGRAMS OPERATED BY JWH.

    In addition to the Original Investment Program and the Financial and Metals Portfolio, JWH currently operates 10 other investment programs in four categories for U.S. and non-U.S. investors, none of which are used by JWH for Spectrum Technical. Each program is operated separately and independently.


    - BROADLY DIVERSIFIED programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, global stock indices, metals, energies, and agricultural commodities. Investment choices include a program that always maintains a position--long or short--in a market (two-phase investment style), a program that takes a position when trends are identified but may take a neutral stance or liquidate open positions in nontrending markets (three-phase investment style), and a program that uses a combination of the two-phase and three-phase investment styles (five-phase investment style) to invest in both long- and short-term price trends.



    - FINANCIAL programs invest in worldwide financial futures and forward markets including currencies, interest rates, and stock indices, in addition to the metals and energies markets. The range of investment choices includes diversified financial programs, sector-focused programs, and a program that takes positions from several currency perspectives. Some programs use a two-phase investment style while others use a three-phase investment style. Another program uses a combination of the three-phase investment style and the three-phase forex investment style described below.


    - FOREIGN EXCHANGE programs invest in a wide range of world currencies primarily traded on the interbank market. Investment choices include a program that trades a range of major and minor currencies, a program focused on major currencies only, and a program that trades major currencies against the U.S. dollar. Programs use either the three-phase investment style or a slight variation called three-phase forex which incorporates specialized intra-day volatility filters.


    - MULTIPLE STYLE programs involve the selection and allocation of assets among the other types of JWH investment programs on a discretionary basis. The Strategic Allocation Program and the Currency Strategic Allocation Program are the only programs offered in this category.



    THE GLOBAL DIVERSIFIED PORTFOLIO. The Global Diversified Portfolio, which began trading client capital in June 1988, seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial markets including interest rates, global stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses the three-phase investment style.



    JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS. Introduced in June 1997 as the firm's most broadly diversified investment program, JWH GlobalAnalytics-Registered Trademark- Family of Programs is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate- or long-term price movements, JWH GlobalAnalytics-Registered Trademark- invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets including interest rates, global stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses a five-phase investment style.


    THE WORLD FINANCIAL PERSPECTIVE. The World Financial Perspective, which began trading client capital in April 1987, seeks to capitalize on long-term price movements in five worldwide market sectors: interest rates, global stock indices, currencies, metals, and energies. Rather than concentrating on the profit potential available solely from the point of view of one country, the program trades from different vantage points. The program holds positions from several currency perspectives, including the British pound, Canadian dollar, euro, Japanese yen, Swiss franc, and U.S. dollar. This program uses the two-phase investment style. JWH modified The World Financial Perspective in January 1993 by adding new markets to enhance overall diversification. The quantitative model underlying the program was not changed.


    THE GLOBAL FINANCIAL PORTFOLIO. The Global Financial Portfolio, which began trading client capital in June 1994, seeks to identify and capitalize on long-term price movements in five worldwide market sectors: interest rates, global stock indices, currencies, metals, and energies. This program uses the two-phase investment style. Beginning in April 1995, the position size in relation to account equity in this program was reduced 50%. Since the change was implemented in 1995 the Global Financial Portfolio has experienced lower volatility. In 1997, the sector allocation for the program was expanded to include metals. The quantitative model underlying the program was not changed.


    THE INTERNATIONAL FOREIGN EXCHANGE PROGRAM. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style.

    THE WORLDWIDE BOND PROGRAM. The Worldwide Bond Program, which began trading client capital in July 1996, seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries. This program uses the three-phase investment style. Due to the limited number of markets traded, the Worldwide Bond Program may be less diversified than other JWH financial programs. Beginning in March 2000, the position size in relation to account equity was increased approximately 25% and was increased an additional 20% in June 2000. These two changes represent an over all position size increase of 50% since March 2000. The quantitative model underlying the program was not changed.

    THE G-7 CURRENCY PORTFOLIO. The G-7 Currency Portfolio, which began trading client capital in February 1991, seeks to identify and capitalize on intermediate-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of the European Union single currency of 11 countries, the currency exposures formerly traded for Germany, France, and Italy are now executed in the euro. This program uses the three-phase forex investment style. Beginning in May 1998 the position size in relation to account equity in this program was increased 50%. The quantitative model underlying the program was not changed.

    THE DOLLAR PROGRAM. The Dollar Program, which began trading client capital in July 1996, seeks to identify and capitalize on intermediate-term price movements in the currency markets, trading major currencies against the U.S. dollar. This program uses the three-phase investment style. Due to the limited number of markets traded in the Dollar Program, the program may be less diversified than other JWH foreign exchange programs.


    THE STRATEGIC ALLOCATION PROGRAM. The Strategic Allocation Program is JWH's largest program. Its objective is capital appreciation with the reduction of the volatility and risk of loss that typically would be associated with an investment in any one JWH investment program. JWH currently operates 10 other investment programs; any and all of them may be included in the Strategic Allocation Program. JWH, through its Investment Policy Committee, allocates assets among different combinations of its investment programs which each have distinctive style, timing, and market characteristics. The allocation of the Strategic Allocation Program's assets among the investment programs, as well as the selection of the programs used for the Strategic Allocation Program, is dynamic, changing at the discretion of the Investment Policy Committee. While JWH's individual investment programs are technical, trend-following programs, the selection of programs as well as the allocation of assets among the programs in the Strategic Allocation Program are entirely discretionary. JWH is under no obligation to include any particular investment program in the Strategic Allocation Program. Generally, the maximum allocation to an individual program will not exceed 25% of an account's assets.



    The Investment Policy Committee also monitors and adjusts on an ongoing basis the position size in relation to account equity at which the Strategic Allocation Program trades. Factors which may affect the decision to adjust position size include: ongoing program and portfolio research, portfolio volatility, recent market volatility, perceived risk exposure, and subjective evaluation of general market conditions. Position size can range from 50% to 150% of standard trading levels. The Strategic Allocation Program has been trading client capital since July 1996.



    THE CURRENCY STRATEGIC ALLOCATION PROGRAM. The Currency Strategic Allocation Program combines JWH's currency programs as well as the models for individual foreign exchange markets within JWH's non-currency programs to trade a broadly diversified portfolio of world currencies. Its objective is reduction of the volatility and risk of loss typically associated with investment in one JWH currency only investment program. Allocations among programs and the selection of models are made at the discretion of the Investment Policy Committee in a manner generally similar to that applied to the Strategic Allocation Program. However, the timing and methods used for allocations in this program may not correspond to allocation changes in the Strategic Allocation Program. Maximum exposure to any one currency market will be 30%; discretionary adjustments to position size in relation to account equity can range from 50% to 200% of standard trading levels set annually by the Investment Policy Committee.


    InterRate-TM- began trading client capital in 1988 and closed in 1996. This program was designed to enhance returns available in U.S. treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts. The Yen Financial Portfolio, which began trading client capital in 1992 and closed in 1997, offered investors access to a select group of Japanese financial futures markets. The program was designed to capitalize on intermediate- and long-term price movements and attempted to exit the markets during periods when sustained trends were not identified. The Delevered Yen Financial and Metals Profile, which began trading client capital in 1995 and closed in 1996, was opened at the request of a client. This program was traded at approximately one half of the position size in relation to account equity of the traditional Financial and Metals Portfolio and was traded from the perspective of the Japanese yen.


    THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO. The International Currency and Bond Portfolio began trading client capital in January 1993 and ceased trading at the end of June 2001. It sought to identify and capitalize on intermediate-term price movements in the currency and interest rate markets. The International Currency and Bond Portfolio targeted currencies and the long-term portion of interest rate markets of major industrialized nations. Currency positions were held both as outrights--positions taken in foreign currencies versus the U.S. dollar--and cross rates--foreign currencies traded against each other. This program used both types of the three-phase investment styles. Beginning in May 1998, the position size in relation to account equity in this program was increased 20% and commencing in March 2000 through July 2000, additional increases totaling 30% were made. Since inception, changes in position size represented an overall position size increase of 65%. The quantitative model underlying the program was not changed.



MORGAN STANLEY SPECTRUM STRATEGIC L.P.


    1. ALLIED IRISH CAPITAL MANAGEMENT, LTD.

    Allied Irish is an Irish corporation registered with the CFTC as a commodity trading advisor since January 1994 and is a member of the National Futures Association in that capacity. Allied Irish's business office is located at 85 Pembroke Road, Ballsbridge, Dublin 4.

    As a commodity trading advisor, Allied Irish specializes in trading interest rate, currency, and equity index futures contracts, as well as foreign exchange on the interbank cash market. The primary focus of Allied Irish's futures trading is on the U.S., European, and Japanese futures exchanges with some participation in other markets. Foreign exchange trading covers the major currencies.

    Allied Irish began trading for Spectrum Strategic in May 1999.

    PRINCIPALS

    Colm Doherty became a non-executive Director of Allied Irish in January 1994. He joined AIB Group in September 1989 and in January 1994 he became Head of Investment Banking in the Capital Markets Division. In August 1999, he became Group General Manager of AIB Capital Markets. He is responsible for AIB's investment banking, international treasury and corporate lending businesses. Mr. Doherty formerly worked with First Chicago, a commercial bank, from July 1984 as Vice President and General Manager and prior to that he had a career in Industrial Credit Corporation as a senior lending executive.

    Dr. Eileen Fitzpatrick became a non-executive Director of Allied Irish in August 1997. She is the Managing Director and Chief Investment Officer of AIB Investment Managers Limited, an investment advisor and subsidiary of AIB Group, a position she has held since April 2000. She was previously Investment Director of AIB Investment Managers Limited from September 1996. She had previously worked as Head of International Equity Sales in Goodbody Stockbrokers, a securities brokerage firm, from March 1995 to September 1996, and in the same capacity at NCB stockbrokers, a securities brokerage firm, from November 1993 to February 1995. Before that she had worked with AIB Investment Managers as Head of International Equity Management from October 1988 to October 1993.

    Gerry Grimes is Managing Director of Allied Irish, an associated person of Allied Irish and a member of the Institute of Bankers. He became registered as an associated person of Allied Irish in January 1994. For 10 years up to March 1988, Mr. Grimes was employed by the Central Bank of Ireland in the following investment management positions: Chief Dealer, Money Market Division; Chief Dealer, Management of Official External Reserves; and Chief Forex Dealer. He represented Ireland on sub-committees of the European Central Bank Governors Committee in Basle. He has experience in liquidity and interest rate management, investment of external reserves ($5 billion) and their currency allocation and the management of the Irish pound in the European Exchange Rate Mechanism.
Mr. Grimes joined Gandon Securities as a trader in March 1988 where he traded a range of interest rate contracts, and was appointed a Director in October 1990. He was an associated person with Gandon Fund Management from July 1991 to September 1993. From mid 1991, he was responsible for the development of Gandon Fund Management's activities including the marketing and development of managed futures programs. He left Gandon Securities and Gandon Fund Management in September 1993 and joined Allied Irish that month. Mr. Grimes was a founding member of Allied Irish and is now responsible for the overall management, development, and control of Allied Irish's activities.

    Ian Kelly became Company Secretary of Allied Irish in August 1997. He is a member of the Institute of Chartered Accountants of Ireland. He is Chief Operating Officer of Allied Irish and is responsible for financial control, compliance, and the back-office operations of the company. He joined Allied Irish in August 1997. Prior to joining Allied Irish, he worked from July 1994 to August 1997 in Financial Control in AIB Capital Markets Plc., an investment bank, and before that he worked with Coopers & Lybrand, an accountancy firm, from 1987 to June 1994.


    John O'Donnell became a non-executive director of Allied Irish in March 2001. He is Head of Investment Banking in the Capital Markets Division of the AIB Group, a position he was appointed to in March 2001. Prior to this appointment he was Managing Director of AIB International Financial Services Limited, a subsidiary of the AIB Group, from January 1994 to December 1996 and was Managing Director of AIB Corporate Finance Limited, another subsidiary of the AIB Group, from December 1996 to March 2001. Mr. O'Donnell is a Fellow of both the Chartered Institute of Management Accountants and the Chartered Association of Certified Accountants.


    Maeliosa O'hOgartaigh became a non-executive Director of Allied Irish in August 1997. Mr. O'hOgartaigh is a member of the Institute of Chartered Accountants Ireland and is currently Financial Controller of AIB Capital Markets Plc., a position he has held since March 1995. He became a principal of Allied Irish in May 1995 when he was appointed Company Secretary to Allied Irish, a position now held by Mr. Ian Kelly. Prior to joining AIB in November 1989, Mr. O'hOgartaigh worked with Arthur Andersen & Co., an accountancy firm.


    John Parsons became a Director of Allied Irish in January 1995. He graduated from Queen's University, Belfast with a B.Sc. in Computer Science and Statistics in 1986, and went on to obtain a Master of Business Administration degree from Cardiff University, in 1987. Before joining Allied Irish,

Mr. Parsons worked for SBC Warburg in London as a proprietary trader in the Fixed Interest & Treasury Division. Prior to that, he worked with the Bank of Ireland Group from January 1989 to March 1993, initially as a Portfolio Manager with the Bank's fund management group and ultimately as Head of European Government Bonds with the Bank's Treasury operation. Mr. Parsons trades a portion of the Worldwide Financial Futures Program and he is the sole trader of the Equity Program offered by Allied Irish.


    Allied Irish and its principals may, from time to time, trade futures, forwards, and options contracts for their own proprietary accounts.

    ALLIED IRISH'S TRADING STRATEGIES

    Allied Irish offers three trading programs, but will only trade the Worldwide Financial Futures Program for Spectrum Strategic. Trading for Spectrum Strategic will be at four times the leverage Allied Irish normally applies for the Worldwide Financial Futures Program. The two other trading programs offered by Allied Irish are the Foreign Exchange Program and the Equity Index Program.

    WORLDWIDE FINANCIAL FUTURES PROGRAM


    The Worldwide Financial Futures Program is designed to provide returns using a multi-trader trading approach on a broad range of financial instruments. The capital is sub-allocated to a range of trading styles, including a portion traded by two individual traders, Mr. Grimes and Mr. Parsons. The allocation of capital to the individual traders may be altered at the discretion of Allied Irish. A portion is traded using a systematic approach. Diversification is enhanced because no overall house view is imposed on the traders in the program, and this independence of operation is viewed as a key strength.



    Mr. Grimes will employ a discretionary trading approach based upon his fundamental economic analysis of markets. He believes that the positioning of individual markets is a critical factor in determining trading opportunities. Hence, he will place strong emphasis on the gathering of intelligence in relation to market sentiment and trade flow indicators to determine how individual markets are positioned. Mr. Grimes will attempt to profit from those instances in which he determines that a market is positioned in a manner contrary to his own fundamental view. Pre-determined stop loss levels will be applied to all trades in an effort to manage trade risk.


    Mr. Parsons' approach to trading markets is based on a fundamental analysis of economic, fiscal, and monetary developments in the world's major economies. The majority of his trading activity is European-based. He believes that the key to successful trading in Europe is a clear understanding of German monetary developments. Having compiled a set of expectations for the major interest rate, equity, and foreign exchange markets, Mr. Parsons then looks for significant levels of divergence relative to the market's expectations as a signal to enter a particular position. He uses technical analysis to help identify trends and trend changes as well as to seek to improve entry and exit levels. Mr. Parsons sets profit/loss parameters for each trade on entry and adopts a two week view to positioning in normal market conditions.

    A portion of the Worldwide Financial Futures Program is traded using a technical trading system. The system has been developed to be consistent with Allied Irish's investment approach to financial markets. The system differs from most trend following trading systems in that a profit objective is built into the trade from inception and this has created a historical return profile similar to Allied Irish's. The system utilizes a break-out oriented approach that attempts to initiate trading at low risk entry points where the market has a higher probability than average of participating in a medium- to long-term trend. The concept of the system is to allow for participation in a market when the volatility conditions of the market allow for the highest pre-conditional probability of trend persistence.

    The futures contracts currently traded in the Worldwide Financial Futures Program include U.S., European, and Asian interest rate, currency, and stock index contracts. For most contracts, options may also be used from time to time. Options may be either bought or sold in this program.

    It should be noted that in relation to currency futures on both the Chicago Mercantile Exchange and the financial derivatives division of the New York Cotton Exchange, Allied Irish may convert spot transactions to futures contracts using the exchange for physicals mechanism.

    As of January 31, 2002, Allied Irish was managing approximately
$307 million of client assets pursuant to the Worldwide Financial Futures Program and approximately $504 million of client assets in all of its programs (including notional funds).


    FOREIGN EXCHANGE PROGRAM

    The Foreign Exchange Program specializes in trading the inter-bank foreign exchange market. A fundamental assessment of market information is the main factor underlying the trading approach. To this end an assessment of the fundamental economic policy forces at work in different countries is first made. This is related to socio-political factors in play. A judgment is then made on how much of the economic and political influences are priced in following a review of international capital flows. In this regard consultation is made with a network of experts in the world's currency markets. Finally the price levels are examined in detail to determine appropriate trade parameters.

    EQUITY INDEX PROGRAM

    The objective of the Equity Index Program is to achieve value added of 10% and to maintain a Sharpe ratio of greater than one. This low-risk approach is designed to minimize correlations with major global equity returns. The underlying investment approach is broadly similar to that taken in Allied Irish's other two programs in that the main inputs are an analysis of macroeconomic and global political trends. For the Equity Index Program additional analysis is conducted in terms of an extended equity valuation framework. That framework involves a number of distinct steps.

    RISK MANAGEMENT

    The management of risk positions takes place at two levels within the programs--at the overall program level by the trading controller and at the position taking level where each trader uses his individual money management skills.


    Given that the programs involve a multi-trader approach, a program controller role is adopted. Mr. Kelly is the trading controller for all three programs. This role involves the following: assessing the performance and risk of the programs from an overall level as distinct from a trader level; monitoring the traders' adherence to the risk parameters for each program as set out below; ensuring that the programs' overall objectives and those of individual traders are compatible; controlling the operations of the order desk and ensuring the positions are agreed between traders, order desk, back office, and counterparty. Mr. Grimes is responsible for liaising with clients and conveying their views, wishes, and concerns to the trading team.


    To control the levels of exposure a daily end-of-day position report including contract open positions, margin utilized by contract, and margin utilized by trader is produced for the Worldwide Financial Futures and Equity Index Programs. The report for the Foreign Exchange Program looks at positions in equivalent U.S. dollar amount versus underlying U.S. dollar equity invested.


    For the Worldwide Financial Futures and Equity Index Programs, margin to equity is used to control position size while in the Foreign Exchange Program a gearing of equity is used to limit position size. Given the nature of the programs offered and the experience of the trading team, a limit of 6% margin to equity is normally applied for the Worldwide Financial Futures and Equity Index Programs and a gearing of 3 times equity for the Foreign Exchange Program.



    2.  BLENHEIM CAPITAL MANAGEMENT, L.L.C.



    Blenheim Capital Management, L.L.C. is a Delaware limited liability company which was formed to provide commodity trading advisory services to clients. Through a corporate reorganization in July 2001, Blenheim was merged with Blenheim Investments, Inc., a New Jersey corporation. The ownership and capitalization of Blenheim are materially the same as those which existed in Blenheim Investments, Inc. Additionally, Blenheim succeeds to all the assets and obligations of its predecessor. Blenheim is registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator, effective March 2, 1989, and is a member of the National Futures Association. Blenheim's address and telephone number are: Post Office Box 7242, Two Worlds Fair Drive, Somerset, New Jersey 08875-7242; (732) 302-0238.

    PRINCIPALS


    Mr. Willem Kooyker is the Managing Member, Chairman and majority owner of Blenheim. He is registered with the CFTC as an associated person of Blenheim and a member of the National Futures Association in that capacity. He is a former member of the Board of Directors of the NY Coffee, Sugar and Cocoa Exchange, a former president of the NY Cocoa Clearing Association, and a former member of the NY Mercantile Exchange. He received a BA CUM LAUDE in Economics from Baruch College in New York and an MBA in International Finance and Economics from New York University.


    Mr. Kooyker began his trading career in the international commodities business in 1964 with Internatio-Muller in Rotterdam, The Netherlands, where eventually he became managing director of the International Trading Group. He stayed in this position until 1981, when he joined Commodities Corporation, Princeton, New Jersey, where he became President. At the time, Commodities Corporation was an active fund management company, operating predominantly in the futures markets. In October 1984, Mr. Kooyker started a new company, Tricon Holding Company, Ltd., a joint venture between Commodities Corporation and a group of Middle Eastern investors, which was a trading and consulting company in the futures as well as the physicals markets predominantly directed towards energy and industrial commodities. Tricon currently remains only active in the forest products industry, where it operates two sawmills in the western states of the United States. In January 1989, Mr. Kooyker started Blenheim, an independent fund management company and an advisor to several investment funds.


    Concurrent, but separate from Blenheim, Mr. Kooyker is a majority owner, but not an officer, of Derivatives Portfolio Management, L.L.C., a Delaware limited liability company formed in 1993 to provide administrative, risk management, and consulting services to institutions, commodity pool operators, and individual fund managers engaged in the financial instruments, securities, and futures markets as well as the cash trading business. DPM is registered with the CFTC as a commodity pool operator, effective January 26, 1994, and is a member of the National Futures Association in that capacity. DPM has a wholly-owned subsidiary named DPM Brokerage, LLC, a Delaware limited liability company formed in 1999 to provide introduction and execution services to individual clients and private investors. DPM Brokerage is registered with the CFTC as an introducing broker, effective August 16, 1999 and is a member of the National Futures Association in that capacity.


    Mr. Kooyker is also sole shareholder and President of Gauss Mathematica Corporation, a New Jersey corporation that develops and leases futures trading systems. Blenheim and Gauss have entered into a license agreement that allows Blenheim to use Gauss computerized trading systems for its clients.


    Mr. Kooyker is registered with the CFTC as a principal and an associated person of Blenheim. He is also registered as a principal of Gauss, DPM, and DPM Brokerage.


    In 1996, Mr. Kooyker became a 50% shareholder in The Thornton Group, L.L.C., a consulting company to entrepreneurial startup enterprises. Thornton performs various investment banking functions.


    Guy J. Castranova, has been the Secretary of Blenheim and Gauss since their inceptions. Mr. Castranova is the President and Chief Operating Officer of DPM and DPM Brokerage, as well as a Vice President and Controller of Tricon.
Mr. Castranova has been with Tricon since October 1986 and is responsible for the risk management of all physicals trading as well as the administration of all general and consolidation accounting. Prior to joining Tricon, Mr. Castranova was an accountant with two energy firms.



    In 1980 Mr. Castranova graduated from Saint Joseph's University, with a BS degree in Accounting. He is registered as an associated person and Principal of Blenheim, DPM, and DPM Brokerage, and is a member of the National Futures Association in those capacities.



    Blenheim and its principals may, from time to time, trade futures, forwards, and options contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Blenheim trading program described below.



    As of January 31, 2002, Blenheim was managing approximately $40 million of client assets pursuant to its trading program.

    THE BLENHEIM GLOBAL MARKETS STRATEGY



    The GLOBAL MARKETS STRATEGY--designed and developed by the management team of Blenheim. The objective of the Global Markets Strategy is to capture substantial profits through the establishment of risk-controlled, strategic investment positions in markets where Blenheim has identified an unsustainable level of market disequilibrium that has not been reflected in the current market price. The essence of Blenheim's trading approach is its ability to use discretion in formulating the most effective mix of trading methodologies, investment vehicles, and markets to maintain performance objectives. As trading opportunities are identified, Blenheim analyzes all potential trading applications to achieve maximum capital appreciation.



    MARKETS TRADED



    Blenheim's portfolio is highly diversified and draws upon a potential of 35 markets, depending on the opportunities presented at any given time. The major markets traded by Blenheim include energy, industrials, precious metals, softs, grains, global fixed income, currencies and stock indices. Blenheim concentrates in those markets that, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets.



    INSTRUMENTS UTILIZED



    Positions established are typically in derivative instruments such as futures options and OTC transactions. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. In addition, Blenheim may trade in securities that are related to the financial and commodities markets currently traded by the fund. However, Blenheim will not be trading securities for Spectrum Strategic.



    BLENHEIM'S TRADING STYLE



    Blenheim uses a global macro approach to investing, which utilizes fundamental, geopolitical and technical research and analysis in its evaluation of the markets. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular investment instrument in order to predict future prices. The geopolitial considerations include governmental interference and potential political conflicts which may alter the normal flow of capital and goods.



    Technical factors assume that market price patterns and price momentum, rather than external influences, indicate the supply and demand factors which are indicative of future price movements. Blenheim considers technical factors such as an instrument's recent price history, current prices of such instrument relative to price of other markets and their historical price relationships. Blenheim studies price charts to assess changes in market sentiment and examines volume and open interest to evaluate market liquidity.



    The Blenheim traders regularly monitor worldwide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and cross-border capital flows are evaluated for their potential impact on the equity, fixed income, currency and commodity markets. Additionally, Blenheim's trading group utilizes econometric signals, as well as numerous other market sentiment indicators, to take advantage of short-term trading opportunities.



    PORTFOLIO MANAGEMENT AND DIVERSIFICATION



    Various techniques are employed in managing the portfolio and position volatility. In its discretionary trading, Blenheim generally initiates medium-sized positions at a market entry level. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim's determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price. Once market action begins to conform to Blenheim's initial assessment of price behavior, Blenheim will add to the original strategic position.

    In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account's portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility. Despite these precautions, Blenheim's trading program may be volatile at times.



    Diversification in an account's portfolio is a major consideration in its trading approach. While many of its trades are made on a short-term basis, Blenheim's basic strategy is to attempt to participate in long-term, major price movements.



    EVOLUTION OF THE TRADING APPROACH



    The trading strategy of Blenheim has evolved and will continue to do so based on ongoing research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become active in the global fixed-income, stock indices and currency markets as well. In the past, Blenheim had included non-discretionary systematic computerized analysis in its trading practices. This strategy was driven by a series of trading systems that produced a result that was an amalgam of numerous systemic processes. It was then traded in conjunction with the discretionary approach. Under separate funds, Blenheim also managed a purely financial strategy and a long-only commodity trading strategy incorporating physical commodities.



    In this regard, Blenheim reserves the right to modify its trading approach to include any one or combination of trading methodologies it funds beneficial to its overall goals. These processes may include discretionary, systematic, or arbitage trading. Blenheim may use derivative instruments including futures, options, and forwards to reach its performance objectives. On rare occasions, Blenheim may withdraw from all markets.



    Blenheim's diversified portfolio is actively traded on domestic and foreign markets. In the early 1990s, approximately thirty-five percent (35%) to forty-five percent (45%) of equity, including notional funds, was generally committed to margin on commodities positions. Recently the percentage has been between twenty-five percent (25%) and thirty-five percent (35%). In the future the percentage committed may, from time to time, be substantially higher or lower.



    VARIANCES IN LEVERAGE



    If particular opportunities present themselves based upon fundamental factors, Blenheim may increase the number of positions held. This will result in more capital needed to provide risk margin. Accordingly, within the overall parameters of Blenheim's money management rules, Blenheim employs no hard and fast formula as to the levels of capital committed to discretionary trading or any other trading strategy at any given time. The level of risk margin relative to equity committed to trading positions is expected to vary from period to period. The Blenheim traders will constantly monitor leverage in an effort to try to maximize its positive effects while trying to avoid overexposure to its potential negative characteristics. While there is no guaranty that this approach will be successful, Blenheim has used a consistent risk monitoring system for a number of years, one of the key components thereof involves monitoring the levels of risk margin to equity.


    Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy, but will not leverage the account at more than 50% above the leverage of a standard account.

    3.  ECLIPSE CAPITAL MANAGEMENT, INC.

    Eclipse is a Delaware corporation organized in July 1983. Eclipse's main business address is 7700 Bonhomme, Suite 500, St. Louis, Missouri 63105. Eclipse has been registered with the CFTC as a commodity trading advisor since August 1986 and is a member of the National Futures Association in such capacity.

    Eclipse began trading for Spectrum Strategic in June 2000.

    PRINCIPALS

    Thomas W. Moller, the sole shareholder of Eclipse, has served as its President, CEO, and sole director since founding the firm. Mr. Moller received an undergraduate degree in Business and Economics from Vanderbilt University and a graduate degree in Accounting from the University of Kentucky. He was a Certified Public Accountant and has a background in financial planning and investment management. In 1980, as chief financial officer of a privately held company, he designed and implemented one of the first variable rate loan hedge programs using interest rate futures contracts. In 1982, he formed Interest Rate Management, Inc., another commodity trading advisor which provided interest-rate-hedging advisory and management services. Since 1986, Mr. Moller has devoted his time exclusively to Eclipse and is primarily involved in the areas of trading, research, and product development.


    James R. Klingler, JD is Senior Vice President, Corporate Secretary, and General Counsel. Mr. Klingler has a BA in Economics from Vanderbilt University and a JD from Vanderbilt University School of Law. He previously worked as an associate with the St. Louis law firm of Thompson Coburn (formerly Coburn & Croft) and as a staff attorney with Mercantile Bancorporation, also in St. Louis. From January 1991 to December 1997, he was Compliance Counsel and, subsequently, Associate Vice President with A.G. Edwards & Sons, Inc.
Mr. Klingler joined Eclipse in January 1998.


    Ronald R. Breitigam is Vice President--Trading with primary responsibility for the implementation of the firm's trading strategies. After graduating from Pacific Union College in 1982, Mr. Breitigam became an independent floor trader at the Mid-America Commodity Exchange. He served as an institutional broker with Thomson McKinnon (1984-1985) and PaineWebber (1986) and, in 1986, formed his own trading company to work full time implementing various proprietary futures and options trading strategies. Mr. Breitigam joined Eclipse in May 1989.


    James W. Dille, PhD is Vice President--Research and Technology with responsibility for computer-based research, development, and operations.
Dr. Dille has undergraduate and graduate engineering degrees from the University of Virginia. He also received a master's and doctorate from Harvard University in Applied Sciences, specializing in the areas of Decision and Control Theory and Computer Science. From 1987 through 1993, he worked for the Boeing Company (formerly, McDonnell Douglas) in the Training Systems and Flight Simulation divisions, where he was responsible for research in the areas of computer architectures and networking. He is an affiliate professor at Washington University in St. Louis, teaching courses in numerical analysis and the simulation and analysis of complex systems. Dr. Dille joined Eclipse in January 1994.



    Madison C. McCarty is Vice President--Marketing and is responsible for Eclipse Capital's business development function. Mr. McCarty holds a B.A. degree from Centre College of Kentucky and is a graduate of the Cannon Financial Institute's Employee Benefits School. From 1982 through 1989, he worked for Liberty National Bank and Trust Company (now Banc One), eventually serving as a Trust Officer and the primary institutional business development officer. From 1989 to 1992, he served as a Director of Institutional Marketing for Capital Holding Corporation (now Aegon USA). From 1992 to 2000, he worked in several sales and marketing roles for ARM Financial Group, Inc. (now Western & Southern Corp.), the last being the Senior Managing Director of the Institutional Business Group. From June 2000 to April 2001, he worked for the Bank of Louisville (now BB&T Corp.), as Senior Vice President and Manager of the Institutional and Employee Benefits Trust Departments.


    TRADING PROGRAMS


    Eclipse currently offers one trading program, the Global Monetary Program. The program is designed primarily for institutions, commodity pools, and certain other qualified investors. The Global Monetary Program employs a systematic trading approach, using multiple trend-following and macroeconomically driven models.


    GLOBAL MONETARY PROGRAM: This "financial, metals and energy" program requires a minimum investment of $5 million and trades a global portfolio of futures and options on futures on interest rate instruments, currencies, stock indices, precious and base metals, and energy products, as well as interbank spot and forward currency markets. A key characteristic of this program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

    As of January 31, 2002, Eclipse was managing approximately $260 million of client assets pursuant to its trading program (notional funds included).


    TRADING APPROACH


    The trading program of Eclipse is systematic and its strategies are either macroeconomic or trend-following in nature, with the objective of capitalizing on intermediate- and long-term price trends. Eclipse makes all trading decisions pursuant to its proprietary trading, capital allocation, and risk management models. The Eclipse program makes use of multiple models to accentuate overall diversification. Macro-driven models generate trading signals through the quantitative analysis of environmental, macroeconomic, and intermarket data. Trend identification models use various technical and statistical analysis techniques to identify and evaluate price trends. Capital allocation models determine the percentage of trading capital allocated to various markets and trading models.


    Eclipse's risk management models were developed with the objective of limiting losses, capturing profits, and conserving capital in choppy, sideways markets. The risk management principles which Eclipse employs include:

    - using stop orders to exit trades when markets are moving against an established position (although, depending on market circumstances, such "stop-loss" orders may be difficult or impossible to execute);

    - diversifying positions among several different markets, futures, and/or futures groups to limit exposure in any one area;

    - using multiple entry and exit points;

    - limiting the assets committed as margin, generally within a range of 5% to 20% of assets managed, at minimum exchange margin requirements, but possibly above or below that range at certain times; and

    - prohibiting the use of unrealized profits in a particular futures contract as margin for additional contracts in the same or a related futures contract.

    Decisions whether to trade a particular futures contract are based upon various factors, including liquidity, significance in terms of desired degrees of concentration, diversification, and profit potential, both historical and at a given time. These decisions are based upon output generated by a proprietary risk management program, but require the exercise of judgment by principals of Eclipse. The decision not to trade specific contracts for certain periods or to reduce the number of contracts traded may result at times in missing significant profit opportunities which otherwise would be captured by technical strategies. The specific contracts traded in each portfolio have been selected based on liquidity, historical volatility, and the degree of past directional movement. The actual number of contracts held at any particular point in time depends on a number of factors, including evaluation of market volatility and potential risk versus return. There are occasions when a trading model may indicate that no position is appropriate in a particular contract or contract group.


    In addition to technical trading in futures contracts, Eclipse may also employ trading techniques such as spreads and straddles and may buy or sell futures options. Eclipse may alter its trading programs, including, without limitation, its trading strategies, commodity interests, and markets traded and trading principles if Eclipse determines that such change is in the best interest of the accounts which it manages.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.


    RXR, INC.

    RXR, a New York corporation, was organized in June, 1983. RXR's address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. RXR has been registered as a commodity trading advisor since July 1984 and as a commodity pool operator since 1983, and is a member of the National Futures Association in such capacities.

    RXR is a wholly-owned subsidiary of The RXR Group Inc., a Delaware corporation, which acts as a holding company, also holding all of the stock of RXR Securities Inc. and RXR Capital Management Inc. RXR Securities is registered with the CFTC as an introducing broker and is also registered as a securities broker/dealer with the SEC. RXR Securities is a member of the NASD and of the National Futures Association. RXR Capital is registered with the CFTC as a commodity trading advisor and commodity pool operator, is a member of the National Futures Association in such capacities, and is registered as an investment adviser with the SEC.


    On May 31, 2001, SSARIS Advisors, LLC, a Delaware limited liability company, acquired certain assets of RXR. SSARIS is a joint venture between State Street Global Alliance LLC, a limited liability company which is majority owned by State Street Global Advisors, Inc., and RTH Partners LLC, a limited liability company owned by the principals of The RXR Group, Inc. State Street Global Advisors, Inc. is a wholly-owned subsidiary of State Street Corporation. SSARIS is affiliated with State Street Global Advisors, the investment management division of State Street Bank and Trust Company, a wholly owned subsidiary of State Street Corporation.



    The management team of RXR will manage the day-to-day business and operations of SSARIS. It is anticipated that SSARIS will begin acting as a substitute trading advisor of Spectrum Global Balanced in the near future. SSARIS has acquired rights to RXR's trading program, and no change of strategy is contemplated for Spectrum Global Balanced.


    PRINCIPALS

    Mr. Mark Rosenberg is the founder of RXR. He is also Chairman and Chief Investment Officer of RXR and its affiliates.

    RXR and RXR Capital were founded in 1983 and 1985, respectively, with the goal of establishing a money management company that would utilize futures, options, and derivatives in the development of innovative investment and risk management programs for both institutional and fund clients.

    Mr. Rosenberg serves as a member of the Board of Directors of the Futures Industry Association. He is an arbitrator for the National Futures Association and a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange and New York's Commodity Exchange, Inc.. Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Prior to forming RXR in 1983, Mr. Rosenberg spent 14 years in the securities and futures industry, most of those years with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and later at Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and alternative asset management.

    Mr. Peter A. Hinrichs is the Chief Financial Officer, Treasurer, and a Director of RXR, RXR Capital, RXR Group and RXR Securities. He has been with RXR since its founding in 1983. Mr. Hinrichs is a member of the Investment Policy Committee and has responsibilities for Administration, Operations, Information Technology, Human Resources, and Facilities Management for RXR and its affiliates. Prior to joining RXR, Mr. Hinrichs spent several years in trading, operations, and administration at Merrill Lynch Futures Inc. and later at Prudential Bache Securities.


    Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in business management. He is a member of the Board of Directors of Fountain House Inc., a non-profit rehabilitation center for the mentally ill, and is an active fund raiser for a number of charitable organizations.



    Mr. James F. Tomeo is Executive Vice President and is a Director of RXR and its affiliates. He has been with the firm since 1986. Mr. Tomeo is Senior Portfolio Manager and is responsible for the firm's strategic planning and project development. He is the former Chairman of the International Committee of the

Managed Funds Association and is the U.S. representative to the Education and Research Committee of the Alternative Investment Management Association based in Europe. Before joining RXR, Mr. Tomeo worked for Donaldson, Lufkin and Jenrette as an alternative investment consultant and for the LTV Corporation in New York. Mr. Tomeo graduated from Bucknell University in 1980 with a Bachelor of Science degree in business administration, the University of Hartford in 1987 with a Master of Business Administration degree, and the Institute of International Studies and Training (Japanese business study program) in 1988. He also studied international finance and corporate markets at New York University.


    Principals and employees of RXR are not permitted to trade futures, options on futures, or forward contracts for their own accounts. Principals and employees are, however, permitted to invest in funds traded by RXR.

    RXR'S INVESTMENT PHILOSOPHY

    RXR uses a global macro investment philosophy which has its roots in Modern Portfolio Theory and the design of efficiently allocated portfolios. In the global equity and fixed income areas, RXR analyzes various fundamental information from the world economies such as growth data, labor wage rates, central bank interest rate policy, and inflation to determine its approach to the markets. In the foreign exchange and commodity components, RXR analyzes price data to determine profit and risk potential. A proprietary asset allocation model is used to adjust exposure among approximately 40 markets so that no one market or sector can dominate performance. The trading program utilized for Spectrum Global Balanced was designed to provide investors with a global investment alternative. Through the controlled use of futures and forward contracts, RXR manages both U.S. and non-U.S. capital markets, currency, and commodity exposure in a single, integrated portfolio.


    As of January 31, 2002, RXR was managing approximately $57 million of client assets pursuant to its Balanced Portfolio Program and approximately
$452 million in all of its programs.


    RESEARCH AND DEVELOPMENT

    Research and development calls on the talents of personnel from several areas within the company. Under the leadership of Mark Rosenberg, the process begins with research. RXR has developed macro-economic and technical models that can detect price dislocations resulting from daily market activity and major changes in global business cycles. Using this information, portfolio managers construct investment portfolios that address the specific actuarial assumptions of their clients.

    The development of the trading program utilized for Spectrum Global Balanced stems from RXR's work managing multi-asset portfolios for its institutional clients. In 1986, RXR began managing a portfolio called the Institutional Balanced Portfolio Program, composed of U.S. stock, bond, and non-U.S. financial and commodity interests. Its objective was capital appreciation with controlled volatility, a concept pioneered by Professor John Lintner of Harvard University, who conducted research on the addition of managed futures to portfolios of U.S. stocks and bonds. Effective June 1, 1998, RXR broadened the hedged equity and fixed income components to include participation in the world's major developed capital markets.

    No representation is made and no guarantee is given that Spectrum Global Balanced's objective will be realized or that RXR will achieve any particular level of performance or amount of profits in its trading for Spectrum Global Balanced's account. Losses incurred in the global and tangible assets component could cause Spectrum Global Balanced's account to substantially underperform accounts managed by asset allocation systems which do not include a managed futures component. In addition, because the general partner has instructed RXR to manage Spectrum Global Balanced's account at 1.4 times the amount of leverage it would normally apply in managing the actively managed component of an IBP Program account, the performance results achieved for Spectrum Global Balanced by RXR may be more volatile than an IBP Program account concurrently managed by RXR and its affiliates.


    Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the trading program employed for Spectrum Global Balanced, but also, due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, RXR's trading methods are continually evolving, as are the markets themselves.



MORGAN STANLEY SPECTRUM CURRENCY L.P.


    1.  JOHN W. HENRY & COMPANY, INC. (JWH-REGISTERED TRADEMARK-)


    JWH makes trading decisions for Spectrum Currency pursuant to the International Foreign Exchange Program. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style. For a detailed description of JWH, its principals, and trading systems, including the International Foreign Currency Program, see "The Trading Advisors--Morgan
Stanley Spectrum Technical--3. John W. Henry & Company, Inc." on page   -  .


    PAST PERFORMANCE OF JWH


    The following are the capsule performance records of all accounts managed by JWH and JWH Investments, Inc., an affiliate of JWH which has ceased operations. All performance information is current as of January 31, 2002. The notes on
pages   -  to   -  are an integral part of these capsules.


                         JOHN W. HENRY & COMPANY, INC.
                     INTERNATIONAL FOREIGN EXCHANGE PROGRAM

       Name of commodity trading advisor: John W. Henry & Company, Inc.
       Name of program: International Foreign Exchange Program
       Inception of client account trading by commodity trading advisor: October 1982
       Inception of client account trading in program: August 1986
       Number of open accounts: 5
       Aggregate assets overall: $1.1 billion
       Aggregate assets in program: $113.1 million
       Largest monthly drawdown: (8.3)% - (May 1997)
       Worst peak-to-valley drawdown: (19.0)% - (September 1998 - October 1999) 2002 year-to-date return: (4.1)% (1 month)
       2001 annual return: 28.8%
       2000 annual return: 16.5%
       1999 annual return: (5.1)%
       1998 annual return: 13.9%
       1997 annual return: 71.1%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS


                       JANUARY 1, 1997 - JANUARY 31, 2002


                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982


                                                                                                           GLOBAL
                                                               FINANCIAL AND     ORIGINAL INVESTMENT     DIVERSIFIED
                                                              METALS PORTFOLIO         PROGRAM            PORTFOLIO
NAME OF PROGRAM:                                              ----------------   -------------------   ---------------
Inception of Client Account Trading in Program:                 October 1984        October 1982          June 1988

Number of Open Accounts:                                             17                  11                   3

Assets Managed in Program:                                     $237.9 million      $79.3 million        $20.2 million

Assets Managed in JWH:                                          $1.1 billion        $1.1 billion        $1.1 billion

                                                                  (18.5)%             (15.8)%              (21.4)%
Worst Monthly Decline on an Individual Account Basis:             (11/01)              (4/01)              (11/01)

                                                                  (47.9)%             (33.4)%              (32.8)%
Worst Peak-to-Valley Decline on an Individual Account Basis:    (10/98-9/00)        (5/99-9/00)         (8/99-10/00)

                                                                     %       %          % %                   %   %
                                                              --------------------------------------------------------------------
2002 Compound Period Return (1 month):                             (3.2)   (0.8)      (1.6)0                (7.0(0.9)

2001 Compound Annual Rate of Return:                                7.1                (16.8)               (7.6)

2000 Compound Annual Rate of Return:                                13.0                3.4                 16.4

1999 Compound Annual Rate of Return:                               (18.7)              (10.7)              (11.9)

1998 Compound Annual Rate of Return:                                7.2                 10.8                23.5

1997 Compound Annual Rate of Return:                                15.2                5.7                  3.3


Inception of Client Account Trading in Program:                  June 1994        February 1991           June 1997
Number of Open Accounts:                                             2                  3                     2
Assets Managed in Program:                                     $9.1 million       $22.6 million         $29.7 million
Assets Managed in JWH:                                         $1.1 billion       $1.1 billion          $1.1 billion
                                                                  (10.8)%            (10.1)%               (10.4)%
Worst Monthly Decline on an Individual Account Basis:             (11/01)            (11/98)               (11/01)
                                                                  (26.6)%            (24.2)%               (13.1)%
Worst Peak-to-Valley Decline on an Individual Account Basis:    (7/99-9/00)       (6/01-11/01)           (4/01-7/01)
2001 Compound Annual Rate of Return:                               14.2                0.2                  (3.5)

2000 Compound Annual Rate of Return:                               25.0                8.1                  22.7

1999 Compound Annual Rate of Return:                                1.4               20.7                   N/A

1998 Compound Annual Rate of Return:                                9.9               (4.8)                 (3.6)
                                                                                                          (5 mos.)
1997 Compound Annual Rate of Return:                                4.9               21.0                  17.6
                                                                                                          (7 mos.)

Inception of Client Account Trading in Program:                     March 1999
Number of Open Accounts:                                                1
Assets Managed in Program:                                        $13.3 million
Assets Managed in JWH:                                             $1.1 billion
                                                                      (9.6)%
Worst Monthly Decline on an Individual Account Basis:                (11/01)
                                                                     (16.3)%
Worst Peak-to-Valley Decline on an Individual Account Basis:       (7/99-4/00)
2001 Compound Annual Rate of Return:                                   2.8
                                                                    9/27-12/31
2000 Compound Annual Rate of Return:                                   2.9
                                                                     (9 mos.)
1999 Compound Annual Rate of Return:                                  (7.5)
                                                                    (10 mos.)
1998 Compound Annual Rate of Return:                                   N/A

1997 Compound Annual Rate of Return:                                   N/A



---------------------------

*This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy.


**In October 2000, the account had a large addition which increased its size to a level consistent with the trading size of the Global Analytics Family of Programs account.



The Notes to JWH's Programs on pages   -  to   -  are an integral part of this
table.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS

                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                                                                                 DELEVERED YEN
                                                                                  DENOMINATED
                        THE WORLD FINANCIAL                     WORLDWIDE BOND   FINANCIAL AND
                            PERSPECTIVE       DOLLAR PROGRAM*      PROGRAM*      METALS PROFILE   INTERRATE-TM-         SAP
NAME OF PROGRAM:        -------------------   ---------------   --------------   --------------   --------------   --------------
Inception of Client                                                              October 1995;    December 1988;
  Account Trading in                                                             ceased trading   ceased trading
  Program:                  April 1987          July 1996         July 1996          12/96             7/96             7/96

Number of Open
  Accounts:                      1                  0                 0                0                0                8

Assets Managed in
  Program:                 $2.3 million             $0                $0               $0               $0         $582.7 million

Assets Managed in JWH:     $1.1 billion        $1.1 billion      $1.1 billion     $1.1 billion     $1.1 billion     $1.1 billion

Worst Monthly Decline         (10.8)%             (8.4)%            (3.8)%           (3.2)%           (2.3)%          (14.7)%
  on an Individual            (6/01)              (5/97)            (4/97)           (2/96)           (7/96)          (11/01)
  Account Basis:

Worst Peak-to-Valley          (30.7)%            (11.6)%            (6.2)%           (5.1)%           (2.3)%           21.7%
  Decline on an             (5/99-7/00)        (5/97-9/97)       (12/96-5/97)     (2/96-8/96)         (7/96)        (7/99-7/00)
  Individual Account
  Basis:

                                 %%                  %                %                %                %                %
                        --------------------- ---------------   --------------   --------------   --------------   --------------
2002 Compound
  Period Return (1
  month):                      (4.0)               N/A               N/A              N/A              N/A             (0.7)

2001 Compound Annual
  Rate of Return:             (10.7)               N/A               N/A              N/A              N/A             (1.1)

2000 Compound Annual
  Rate of Return:               4.9                N/A               N/A              N/A              N/A              20.3

1999 Compound Annual
  Rate of Return:              (1.6)               N/A               N/A              N/A              N/A             (1.5)

1998 Compound Annual
  Rate of Return:               7.2               (4.9)             (0.4)             N/A              N/A              17.0
                                                 (5 mos.)          (5 mos.)

1997 Compound Annual
  Rate of Return:              10.4                6.8               9.5              N/A              N/A              13.3

Inception of Client
  Account Trading in
  Program:                  January 1993
Number of Open
  Accounts:                      0
Assets Managed in
  Program:                       $0
Assets Managed in JWH:      $1.1 billion
Worst Monthly Decline         (12.7)%
  on an Individual             (9/00)
  Account Basis:
Worst Peak-to-Valley          (28.5)%
  Decline on an             (7/99-9/00)
  Individual Account
  Basis:
  Period Return (1
  month):                       N/A
2001 Compound Annual
  Rate of Return:              (1.9)
                              (6 mos.)
2000 Compound Annual
  Rate of Return:               5.6
1999 Compound Annual
  Rate of Return:               2.3
1998 Compound Annual
  Rate of Return:               16.1

1997 Compound Annual
  Rate of Return:               17.0


               ----------------------------------------------------

               *This performance data is only through May 7, 1998. The program continues to operate, but only as a portion of a special JWH multi-program trading strategy.


               ***This performance data is only through 6/30/01 since
                  the program ceased trading up on that date.



               The Notes to JWH's Programs on pages   -  to   -  are
               an integral part of this table.


                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF
                                   FUTURE RESULTS.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982
                            YEN FINANCIAL PORTFOLIO
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: JANUARY 1992
                           NUMBER OF OPEN ACCOUNTS: 0
                         ASSETS MANAGED IN PROGRAM: $0
                      ASSETS MANAGED BY JWH: $1.1 BILLION



                                          AGGREGATE                 COMPOUND          WORST                WORST
                        INCEPTION OF       ASSETS                  ANNUAL RATE       MONTHLY          PEAK-TO-VALLEY
     ACCOUNT NO.          TRADING      AUGUST 31, 1999              OF RETURN        DECLINE              DECLINE
---------------------   ------------   ---------------          -----------------  ------------   -----------------------
                                                                  %                %                %
          1                1/92        closed - 3/97     1997:   (3.3)   (3 mos.)  (7.3) (7/95)   (30.5)    (4/95 - 7/96)
          2                1/93        closed - 1/97     1997:   (0.1)    (1 mo.)  (6.9) (7/95)   (29.0)    (4/95 - 7/96)
          3                1/94        closed - 1/97     1997:   (2.4)    (1 mo.)  (6.0) (7/95)   (26.6)    (4/95 - 7/96)
          4                6/94        closed - 3/97     1997:    1.4    (3 mos.)  (6.5) (7/95)   (22.3)    (4/95 - 7/96)
          5                8/94        closed - 3/97     1997:   (2.4)   (3 mos.)  (7.1) (7/95)   (30.4)    (4/95 - 7/96)
          6                1/95        closed - 3/97     1997:   (3.7)   (3 mos.)  (7.5) (7/95)   (35.5)    (4/95 - 7/96)
          7                3/94        closed - 3/97     1997:    4.0    (3 mos.)  (6.7) (7/96)   (15.9)    (2/96 - 7/96)


               The Yen Financial Portfolio closed in March 1997.

---------


The Notes to JWH's programs on pages   -  to   -  are an integral part of this
table.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              NOTES TO JWH PROGRAMS' CAPSULE PERFORMANCE SUMMARIES

    An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts:

    - procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts;

    - the period during which accounts are active;

    - client trading restrictions, including futures vs. forward contracts and contract months;

    - trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital;

    - the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program;


    - the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;


    - the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker;

    - the timing of orders to open or close positions;

    - the market conditions, which in part determine the quality of trade executions;

    - variations in fill prices; and

    - the timing of additions and withdrawals.

    Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

    For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH utilizes the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated:

    - if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;

    - if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and

    - if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less.

    If one of the above parameters is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The above parameters determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

    The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance capsule records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

    During the periods covered by the preceding capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently utilized may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

    - Original Investment Program - reduced 25% commencing in October 1995

    - Financial and Metals Portfolio - reduced 50% commencing in August 1992

    - Global Financial Portfolio - reduced 50% commencing in April 1995


    - International Currency and Bond Portfolio - increased 20% commencing in May 1998 and, commencing in March 2000 through July 2000, additional increases totaling 30% were made. Since inception, changes in position size represented an overall position size increase of 65%


    - G-7 Currency Portfolio - increased 50% commencing in May 1998


    - Worldwide Bond Program - increased 25% commencing in March 2000 and increased an additional 20% commencing in June 2000. These changes represented an overall position size increase of 50% since March 2000.


    From the beginning of the performance records shown, JWH and JWH Investments, Inc. accrued incentive fees. Interest income, management fees, commissions, and other expenses were reflected on a cash basis (with the exception of the programs specifically noted below) until August, 1998, when the accrual method was fully adopted for all programs not already utilizing that method. The recording of specified items on a cash basis before August, 1998, should not, for most months, be materially different from presenting rates of return on an accrual basis; any differences in rates of return are immaterial to the overall performance record. JWH reflected all items of net performance on an accrual basis for the G-7 Currency program and International Currency and Bond Portfolio for the entire period shown, and for the Worldwide Bond Program, Dollar Program, and JWH Global Analytics-Registered Trademark- Family of Programs from the inception of client trading. Beginning September 1, 1998, all JWH programs utilized the full accrual basis.

    The calculation of management and incentive fees are subject to variation due to the agreed upon definitions contained in each account's advisory agreement. Management fees range historically from 0% to 6% of assets under management; incentive fees range from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.


    "Number of Open Accounts" is the number of accounts directed by JWH or JWH Investments, Inc. pursuant to the investment program shown as of January 31, 2002.



    "Assets Managed in Program" is the aggregate amount of total equity, excluding "notional" equity under management of JWH or JWH Investments, Inc. in the investment program shown as of January 31, 2002.


    "Worst Monthly Decline on an Individual Account Basis" is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

    "Worst Peak-to-Valley Decline on an Individual Account Basis" is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

    "Compound Annual Rate of Return" is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.

    Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented. The International Currency and Bond Portfolio also had proprietary capital as an investment in a fund. This proprietary account was traded in the exact same manner that client funds would be traded, and was subject to all of the same fees and expenses that would be charged to a client investment in a fund, had there been other client accounts traded; therefore there is no material impact to the rates of return presented. In addition, during the period from May 1991 through August 1995, the Financial and Metals Portfolio included two proprietary accounts which had no material impact on the rates of return.

  ADDITIONAL NOTE TO THE GLOBAL FINANCIAL PORTFOLIO CAPSULE PERFORMANCE RECORD

    The timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44% and negative 17%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%. By June 1995, these accounts maintained mature positions and were performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved annual rates of return for 1995 of 122%, 92%, and 78%.

  ADDITIONAL NOTE TO THE JWH GLOBALANALYTICS-REGISTERED TRADEMARK- 99 CAPSULE
                               PERFORMANCE RECORD

    In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics Family of Programs methodology. Due to the size of the account, it may have different results than other accounts using this same methodology.

   ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO CAPSULE PERFORMANCE RECORD

    The Yen Financial Portfolio was traded from the Japanese yen perspective. As the equity mix between U.S. dollars and Japanese yen varied, performance from each perspective also varied.

    The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in U.S. dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively resulted in customized client portfolios.

ADDITIONAL NOTE TO THE CAPSULE PERFORMANCE RECORDS OF THE DISCONTINUED PROGRAMS


    Capsule performance records are included for InterRate-TM-, the Delevered Yen Denominated Financial and Metals Profile, the Yen Financial Portfolio, and the International Currency and Bond Portfolio. All of these programs have been discontinued.

    2. SUNRISE CAPITAL PARTNERS, LLC

    The principals and senior officers of Sunrise Capital Partners are as follows:

Martin P. Klitzner                                            Principal, Managing Director
Richard C. Slaughter........................................  Principal, Managing Director
Dr. Gary B. Davis...........................................                     Principal
Dr. John V. Forrest.........................................                     Principal
Martin M. Ehrlich...........................................     Principal, Vice President
Marie Laufik................................................     Principal, Vice President
Elissa Davis................................................                     Principal


    The principals of Sunrise Capital Partners will make trading decisions for Spectrum Currency pursuant to the Currency Program. For a detailed description of Sunrise Capital Partners, its principals and trading systems, other than the Currency Program, which is discussed below, see "The Trading Advisors-- Morgan
Stanley Spectrum Select-- 4. Sunrise Capital Management, Inc." on page   -  .


    The Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro currency, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.


    As of January 31, 2002 Sunrise Capital Partners was managing approximately $79 million of client assets pursuant to the Currency Program and approximately $695 million of client assets in all of its programs (notional funds excluded).


    SUNRISE CAPITAL PARTNERS' PERFORMANCE


    The following is the composite performance of all accounts managed by Sunrise Capital Partners. All performance information is current as of January 31, 2002. Only the Currency Program will be used by Sunrise Capital Partners in trading for Spectrum Currency.



    You are cautioned that the performance information set forth in the following capsule performance summaries are not indicative of, and may have no bearing on, any trading results which may be attained by Sunrise Capital Partners in the future, since past performance is not a guarantee of future results and another trading advisor will be investing funds of Spectrum Currency. In addition, the general partner cannot assure you that Sunrise Capital Partners or the partnership will make any profit or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures interests trading.

                            SUNRISE CAPITAL PARTNERS
                                CURRENCY PROGRAM
               (Calculations based on Fully-Funded Subset Method)


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise Currency Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1985
       Number of open accounts: 5
       Aggregate assets overall: $695 million
       Aggregate assets in program: $79 million
       Largest monthly drawdown: (6.70)% - (July 1999)
       Worst peak-to-valley drawdown: (18.54)% - (August 1997 - July 1999) 2002 year-to-date return: (2.1)% (1 month)
       2001 annual return: (2.6)%
       2000 annual return: 15.5%
       1999 annual return: 6.3%
       1998 annual return: (1.9)%
       1997 annual return: 10.9%


                            SUNRISE CAPITAL PARTNERS
                      CIMCO~DIVERSIFIED FINANCIAL PROGRAM


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise CIMCO~Diversified Financial Program Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: October 1990
       Number of open accounts: 2
       Aggregate assets overall: $695 million
       Aggregate assets in program: $96 million
       Largest monthly drawdown: (17.20)% - (November 2001)
       Worst peak-to-valley drawdown: (18.60)% - (November 2001 - Present) 2002 year-to-date return: (2.0)% (1 month)
       2001 annual return: 9.2%
       2000 annual return: 11.0%
       1999 annual return: (0.6)%
       1998 annual return: 7.7%
       1997 annual return: (3.0)%


                            SUNRISE CAPITAL PARTNERS
                              DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: June 1980
       Number of open accounts: 10
       Aggregate assets overall: $695 million
       Aggregate assets in program: $92 million
       Largest monthly drawdown: (17.20)% - (November 2001)
       Worst peak-to-valley drawdown: (21.65)% - (July 1999 - June 2000) 2002 year-to-date return: (1.3)% (1 month)
       2001 annual return: 11.7%
       2000 annual return: 12.6%
       1999 annual return: 5.8%
       1998 annual return: 16.9%
       1997 annual return: 11.3%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SUNRISE CAPITAL PARTNERS
                          EXPANDED DIVERSIFIED PROGRAM
               (Calculations based on Fully-Funded Subset Method)


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Sunrise Expanded Diversified Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: January 1989
       Number of open accounts: 15
       Aggregate assets overall: $695 million
       Aggregate assets in program: $428 million
       Largest monthly drawdown: (12.50)% - (November 2001)
       Worst peak-to-valley drawdown: (21.15)% - (October 1998 - July 2000) 2002 year-to-date return: (2.5)% (1 month)
       2001 annual return: 13.6%
       2000 annual return: 8.2%
       1999 annual return: 4.4%
       1998 annual return: 25.8%
       1997 annual return: 20.7%


                            SUNRISE CAPITAL PARTNERS
                               SHORT-TERM PROGRAM


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Short-Term Program
       Inception of trading by commodity trading advisor: June 1980 Inception of trading in program: September 2000
       Number of open accounts: 0
       Aggregate assets overall: $695 million
       Aggregate assets in program: $0 million
       Largest monthly drawdown: (6.70)% - (January 2001)
       Worst peak-to-valley drawdown: (6.70)% - (January 2001 - May 2001) 2001 annual return: (1.8)% (5 months)
       2000 annual return: 14.4% (4 months)


                            SUNRISE CAPITAL PARTNERS
                            CURRENCY OPTIONS PROGRAM


       Name of commodity trading advisor: Sunrise Capital Partners
       Name of program: Currency Options Program
       Inception of trading by commodity trading advisor: June 1980
       Inception of trading in program: September 2000
       Number of open accounts: 2
       Aggregate assets overall: $695 million
       Aggregate assets in program: $54 million (notional funds included) Largest monthly drawdown: (5.70)% - (September 2000)
       Worst peak-to-valley drawdown: (5.70)% - (September 2000 - November 2000) 2002 year-to-date return: 3.6% (1 month)
       2001 annual return: 5.5%
       2000 annual return: 3.2% (4 months)


           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        NOTES TO SUNRISE CAPITAL PARTNERS' CAPSULE PERFORMANCE SUMMARIES

    In reviewing Sunrise Capital Partners' performance, prospective investors should understand that such performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges and includes interest income applicable to the accounts comprising each composite performance record. Such a composite performance is not necessarily indicative of the performance of any individual investor account. All accounting activity and balances, for the purposes of calculating performance, are US dollar denominated.

    The following terms used in describing Sunrise Capital Partners' performance are defined as follows:

    "Drawdown" means losses experienced by an account traded pursuant to the identified trading program over a specified period. Drawdowns are measured on the basis of month-end net asset values only.


    "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account within a trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. With respect to certain of the performance capsules set forth above, the worst peak-to-valley drawdown references a period which occurred prior to the last five calendar years as prescribed by CFTC rules. This is because the account referred to either (1) incurred a drawdown which began prior to the commencement of the reportable period and ended during the reportable period, or
(2) was closed during the reportable period without having recovered from a drawdown in which the worst peak-to-valley drawdown was sustained before the commencement of the reportable period.


    "Annual return" is the product of the monthly rates of return; i.e., (1 + the Monthly Rate of Return for the first month of the year or period) x (1 + the Monthly Rate of Return for the next succeeding month), etc.

    "Aggregate assets overall" includes all assets under management, in programs both open and closed to investment, for Sunrise Capital Management, Inc., Commodity Monitors, Inc. and Sunrise Capital Partners; these assets are estimated through the date indicated and may be subject to adjustment.

    "Aggregate assets in program" are estimated through the date indicated and may be subject to adjustment.

    The Fully-Funded Subset Summaries include notional funds in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. This method permits notional and fully-funded accounts to be included in a single performance summary.


MORGAN STANLEY SPECTRUM COMMODITY L.P.



    MORGAN STANLEY COMMODITIES MANAGEMENT INC.



    Morgan Stanley Commodities Management is a Delaware corporation and a wholly owned subsidiary of Morgan Stanley Dean Witter. The trading advisor became registered as a commodity pool operator and a commodity trading advisor on June 4, 1992, and is a member of the National Futures Association in such capacities. The trading advisor currently acts as the general partner and/or trading advisor for several U.S. and offshore funds. The trading advisor's offices are located at 1221 Avenue of the Americas, New York, New York 10020.



    As of January 31, 2002, Morgan Stanley Commodities Management was managing approximately $86 million of client assets pursuant to its trading program.


    PRINCIPALS


    Wayne D. Peterson is a Director and the President of Morgan Stanley Commodities Management. Prior to heading Morgan Stanley Commodities Management, Mr. Peterson worked in Morgan Stanley's Structured Products Group, having previously worked for eight years in Morgan Stanley's Commodities Department. Mr. Peterson joined Morgan Stanley in 1982, was named a Vice President in 1987, a Principal in 1988, and is currently an Executive Director. Mr. Peterson received a B.A. degree in mathematics and economics from Cornell University in 1980 and an M.B.A. from the University of Chicago in 1982. Mr. Peterson will be responsible for making trading decisions for the partnership.

    MORGAN STANLEY COMMODITIES MANAGEMENT'S TRADING PROGRAM



    The trading program employed by the trading advisor on behalf of Spectrum Commodity, which is generally technical in nature, is designed to capture the overall rate of commodity price inflation by maintaining long positions in commodity futures. The portfolio is maintained in a diversified manner and looks to overweight and underweight individual commodities based on their relative strength. The liquidity of each commodity also will influence its level of inclusion in Spectrum Commodity's portfolio. The trading program will be continuously evaluated over time and may be refined and modified in the future, including the possibility, upon prior notice to investors, that Morgan Stanley Commodities Management may maintain short positions in commodity futures interests for Spectrum Commodity's account.


    The trading program encompasses a broad range of commodities, including commodity futures on metals, energy products, agriculturals, and other commodities selected by the trading advisor from time to time. At present, the trading advisor may invest Spectrum Commodity's assets in the following types of commodity futures on the exchanges indicated: Chicago Board of Trade (corn, wheat, soybeans, soybean oil, soybean meal, oats); Commodity Exchange, Inc. (platinum, silver, copper, gold); Chicago Mercantile Exchange (live cattle, feeder cattle, lean hogs, pork bellies, lumber); Coffee, Sugar & Cocoa Exchange, Inc. (coffee, sugar, cocoa); London Metal Exchange (aluminum, lead, copper, nickel, tin, zinc); New York Cotton Exchange (cotton, orange juice); International Petroleum Exchange (brent crude oil, gas oil); and New York Mercantile Exchange (crude oil, heating oil, gasoline, natural gas).

    The trading advisor currently limits its trading program in the following manner (although it may change these policies in the future with prior approval of the general partner):

    - Spectrum Commodity will maintain only long positions in commodity futures.

    - Spectrum Commodity trades only commodity futures that are now, or may hereafter be, traded on U.S. or non-U.S. commodity exchanges.

    - Spectrum Commodity will not trade futures or forwards on financial instruments (including stock indices) and foreign currencies.

    - The underlying value of the positions entered into in the commodity futures markets (the "portfolio value") will be targeted at 1.0 to 2.0 times the assets of Spectrum Commodity with an expected average of
      1.5 times the assets of Spectrum Commodity.

    - Upon every portfolio reweighting:


       - A minimum of 10% of the assets of Spectrum Commodity will be exposed to each of the following commodities sectors: energy, precious metals, and base metals.


       - A maximum of 20% of the portfolio value will be exposed to any one particular commodity.


       - A maximum of 40% of the portfolio value will be exposed to any one of the following commodities sectors: energy, precious metals, and base metals. A maximum of 30% of the portfolio value will be exposed to any one of the other commodities sectors.


                                 EXCHANGE RIGHT

    If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Spectrum Series partnerships. However, a Spectrum Series exchange will only be permitted as of the sixth month-end after you first became an investor in any Spectrum Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Spectrum
Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Spectrum Series exchange will not be subject to a redemption charge. Units you acquire in a Spectrum Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Spectrum Strategic for 12 months, exchange those units for units of Spectrum Technical, then redeem any of those units 15 months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

    When you request a Spectrum Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Spectrum Series exchange, you must send a subscription agreement to a Morgan Stanley branch office, and that agreement must be received by the general partner at least five business days prior to the applicable exchange date. In that agreement, you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 50 units in a Spectrum Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley branch office.

    In order to effect a Spectrum Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Spectrum Series exchange. In addition, states may impose more restrictive suitability and/ or investment requirements than those set forth in the form of subscription agreement. Any such restrictions may limit the ability of residents of those states to effect a Spectrum Series exchange. In the event that not all subscription agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in the manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

    Units of any new partnership in the Spectrum Series may be offered to investors pursuant to exercise of the Spectrum Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

    Since a Spectrum Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Spectrum Series exchange.

                                  REDEMPTIONS

    Once you are an investor in a Spectrum Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 50 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

    Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley branch office and received by the general partner at least 5 business days prior to the redemption date. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit
A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley branch office.

    If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding. "Net assets" means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

    If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of their purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley DW and will not be shared with the financial advisor or additional selling agent who sold the units.

    Your units will be exempt from redemption charges under the following circumstances:


    - If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.


    - If you redeem units in a Spectrum Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

    - If you redeem units of any other partnership which Demeter serves as the general partner, the units you redeem from the other limited partnership will be subject to any applicable redemption charges, but the Spectrum Series units you purchase will not be subject to redemption charges.

    - If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least 24 months, you will not be subject to redemption charges with respect to any newly purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.


    The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forward, and option positions to satisfy redemptions in the event it does not have sufficient cash on hand that is not required as margin on open positions. SEE "RISK FACTORS--PARTNERSHIP AND OFFERING RISKS--RESTRICTED
INVESTMENT LIQUIDITY IN THE UNITS" ON PAGE   -  . When you redeem units, payment
will be made by credit to your customer account with Morgan Stanley DW, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.



    The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Spectrum Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "special redemption dates." See "The Limited Partnership Agreements--Books and Records; Reports to Limited Partners"
beginning on page   -  .


                             THE COMMODITY BROKERS

MORGAN STANLEY DW INC., MORGAN STANLEY & CO. INCORPORATED, AND MORGAN STANLEY &
  CO. INTERNATIONAL LIMITED


    Morgan Stanley DW Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Morgan Stanley DW, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the partnerships' clearing commodity broker and foreign currency forward counterparty, and Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Morgan Stanley DW monitors each partnership's futures positions that the clearing commodity brokers report they are carrying for any errors in trade prices or trade fill. Morgan Stanley DW also serves as the non-clearing commodity broker for all, and Morgan Stanley serves as the clearing commodity broker and foreign exchange counterparty for all but one, of the other commodity pools for which Demeter serves as general partner and commodity pool operator. Morgan Stanley International serves as the clearing commodity broker for the trades of such pools that take place on the London Metal Exchange.



    Morgan Stanley DW is a financial services company which provides to its individual, corporate, and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Morgan Stanley DW has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley DW is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Morgan Stanley DW is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Morgan Stanley DW is also registered with the SEC as a broker-dealer and is a member of the NASD. Morgan Stanley DW is currently servicing its clients through a network of approximately 700 offices nationwide with approximately 15,000 financial advisors servicing individual and institutional client accounts.


    Morgan Stanley is the clearing commodity broker for all trades for the partnerships, other than for those trades on the London Metal Exchange. Morgan Stanley has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley is registered as a futures commission merchant, is a member of the National Futures Association, and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley is registered with the SEC as a broker-dealer and is a member of the NASD.

    Morgan Stanley International, a United Kingdom corporation, acts as the partnerships' clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley International has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.


    Morgan Stanley Dean Witter & Co., the parent company of Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 45,000 people worldwide in offices throughout the United States and 20 foreign countries. Morgan Stanley Dean Witter & Co. is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $61 billion at January 28, 2002. At that date, Morgan Stanley Dean Witter & Co. had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top asset managers globally, with over $500 billion in assets under management.


BROKERAGE ARRANGEMENTS


    The partnerships' brokerage arrangements with Morgan Stanley DW, Morgan Stanley and Morgan Stanley International are discussed in "Conflicts of Interest--The brokerage arrangements with affiliates of the general partner were not negotiated at arm's-length or reviewed by any independent party for
fairness" on page   -  , "--Customer agreements with the commodity brokers
permit actions which could result in losses or lost profit opportunity" on page
  -  , and "Description of Charges--Commodity Brokers" beginning on page   -  .


    The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

    - the size of the partnership;

    - the futures, forwards, and options trading activity;

    - the services provided by the commodity brokers or any affiliate thereof to the partnership;

    - the cost incurred by the commodity brokers or any affiliate thereof in organizing and operating the partnership and offering units;

    - the overall costs to the partnership;

    - any excess interest and compensating balance benefits to the commodity brokers from assets held thereby; and

    - if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership;


    Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary
Responsibility and Liability" on page   -  .


                                   LITIGATION


    At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.


    On January 11, 1999, the SEC brought an action against 28 NASDAQ market makers, including Morgan Stanley, and 51 individuals, including one current and one former trader employed by Morgan Stanley, for certain conduct during 1994. The core of the charges against Morgan Stanley concerns improper or undisclosed coordination of price quotes with other broker-dealers and related reporting, recordkeeping, and supervisory deficiencies in violation of Sections 15(b)(4)(E), 15(c)(1) and (2), and 17(a) of the Securities Exchange Act and Rules 15c1-2, 15c2-7, and 17a-3 promulgated thereunder. Without admitting or denying the charges, Morgan Stanley consented to the entry of a cease and desist order and to the payment of a civil penalty of $350,000, disgorgement of $4,170, and to submit certain of its procedures to an independent consultant for review. In addition, one current and one former trader employed by Morgan Stanley accepted suspensions of less than two months each and were fined $25,000 and $30,000 respectively.


    On April 6, 2000, Morgan Stanley, along with 16 other firms, entered into an industry-wide settlement with the SEC, IRS and the Department of Justice (intervening on behalf of a QUI TAM plaintiff) to resolve litigation and investigations relating to "yield burning" allegations. At the core of the "yield burning" litigation and investigations were allegations that, from 1990 to 1994, escrow providers excessively marked up securities sold to escrow accounts in connection with advance refunding transactions on behalf of municipal bond issuers. The practice was alleged to benefit the escrow provider to the detriment of either the United States Treasury or the municipal issuer. The industry-wide settlement required 17 firms to pay a total of over $139 million (over $120 million to the United States Treasury and over $18 million directly to municipal issuers). Without admitting or denying any wrongdoing, Morgan Stanley consented to the entry of an order directing that it cease and desist from violating Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and requiring it to pay $2.45 million to the United States Treasury. No payment to municipal issuers was required.



    On August 21, 2001 without admitting or denying any violation, Morgan Stanley & Co. Incorporated consented to the entry of a conclusion that: the Chicago Board of Trade Business Conduct Committee had reason to believe that the firm had violated regulation 9B.11 by virtue of regulation 9B.07, in that Morgan Stanley employees entered orders into the a/c/e trading platform without inputting their own user ids; and regulation 480.10, in that Morgan Stanley failed to ensure compliance by its employees with exchange regulation 9B.11. In addition, Morgan Stanley paid a $20,000 fine to the Chicago Board of Trade.


    During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal, or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor's decision to invest in the partnerships.

                       THE LIMITED PARTNERSHIP AGREEMENTS

    This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to the prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

NATURE OF THE PARTNERSHIPS

    Spectrum Select was formed on March 21, 1991; Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced were each formed on April 29, 1994; Spectrum Commodity was formed on July 31, 1997; and Spectrum Currency was formed on October 20, 1999. Each partnership was formed under Delaware law. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

    The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Spectrum Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Spectrum Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Spectrum Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

    The general partner may use a partnership's funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' prior written notice.

    Other responsibilities of the general partner include:

    - determining whether a partnership will make a distribution;

    - administering redemptions and series exchanges;

    - preparing monthly and annual reports;

    - preparing and filing tax returns for each partnership;

    - signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

    - supervising the liquidation of a partnership, if necessary.

SHARING OF PROFITS AND LOSSES


    You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations--Partnership Taxation--Allocation of
Partnership Profits and Losses" on page   -  .


RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

    While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days' prior written notice to the limited partners. If a majority of the limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

    Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws; and notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.

AMENDMENTS; MEETINGS


    Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.


    Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of such request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

    At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

       - amend the limited partnership agreement;

       - dissolve the partnership;

       - remove and replace the general partner;

       - elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt, or is dissolved;

       - terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and

       - approve the sale of all or substantially all of the assets of the partnership.

    Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS

    The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.


    Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership as the CFTC and National Futures Association, from time to time, may require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will provide you with the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.


    A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

    - the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

    - the limited partnership agreement is materially amended;

    - there is any change in trading advisors or any material change in a management agreement;

    - there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

    - there is any change in general partners or any material change in the compensation arrangements with a general partner;

    - there is any change in the partnership's fiscal year;

    - there is any material change in the partnership's trading policies as specified in the limited partnership agreement; or

    - the partnership ceases to trade futures, forwards, and options.


    If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as
described under "Redemptions" beginning on page   -  for regular redemption
dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forwards, and options trading or to terminate the partnership.

    In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

    - notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;

    - the notice will describe the redemption and voting rights of limited partners; and

    - units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

    Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

                              PLAN OF DISTRIBUTION

GENERAL

    Morgan Stanley DW is offering units pursuant to a selling agreement with the partnerships and the general partner. With the approval of the general partner, Morgan Stanley DW may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution, or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions, or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.

    Morgan Stanley DW is offering the units on a "best efforts" basis without any agreement by Morgan Stanley DW to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.


    Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor(s). Each partnership has also agreed to indemnify Morgan Stanley DW, the general partner and any additional sellers in connection with the offer and sale of units. See
"Fiduciary Responsibility and Liability" on page   -  .


CONTINUING OFFERING

    Units of each partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. The sale amount will be delivered to the partnership that sold the unit.

ESCROW ARRANGEMENTS

    During the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. These subscription funds held in escrow will be invested in the escrow agent's interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership(s) and pay any interest earned on those funds to Morgan Stanley DW. Morgan Stanley DW in turn will credit your Morgan Stanley DW customer account with the interest. If the general partner rejects a subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Morgan Stanley DW, and Morgan Stanley DW will then credit your Morgan Stanley DW customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Morgan Stanley DW customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnership(s) in the case of accepted subscriptions or paid to Morgan Stanley DW in the case of rejected subscriptions. At all times during the continuing offering, and prior to each closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

COMPENSATION TO MORGAN STANLEY DW EMPLOYEES AND ADDITIONAL SELLING AGENTS

    Except as described below, qualified employees of Morgan Stanley DW will receive from Morgan Stanley DW (payable solely from its own funds) a gross sales credit equal to 3% of the net asset value per unit as of the closing for each unit sold by them and issued at the closing. In addition, Morgan Stanley DW will continue to compensate such employees who continue to render services to limited partners with a gross sales credit of up to 86% of the brokerage fees received by Morgan Stanley DW from a partnership each month that are attributable to outstanding units sold by them. This compensation will begin:

    - in the case of Spectrum Select, Spectrum Technical, and Spectrum Strategic, with the seventh month following the closing at which a unit was issued;

    - in the case of Spectrum Global Balanced, Spectrum Currency, and Spectrum Commodity, with the tenth month following the closing at which a unit was issued;

    - the first month after a unit is issued pursuant to a non-series exchange;
      or

    - the month as of which such continuous compensation is first payable with respect to units purchased in a Spectrum Series exchange, but with the seventh or tenth month measured from the date the subscriber first became a limited partner in a Spectrum Series partnership.

    In all cases, qualified Morgan Stanley DW employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.


    No part of this compensation will be paid by the partnership and, accordingly, net assets will not be reduced as a result of such compensation.


    Each person receiving continuing compensation must be a Morgan Stanley DW employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC's regulations. These employees must also perform additional services, including:

    (a) inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership's units;

    (b) inquiring of the general partner, at the request of limited partners, regarding the futures, forwards, and options markets and the activities of the partnerships;

    (c) responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to limited partners;

    (d) providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

    (e) assisting limited partners in the redemption or exchange of units; and

    (f) providing such other services as limited partners from time to time may reasonably request.

    The additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Morgan Stanley DW based, in part, on the amount of brokerage fees paid by the partnerships to Morgan Stanley DW. The selling agreement among Morgan Stanley DW, the general partner, and the partnerships provides that this compensation may only be paid by Morgan Stanley DW as long as continuing services are provided. Any limited partner may telephone, write, or visit a financial advisor at a Morgan Stanley branch office to avail himself of such services.

    Morgan Stanley DW will not pay its employees the 3% initial gross sales credit described above with respect to units purchased pursuant to a Spectrum Series exchange or non-series exchange. Such employees will, however, receive continuing gross sales credits with respect to brokerage fees received by Morgan Stanley DW from a partnership at the applicable rate.

    Morgan Stanley DW may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Morgan Stanley DW, and not any partnership or the general partner, to pay Morgan Stanley DW's employees bonus compensation based on sales of units. Any sales or promotional program will be approved by the NASD prior to its start.

    The aggregate of all compensation paid to employees of Morgan Stanley DW from the initial 3% gross sales credit, the redemption charges received by Morgan Stanley DW, and any sales incentives will not exceed 10% of the proceeds of the sale of units.


    Morgan Stanley DW may compensate any qualified additional selling agents for each unit sold by it by paying a selling commission, from Morgan Stanley DW's own funds, as determined by Morgan Stanley DW and the additional selling agents, but not to exceed 3% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Morgan Stanley DW, payable from Morgan Stanley DW's own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Morgan Stanley DW may be up to 35% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Morgan Stanley DW as commodity broker for each partnership (except for employees of affiliates of Morgan Stanley DW, who will be compensated at the same rate as employees of Morgan Stanley DW). Additional selling agents may pay all or a portion of such additional compensation to their employees who have sold units and provide continuing services to limited partners if those employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Morgan Stanley DW may be deemed to be underwriting compensation.


                             SUBSCRIPTION PROCEDURE

    The minimum subscription for most subscribers is $5,000, except that the minimum subscription is:

    - $2,000 in the case of an IRA; or

    - for eligible subscribers purchasing units pursuant to a non-Spectrum Series exchange, the lesser of

       -- $5,000,


       -- the proceeds from the redemption of five units, or two units in the case of an IRA, from commodity pools other than any of the Morgan Stanley Charter Series of partnerships,


       -- the proceeds from the redemption of 500 units, or 200 units in the case of an IRA, from any Charter Series partnership, or

       -- the proceeds from the redemption of such subscriber's entire interest in any other commodity pool which the general partner serves as general partner and commodity pool operator.

    A subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that:

    - in the case of a new subscription, the minimum subscription for any one partnership is $1,000; and

    - in the case of a non-Spectrum Series exchange, the minimum subscription for any one partnership is the proceeds of the redemption of one unit of the other commodity pool, or 100 units in the case of any Charter Series partnership.

    If you already own units in a partnership and you wish to make an additional investment in the same partnership, you may subscribe for units at a monthly closing with a minimum investment in that partnership of $500.

    In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Morgan Stanley DW a subscription agreement which will authorize the general partner and Morgan Stanley DW to transfer the full subscription amount from your Morgan Stanley DW customer account to the partnership's Escrow Account. If your subscription agreement is received by Morgan Stanley DW and not immediately rejected, you must have the appropriate amount in your Morgan Stanley DW customer account on the first business day following the date that your subscription agreement is received by Morgan Stanley DW. Morgan Stanley DW will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Morgan Stanley DW customer account or an account with an affiliate of Morgan Stanley DW, or do not have sufficient funds in your existing Morgan Stanley DW customer account, you should make appropriate arrangements with your Morgan Stanley financial advisor, or contact your local Morgan Stanley branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley branch office where your account is maintained.

    In the case of a Spectrum Series exchange or a non-Spectrum
Series exchange, you must complete, sign, and deliver to your Morgan Stanley financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

    In accordance with an NASD rule, Morgan Stanley DW will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

    If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Morgan Stanley DW will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

    Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley financial advisor. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

    A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Morgan Stanley DW's customary form.

    Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement, by completing a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, and by contacting your Morgan Stanley financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Morgan Stanley DW customer account. Those amounts will be held in escrow, and applied towards the purchase of units, in the same manner as initial purchases described above. However, if a new prospectus has been issued since the date of your immediately prior subscription agreement, you will be required to complete a new subscription agreement update form. Further, your Morgan Stanley financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange, or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

    Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan, and is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

    As used in this section, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts, which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called "401(k)" plans, "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts, as described in Section 408 of the Internal Revenue Code of 1986, as amended.

    Notwithstanding the general requirement that investors in one or more partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for IRAs. The minimum subscription for any one of the partnerships must be at least $1,000. Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.

    If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a partnership. The regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of the entity if the equity security is a "publicly-offered security." A "publicly-offered security" is one which is:

    - freely transferable;

    - held by more than 100 investors independent of the issuer and of each other; and

    - either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under
      Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

    The units currently meet, and it is expected that the units will continue to meet, the criteria of the Regulation.

    The general partner believes, based upon the advice of its legal counsel, that income earned by the partnerships will not constitute "unrelated business taxable income" under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

    Units may not be purchased with the assets of an employee benefit plan if the general partner, Morgan Stanley DW, any additional selling agents, any trading advisor, or any of their respective affiliates either:

    - has investment discretion with respect to the investment of such plan assets;

    - has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan assets and that such advice will be based on the particular investment needs of the plan; or

    - is an employer maintaining or contributing to such plan.


    Subscribing for units does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code of 1986 and ERISA and the regulations and administrative rulings thereunder, and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.


    Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, Morgan Stanley DW, any additional selling agents, any partnership, or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

    The general partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state, and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

PARTNERSHIP STATUS

    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership's gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

    If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deduction for any distributions to its partners. In addition, all or a portion of any distributions by the partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

PARTNERSHIP TAXATION


    PARTNERS, RATHER THAN A PARTNERSHIP, ARE SUBJECT TO FEDERAL INCOME
TAX. None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership's taxable year ending within or with the partner's taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.


    SYNDICATION EXPENSES. None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (I.E., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Morgan Stanley DW could be treated as a nondeductible payment by the partnerships of syndication expenses.

    ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. In general, each limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining net recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

    The special allocation of each partnership's net gain or loss upon a redemption of units, which retains the same character as in the hands of the partnership, may alter the character of a redeeming limited partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by the limited partner.

    These allocation provisions are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge the allocations, including each partnership's tax allocations in respect of redeemed units.

    If the allocation provided by each limited partnership agreement is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

    Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner's units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed the partner's adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See "Redemptions." Generally, if a limited partner is not a "dealer" with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY


    NATURE OF PARTNERSHIP INCOME. Each partnership does not expect to hold its futures, forwards, or options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.


    MARK-TO-MARKET. Section 1256 contracts held at the end of a partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

    SECTION 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Internal Revenue Code of 1986 Section 988. Each partnership has elected to treat these contracts as
Section 1256 contracts (I.E., marked-to-market at year end). Pursuant to this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.


    Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.


    STRADDLES. If a partnership incurs a loss upon the disposition of any position which is part of a "straddle" (I.E., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

    For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

    Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.

TAXATION OF LIMITED PARTNERS

    LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the units as of the end of the partnership's taxable year in which such loss occurred.


    Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions, losses, and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is "at risk" with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.


    Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner's share of a partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

    LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. The partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.


    LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel's opinion, the expenses incurred by the partnerships in their futures, forwards, and options trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations.


    TAX LIABILITY WILL EXCEED DISTRIBUTIONS. Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.


    TAX ON CAPITAL GAINS AND LOSSES. In general, for individuals, trusts, and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20% and "short-term capital gains" and other income are currently taxed at a maximum marginal tax rate of 38.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.


    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

    Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

    ALTERNATIVE MINIMUM TAX. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships.

Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

    LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT
INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner's distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner's net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on the gain. It is not clear whether a limited partner's distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.


    TAXATION OF FOREIGN LIMITED PARTNERS. A limited partner who is a non-resident alien individual, foreign corporation, or foreign partnership (a "foreign limited partner") generally is not subject to taxation by the U.S. on capital gains from commodity or derivatives trading, provided that such foreign limited partner (in the case of an individual) is not a "dealer" in commodities and does not have certain present or former connections with the U.S. (E.G., is not present in the U.S. more than 182 days during his or her taxable year, or, in certain limited circumstances, a prior taxable year) and provided further, that such foreign limited partner is not engaged in a trade or business within the U.S. during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the partnerships is treated as "effectively connected." An investment in the partnerships should not, by itself, cause a foreign limited partner to be engaged in a trade or business within the U.S. for the foregoing purposes, assuming that the trading activities of the partnerships qualify for a "safe harbor" in the Code, pursuant to which a partnership whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the U.S. provided that such partnership is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. Based on a review of the contracts that the partnerships trade as of the date of this prospectus, the partnerships have been advised by their counsel, Cadwalader, Wickersham & Taft, that such contracts should satisfy the safe harbor. There can be no assurance the partnerships will be able to continually qualify for this safe harbor. If the partnerships in the future do not satisfy the exemption for commodity trading, there is a risk that the partnerships would be treated as engaged in a trade or business within the U.S. In the event that a partnership were found to be engaged in a U.S. trade or business, a foreign limited partner would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a foreign limited partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the partnerships would be required to withhold taxes from the income or gain allocable to such a foreign limited partner under
Section 1446 of the Code.


    A foreign limited partner is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such foreign limited partner is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a foreign limited partner, not engaged in a trade or business within the U.S., is not subject to U.S. tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the foreign limited partner provides the relevant partnership with a Form W-8BEN.

    Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

    The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.

    FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

    TAX ELECTIONS. The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.

    TAX RETURNS AND INFORMATION. The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership's taxable year, the partnership will furnish each limited partner, and any assignee of the units of a limited partner, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

    PARTNERSHIP'S TAXABLE YEAR. Each partnership has the calendar year as its taxable year.

    UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not "debt-financed."


    However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see "Purchases by Employee Benefit Plans--ERISA Considerations" above.


TAX AUDITS

    All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner.

    The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

                              -------------------

    All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

    The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for units.

                       STATE AND LOCAL INCOME TAX ASPECTS

    In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner's distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships' transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

    The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners' income from the partnerships, but may be liable for such tax to the extent such limited partners' allocable share of income attributable to the partnerships' transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on the partners' income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners' income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                                 LEGAL MATTERS


    Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership, and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for Morgan Stanley DW in connection with the offering of units. Cadwalader, Wickersham & Taft may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.


                                    EXPERTS


    The statements of financial condition of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. as of December 31, 2001 and 2000, including the Schedules of Investments as of December 31, 2001, and the related statements of operations, changes in partners' capital, and cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and for the year ended December 31, 2001 for Morgan Stanley Spectrum Currency L.P. and for each of the three years in the period ended December 31, 2001 for the other above mentioned partnerships, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2001 and 2000 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley Dean Witter & Co.


                      WHERE YOU CAN FIND MORE INFORMATION

    The partnerships filed registration statements relating to the units registered with SEC. This prospectus is part of the registration statements, but the registration statements include additional information.


    You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

    THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.

                   THE FUTURES, OPTIONS, AND FORWARDS MARKETS

FUTURES CONTRACTS

    Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:


-  agricultural and tropical (soft) commodities             -  currencies                        -  metals
-  industrial goods                                         -  financial instruments             -  energy products


    The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1980 and 2001 activity in futures markets was divided as follows:



                                   1980                                  2001*
                                   ----                                  -----
                                    %                                      %
Agricultural Products               64      Interest Rates                 57
Metals                              16      Stock Indices                  18
Interest Rates                      14      Energy Products                 8
Currencies                           5      Agricultural Products           8
Lumber and Energy Products           1      Metals                          6
                                            Currencies                      3


---------


    *Data as of December 31, 2001.


    A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.


    For example, if we sell one contract of December 2002 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2002 delivery date by purchasing one contract of December 2002 wheat on the same exchange.


    The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

    An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.

    The buyer of a "call" option acquires the right to take a long position (I.E., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

    The buyer of a "put" option acquires the right to take a short position (I.E., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.


    The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.


    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (I.E., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--OPTIONS TRADING CAN BE
MORE VOLATILE THAN FUTURES TRADING" ON PAGE   -  .


FORWARD CONTRACTS


    Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON
EXCHANGES" ON PAGE   -  .


HEDGERS AND SPECULATORS


    The two broad classes of persons who trade futures, forwards, and options contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to currency, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options contracts. Since the speculator may take either a long or short position in the futures, forwards, and options markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.


FUTURES EXCHANGES

    Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

    Each futures exchange in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.


    Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. SEE "REGULATIONS" BELOW AND "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON
U.S. EXCHANGES" ON PAGE   -  .


SPECULATIVE POSITION LIMITS


    The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS"
ON PAGE   -  .


DAILY LIMITS


    Most United States futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. SEE "RISK FACTORS--TRADING AND PERFORMANCE
RISKS--MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES" ON PAGE   -  .

REGULATIONS

    Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

    The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction, or termination of the general partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted, or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

    The Commodity Exchange Act requires all "futures commission merchants," such as Morgan Stanley DW and Morgan Stanley, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

    The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

    You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.


    Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a "registered futures association." At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. Morgan Stanley DW, the general partner, Morgan Stanley, and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).



    The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON
U.S. EXCHANGES" ON PAGE   -  .


MARGINS


    "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED" ON
PAGE   -  .


    Brokerage firms, such as Morgan Stanley DW, Morgan Stanley, and Morgan Stanley International, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

    Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership's trading will be conducted through a commodity broker, each partnership will be able to take advantage of the commodity brokers' credit lines with several participants in the interbank market. The commodity brokers will require margin with respect to a partnership's trading of currency forward contracts.

    Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a partnership's trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

                              POTENTIAL ADVANTAGES

    Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley, a global leader in financial management, has developed the Spectrum Series of partnerships to provide professional money management in the futures, forwards, and options markets.


    An investment in a partnership is speculative and involves a high degree of risk. The general partner and Morgan Stanley DW believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. SEE
"RISK FACTORS" BEGINNING ON PAGE   -  . Taking the risks into consideration,
this investment does offer the following potential advantages.


INVESTMENT DIVERSIFICATION

    If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Spectrum Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of the past experience of the partnerships, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

    Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while ... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."


    The partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures, forwards, and options market moves, with the potential to enhance your overall portfolio.


    The trading advisors' speculative trading techniques will be the primary factor in the partnerships' success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

    The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley financial advisor can help you determine the combination of asset classes as well as the type of trading advisor(s) that most suits your investment profile.


    Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.


    Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AGGRESSIVE GROWTH
GROWTH
INCOME
CASH & EQUIVALENTS
STOCKS              60%
MANAGED FUTURES     10%
CASH                 5%
BONDS               25%

    The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME


                      U.S. TREASURY                                                                         PUBLIC
             U.S.     BONDS (LEHMAN    U.S. CORPORATE     NON-U.S.                      MANAGED             MANAGED
            STOCKS      BROTHERS           BONDS           STOCKS      GLOBAL STOCKS    FUTURES          FUTURES FUNDS
           (S&P 500     TREASURY       (SALOMON CORP.    (MSCI EAFE     (MSCI WORLD     (BARCLAY    (ZURICH CAPITAL MARKETS
            INDEX)     BOND INDEX)      BOND INDEX)        INDEX)         INDEX)       CTA INDEX)     PUBLIC FUND INDEX)
           --------   -------------   ----------------   -----------   -------------   ----------   -----------------------
                  %            %                 %               %              %              %                   %
    1980..    32.5       N/A                 (2.7)           24.4           27.7           63.7           N/A
    1981..    (4.9)         1.1              (1.2)           (1.0)          (3.3)          23.9           N/A
    1982..    21.5         41.1              42.5            (0.8)          11.3           16.7           N/A
    1983..    22.6          1.8               6.3            24.6           23.3           23.8           N/A
    1984..     6.3         14.7              16.9             7.9            5.8            8.7                 1.4
    1985..    31.7         32.0              30.1            56.7           41.8           25.5                21.9
    1986..    18.7         24.2              19.9            69.9           42.8            3.8               (14.4)
    1987..     5.3         (2.7)             (0.3)           24.9           16.8           57.3                43.1
    1988..    16.6          9.1              10.7            28.6           23.9           21.8                 7.3
    1989..    31.7         18.9              16.2            10.8           17.2            1.8                 4.7
    1990..    (3.1)         4.6               6.8           (23.2)         (16.5)          21.0                14.2
    1991..    30.5         17.9              19.9            12.5           19.0            3.7                10.0
    1992..     7.6          7.8               9.4           (11.8)          (4.7)          (0.9)               (1.4)
    1993..    10.1         16.4              13.2            32.9           23.1           10.4                10.7
    1994..     1.3         (6.9)             (5.8)            8.1            5.6           (0.7)               (7.7)
    1995..    37.6         30.7              27.2            11.6           21.3           13.7                13.9
    1996..    23.0         (0.4)              1.3             6.4           14.0            9.1                 9.8
    1997..    33.4         14.9              11.6             2.1           16.2           10.9                 7.6
    1998..    28.6         13.5              12.5            20.3           24.8            7.0                 7.9
    1999..    21.0         (8.7)             (6.6)           27.3           25.3           (1.2)               (1.4)
    2000..    (9.1)        20.1              10.7           (14.0)         (12.9)           7.9                 4.7
    2001..   (11.8)         4.6              10.7           (21.6)         (16.5)           0.8                (0.1)
    2002*..    (1.5)        1.4               0.7            (5.3)          (3.0)          (0.3)               (1.0)


---------


*  Through January 31, 2002


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE:


    For the analyses used in this table, the performance of independent indices has been used to represent seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the Zurich Capital Markets Public Fund Index.


    The S&P 500 Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.


    The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 24 energy, 38 materials, 68 industrials, 87 consumer discretionary, 34 consumer staples, 45 health care, 74 financials, 79 information technology, 13 telecom services, and 38 utilities). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.


    The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

    The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.


    The MSCI EAFE Index is comprised of approximately 1,000 companies, representing a market structure of 21 European and Pacific based countries covering 59 industries. The index is used to represent international equities.



    The MSCI World Index is comprised of more than 1,500 companies, representing a market structure of 23 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.



    The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 2002, there are 317 commodity trading advisor programs which were included in the calculation of the Barclay CTA Index.



    The Zurich Index averages managed futures fund performance for public funds. Zurich indices are dollar, or equity, weighted to reflect performance. To qualify for inclusion in Zurich's fund indices, an investment product must appear in Zurich's fund performance tables. Zurich imposes no minimum size restriction on the funds and/or pools that it tracks. As of January 31, 2002, there were 75 public funds included in the calculation of the Zurich Index.



    The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The Zurich Index performance data for public managed futures funds was provided by Zurich Capital Markets Inc., New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.



    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the Zurich Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the Zurich Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the Zurich Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the Zurich Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.


CORRELATION TO TRADITIONAL INVESTMENTS

    Managed futures have historically demonstrated the ability to perform independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (I.E., greater correlation) with stocks and bonds than others. Spectrum Global Balanced, a fund whose trading strategy is to offer a balanced portfolio through exposure to the stock and bond markets in addition to the futures markets, should be distinguished from other managed futures funds. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley DW offers.

    The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of BUSINESS WEEK, "Commodities are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.


    The following charts were prepared by the general partner to illustrate the correlation of the performance results of each partnership to that of the S & P 500 Index and the Salomon Corporate
Bond Index. A pro forma of the trading program for Spectrum Currency was used rather than the actual performance results of the partnership because of that partnership's limited operating history. The performance results of the pro forma used for Spectrum Currency were based on the performance results of Cornerstone IV, which is another currency-only fund operated by the general partner and traded by JWH and Sunrise, the same trading advisors using the same trading strategies that trade for Spectrum Currency. The pro forma reflects adjustments made for the leverage employed by each trading advisor, and for the actual interest income paid to, and the brokerage, management, and incentive fees payable by, Spectrum Currency. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

                                      [CHART]


         Data: 126 months of trading from August 1991 through January 2002 Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


                                     [CHART]


         Data: 87 months of trading from November 1994 through January 2002 Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    [CHART]


         Data: 87 months of trading from November 1994 through January 2002 Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


                                    [CHART]


         Data: 87 months of trading from November 1994 through January 2002 *During one month the monthly returns of Spectrum Global Balanced and the Salomon Corporate Bond Index were both unchanged.
         Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    [CHART]


         Data: 177 months of trading from May 1987 through January 2002 Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


                                    [CHART]


         Data: 49 months of trading from January 1998 through January 2002 Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston,
         MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1980 through January 31, 2002, using the recognized market indices of each asset. The Notes on the next page are an integral part of the following chart.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MANAGED FUTURES VS. STOCKS
12-Month Holding Period Performance

        STOCKS   MANAGED FUTURES
DEC 80  32.52%       63.69%
JAN 81  19.54%       33.28%
FEB 81  21.57%       32.46%
MAR 81  40.01%       21.79%
APR 81  31.31%       25.96%
MAY 81  25.32%       26.06%
Jun 81   20.70%           42.46%
Jul 81   13.03%           24.34%
Aug 81    5.42%           26.94%
Sep 81   -2.57%           22.86%
Oct 81    0.68%           18.68%
Nov 81   -5.32%           26.96%
Dec 81   -4.93%           23.90%
Jan 82   -2.06%           19.68%
Feb 82   -9.09%           22.38%
Mar 82  -13.02%           36.81%
Apr 82   -7.35%           34.16%
May 82  -10.76%           33.64%
Jun 82  -11.57%           22.58%
Jul 82  -13.34%           14.52%
Aug 82    3.13%           15.91%
Sep 82    9.75%           30.14%
Oct 82   16.10%           29.02%
Nov 82   15.99%           14.97%
Dec 82   21.34%           16.68%
Jan 83   27.49%           35.84%
Feb 83   38.16%           19.89%
Mar 83   43.99%           13.97%
Apr 83   48.68%           13.88%
May 83   52.53%           21.23%
Jun 83   60.89%            3.85%
Jul 83   58.92%           17.83%
Aug 83   43.89%           23.21%
Sep 83   44.18%           12.85%
Oct 83   27.76%           18.58%
Nov 83   25.42%           19.50%
Dec 83   22.47%           23.75%
Jan 84   17.39%            6.22%
Feb 84   10.73%           15.67%
Mar 84    8.60%           15.59%
Apr 84    1.55%           13.59%
May 84   -3.16%            7.70%
Jun 84   -4.74%            6.16%
Jul 84   -2.98%           24.90%
Aug 84    6.10%            5.36%
Sep 84    4.64%            9.35%
Oct 84    6.33%            2.87%
Nov 84    3.00%            4.15%
Dec 84    6.21%            8.74%
Jan 85   15.19%            9.78%
Feb 85   20.80%           16.02%
Mar 85   18.90%           12.57%
Apr 85   17.72%           13.21%
May 85   31.79%           10.18%
Jun 85   31.02%           16.27%
Jul 85   32.48%            9.21%
Aug 85   18.28%           16.78%
Sep 85   14.61%            3.67%
Oct 85   19.40%           15.37%
Nov 85   29.06%           24.49%
Dec 85   31.83%           25.50%
Jan 86   23.02%           24.64%
Feb 86   30.68%           35.92%
Mar 86   37.86%           45.10%
Apr 86   36.48%           38.81%
May 86   35.84%           31.60%
Jun 86   35.97%           36.26%
Jul 86   28.49%           23.46%
Aug 86   39.25%           31.90%
Sep 86   31.77%           34.95%
Oct 86   33.29%           21.01%
Nov 86   27.68%           13.05%
Dec 86   18.66%            3.82%
Jan 87   33.88%           12.63%
Feb 87   29.52%           -0.72%
Mar 87   26.21%           -2.84%
Apr 87   26.46%           26.48%
May 87   21.18%           29.26%
Jun 87   25.11%           26.93%
Jul 87   39.29%           28.75%
Aug 87   34.49%           20.42%
Sep 87   43.44%           28.42%
Oct 87    6.43%           34.78%
Nov 87   -4.59%           49.66%
Dec 87    5.40%           57.27%
Jan 88   -3.24%           39.63%
Feb 88   -2.58%           39.76%
Mar 88   -8.26%           30.57%
Apr 88   -6.41%            2.74%
May 88   -6.41%           13.99%
Jun 88   -6.77%           50.09%
Jul 88  -11.65%           31.52%
Aug 88  -17.70%           34.50%
Sep 88  -12.23%           34.61%
Oct 88   14.94%           36.00%
Nov 88   23.46%           28.51%
Dec 88   16.69%           21.76%
Jan 89   20.16%           25.93%
Feb 89   11.90%           20.71%
Mar 89   18.13%           29.56%
Apr 89   22.92%           31.52%
May 89   26.70%           35.10%
Jun 89   20.40%            7.40%
Jul 89   31.76%           15.00%
Aug 89   39.13%            7.71%
Sep 89   32.86%            3.61%
Oct 89   26.27%           -3.91%
Nov 89   30.62%           -4.21%
Dec 89   31.52%            1.80%
Jan 90   14.36%            1.86%
Feb 90   18.82%            6.36%
Mar 90   19.17%            5.71%
Apr 90   10.44%           13.34%
May 90   16.60%           -4.29%
Jun 90   16.49%           -4.34%
Jul 90    6.55%            2.83%
Aug 90   -4.94%           16.50%
Sep 90   -9.24%           23.49%
Oct 90   -7.47%           32.87%
Nov 90   -3.39%           29.27%
Dec 90   -3.01%           21.02%
Jan 91    8.53%           13.35%
Feb 91   14.85%           11.53%
Mar 91   14.62%           12.89%
Apr 91   17.80%            5.95%
May 91   11.90%           10.30%
Jun 91    7.50%           11.85%
Jul 91   12.89%            2.34%
Aug 91   27.04%           -5.91%
Sep 91   31.31%           -5.97%
Oct 91   33.55%           -7.88%
Nov 91   20.38%           -7.21%
Dec 91   30.46%            3.73%
Jan 92   22.58%            4.13%
Feb 92   15.84%            2.26%
Mar 92   10.97%           -3.71%
Apr 92   13.96%           -2.64%
May 92    9.81%           -1.77%
Jun 92   13.38%           -0.07%
Jul 92   12.73%            7.86%
Aug 92    7.89%           12.50%
Sep 92   11.07%            7.76%
Oct 92    9.97%            8.96%
Nov 92   18.45%            9.97%
Dec 92    7.60%           -0.91%
Jan 93   10.56%            1.91%
Feb 93   10.67%           10.36%
Mar 93   15.19%           11.84%
Apr 93    9.25%           16.34%
May 93   11.65%           17.93%
Jun 93   13.69%           14.02%
Jul 93    8.77%           13.36%
Aug 93   15.21%            7.37%
Sep 93   12.93%            8.20%
Oct 93   14.96%            7.37%
Nov 93   10.07%            6.26%
Dec 93   10.07%           10.37%
Jan 94   12.91%            8.69%
Feb 94    8.34%            1.57%
Mar 94    1.44%            4.16%
Apr 94    5.29%           -0.86%
May 94    4.16%            1.27%
Jun 94    1.25%            2.79%
Jul 94    5.01%           -1.92%
Aug 94    5.32%           -1.92%
Sep 94    3.62%            0.59%
Oct 94    3.72%            1.25%
Nov 94    1.00%            2.80%
Dec 94    1.30%           -0.65%
Jan 95    0.51%            0.90%
Feb 95    7.33%            5.85%
Mar 95   15.64%           10.41%
Apr 95   17.47%           13.71%
May 95   20.24%           11.20%
Jun 95   26.16%            7.09%
Jul 95   26.16%            6.88%
Aug 95   21.55%           12.88%
Sep 95   29.77%           10.86%
Oct 95   26.47%           10.74%
Nov 95   36.97%           10.05%
Dec 95   37.51%           13.64%
Jan 96   38.58%           18.77%
Feb 96   34.58%            9.38%
Mar 96   31.97%            3.39%
Apr 96   30.17%            8.28%
May 96   28.42%            5.62%
Jun 96   26.03%            6.63%
Jul 96   16.64%            6.19%
Aug 96   18.73%            2.92%
Sep 96   20.33%            5.35%
Oct 96   24.19%           11.17%
Nov 96   28.00%           13.84%
Dec 96   23.10%            9.12%
Jan 97   26.43%           10.42%
Feb 97   26.31%           20.00%
Mar 97   19.93%           18.59%
Apr 97   25.25%           10.37%
May 97   29.52%           12.94%
Jun 97   34.81%           13.43%
Jul 97   52.30%           21.88%
Aug 97   40.81%           17.97%
Sep 97   40.68%           16.58%
Oct 97   32.33%            8.74%
Nov 97   28.64%            6.59%
Dec 97   33.50%           10.89%
Jan 98   27.09%            7.39%
Feb 98   35.15%            2.74%
Mar 98   48.12%            3.91%
Apr 98   41.13%            1.79%
May 98   30.76%            2.24%
Jun 98   30.26%            2.52%
Jul 98   19.28%           -3.28%
Aug 98    8.04%            6.72%
Sep 98    8.96%            8.99%
Oct 98   21.80%            9.93%
Nov 98   23.55%            7.38%
Dec 98   28.53%            7.01%
Jan 99   32.47%            4.79%
Feb 99   19.74%            8.61%
Mar 99   18.49%            6.71%
Apr 99   21.89%           12.46%
May 99   21.02%           10.01%
Jun 99   22.65%           11.32%
Jul 99   20.17%           11.06%
Aug 99   39.85%            4.52%
Sep 99   27.89%            1.37%
Oct 99   25.76%           -2.17%
Nov 99   20.90%            0.69%
Dec 99   21.01%           -1.19%
Jan 00   10.33%            1.73%
Feb 00   11.69%           -1.30%
Mar 00   17.92%           -0.91%
Apr 00   10.09%           -4.24%
May 00   10.43%           -2.07%
Jun 00    7.29%           -4.48%
Jul 00    8.95%           -5.14%
Aug 00   16.29%           -2.40%
Sep 00   13.18%           -3.90%
Oct 00    6.05%            1.21%
Nov 00   -4.25%            1.98%
Dec 00   -9.13%            7.86%
Jan 02   -1.00%            6.34%
Feb 02   -8.26%            6.14%
Mar 02  -21.72%           11.76%
Apr 02  -13.00%            9.24%
May 02  -10.51%            9.02%
Jun 02  -14.79%            8.92%
Jul 02  -14.27%            9.52%
Aug 02  -24.36%            8.37%
Sep 02  -26.60%           11.99%
Oct 02  -24.90%           13.87%
Nov 02  -12.18%            5.82%
Dec 02  -11.83%            0.83%
Jan 02  -16.06%            0.55%

NOTES TO "MANAGED FUTURES VS. STOCKS" TABLE:

    Stocks are represented by the S&P 500 Index, provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, E.G., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


    By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional and alternative investments. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 30 periods when managed futures showed negative returns, while stocks experienced 43 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides a clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.


    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.
                              -------------------


    The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/ or managed futures, based on the performance of recognized market indices of each asset over the period January 1980--January 2002. The Notes on the next page are an integral part of the following chart.



                         IMPROVED PORTFOLIO EFFICIENCY
                       JANUARY 1980 THROUGH JANUARY 2002
            U.S. STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      STANDARD DEVIATION  AVERAGE MONTHLY ROR
100% Stocks (S&P 500 Index)                                        4.44%                1.26%
100% Bonds (Salomon Corporate Bond Index)                          2.75%                0.89%
100% International Equities (MSCI EAFE Index)                      5.03%                1.00%
100% Managed Futures (Barclay CTA Index)                           5.05%                1.20%
50% Stocks/50% Bonds                                               2.95%                1.07%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures               2.94%                1.12%
50% Stocks/40% Bonds/10% Mgd. Futures                              2.82%                1.11%
60% Stocks/40% Bonds                                               3.18%                1.11%
60% Stocks/30% Bonds/10% Mgd. Futures                              3.07%                1.14%
70% Stocks/30% Bonds                                               3.46%                1.15%
70% Stocks/20% Bonds/10% Mgd. Futures                              3.37%                1.18%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO "IMPROVED PORTFOLIO EFFICIENCY" TABLE ON PRIOR PAGE:

    Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

    The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.
                              -------------------

PROFESSIONAL MANAGEMENT

    Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.


    - CAPITALIZATION --Trading advisors are well capitalized, and may be capable of managing market volatility.


    - DISCIPLINE --Trading advisors employ established, disciplined approaches to futures trading, as well as strict money management policies and techniques.

    - PLANNED STRATEGY --Trading advisors research and design trading strategies that seek to provide long-term profit potential.

    - RISK CONTROL --Trading advisors offer a full time commitment to risk control, based upon calculated risk management strategies and years of research and experience.

    - RESEARCH AND DEVELOPMENT --Trading advisors are committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

    In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account. Depending on the partnership, the annual management fees range from 1.25% to 4.0% of the average month-end net assets of a partnership managed by the trading advisor, and incentive fees range from 15.0% to 20.0% of trading profits.

THE TRADING ADVISOR SELECTION PROCESS


    Each of the trading advisors for the partnerships was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for the partnerships span a range of 10 to 25 years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor's activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development. This selection process is described below.


    In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner's primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

    Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

    Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions, and trading opportunities. Ongoing research and development and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

                    TRADING ADVISOR EVALUATION AND SELECTION

Screening               Trading advisors are screened from a pool of approximately
                        400.
Evaluation              Trading advisors are categorized and evaluated based on
                        quantitative and qualitative factors.
Selection               Trading advisors are selected based on quantitative and
                        qualitative analysis.
Monitoring              Daily and periodic monitoring and reporting takes place on an ongoing basis.

    Trading advisors are analyzed by a combination of quantitative measures and qualitative factors, including:

    QUANTITATIVE MEASURES

    - Review of historic performance returns

    - Review of performance versus managed futures industry

    - Review of risk, including standard deviation of monthly returns and worst decline periods

    - Scrutiny of performance in key periods

    - Leverage policies of trading advisors

    - Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

    QUALITATIVE FACTORS

    - Experience of staff responsible for development and management of trading approach

    - Development of trading advisor's profile

    - Consistency of trading approach

    - On-site office visit to trading advisor headquarters
    - Ongoing commitment to research and development

    - Flexibility to expand in order to meet demands of growth in assets

FUTURES, FORWARDS, AND OPTIONS TRADED

    Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 75 global futures and forward markets on approximately 20 exchanges worldwide.

PARTICIPATION IN APPROXIMATELY 75 MARKETS WORLDWIDE
PLUS ENERGIES, AGRICULTURALS, AND METALS
UNITED STATES           UNITED KINGDOM     FRANCE               GERMANY
---------------------   --------------     ------               -------
Bonds, Bills, & Notes   Long Gilt          Notional Bond        Bund
Dollar                  Short Sterling     Pibor                Mark
S&P 500                 Pound              Franc                DAX
                        FT-SE 100          CAC 40

RUSSIA                  CHINA              JAPAN                AUSTRALIA
------                  -----              -----                ---------
Ruble                   Hang Seng Index    Government Bonds     3-year & 10-year bonds
                                           Yen                  Dollar
                                           Nikkei 225           All Ordinaries Index

MAJOR FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:
AGRICULTURALS           FOREIGN EXCHANGE      STOCK INDICES   INTEREST RATES
-------------           ----------------      -------------   --------------
Cocoa                   Australian dollar     All             Australian Bank
Coffee                  British pound         Ordinaries      Bill
Corn                    Canadian dollar       CAC 40          Australian T-
Cotton                  Czech koruna          DAX             Bonds
Feeder cattle           Danish kronor         Dow Jones       British Long
Lean hogs               Euro                  Industrial      Gilt
Live cattle             Hong Kong dollar      FT-SE 100       British Short
Lumber                  Japanese yen          Hang Seng       Sterling
Oats                    Korean won            IBEX-35 Plus    Canadian Bankers
Orange juice            Mexican peso          MIB 30          Acceptances
Pork bellies            New Zealand dollar    NASDAQ 100      Canadian
Rubber                  Norwegian krone       Nikkei 225      Government Bond
Soybean meal            Philippine peso       NYSE Composite  Euro Bonds
Soybean oil             Singapore dollar      Russell 2000    Eurodollar
Soybeans                South African rand    S&P Canada 60   Euribor
Sugar                   Swedish krona         S&P 500         Euroyen
Wheat                   Swiss franc           Taiwan Stock    Japanese
                        U.S. dollar           Index           Government Bond
METALS                  ENERGIES              Topix Stock     Muni Bond Index
Aluminum                Brent crude oil       Index           New Zealand Bill
Copper                  Crude oil                             Spanish
Gold                    Gas oil                               Government Bond
Lead                    Heating oil                           Swiss Government
Nickel                  Natural gas                           Bond
Palladium               Unleaded gas                          U.S. T-Bonds
Platinum                                                      U.S. T-Notes
Silver
Tin
Zinc



    Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forwards, and options markets.


EXCHANGE RIGHT

    At the sixth month-end after a person first becomes a limited partner in any of the Spectrum Series partnerships, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Spectrum Series exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT

    Trading decisions for each partnership will be made by trading advisors retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisors are not available for investments as small as the required minimum investment in each partnership. A limited partner's investment in each partnership is allocated among the trading advisors for such partnership. This permits a limited partner to receive the benefits from different trading systems being employed by such partnership. A limited partner can further diversify his professional trading management by dividing his investment among one or more of the partnerships. For example, an investor owning units of all six partnerships in the Spectrum Series would have the benefit of having his investment managed by twelve trading advisors.

LIMITED LIABILITY

    Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

INTEREST INCOME


    Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Morgan Stanley DW credits each partnership at each month-end with interest income as if 80% (100%, in the case of Spectrum Global Balanced) of each partnership's average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Morgan Stanley DW on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.


ADMINISTRATIVE CONVENIENCE

    The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forwards, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

    The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in
Part I of this prospectus.

 MORGAN STANLEY SPECTRUM SELECT L.P.


--------------------------------------------------------------------------------


All of the performance data below is through January 31, 2002.


                           SPECTRUM SELECT STATISTICS
------------------------------------------------


Trading Advisors:              EMC Capital Management, Inc.
                                     Northfield Trading L.P.
                                Rabar Market Research, Inc.
                                             Sunrise Capital
                                           Management, Inc.
Began Trading:                                August 1, 1991
Net Assets in Fund:                           $241.1 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Monthly Management Fee:     1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:             15.00% of Trading Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------


Compounded Annual Rate of Return:                   8.54%
Standard Deviation of Monthly Returns:              7.10%
Annualized Standard Deviation:                     24.59%
Sharpe Ratio:                                        0.14
Sortino Ratio:                                       0.31
Largest Decline Period (6/95 - 8/96):             -26.78%
Average Recovery (No. of months):                    8.00
Average Monthly Loss:                              -4.13%
Standard Deviation of Monthly Loss:                 3.25%
% of Losing Months:                                49.21%
Average Monthly Gain:                               5.81%
Standard Deviation of Monthly Gain:                 6.35%
% of Winning Months:                               50.79%


                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  27%
Interest Rates    35%
Stock Indices     14%
Agriculturals      5%
Energies           8%
Metals            11%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Select uses the technically-based, aggressive, trend-following trading systems of EMC Capital Management, Inc., Northfield Trading L.P., Rabar Market Research, Inc. and Sunrise Capital Management, Inc. to participate in a diversified portfolio of futures and currency markets.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Northfield uses a purely technical approach utilizing price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market, and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent, and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:


AGRICULTURALS           FOREIGN               ENERGIES
Cocoa                   EXCHANGE              Crude oil
Coffee                  Australian dollar     Heating oil
Corn                    British pound         Natural gas
Cotton                  Canadian dollar       Unleaded gas
Lean hogs               Euro                  INTEREST
Orange juice            Hong Kong dollar      RATES
Soybeans                Japanese yen          Australian Bank
Soybean meal            Mexican peso          Bill
Soybean oil             New Zealand dollar    Australian T-Bonds
Sugar                   South African rand    British Short
Wheat                   Singapore dollar      Sterling
STOCK                   Swedish krona         British Long Gilt
INDICES                 Swiss franc           Canadian Bankers
All Ordinaries          U.S. Dollar Index     Acceptances
CAC 40 Index            METALS                Eurodollar
DAX Index               Aluminum              Japanese Government
Dow Jones               Copper                Bonds
 Industrial Index       Gold                  Spanish Government
FT-SE 100 Index         Lead                  Bonds
Hang Seng Index         Nickel                U.S. T-Bond
IBEX-35 Plus Index      Platinum              U.S. T-Note
NASDAQ 100 Index        Silver
Nikkei 225 Index        Tin
S&P 500 Index           Zinc


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          SPECTRUM SELECT PERFORMANCE
--------------------------------------------------------------------------------

     1991           1992          1993         1994         1995    1996    1997     1998         1999        2000    2001
    31.19%             -14.45%   41.62%           -5.12%   23.62%   5.27%   6.22%   14.17%           -7.56%   7.14%   1.65%
  (5 MONTHS)

     1991       2002
    31.19%       -1.25%
  (5 MONTHS)  (1 MONTH)



                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SPECTRUM SELECT  ZURICH INDEX
6/31/1992      17.29%          10.82%
8/31/92             33.40%        20.71%
9/30/92             18.89%        13.91%
10/31/92            17.81%        14.62%
11/30/92            23.04%        15.01%
12/31/92           -14.45%        -1.40%
1/31/93             -0.54%         5.66%
2/28/93             21.64%        15.85%
3/31/93             25.83%        15.98%
4/30/93             41.48%        22.42%
5/31/93             46.32%        22.74%
6/30/93             36.79%        17.48%
7/31/93             40.71%        14.79%
8/31/93             30.64%         8.84%
9/30/93             32.17%         9.38%
10/31/93            29.72%         8.75%
11/30/93            26.28%         6.98%
12/31/93            41.62%        10.74%
1/31/94             24.70%         7.66%
2/28/94              1.21%        -1.18%
3/31/94             14.61%         1.65%
4/30/94              2.88%        -3.13%
5/31/94              7.81%        -1.70%
6/30/94             18.66%         0.13%
7/31/94             -0.93%        -6.92%
8/31/94             -6.93%        -8.75%
9/30/94             -1.70%        -6.98%
10/31/94            -1.50%        -5.24%
11/30/94             5.47%        -3.91%
12/31/94            -5.12%        -7.72%
1/31/95             -1.32%        -8.09%
2/28/95             16.04%        -0.20%
3/31/95             24.30%         7.71%
4/30/95             36.86%        13.02%
5/31/95             42.28%        13.48%
6/30/95             26.81%         8.31%
7/31/95             19.20%         7.93%
8/31/95             21.93%        12.11%
9/30/95             11.08%         8.67%
10/31/95            12.75%         7.38%
11/30/95             8.15%         7.98%
12/31/95            23.62%        13.89%
1/31/96             34.05%        22.29%
2/29/96              7.49%         7.63%
3/31/96            -11.05%        -2.00%
4/30/96            -15.11%        -0.53%
5/31/96            -26.37%        -5.68%
6/30/96            -24.07%        -3.39%
7/31/96            -16.27%        -1.85%
8/31/96            -12.44%        -2.71%
9/30/96             -1.90%         3.01%
10/31/96            15.00%        11.68%
11/30/96            21.11%        17.01%
12/31/96             5.27%         9.76%
1/31/97              9.82%        10.59%
2/28/97             30.88%        22.30%
3/31/97             31.58%        20.87%
4/30/97             19.53%        13.80%
5/31/97             22.60%        15.63%
6/30/97             21.13%        15.44%
7/31/97             34.86%        24.78%
8/31/97             27.06%        20.31%
9/30/97             24.09%        17.36%
10/31/97             5.40%         7.78%
11/30/97            -0.66%         3.00%
12/31/97             6.22%         7.62%
1/31/98              3.10%         4.09%
2/28/98              0.55%         0.69%
3/31/98              0.46%         1.49%
4/30/98             -0.88%        -0.72%
5/31/98              2.08%         4.29%
6/30/98              2.87%         3.85%
7/31/98             -7.17%        -3.46%
8/31/98             17.98%         8.24%
9/30/98             24.19%        11.53%
10/31/98            22.42%        12.61%
11/30/98            16.61%         8.10%
12/31/98            14.17%         7.92%
1/31/99              9.91%         5.55%
2/28/99             13.45%         8.33%
3/31/99             10.36%         7.04%
4/30/99             22.70%        16.27%
5/31/99             15.26%         8.96%
6/30/99             14.59%        11.26%
7/31/99             10.62%         9.55%
8/31/99             -7.60%         2.28%
9/30/99            -11.56%        -1.35%
10/31/99           -14.59%        -5.74%
11/30/99            -7.95%        -0.98%
12/31/99            -7.56%        -1.41%
1/31/00             -2.08%         1.29%
2/29/00             -9.15%        -2.68%
3/31/00             -8.75%        -2.54%
4/30/00            -15.34%        -8.08%
5/31/00            -10.06%        -5.03%
6/30/00            -14.34%        -9.29%
7/31/00            -12.57%        -9.40%
8/31/00             -8.04%        -8.21%
9/30/00            -11.23%       -12.41%
10/31/00            -2.67%        -6.38%
11/30/00             0.32%        -2.37%
12/31/00             7.14%         4.67%
1/31/01              5.57%         3.69%
2/28/01              9.98%         5.05%
3/31/01             20.48%        13.04%
4/30/01             16.54%         7.82%
5/31/01             14.11%         8.62%
6/30/01             17.28%         8.44%
7/31/01             20.04%        10.07%
8/31/01             17.54%        10.43%
9/30/01             27.77%        19.90%
10/31/01            34.85%        23.94%
11/30/01            10.04%         5.52%
12/31/01             1.65%        -0.11%
1/31/02             -0.96%        -0.82%


               HISTORICAL PERFORMANCE COMPARISON (7/31/91 = $10)

--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SPECTRUM SELECT  ZURICH INDEX  S&P 500 INDEX  SALOMON CORP. BOND INDEX  MSCI EAFE INDEX
7/31/91       10.000          10.000        10.000               10.000               10.000
8/31/91        9.380          9.565         10.220               10.270                9.800
9/30/91             9.970         9.993         10.046                    10.547           10.359
10/31/91            9.750         9.810         10.187                    10.590           10.504
11/30/91            9.460         9.829          9.769                    10.706           10.020
12/31/91           13.120        11.375         10.883                    11.177           10.542
1/31/92            11.320        10.499         10.698                    10.987           10.320
2/29/92            10.630        10.112         10.826                    11.097            9.949
3/31/92            10.210        10.046         10.621                    11.019            9.292
4/30/92            10.020         9.770         10.939                    11.041            9.339
5/31/92             9.880         9.768         10.972                    11.317            9.964
6/30/92            10.590        10.349         10.807                    11.498            9.496
7/31/92            11.730        11.082         11.261                    11.855            9.259
8/31/92            12.510        11.546         11.014                    11.962            9.842
9/30/92            11.860        11.383         11.146                    12.081            9.655
10/31/92           11.480        11.244         11.202                    11.888            9.153
11/30/92           11.640        11.305         11.571                    11.971            9.244
12/31/92           11.220        11.215         11.722                    12.246            9.291
1/31/93            11.260        11.093         11.827                    12.553            9.291
2/28/93            12.930        11.715         11.981                    12.879            9.579
3/31/93            12.850        11.651         12.232                    12.905           10.412
4/30/93            14.180        11.961         11.951                    12.969           11.401
5/31/93            14.460        11.990         12.250                    12.995           11.640
6/30/93            14.490        12.157         12.287                    13.372           11.466
7/31/93            16.500        12.722         12.250                    13.506           11.867
8/31/93            16.350        12.566         12.703                    13.898           12.508
9/30/93            15.670        12.451         12.601                    13.953           12.233
10/31/93           14.890        12.228         12.879                    14.023           12.612
11/30/93           14.700        12.093         12.737                    13.757           11.515
12/31/93           15.900        12.420         12.890                    13.853           12.344
1/31/94            14.040        11.943         13.341                    14.130           13.393
2/28/94            13.090        11.577         12.967                    13.720           13.353
3/31/94            14.730        11.844         12.410                    13.199           12.779
4/30/94            14.590        11.587         12.583                    13.067           13.328
5/31/94            15.590        11.786         12.772                    12.988           13.248
6/30/94            17.190        12.174         12.466                    12.884           13.434
7/31/94            16.350        11.842         12.889                    13.284           13.568
8/31/94            15.220        11.467         13.405                    13.244           13.893
9/30/94            15.410        11.582         13.070                    12.886           13.463
10/31/94           14.670        11.587         13.370                    12.822           13.920
11/30/94           15.500        11.620         12.876                    12.848           13.252
12/31/94           15.080        11.461         13.069                    13.053           13.332
1/31/95            13.850        10.976         13.422                    13.393           12.825
2/28/95            15.190        11.555         13.932                    13.781           12.787
3/31/95            18.310        12.757         14.350                    13.919           13.592
4/30/95            19.970        13.096         14.780                    14.155           14.109
5/31/95            22.180        13.374         15.357                    15.047           13.939
6/30/95            21.800        13.186         15.710                    15.168           13.702
7/31/95            19.490        12.781         16.244                    15.016           14.566
8/31/95            18.550        12.856         16.276                    15.331           14.012
9/30/95            17.110        12.586         16.960                    15.561           14.292
10/31/95           16.540        12.442         16.909                    15.841           13.907
11/30/95           16.770        12.548         17.636                    16.221           14.296
12/31/95           18.640        13.053         17.971                    16.595           14.882
1/31/96            18.570        13.423         18.600                    16.611           14.942
2/29/96            16.320        12.436         18.768                    15.997           15.001
3/31/96            16.290        12.502         18.955                    15.789           15.316
4/30/96            16.950        13.026         19.240                    15.536           15.761
5/31/96            16.330        12.615         19.721                    15.551           15.477
6/30/96            16.560        12.739         19.800                    15.816           15.570
7/31/96            16.320        12.544         18.928                    15.832           15.118
8/31/96            16.240        12.508         19.326                    15.721           15.148
9/30/96            16.790        12.966         20.408                    16.130           15.557
10/31/96           19.020        13.895         20.980                    16.710           15.402
11/30/96           20.310        14.682         22.553                    17.128           16.018
12/31/96           19.620        14.328         22.102                    16.803           15.810
1/31/97            20.400        14.844         23.472                    16.752           15.256
2/28/97            21.360        15.209         23.660                    16.803           15.516
3/31/97            21.430        15.112         22.690                    16.433           15.578
4/30/97            20.260        14.823         24.051                    16.729           15.671
5/31/97            20.020        14.587         25.519                    16.946           16.690
6/30/97            20.050        14.705         26.667                    17.268           17.608
7/31/97            22.010        15.652         28.800                    18.183           17.890
8/31/97            20.640        15.048         27.187                    17.747           16.566
9/30/97            20.830        15.217         28.683                    18.155           17.494
10/31/97           20.050        14.976         27.736                    18.391           16.147
11/30/97           20.170        15.122         29.012                    18.575           15.985
12/31/97           20.850        15.420         29.505                    18.761           16.129
1/31/98            21.030        15.450         29.830                    19.024           16.871
2/28/98            21.480        15.314         31.978                    19.005           17.951
3/31/98            21.530        15.337         33.608                    19.081           18.507
4/30/98            20.080        14.716         33.945                    19.176           18.655
5/31/98            20.440        15.214         33.367                    19.502           18.562
6/30/98            20.630        15.271         34.736                    19.736           18.710
7/31/98            20.430        15.111         34.353                    19.933           18.898
8/31/98            24.350        16.288         29.372                    20.113           16.554
9/30/98            25.870        16.971         31.255                    20.937           16.051
10/31/98           24.540        16.865         33.796                    20.540           17.736
11/30/98           23.520        16.346         35.858                    21.094           18.641
12/31/98           23.800        16.640         37.937                    21.115           19.387
1/31/99            23.110        16.307         39.531                    21.369           19.328
2/28/99            24.370        16.589         38.305                    20.514           18.865
3/31/99            23.760        16.417         39.837                    20.514           19.657
4/30/99            24.640        17.110         41.391                    20.473           20.463
5/31/99            23.560        16.576         40.398                    20.104           19.419
6/30/99            23.640        16.990         42.620                    19.783           20.176
7/31/99            22.600        16.554         41.298                    19.565           20.782
8/31/99            22.500        16.660         41.092                    19.506           20.865
9/30/99            22.880        16.741         39.982                    19.682           21.073
10/31/99           20.960        15.897         42.501                    19.761           21.874
11/30/99           21.650        16.185         43.351                    19.800           22.640
12/31/99           22.000        16.405         45.909                    19.721           24.677
1/31/00            22.630        16.518         43.614                    19.682           23.123
2/29/00            22.140        16.145         42.785                    19.859           23.747
3/31/00            21.680        16.000         46.978                    20.037           24.673
4/30/00            20.860        15.728         45.569                    19.957           23.390
5/31/00            21.190        15.742         44.612                    19.838           22.829
6/30/00            20.250        15.411         45.727                    20.334           23.719
7/31/00            19.760        14.998         44.995                    20.578           22.723
8/31/00            20.690        15.292         47.785                    20.845           22.927
9/30/00            20.310        14.664         45.252                    20.991           21.827
10/31/00           20.400        14.882         45.071                    21.075           21.325
11/30/00           21.720        15.802         41.511                    21.349           20.536
12/31/00           23.570        17.171         41.718                    21.797           21.275
1/31/01            23.890        17.128         43.179                    22.408           21.296
2/28/01            24.350        16.960         39.249                    22.609           19.699
3/31/01            26.120        18.086         36.777                    22.745           18.360
4/30/01            24.310        16.957         39.645                    22.654           19.627
5/31/01            24.180        17.100         39.923                    22.903           18.900
6/30/01            23.750        16.711         38.965                    22.995           18.125
7/31/01            23.720        16.509         38.575                    23.659           17.797
8/31/01            24.320        16.887         36.145                    23.936           17.351
9/30/01            25.950        17.581         33.226                    23.931           15.597
10/31/01           27.510        18.445         33.861                    24.443           15.996
11/30/01           23.900        16.674         36.458                    24.270           16.586
12/31/01           23.960        17.151         36.779                    24.132           16.686
1/31/02            23.660        16.988         36.242                    24.293           15.800


                       CORRELATION ANALYSIS (8/91 - 1/02)

--------------------------------------------------------------------------------

Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                              Spectrum Select   Zurich        S&P        SAL    EAFE
--------------------------------------------------------------------------------------------------------------------
Spectrum Select                                                    1.00          0.91            -0.04   0.32   0.02
Zurich Index                                                                     1.00            -0.01   0.35   0.04
S & P 500 Index                                                                                   1.00   0.31   0.64
Salomon Corporate Bond Index                                                                             1.00   0.13
MSCI EAFE Index                                                                                                 1.00



The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM TECHNICAL L.P.

--------------------------------------------------------------------------------

All of the performance data below is through January 31, 2002.


                         SPECTRUM TECHNICAL STATISTICS
------------------------------------------------


Trading Advisors:                     Campbell & Company, Inc.
                                 Chesapeake Capital Corporation
                                 John W. Henry & Company, Inc.
Began Trading:                                 November 1, 1994
Net Assets in Fund:                              $254.5 Million
Minimum Investment:                         $5,000 ($2,000/IRA)
Monthly Management Fee:     1/12 of 2.00% of Beg. Net Assets to
                                 JWH, 1/12 of 3.00% of Beg. Net
                                Assets to Campbell, and 1/12 of
                                    4.00% of Beg. Net Assets to
                            Chesapeake. Commencing May 1, 2002,
                             the monthly management fee payable
                               to Chesapeake will be reduced to
                               1/12 of 3% of Beg. Net Assets to
                                                    Chesapeake.
Monthly Brokerage Fee:         1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:                19.00% of Trading Profits
                            to Chesapeake and 20.00% of Trading
                            Profits to each of JWH and Campbell
Investment Style:                                     Technical


                                 RISK ANALYSIS
------------------------------------------------


Compounded Annual Rate of Return:                   5.41%
Standard Deviation of Monthly Returns:              5.17%
Annualized Standard Deviation:                     17.91%
Sharpe Ratio:                                        0.02
Sortino Ratio:                                       0.04
Largest Decline Period (5/99 - 9/00):             -24.31%
Average Recovery (No. of months):                    3.10
Average Monthly Loss:                              -3.42%
Standard Deviation of Monthly Loss:                 3.18%
% of Losing Months:                                49.43%
Average Monthly Gain:                               4.48%
Standard Deviation of Monthly Gain:                 3.47%
% of Winning Months:                               50.57%


                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  34%
Interest Rates    33%
Stock Indices     11%
Agriculturals      6%
Energies          10%
Metals             6%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Technical is managed by Campbell & Company, Inc., Chesapeake Capital Corporation and John W. Henry & Company, Inc. These three trading advisors employ a combination of investment approaches.

Campbell uses a highly disciplined, systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell's core systematic approach has been used successfully for over twenty years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980s and is continually updated based on research.

JWH's trading programs use disciplined systematic quantitative methodologies to identify short- to long-term trends in both the financial and non-financial futures markets. These programs are differentiated by a distinctive style, timing, and market characteristic.

                             FUTURES MARKETS TRADED
------------------------------------------------


Markets traded may include, but are not limited to, the
following:
AGRICULTURALS           FOREIGN               STOCK
Cocoa                   EXCHANGE              INDICES
Coffee                  Australian dollar     All Ordinaries
Corn                    British pound         CAC 40 Index
Cotton                  Canadian dollar       DAX Index
Feeder cattle           Euro                  Dow Jones
Lean hogs               Hong Kong dollar      Industrial Index
Live cattle             Japanese yen          FT-SE 100 Index
Orange juice            Mexican peso          Hang Seng Index
Pork bellies            New Zealand dollar    IBEX-35 Plus Index
Soybeans                Norwegian krone       NASDAQ 100 Index
Soybean meal            Singapore dollar      Nikkei 225 Index
Soybean oil             South African rand    S&P 500 Index
Sugar                   Swedish krona         Swedish Index
Wheat                   Swiss franc           Taiwan Index
ENERGIES                METALS                Toronto Index
Crude oil               Aluminum              INTEREST
Gas oil                 Copper                RATES
Heating oil             Gold                  Australian Bank
Natural gas             Lead                  Bill
Unleaded gas            Nickel                Australian T-Bonds
                        Platinum              British Short
                        Silver                Sterling
                        Tin                   British Long Gilt
                        Zinc                  Canadian Bankers
                                              Acceptances
                                              Euro Bonds
                                              Eurodollar
                                              Japanese Government
                                              Bond
                                              Spanish Government
                                              Bond
                                              Swiss Government
                                              Bond
                                              U.S. T-Bond
                                              U.S. T-Note


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM TECHNICAL PERFORMANCE
--------------------------------------------------------------------------------


     1994         1995     1996     1997     1998         1999             2000             2001          2002
       -2.20%    17.59%   18.35%    7.49%   10.18%           -7.51%            7.85%           -7.15%      -1.88%
 (2 MONTHS)                                                                                             (1 MONTH)



                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

--------------------------------------------------------------------------------

                               [graphic omitted]

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

                               [graphic omitted]


                      CORRELATION ANALYSIS (11/94 - 1/02)

--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                              Spectrum Technical   Zurich        S&P        SAL        EAFE
--------------------------------------------------------------------------------------------------------------------------------
Spectrum Technical                                                   1.00           0.95            -0.11   0.28           -0.07
Zurich Index                                                                        1.00            -0.09   0.34           -0.04
S & P 500 Index                                                                                      1.00   0.24            0.75
Salomon Corporate Bond Index                                                                                1.00            0.01
MSCI EAFE Index                                                                                                             1.00



The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM STRATEGIC L.P.


--------------------------------------------------------------------------------

All of the performance data below is through January 31, 2002.


                         SPECTRUM STRATEGIC STATISTICS
------------------------------------------------


Trading Advisors:          Allied Irish Capital Management,
                                                       Ltd.
                         Blenheim Capital Management L.L.C.
                            Eclipse Capital Management Inc.
Began Trading:                             November 1, 1994
Net Assets in Fund:                           $69.3 Million
Minimum Investment:                     $5,000 ($2,000/IRA)
Monthly Management Fee:    1/12 of 3.00% of Beg. Net Assets
Monthly Brokerage Fee:     1/12 of 7.25% of Beg. Net Assets
Monthly Incentive Fee:            15.00% of Trading Profits
Investment Style:                     Fundamental/Technical


                                 RISK ANALYSIS
------------------------------------------------


Compounded Annual Rate of Return:                   1.03%
Standard Deviation of Monthly Returns:              6.81%
Annualized Standard Deviation:                     23.60%
Sharpe Ratio:                                       -0.17
Sortino Ratio:                                      -0.28
Largest Decline Period (1/00 - 10/00):            -43.28%
Average Recovery (No. of months):                    4.67
Average Monthly Loss:                              -4.79%
Standard Deviation of Monthly Loss:                 4.11%
% of Losing Months:                                49.43%
Average Monthly Gain:                               5.30%
Standard Deviation of Monthly Gain:                 4.99%
% of Winning Months:                               50.57%


                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

                               [graphic omitted]

                                TRADING STRATEGY
------------------------------------------------


Spectrum Strategic is managed by Allied Irish Capital Management, Ltd., Blenheim Capital Management L.L.C., and Eclipse Capital Management, Inc. All three trading advisors employ an investment approach that evaluates key economic indicators, such as supply and demand levels and geopolitical conditions, as well as certain technical factors.


Allied Irish employs multiple investment professionals using a discretionary trading approach. Several strategies are applied to investments in a broad range of financial instruments.

Blenheim's program has a strong global concentration using a discretionary trading approach supplemented by a systematic and mathematical investment process. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence price behavior.

Eclipse employs a systemic trading approach using multiple trend-following and macroeconomic driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:


AGRICULTURALS            METALS             STOCK
Cocoa                    Aluminum           INDICES
Coffee                   Copper             CAC 40 Index
Corn                     Gold               DAX Index
Lean hogs                Nickel             FT-SE 100 Index
Live cattle              Silver             NASDAQ 100 Index
Lumber                   Zinc               Nikkei 225 Index
Soybeans                 ENERGIES           S&P 500 Index
Soybean meal             Crude oil          INTEREST
Soybean oil              Gas oil            RATES
Sugar                    Heating oil        British Short
Wheat                    Natural gas        Sterling
FOREIGN                  Unleaded gas       British Long Gilt
EXCHANGE                                    Euro bonds
Australian dollar                           Eurodollar
British pound                               Japanese Government
Canadian dollar                             Bond
Euro                                        U.S. T-Bond
Japanese yen                                U.S. T-Notes
Swiss franc


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM STRATEGIC PERFORMANCE
--------------------------------------------------------------------------------


   1994       1995         1996        1997    1998     1999         2000              2001          2002
0.10%        10.49%           -3.53%   0.37%   7.84%   37.23%           -33.06%           -0.57%       2.09%
(2 MONTHS)                                                                                         (1 MONTH)



                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

--------------------------------------------------------------------------------

                               [graphic omitted]

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

                               [graphic omitted]


                      CORRELATION ANALYSIS (11/94 - 1/02)

--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                              Spectrum Strategic   Zurich    S&P     SAL        EAFE
-------------------------------------------------------------------------------------------------------------------------
Spectrum Strategic                                                   1.00           0.55      0.02   0.02            0.09
Zurich Index                                                                        1.00     -0.09   0.34           -0.04
S&P 500 Index                                                                                 1.00   0.24            0.75
Salomon Corporate Bond Index                                                                         1.00            0.01
MSCI EAFE Index                                                                                                      1.00



The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed investment decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.


--------------------------------------------------------------------------------

All of the performance data below is through January 31, 2002.


                      SPECTRUM GLOBAL BALANCED STATISTICS
------------------------------------------------


Trading Advisor:                                  RXR, Inc.
Began Trading:                              November 1, 1994
Net Assets in Fund:                            $57.4 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Monthly Management Fee:     1/12 of 1.25% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:             15.00% of Trading Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------


Compounded Annual Rate of Return:                   6.71%
Standard Deviation of Monthly Returns:              2.84%
Annualized Standard Deviation:                      9.85%
Sharpe Ratio:                                        0.17
Sortino Ratio:                                       0.27
Largest Decline Period (2/96 - 5/96):             -10.64%
Average Recovery (No. of months):                    3.57
Average Monthly Loss:                              -1.86%
Standard Deviation of Monthly Loss:                 1.80%
% of Losing Months:                                42.53%
Average Monthly Gain:                               2.39%
Standard Deviation of Monthly Gain:                 1.98%
% of Winning Months:                               57.47%


                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

                               [graphic omitted]

                                TRADING STRATEGY
------------------------------------------------

Spectrum Global Balanced follows the tenets of Modern Portfolio Theory and offers a balanced portfolio that participates in global stocks, global bonds, and alternative investments within managed futures. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley DW offers.

Within global stock and global bond components of the fund, RXR, Inc. analyzes various fundamental information, such as growth data, labor wage rates, central bank interest rate policies and inflation, to determine its approaches to these markets.

Within the global currency and commodity components of the Fund, RXR employs a technical trend-following trading system to analyze price data, determine profit and risk potential, and initiate trades overall.

RXR uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.

The returns achieved by Spectrum Global Balanced will tend to be more highly correlated to the performance of global stock and global bond markets than will be the returns derived within other funds in the Spectrum Series.

                             FUTURES MARKETS TRADED
------------------------------------------------


Markets traded may include, but are not limited to, the following:

AGRICULTURALS           STOCK                INTEREST
Corn                    INDICES              RATES
Cotton                  DAX Index            Australian Bank
Lean hogs               FT-SE 100 Index      Bill
Live cattle             Nikkei 225 Index     Australian T-Bonds
Soybean oil             S&P 500 Index        British Long Gilts
Sugar                   FOREIGN              British Short
Wheat                   EXCHANGE             Sterling
ENERGIES                Australian dollar    Canadian Bankers
Crude oil               British pound        Acceptances
Gas oil                 Canadian dollar      Euro Bonds
Natural gas             Euro                 Eurodollar
METALS                  Japanese yen         Japanese
Copper                  Mexican peso         Government
Nickel                  New Zealand dollar   Bonds
Zinc                    Singapore dollar     Spanish
                        Swiss franc          Government
                                             Bonds
                                             U.S. T-Bond
                                             U.S. T-Notes


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SPECTRUM GLOBAL BALANCED PERFORMANCE
--------------------------------------------------------------------------------


   1994       1995         1996         1997     1998     1999     2000         2001          2002
-1.70%       22.79%           -3.65%   18.23%   16.36%    0.75%    0.87%           -0.31%      -1.23%
(2 MONTHS)                                                                                  (1 MONTH)



                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

--------------------------------------------------------------------------------

                               [graphic omitted]

               HISTORICAL PERFORMANCE COMPARISON (10/31/94 = $10)
--------------------------------------------------------------------------------

                               [graphic omitted]


                      CORRELATION ANALYSIS (11/94 - 1/02)

--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                     Spectrum Global Balanced   Zurich        S&P        SAL        EAFE
-----------------------------------------------------------------------------------------------------------------------------
Spectrum Global Balanced                                           1.00           0.65            0.45   0.60            0.36
Zurich Index                                                                      1.00           -0.09   0.34           -0.04
S&P 500 Index                                                                                     1.00   0.24            0.75
Salomon Corporate Bond Index                                                                             1.00            0.01
MSCI EAFE Index                                                                                                          1.00



The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed investment decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM CURRENCY L.P.

--------------------------------------------------------------------------------

All of the performance data below is a pro forma of Cornerstone IV based on the Spectrum Currency fee structure and is through January 31, 2002.


                          SPECTRUM CURRENCY STATISTICS
------------------------------------------------


Trading Advisors:                 John W. Henry & Company, Inc.
                                  Sunrise Capital Partners, LLC
Began Trading:                                      July 3, 2000
Net Assets in Fund:                                $51.1 Million
Minimum Investment:                          $5,000 ($2,000/IRA)
Monthly Management Fee:         1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:          1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:                 20.00% of Trading Profits
Investment Style:                                      Technical


                                 RISK ANALYSIS
------------------------------------------------


Compounded Annual Rate of Return:                   9.73%
Standard Deviation of Monthly Returns:              7.84%
Annualized Standard Deviation:                     27.18%
Sharpe Ratio:                                        0.17
Sortino Ratio:                                       0.30
Largest Decline Period (7/89 - 9/89):             -46.06%
Average Recovery (No. of months):                    4.63
Average Monthly Loss:                              -4.88%
Standard Deviation of Monthly Loss:                 4.55%
% of Losing Months:                                45.76%
Average Monthly Gain:                               6.09%
Standard Deviation of Monthly Gain:                 6.40%
% of Winning Months:                               54.24%


                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Foreign Exchange  100%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Currency, managed by John W. Henry & Company, Inc. and Sunrise Capital Partners, LLC, is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a technical, trend-following program to participate in international currencies, primarily in the forward dealer markets, futures contracts, and may also trade in spot (cash) currency markets.

JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE
Australian dollar
British pound
Canadian dollar
Czech koruna
Danish kronor
Euro
Greek drachma
Hong Kong dollar
Japanese yen
Mexican peso
New Zealand dollar
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc
Thai baht

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  PRO FORMA FOR SPECTRUM CURRENCY PERFORMANCE
--------------------------------------------------------------------------------


   1987      1988         1989             1990                 1991                 1992            1993               1994
  7.74%     25.71%           -15.61%           43.03%          32.66%                    5.11%          -10.03%             -13.04%
(8 MONTHS)
   1995      1996         1997             1998                 1999                 2000            2001               2002
  21.28%    13.91%            25.53%            2.67%          -1.33%                   14.93%           13.49%              -3.75%
                                                                                                                     (1 MONTH)



                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          PRO FORMA FOR SPECTRUM CURRENCY  ZURICH INDEX
4/30/88               -4.51%                  -1.22%
5/31/88               35.47%                  7.84%
6/30/88                            49.12%        26.45%
7/31/88                            62.12%        15.67%
8/31/88                            88.76%        21.13%
9/30/88                            77.21%        23.80%
10/31/88                           58.52%        25.14%
11/30/88                           55.08%        17.59%
12/31/88                           25.71%         7.26%
1/31/89                            81.80%        19.88%
2/28/89                            48.38%        11.23%
3/31/89                            44.76%        16.74%
4/30/89                            41.75%        17.87%
5/31/89                            25.68%        22.71%
6/30/89                            12.21%         6.35%
7/31/89                            -9.79%        13.47%
8/31/89                           -27.43%         6.40%
9/30/89                           -37.97%         3.32%
10/31/89                          -36.00%        -3.07%
11/30/89                          -33.89%        -2.00%
12/31/89                          -15.61%         4.68%
1/31/90                           -24.16%         0.71%
2/28/90                            -6.79%         7.36%
3/31/90                            -4.49%         7.69%
4/30/90                            -3.32%        12.99%
5/31/90                           -20.80%        -3.66%
6/30/90                            -8.85%        -2.20%
7/31/90                            29.12%         1.07%
8/31/90                            67.06%        11.28%
9/30/90                            95.43%        16.17%
10/31/90                          105.95%        22.75%
11/30/90                           78.34%        20.62%
12/31/90                           43.03%        14.23%
1/31/91                            22.95%         7.28%
2/28/91                            13.24%         6.80%
3/31/91                            36.35%         9.85%
4/30/91                            34.56%         5.39%
5/31/91                            47.27%        10.61%
6/30/91                            41.81%         9.53%
7/31/91                             4.20%         2.06%
8/31/91                           -10.19%        -6.24%
9/30/91                             2.65%        -3.79%
10/31/91                          -11.77%        -6.22%
11/30/91                           -3.79%        -6.50%
12/31/91                           32.66%        10.01%
1/31/92                            32.24%         6.45%
2/29/92                            29.60%         2.77%
3/31/92                             3.83%        -3.03%
4/30/92                            -4.29%        -5.17%
5/31/92                            -2.03%        -4.35%
6/30/92                             6.19%         0.74%
7/31/92                            28.42%        10.82%
8/31/92                            61.63%        20.71%
9/30/92                            39.34%        13.91%
10/31/92                           44.77%        14.62%
11/30/92                           38.16%        15.01%
12/31/92                            5.11%        -1.40%
1/31/93                            11.22%         5.66%
2/28/93                            38.75%        15.85%
3/31/93                            31.71%        15.98%
4/30/93                            40.80%        22.42%
5/31/93                            41.61%        22.74%
6/30/93                            20.63%        17.48%
7/31/93                            18.11%        14.79%
8/31/93                            -4.48%         8.84%
9/30/93                             1.48%         9.38%
10/31/93                           -4.62%         8.75%
11/30/93                          -11.96%         6.98%
12/31/93                          -10.03%        10.74%
1/31/94                            -5.31%         7.66%
2/28/94                           -19.14%        -1.18%
3/31/94                           -16.15%         1.65%
4/30/94                           -18.88%        -3.13%
5/31/94                           -24.70%        -1.70%
6/30/94                           -19.64%         0.14%
7/31/94                           -27.06%        -6.92%
8/31/94                           -24.61%        -8.75%
9/30/94                           -21.78%        -6.98%
10/31/94                          -11.52%        -5.24%
11/30/94                          -11.10%        -3.91%
12/31/94                          -13.04%        -7.72%
1/31/95                           -18.60%        -8.09%
2/28/95                           -11.15%        -0.20%
3/31/95                            11.90%         7.72%
4/30/95                            17.82%        13.02%
5/31/95                            16.24%        13.48%
6/30/95                             7.74%         8.31%
7/31/95                            11.08%         7.93%
8/31/95                            21.38%        12.11%
9/30/95                            19.09%         8.67%
10/31/95                           14.04%         7.38%
11/30/95                           18.84%         7.98%
12/31/95                           21.28%        13.89%
1/31/96                            35.22%        22.29%
2/29/96                            19.81%         7.63%
3/31/96                            -2.77%        -2.00%
4/30/96                            -1.67%        -0.53%
5/31/96                             4.66%        -5.67%
6/30/96                             5.35%        -3.39%
7/31/96                             2.94%        -1.85%
8/31/96                            -5.02%        -2.71%
9/30/96                            -4.33%         3.01%
10/31/96                            3.67%        11.68%
11/30/96                           11.09%        17.01%
12/31/96                           13.91%         9.77%
1/31/97                            15.88%        10.59%
2/28/97                            29.30%        22.30%
3/31/97                            25.89%        20.87%
4/30/97                            23.12%        13.80%
5/31/97                            14.95%        15.63%
6/30/97                            16.70%        15.43%
7/31/97                            30.13%        24.78%
8/31/97                            35.54%        20.31%
9/30/97                            33.50%        17.36%
10/31/97                           25.57%         7.78%
11/30/97                           24.45%         3.00%
12/31/97                           25.53%         7.62%
1/31/98                            17.38%         4.09%
2/28/98                             7.15%         0.69%
3/31/98                            10.12%         1.49%
4/30/98                             4.61%        -0.72%
5/31/98                            16.65%         4.29%
6/30/98                            27.78%         3.85%
7/31/98                            18.75%        -3.46%
8/31/98                            17.55%         8.24%
9/30/98                            14.18%        11.53%
10/31/98                           17.18%        12.61%
11/30/98                            7.52%         8.10%
12/31/98                            2.67%         7.92%
1/31/99                             1.46%         5.55%
2/28/99                             6.55%         8.33%
3/31/99                             6.34%         7.04%
4/30/99                            12.39%        16.26%
5/31/99                             4.79%         8.95%
6/30/99                            -6.13%        11.26%
7/31/99                           -11.08%         9.55%
8/31/99                           -10.31%         2.28%
9/30/99                            -4.42%        -1.35%
10/31/99                          -12.60%        -5.74%
11/30/99                           -3.03%        -0.98%
12/31/99                           -1.33%        -1.41%
1/31/00                             3.33%         1.29%
2/29/00                             0.63%        -2.68%
3/31/00                            -2.37%        -2.54%
4/30/00                             2.99%        -8.08%
5/31/00                             4.54%        -5.03%
6/30/00                             0.24%        -9.29%
7/31/00                             6.06%        -9.39%
8/31/00                             5.11%        -8.21%
9/30/00                             4.09%       -12.41%
10/31/00                           18.52%        -6.38%
11/30/00                           10.82%        -2.37%
12/31/00                           14.93%         4.66%
1/31/01                            11.48%         3.69%
2/28/01                            11.71%         5.05%
3/31/01                            23.15%        13.04%
4/30/01                            11.80%         7.82%
5/31/01                            14.03%         8.62%
6/30/01                            17.60%         8.44%
7/31/01                             9.64%        10.07%
8/31/01                            12.34%        10.43%
9/30/01                            12.19%        19.90%
10/31/01                            1.70%        23.94%
11/30/01                            3.42%         5.52%
12/31/01                           13.49%        -0.11%
1/31/02                            10.78%        -0.81%

          HISTORICAL PRO FORMA PERFORMANCE COMPARISON (4/30/87 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          PRO FORMA FOR SPECTRUM CURRENCY L.P.  ZURICH INDEX  S&P 500 INDEX  SALMON CORP. BOND INDEX  MSCI EAFE INDEX
 5/1/87                  10.000                    10.000        10.000              10.000               10.000
5/31/87                  8.941                     9.746         10.090               9.950               10.000
6/30/87                                  8.919         9.596         10.595                   10.099            9.680
7/31/87                                  8.741         9.940         11.135                    9.978            9.661
8/31/87                                  7.679         9.571         11.547                    9.898           10.385
9/30/87                                  7.666         9.406         11.293                    9.483           10.219
10/31/87                                 8.716         9.454          8.865                    9.966            8.788
11/30/87                                 9.632        10.176          8.138                   10.096            8.876
12/31/87                                10.774        10.849          8.756                   10.308            9.143
1/31/88                                  8.592        10.247          9.142                   10.844            9.307
2/29/88                                  8.683        10.381          9.553                   10.996            9.931
3/31/88                                  9.195        10.095          9.267                   10.787           10.546
4/30/88                                  9.550         9.878          9.378                   10.625           10.705
5/31/88                                 12.113        10.510          9.434                   10.561           10.362
6/30/88                                 13.300        12.134          9.868                   10.963           10.093
7/31/88                                 14.171        11.498          9.848                   10.842           10.416
8/31/88                                 14.495        11.593          9.494                   10.896            9.739
9/30/88                                 13.585        11.644          9.902                   11.256           10.167
10/31/88                                13.816        11.831         10.189                   11.571           11.042
11/30/88                                14.936        11.967         10.026                   11.374           11.704
12/31/88                                13.544        11.636         10.207                   11.420           11.774
1/31/89                                 15.621        12.284         10.962                   11.648           11.986
2/28/89                                 12.884        11.547         10.677                   11.497           12.046
3/31/89                                 13.310        11.784         10.933                   11.566           11.817
4/30/89                                 13.537        11.643         11.513                   11.809           11.924
5/31/89                                 15.223        12.897         11.950                   12.257           11.280
6/30/89                                 14.923        12.904         11.890                   12.735           11.088
7/31/89                                 12.783        13.046         12.972                   12.965           12.485
8/31/89                                 10.520        12.335         13.206                   12.757           11.923
9/30/89                                  8.426        12.030         13.153                   12.808           12.472
10/31/89                                 8.842        11.467         12.851                   13.167           11.973
11/30/89                                 9.874        11.728         13.095                   13.259           12.571
12/31/89                                11.429        12.180         13.409                   13.272           13.037
1/31/90                                 11.847        12.372         12.524                   13.020           12.554
2/28/90                                 12.009        12.398         12.662                   13.007           11.675
3/31/90                                 12.713        12.690         13.004                   12.994           10.461
4/30/90                                 13.088        13.155         12.692                   12.747           10.377
5/31/90                                 12.058        12.425         13.897                   13.244           11.560
6/30/90                                 13.603        12.620         13.814                   13.536           11.456
7/31/90                                 16.506        13.185         13.786                   13.671           11.617
8/31/90                                 17.574        13.727         12.532                   13.275           10.490
9/30/90                                 16.467        13.976         11.930                   13.394            9.032
10/31/90                                18.211        14.076         11.895                   13.568           10.441
11/30/90                                17.610        14.147         12.644                   13.948            9.825
12/31/90                                16.348        13.913         12.998                   14.185            9.992
1/31/91                                 14.566        13.272         13.583                   14.398           10.322
2/28/91                                 13.598        13.241         14.534                   14.571           11.426
3/31/91                                 17.334        13.940         14.897                   14.731           10.740
4/30/91                                 17.611        13.864         14.942                   14.937           10.848
5/31/91                                 17.757        13.743         15.554                   14.997           10.967
6/30/91                                 19.292        13.823         14.854                   14.967           10.167
7/31/91                                 17.200        13.456         15.567                   15.221           10.665
8/31/91                                 15.783        12.871         15.910                   15.632           10.451
9/30/91                                 16.904        13.446         15.639                   16.054           11.047
10/31/91                                16.067        13.200         15.858                   16.119           11.202
11/30/91                                16.943        13.227         15.208                   16.296           10.687
12/31/91                                21.687        15.306         16.942                   17.013           11.242
1/31/92                                 19.262        14.127         16.654                   16.724           11.006
2/29/92                                 17.623        13.607         16.854                   16.891           10.610
3/31/92                                 17.998        13.518         16.533                   16.773            9.910
4/30/92                                 16.855        13.147         17.029                   16.806            9.959
5/31/92                                 17.397        13.145         17.081                   17.226           10.626
6/30/92                                 20.486        13.925         16.824                   17.502           10.127
7/31/92                                 22.088        14.913         17.531                   18.045            9.874
8/31/92                                 25.510        15.536         17.145                   18.207           10.496
9/30/92                                 23.553        15.317         17.351                   18.389           10.296
10/31/92                                23.261        15.130         17.438                   18.095            9.761
11/30/92                                23.407        15.212         18.013                   18.222            9.859
12/31/92                                22.794        15.092         18.247                   18.641            9.908
1/31/93                                 21.424        14.927         18.412                   19.107            9.908
2/28/93                                 24.451        15.765         18.651                   19.604           10.215
3/31/93                                 23.706        15.678         19.043                   19.643           11.104
4/30/93                                 23.732        16.095         18.605                   19.741           12.159
5/31/93                                 24.636        16.133         19.070                   19.780           12.414
6/30/93                                 24.712        16.359         19.127                   20.354           12.228
7/31/93                                 26.089        17.118         19.069                   20.558           12.656
8/31/93                                 24.367        16.910         19.775                   21.154           13.339
9/30/93                                 23.901        16.754         19.617                   21.238           13.046
10/31/93                                22.185        16.454         20.048                   21.345           13.450
11/30/93                                20.608        16.273         19.828                   20.939           12.280
12/31/93                                20.507        16.713         20.066                   21.086           13.164
1/31/94                                 20.288        16.071         20.768                   21.507           14.283
2/28/94                                 19.770        15.579         20.187                   20.884           14.240
3/31/94                                 19.877        15.937         19.319                   20.090           13.628
4/30/94                                 19.251        15.591         19.589                   19.889           14.214
5/31/94                                 18.550        15.860         19.883                   19.770           14.129
6/30/94                                 19.860        16.381         19.406                   19.612           14.326
7/31/94                                 19.030        15.934         20.066                   20.220           14.470
8/31/94                                 18.369        15.431         20.868                   20.159           14.817
9/30/94                                 18.696        15.585         20.346                   19.615           14.358
10/31/94                                19.629        15.591         20.814                   19.517           14.846
11/30/94                                18.320        15.636         20.044                   19.556           14.133
12/31/94                                17.833        15.422         20.345                   19.868           14.218
1/31/95                                 16.513        14.770         20.894                   20.385           13.678
2/28/95                                 17.565        15.548         21.688                   20.976           13.637
3/31/95                                 22.243        17.167         22.339                   21.186           14.496
4/30/95                                 22.681        17.622         23.009                   21.546           15.047
5/31/95                                 21.563        17.997         23.907                   22.904           14.866
6/30/95                                 21.397        17.743         24.456                   23.087           14.613
7/31/95                                 21.138        17.199         25.288                   22.856           15.534
8/31/95                                 22.296        17.300         25.338                   23.336           14.944
9/30/95                                 22.265        16.937         26.403                   23.686           15.243
10/31/95                                22.385        16.742         26.323                   24.112           14.831
11/30/95                                21.772        16.884         27.455                   24.691           15.246
12/31/95                                21.628        17.565         27.977                   25.259           15.871
1/31/96                                 22.329        18.062         28.956                   25.284           15.935
2/29/96                                 21.045        16.734         29.217                   24.349           15.999
3/31/96                                 21.626        16.823         29.509                   24.032           16.335
4/30/96                                 22.303        17.528         29.952                   23.648           16.808
5/31/96                                 22.568        16.976         30.700                   23.671           16.506
6/30/96                                 22.541        17.142         30.823                   24.074           16.605
7/31/96                                 21.759        16.880         29.467                   24.098           16.123
8/31/96                                 21.178        16.831         30.086                   23.929           16.156
9/30/96                                 21.301        17.447         31.771                   24.551           16.592
10/31/96                                23.207        18.698         32.660                   25.435           16.426
11/30/96                                24.186        19.756         35.110                   26.071           17.083
12/31/96                                24.636        19.280         34.408                   25.576           16.861
1/31/97                                 25.875        19.974         36.541                   25.499           16.271
2/28/97                                 27.211        20.465         36.833                   25.575           16.547
3/31/97                                 27.224        20.334         35.323                   25.013           16.613
4/30/97                                 27.458        19.946         37.442                   25.463           16.713
5/31/97                                 25.943        19.629         39.726                   25.794           17.800
6/30/97                                 26.306        19.788         41.514                   26.284           18.779
7/31/97                                 28.316        21.062         44.835                   27.677           19.079
8/31/97                                 28.704        20.249         42.324                   27.013           17.667
9/30/97                                 28.437        20.476         44.652                   27.634           18.657
10/31/97                                29.142        20.153         43.179                   27.993           17.220
11/30/97                                30.101        20.348         45.165                   28.273           17.048
12/31/97                                30.925        20.749         45.933                   28.556           17.201
1/31/98                                 30.372        20.790         46.438                   28.956           17.993
2/28/98                                 29.157        20.607         49.781                   28.927           19.144
3/31/98                                 29.979        20.638         52.320                   29.042           19.738
4/30/98                                 28.723        19.802         52.844                   29.188           19.895
5/31/98                                 30.263        20.472         51.945                   29.684           19.796
6/30/98                                 33.613        20.550         54.075                   30.040           19.954
7/31/98                                 33.626        20.334         53.480                   30.340           20.154
8/31/98                                 33.740        21.918         45.726                   30.614           17.655
9/30/98                                 32.468        22.836         48.657                   31.869           17.118
10/31/98                                34.147        22.695         52.612                   31.263           18.915
11/30/98                                32.365        21.996         55.822                   32.107           19.880
12/31/98                                31.750        22.391         59.060                   32.139           20.675
1/31/99                                 30.816        21.944         61.540                   32.525           20.613
2/28/99                                 31.066        22.323         59.632                   31.224           20.119
3/31/99                                 31.880        22.091         62.018                   31.224           20.964
4/30/99                                 32.281        23.023         64.436                   31.162           21.823
5/31/99                                 31.713        22.305         62.890                   30.601           20.710
6/30/99                                 31.552        22.863         66.349                   30.111           21.518
7/31/99                                 29.901        22.275         64.292                   29.780           22.163
8/31/99                                 30.263        22.418         63.970                   29.691           22.252
9/30/99                                 31.032        22.527         62.243                   29.958           22.475
10/31/99                                29.843        21.392         66.165                   30.078           23.329
11/30/99                                31.383        21.779         67.488                   30.138           24.145
12/31/99                                31.327        22.075         71.470                   30.017           26.318
1/31/00                                 31.844        22.228         67.896                   29.957           24.660
2/29/00                                 31.261        21.725         66.606                   30.227           25.326
3/31/00                                 31.124        21.530         73.134                   30.499           26.314
4/30/00                                 33.246        21.164         70.940                   30.377           24.945
5/31/00                                 33.153        21.183         69.450                   30.195           24.347
6/30/00                                 31.628        20.738         71.186                   30.950           25.296
7/31/00                                 31.713        20.182         70.047                   31.321           24.234
8/31/00                                 31.809        20.578         74.390                   31.728           24.452
9/30/00                                 32.302        19.732         70.447                   31.950           23.278
10/31/00                                35.370        20.026         70.165                   32.078           22.743
11/30/00                                34.779        21.264         64.622                   32.495           21.901
12/31/00                                36.004        23.105         64.945                   33.177           22.690
1/31/01                                 35.500        23.047         67.219                   34.106           22.712
2/28/01                                 34.921        22.821         61.102                   34.413           21.009
3/31/01                                 38.329        24.337         57.252                   34.620           19.580
4/30/01                                 37.168        22.818         61.718                   34.481           20.931
5/31/01                                 37.803        23.010         62.150                   34.861           20.157
6/30/01                                 37.195        22.488         60.658                   35.000           19.330
7/31/01                                 34.770        22.215         60.052                   36.012           18.981
8/31/01                                 35.733        22.724         56.268                   36.433           18.504
9/30/01                                 36.240        23.658         51.725                   36.426           16.633
10/31/01                                35.972        24.820         52.713                   37.205           17.059
11/30/01                                35.968        22.437         56.756                   36.941           17.689
12/31/01                                40.860        23.079         57.255                   36.730           17.795
1/31/02                                 39.328        22.860         56.419                   36.976           16.850


                       CORRELATION ANALYSIS (5/87 - 1/02)

--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.


                                                Pro Forma for Spectrum Currency   Zurich        S&P        SAL        EAFE
-------------------------------------------------------------------------------------------------------------------------------
Pro Forma for Spectrum Currency                                     1.00            0.66           -0.10   0.07           -0.08
Zurich Index                                                                        1.00           -0.01   0.28           -0.07
S&P 500 Index                                                                                       1.00   0.27            0.59
Salomon Corporate Bond Index                                                                               1.00            0.10
MSCI EAFE Index                                                                                                            1.00



The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital Markets Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 MORGAN STANLEY SPECTRUM COMMODITY L.P.


--------------------------------------------------------------------------------

All of the performance data below is through January 31, 2002.


                         SPECTRUM COMMODITY STATISTICS
------------------------------------------------


Trading Advisor:                  Morgan Stanley Dean Witter
                                 Commodities Management Inc.
Began Trading:                               January 2, 1998
Net Assets in Fund:                            $12.6 Million
Minimum Investment:                      $5,000 ($2,000/IRA)
Monthly Management Fee:     1/12 of 2.50% of Beg. Net Assets
Monthly Brokerage Fee:      1/12 of 4.60% of Beg. Net Assets
Annual Incentive Fee:              17.50% of Trading Profits
Investment Style:                                  Technical


                                 RISK ANALYSIS
------------------------------------------------


Compounded Annual Rate of Return:                 -12.86%
Standard Deviation of Monthly Returns:              4.14%
Annualized Standard Deviation:                     14.34%
Sharpe Ratio:                                       -1.24
Sortino Ratio:                                      -2.37
Largest Decline Period (2/98 - 10/01):            -43.83%
Average Recovery (No. of months):                     N/A
Average Monthly Loss:                              -3.79%
Standard Deviation of Monthly Loss:                 2.18%
% of Losing Months:                                61.22%
Average Monthly Gain:                               3.26%
Standard Deviation of Monthly Gain:                 2.46%
% of Winning Months:                               38.78%


                          AVERAGE SECTOR PARTICIPATION
------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Agriculturals  44%
Energies       24%
Metals         32%

                                TRADING STRATEGY
------------------------------------------------

Spectrum Commodity features a long-only, broadly-diversified, actively-managed portfolio of traditional commodities.


Its trading advisor, Morgan Stanley Commodities Management Inc., uses a technical approach to investing that is unique in the marketplace. The trading strategy seeks to benefit from supply and demand dynamics (based on consumer and producer reactions to price movements) by over-weighting exposure to commodities that are historically undervalued and showing signs of strengthening, and under-weighting exposure to those markets that are historically overvalued and showing signs of weakening.


                             FUTURES MARKETS TRADED
------------------------------------------------

Markets traded may include, but are not limited to, the following:


AGRICULTURALS           METALS
Cocoa                   Aluminum
Coffee                  Copper
Corn                    Gold
Cotton                  Nickel
Feeder cattle           Platinum
Lean hogs               Silver
Live cattle             Zinc
Orange juice
Soybeans
Soybean meal
Soybean oil
Sugar
Wheat

ENERGIES
Crude oil
Heating oil
Natural gas
Unleaded gas


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         SPECTRUM COMMODITY PERFORMANCE
--------------------------------------------------------------------------------


     1998          1999   2000        2001          2002
-34.30%           15.83%  3.15%         -25.61%       -2.40%
                                                  (1 MONTH)



                 ROLLING 12-MONTH PERFORMANCE VS. ZURICH INDEX

--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SPECTRUM COMMODITY  MAR INDEX
11/31/1998       -34.30%          7.92%
1/31/99                -36.13%      5.55%
2/28/99                -34.73%      8.33%
3/31/99                -29.14%      7.04%
4/30/99                -25.67%     16.27%
5/31/99                -24.91%      8.96%
6/30/99                -18.95%     11.26%
7/31/99                -12.99%      9.55%
8/31/99                  0.28%      2.28%
9/30/99                 -2.19%     -1.35%
10/31/99                -1.47%     -5.74%
11/30/99                 8.97%     -0.98%
12/31/99                15.83%     -1.41%
1/31/00                 21.17%      1.30%
2/29/00                 22.03%     -2.68%
3/31/00                 13.17%     -2.54%
4/30/00                  7.23%     -8.08%
5/31/00                 18.89%     -5.03%
6/30/00                 12.79%     -9.29%
7/31/00                  8.20%     -9.39%
8/31/00                  6.76%     -8.21%
9/30/00                  1.58%    -12.41%
10/31/00                 1.49%     -6.38%
11/30/00                 4.72%     -2.37%
12/31/00                 3.15%      4.67%
1/31/01                -0.0408     0.0369
2/28/01                -0.0211     0.0505
3/31/01                -0.0967     0.1304
4/30/01                -0.0606     0.0782
5/31/01                -0.1331     0.0863
6/30/01                 -0.163     0.0844
7/31/01                 -0.134     0.1008
8/31/01                -0.1964     0.1043
9/30/01                -0.2338      0.199
10/31/01               -0.2393     0.2394
11/30/01                -0.232     0.0552
12/31/01               -0.2561    -0.0011
1/31/02                 -0.242    -0.0081

               HISTORICAL PERFORMANCE COMPARISON (12/31/97 = $10)
--------------------------------------------------------------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           DWSC    ZURICH PUB  S&P 500  SALOMON   EAFE
12/31/97  10.0000     10.0000  10.0000  10.0000  10.0000
1/31/98   10.1300     10.0200  10.1100  10.1400  10.4600
2/28/98    9.5300      9.9318  10.8379  10.1299  11.1294
3/31/98    9.5400      9.9467  11.3906  10.1704  11.4744
4/30/98    9.3100      9.5439  11.5045  10.2213  11.5662
5/31/98    8.6700      9.8665  11.3089  10.3951  11.5084
6/30/98    8.3900      9.9040  11.7726  10.5198  11.6005
7/31/98    7.8500      9.8000  11.6431  10.6250  11.7165
8/31/98    7.2300     10.5634   9.9549  10.7206  10.2637
9/30/98    7.7500     11.0060  10.5930  11.1601   9.9517
10/31/98   7.4800     10.9378  11.4542  10.9481  10.9966
11/30/98   6.8000     10.6009  12.1529  11.2437  11.5574
12/31/98   6.5700     10.7917  12.8578  11.2549  12.0197
1/31/99    6.4700     10.5759  13.3978  11.3900  11.9836
2/28/99    6.2200     10.7589  12.9825  10.9344  11.6960
3/31/99    6.7600     10.6470  13.5018  10.9344  12.1872
4/30/99    6.9200     11.0963  14.0284  10.9125  12.6869
5/31/99    6.5100     10.7501  13.6917  10.7161  12.0399
6/30/99    6.8000     11.0189  14.4447  10.5446  12.5095
7/31/99    6.8300     10.7357  13.9969  10.4286  12.8848
8/31/99    7.2500     10.8044  13.9269  10.3973  12.9363
9/30/99    7.5800     10.8573  13.5509  10.4909  13.0657
10/31/99   7.3700     10.3101  14.4046  10.5329  13.5622
11/30/99   7.4100     10.4967  14.6927  10.5540  14.0369
12/31/99   7.6100     10.6395  15.5596  10.5118  15.3002
1/31/00    7.8400     10.7129  14.7816  10.4908  14.3363
2/29/00    7.5900     10.4708  14.5007  10.5852  14.7234
3/31/00    7.6500     10.3766  15.9218  10.6805  15.2976
4/30/00    7.4200     10.2002  15.4441  10.6378  14.5021
5/31/00    7.7400     10.2094  15.1198  10.5740  14.1540
6/30/00    7.6700      9.9950  15.4978  10.8384  14.7060
7/31/00    7.3900      9.7271  15.2498  10.9685  14.0883
8/31/00    7.7400      9.9178  16.1953  11.1111  14.2151
9/30/00    7.7000      9.5102  15.3369  11.1889  13.5328
10/31/00   7.4800      9.6519  15.2756  11.2337  13.2215
11/30/00   7.7600     10.2484  14.0688  11.3797  12.7323
12/31/00   7.8500     11.1359  14.1391  11.6187  13.1907
1/31/01    7.5200     11.1081  14.6340  11.9440  13.2039
2/28/01    7.4300     10.9992  13.3023  12.0515  12.2136
3/31/01    6.9100     11.7295  12.4643  12.1238  11.3831
4/30/01    6.9700     10.9976  13.4365  12.0753  12.1685
5/31/01    6.7100     11.0900  13.5306  12.2081  11.7183
6/30/01    6.4200     10.8383  13.2059  12.2569  11.2378
7/31/01    6.4000     10.7072  13.0738  12.6111  11.0344
8/31/01    6.2200     10.9524  12.2502  12.7586  10.7574
9/30/01    5.9000     11.4025  11.2610  12.7560   9.6698
10/31/01   5.6900     11.9624  11.4761  13.0290   9.9173
11/30/01   5.9600     10.8140  12.3563  12.9365  10.2832
12/31/01   5.8400     11.1233  12.4650  12.8628  10.3449
1/31/02    5.7000     11.0176  12.2830  12.9490   9.7956


                       CORRELATION ANALYSIS (1/98 - 1/02)

--------------------------------------------------------------------------------
Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                                              Spectrum Commodity      Zurich            S&P             SAL
--------------------------------------------------------------------------------------------------------------------------------
Spectrum Commodity                                                   1.00                 -0.02             0.26           -0.04
Zurich Index                                                                               1.00            -0.35            0.18
S&P 500 Index                                                                                               1.00            0.03
Salomon Corporate Bond Index                                                                                                1.00
MSCI EAFE Index

                                                                  EAFE
------------------------------------------------------------
Spectrum Commodity                                                     0.25
Zurich Index                                                          -0.27
S&P 500 Index                                                          0.82
Salomon Corporate Bond Index                                          -0.09
MSCI EAFE Index                                                        1.00



The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The Zurich Index performance data for managed futures is provided by Zurich Capital
Markets Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Spectrum Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following charts were prepared by the general partner to illustrate the change in fund assets from the inception of trading in each partnership through January 31, 2002, to reflect each partnership's performance and net additions of capital.


                                SPECTRUM SELECT
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


MILLIONS   SPECTRUM SELECT
Aug-91               $52.0
Dec-91*              $80.7
Dec-92               $60.9
Dec-93**            $199.2
Dec-94              $168.2
Dec-95              $176.4
Dec-96**            $163.8
Dec-97              $166.8
Dec-98***           $200.1
Dec-99              $213.8
Dec-00              $220.7
1-Dec              $241.40
Jan-02             $241.10

Year-end net assets (millions)
  * Spectrum Select had multiple closings during initial offering
 ** Re-opening of fund in September 1993 and November 1996
*** Effective May 1998, Spectrum Select became part of the Spectrum Series.

                               SPECTRUM TECHNICAL
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


MILLIONS  SPECTRUM TECHNICAL
Nov-94                  $8.0
Dec-94                 $14.9
Dec-95                 $59.3
Dec-96                $113.0
Dec-97                $182.0
Dec-98                $255.1
Dec-99                $268.8
Dec-00                $268.1
Dec-01                $258.0
Jan-02                $254.5

Year-end net assets (millions)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               SPECTRUM STRATEGIC
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


MILLIONS  SPECTRUM STRATEGIC
Nov-94                  $6.7
Dec-94                 $11.9
Dec-95                 $32.5
Dec-96                 $45.1
Dec-97                 $59.1
Dec-98                 $70.4
Dec-99                $107.7
Dec-00                 $74.2
Dec-01                 $68.8
Jan-02                 $69.3

Year-end net assets (millions)

                            SPECTRUM GLOBAL BALANCED
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


MILLIONS  SPECTRUM GLOBAL BALANCED
 NOV-94             $2.5
Dec-94                        $3.8
Dec-95                       $14.8
Dec-96                       $18.7
Dec-97                       $25.7
Dec-98                       $45.9
Dec-99                       $57.9
Dec-00                       $55.9
Dec-01                       $57.8
Jan-02                       $57.4

Year-end net assets (millions)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               SPECTRUM CURRENCY
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM CURRENCY
Jul-00             $6.300
Dec-00            $15.700
Dec-01             $47.80
Jan-02             $51.10

Year-end net assets (millions)

                               SPECTRUM COMMODITY
                               FUND ASSET HISTORY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MILLIONS
          Spectrum Commodity
Dec-97               $25.736
Dec-98               $24.908
Dec-99               $23.640
Dec-00               $20.200
Dec-01                 $13.0
Jan-02                 $12.6

Year-end net assets (millions)

* Spectrum Commodity had multiple closings during its initial offering

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value basis, of each partnership versus that of the Zurich Index, from the inception of trading through January 31, 2002. The Zurich Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the Zurich Index, an investment product must appear in Zurich's fund performance tables. Zurich imposes no minimum size restrictions on the public managed futures funds that it tracks. As of January 31, 2002, there were 75 public managed futures funds included in the calculation of the Zurich Index.



                        SPECTRUM SELECT VS. ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ZURICH INDEX  SPECTRUM SELECT
 JUL-91      $10.00         $10.00
 AUG-91      $9.57           $9.38
Sep-91           $9.99            $9.97
Oct-91           $9.81            $9.75
Nov-91           $9.83            $9.46
Dec-91          $11.37           $13.12
Jan-92          $10.50           $11.32
Feb-92          $10.11           $10.63
Mar-92          $10.05           $10.21
Apr-92           $9.77           $10.02
May-92           $9.77            $9.88
Jun-92          $10.35           $10.59
Jul-92          $11.08           $11.73
Aug-92          $11.55           $12.51
Sep-92          $11.38           $11.86
Oct-92          $11.24           $11.48
Nov-92          $11.30           $11.64
Dec-92          $11.22           $11.22
Jan-93          $11.09           $11.26
Feb-93          $11.72           $12.93
Mar-93          $11.65           $12.85
Apr-93          $11.96           $14.18
May-93          $11.99           $14.46
Jun-93          $12.16           $14.49
Jul-93          $12.72           $16.50
Aug-93          $12.57           $16.35
Sep-93          $12.45           $15.67
Oct-93          $12.23           $14.89
Nov-93          $12.09           $14.70
Dec-93          $12.42           $15.90
Jan-94          $11.94           $14.04
Feb-94          $11.58           $13.09
Mar-94          $11.84           $14.73
Apr-94          $11.59           $14.59
May-94          $11.79           $15.59
Jun-94          $12.17           $17.19
Jul-94          $11.84           $16.35
Aug-94          $11.47           $15.22
Sep-94          $11.58           $15.41
Oct-94          $11.59           $14.67
Nov-94          $11.62           $15.50
Dec-94          $11.46           $15.08
Jan-95          $10.98           $13.85
Feb-95          $11.55           $15.19
Mar-95          $12.76           $18.31
Apr-95          $13.10           $19.97
May-95          $13.37           $22.18
Jun-95          $13.19           $21.80
Jul-95          $12.78           $19.49
Aug-95          $12.86           $18.55
Sep-95          $12.59           $17.11
Oct-95          $12.44           $16.54
Nov-95          $12.55           $16.77
Dec-95          $13.05           $18.64
Jan-96          $13.42           $18.57
Feb-96          $12.44           $16.32
Mar-96          $12.50           $16.29
Apr-96          $13.03           $16.95
May-96          $12.62           $16.33
Jun-96          $12.74           $16.56
Jul-96          $12.54           $16.32
Aug-96          $12.51           $16.24
Sep-96          $12.97           $16.79
Oct-96          $13.90           $19.02
Nov-96          $14.68           $20.31
Dec-96          $14.33           $19.62
Jan-97          $14.84           $20.40
Feb-97          $15.21           $21.36
Mar-97          $15.11           $21.43
Apr-97          $14.82           $20.26
May-97          $14.59           $20.02
Jun-97          $14.71           $20.05
Jul-97          $15.65           $22.01
Aug-97          $15.05           $20.64
Sep-97          $15.22           $20.83
Oct-97          $14.98           $20.05
Nov-97          $15.12           $20.17
Dec-97          $15.42           $20.85
Jan-98          $15.45           $21.03
Feb-98          $15.31           $21.48
Mar-98          $15.34           $21.53
Apr-98          $14.72           $20.08
May-98          $15.21           $20.44
Jun-98          $15.27           $20.63
Jul-98          $15.11           $20.43
Aug-98          $16.29           $24.35
Sep-98          $16.97           $25.87
Oct-98          $16.87           $24.54
Nov-98          $16.35           $23.52
Dec-98          $16.64           $23.80
Jan-99          $16.31           $23.11
Feb-99          $16.59           $24.37
Mar-99          $16.42           $23.76
Apr-99          $17.11           $24.64
May-99          $16.58           $23.56
Jun-99          $16.99           $23.64
Jul-99          $16.55           $22.60
Aug-99          $16.66           $22.50
Sep-99          $16.74           $22.88
Oct-99          $15.90           $20.96
Nov-99          $16.19           $21.65
Dec-99          $16.41           $22.00
Jan-00          $16.52           $22.63
Feb-00          $16.15           $22.14
Mar-00          $16.00           $21.68
Apr-00          $15.73           $20.86
May-00          $15.74           $21.19
Jun-00          $15.41           $20.25
Jul-00          $15.00           $19.76
Aug-00          $15.29           $20.69
Sep-00          $14.66           $20.31
Oct-00          $14.88           $20.40
Nov-00          $15.80           $21.72
Dec-00          $17.17           $23.57
01/01/01        $17.13           $23.89
02/01/01        $16.96           $24.35
03/01/01        $18.09           $26.12
04/01/01        $16.96           $24.31
05/01/01        $17.10           $24.18
06/01/01        $16.71           $23.75
07/01/01        $16.51           $23.72
08/01/01        $16.89           $24.32
09/01/01        $17.58           $25.95
10/01/01        $18.44           $27.51
11/01/01        $16.67           $23.90
12/01/01        $17.15           $23.96
01/02/02        $16.99           $23.66

Data: August 1991 through January 2002


                      SPECTRUM TECHNICAL VS. ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ZURICH INDEX  SPECTRUM TECHNICAL
 NOV-94      $10.00           $10.00
 NOV-94      $10.03           $9.91
Dec-94           $9.89               $9.78
Jan-95           $9.47               $9.60
Feb-95           $9.97              $10.09
Mar-95          $11.01              $11.12
Apr-95          $11.30              $11.52
May-95          $11.54              $11.60
Jun-95          $11.38              $11.47
Jul-95          $11.03              $11.19
Aug-95          $11.10              $11.12
Sep-95          $10.86              $10.75
Oct-95          $10.74              $10.74
Nov-95          $10.83              $10.84
Dec-95          $11.27              $11.50
Jan-96          $11.58              $12.05
Feb-96          $10.73              $11.28
Mar-96          $10.79              $11.42
Apr-96          $11.24              $11.97
May-96          $10.89              $11.51
Jun-96          $10.99              $11.88
Jul-96          $10.83              $11.31
Aug-96          $10.80              $11.27
Sep-96          $11.19              $11.89
Oct-96          $11.99              $13.07
Nov-96          $12.67              $14.16
Dec-96          $12.37              $13.61
Jan-97          $12.81              $14.11
Feb-97          $13.13              $14.27
Mar-97          $13.04              $14.01
Apr-97          $12.79              $13.60
May-97          $12.59              $13.09
Jun-97          $12.69              $13.18
Jul-97          $13.51              $14.41
Aug-97          $12.99              $13.55
Sep-97          $13.13              $13.80
Oct-97          $12.93              $13.85
Nov-97          $13.05              $13.99
Dec-97          $13.31              $14.63
Jan-98          $13.33              $14.46
Feb-98          $13.22              $14.52
Mar-98          $13.24              $14.71
Apr-98          $12.70              $14.03
May-98          $13.13              $14.49
Jun-98          $13.18              $14.33
Jul-98          $13.04              $14.19
Aug-98          $14.06              $15.65
Sep-98          $14.65              $16.33
Oct-98          $14.56              $16.21
Nov-98          $14.11              $15.21
Dec-98          $14.36              $16.12
Jan-99          $14.07              $15.32
Feb-99          $14.32              $15.70
Mar-99          $14.17              $15.31
Apr-99          $14.77              $16.41
May-99          $14.31              $15.59
Jun-99          $14.66              $16.39
Jul-99          $14.29              $15.75
Aug-99          $14.38              $15.90
Sep-99          $14.45              $15.66
Oct-99          $13.72              $14.10
Nov-99          $13.97              $14.36
Dec-99          $14.16              $14.91
Jan-00          $14.26              $15.09
Feb-00          $13.93              $14.91
Mar-00          $13.81              $14.68
Apr-00          $13.57              $14.09
May-00          $13.59              $14.03
Jun-00          $13.30              $13.64
Jul-00          $12.94              $13.10
Aug-00          $13.20              $13.59
Sep-00          $12.66              $12.42
Oct-00          $12.84              $12.78
Nov-00          $13.64              $14.35
Dec-00          $14.82              $16.08
01/01/01        $14.78              $15.95
02/01/01        $14.64              $16.26
03/01/01        $15.61              $18.11
04/01/01        $14.64              $16.10
05/01/01        $14.76              $16.04
06/01/01        $14.42              $15.46
07/01/01        $14.25              $14.94
08/01/01        $14.58              $15.14
09/01/01        $15.17              $16.38
10/01/01        $15.92              $17.26
11/01/01        $14.39              $14.57
12/01/01        $14.80              $14.93
01/02/02        $14.66              $14.65


Data: November 1994 through January 2002


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SPECTRUM STRATEGIC VS. ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ZURICH INDEX  SPECTRUM STRATEGIC
 NOV-94      $10.00           $10.00
Nov-94          $10.03              $10.01
Dec-94           $9.89              $10.01
Jan-95           $9.47               $9.66
Feb-95           $9.97               $9.80
Mar-95          $11.01              $10.57
Apr-95          $11.30              $10.57
May-95          $11.54              $10.50
Jun-95          $11.38               $9.83
Jul-95          $11.03               $9.75
Aug-95          $11.10              $10.14
Sep-95          $10.86              $10.10
Oct-95          $10.74              $10.13
Nov-95          $10.83              $10.41
Dec-95          $11.27              $11.06
Jan-96          $11.58              $11.47
Feb-96          $10.73              $10.29
Mar-96          $10.79              $10.19
Apr-96          $11.24              $10.81
May-96          $10.89              $10.48
Jun-96          $10.99              $10.18
Jul-96          $10.83               $9.68
Aug-96          $10.80               $9.79
Sep-96          $11.19              $10.29
Oct-96          $11.99              $10.59
Nov-96          $12.67              $10.96
Dec-96          $12.37              $10.67
Jan-97          $12.81              $10.60
Feb-97          $13.13              $11.67
Mar-97          $13.04              $12.46
Apr-97          $12.79              $11.60
May-97          $12.59              $11.69
Jun-97          $12.69              $11.50
Jul-97          $13.51              $12.38
Aug-97          $12.99              $11.77
Sep-97          $13.13              $11.06
Oct-97          $12.93              $10.37
Nov-97          $13.05              $10.14
Dec-97          $13.31              $10.71
Jan-98          $13.33              $11.28
Feb-98          $13.22              $10.90
Mar-98          $13.24              $10.94
Apr-98          $12.70               $9.73
May-98          $13.13               $9.01
Jun-98          $13.18               $8.93
Jul-98          $13.04               $8.46
Aug-98          $14.06               $9.46
Sep-98          $14.65              $11.26
Oct-98          $14.56              $12.21
Nov-98          $14.11              $11.24
Dec-98          $14.36              $11.55
Jan-99          $14.07              $11.14
Feb-99          $14.32              $12.45
Mar-99          $14.17              $12.02
Apr-99          $14.77              $12.26
May-99          $14.31              $10.62
Jun-99          $14.66              $12.94
Jul-99          $14.29              $12.81
Aug-99          $14.38              $13.49
Sep-99          $14.45              $15.28
Oct-99          $13.72              $13.82
Nov-99          $13.97              $14.49
Dec-99          $14.16              $15.85
Jan-00          $14.26              $15.54
Feb-00          $13.93              $12.67
Mar-00          $13.81              $12.41
Apr-00          $13.57              $11.15
May-00          $13.59              $12.28
Jun-00          $13.30              $11.32
Jul-00          $12.94              $11.74
Aug-00          $13.20              $10.77
Sep-00          $12.66               $9.65
Oct-00          $12.84               $8.99
Nov-00          $13.64               $9.58
Dec-00          $14.82              $10.61
01/01/01        $14.78              $10.51
02/01/01        $14.64              $10.56
03/01/01        $15.61              $10.67
04/01/01        $14.64              $10.49
05/01/01        $14.76              $10.48
06/01/01        $14.42              $10.13
07/01/01        $14.25               $9.99
08/01/01        $14.58               $9.93
09/01/01        $15.17              $10.31
10/01/01        $15.92              $10.42
11/01/01        $14.39              $10.54
12/01/01        $14.80              $10.55
01/02/02        $14.66              $10.77


Data: November 1994 through January 2002



                   SPECTRUM GLOBAL BALANCED VS. ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ZURICH INDEX  SPECTRUM GLOBAL BALANCED
 NOV-94      $10.00              $10.00
 NOV-94      $10.03              $9.95
Dec-94           $9.89                     $9.83
Jan-95           $9.47                     $9.96
Feb-95           $9.97                    $10.42
Mar-95          $11.01                    $10.72
Apr-95          $11.30                    $10.95
May-95          $11.54                    $11.43
Jun-95          $11.38                    $11.52
Jul-95          $11.03                    $11.36
Aug-95          $11.10                    $11.20
Sep-95          $10.86                    $11.38
Oct-95          $10.74                    $11.41
Nov-95          $10.83                    $11.72
Dec-95          $11.27                    $12.07
Jan-96          $11.58                    $12.12
Feb-96          $10.73                    $11.16
Mar-96          $10.79                    $11.04
Apr-96          $11.24                    $11.18
May-96          $10.89                    $10.83
Jun-96          $10.99                    $10.88
Jul-96          $10.83                    $10.97
Aug-96          $10.80                    $10.88
Sep-96          $11.19                    $11.13
Oct-96          $11.99                    $11.55
Nov-96          $12.67                    $12.10
Dec-96          $12.37                    $11.63
Jan-97          $12.81                    $12.02
Feb-97          $13.13                    $12.40
Mar-97          $13.04                    $12.09
Apr-97          $12.79                    $11.89
May-97          $12.59                    $12.09
Jun-97          $12.69                    $12.53
Jul-97          $13.51                    $14.02
Aug-97          $12.99                    $13.19
Sep-97          $13.13                    $13.62
Oct-97          $12.93                    $13.39
Nov-97          $13.05                    $13.34
Dec-97          $13.31                    $13.75
Jan-98          $13.33                    $14.06
Feb-98          $13.22                    $14.27
Mar-98          $13.24                    $14.59
Apr-98          $12.70                    $14.33
May-98          $13.13                    $14.28
Jun-98          $13.18                    $14.28
Jul-98          $13.04                    $14.11
Aug-98          $14.06                    $14.47
Sep-98          $14.65                    $15.21
Oct-98          $14.56                    $15.39
Nov-98          $14.11                    $15.80
Dec-98          $14.36                    $16.00
Jan-99          $14.07                    $15.99
Feb-99          $14.32                    $15.98
Mar-99          $14.17                    $15.98
Apr-99          $14.77                    $16.64
May-99          $14.31                    $15.81
Jun-99          $14.66                    $16.17
Jul-99          $14.29                    $15.90
Aug-99          $14.38                    $15.87
Sep-99          $14.45                    $15.79
Oct-99          $13.72                    $15.51
Nov-99          $13.97                    $15.81
Dec-99          $14.16                    $16.12
Jan-00          $14.26                    $15.97
Feb-00          $13.93                    $16.12
Mar-00          $13.81                    $16.62
Apr-00          $13.57                    $15.86
May-00          $13.59                    $15.65
Jun-00          $13.30                    $15.61
Jul-00          $12.94                    $15.27
Aug-00          $13.20                    $15.73
Sep-00          $12.66                    $15.11
Oct-00          $12.84                    $15.45
Nov-00          $13.64                    $15.37
Dec-00          $14.82                    $16.26
01/01/01        $14.78                    $16.35
02/01/01        $14.64                    $15.80
03/01/01        $15.61                    $16.26
04/01/01        $14.64                    $16.21
05/01/01        $14.76                    $16.25
06/01/01        $14.42                    $15.75
07/01/01        $14.25                    $15.75
08/01/01        $14.58                    $15.83
09/01/01        $15.17                    $15.64
10/01/01        $15.92                    $16.07
11/01/01        $14.39                    $16.06
12/01/01        $14.80                    $16.21
01/02/02        $14.66                    $16.01


Data: November 1994 through January 2002


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       SPECTRUM CURRENCY VS. ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          MAR INDEX  SPECTRUM CURRENCY
Spectrum
Curren-
cy
Spectrum
Curren-
cy
Spectrum
Curren-
cy
Spectrum
Curren-
cy
Spectrum
Curren-
cy
Spectrum
Curren-
cy
Spectrum
Curren-
cy
06/30/00     $10.00             $10.00
07/31/00      $9.73             $10.06
08/31/00      $9.92             $10.10
09/30/00      $9.51             $10.24
10/31/00      $9.66             $10.99
11/30/00     $10.25             $10.81
12/31/00      11.14             $11.17
01/31/01      11.11             $11.05
02/28/01      11.00             $10.90
03/31/01      11.74             $11.82
04/30/01      11.00             $11.48
05/31/01      11.10             $11.70
06/30/01      10.84             $11.50
07/31/01      10.71             $10.82
08/31/01      10.96             $11.08
09/30/01      11.41             $11.18
10/31/01      11.97             $11.09
11/30/01      10.82             $11.05
12/31/01      11.13             $12.41
01/31/02      11.02             $11.98
MAR In-
dex
Spectrum
Curren-
cy
07/31/00
9.73
10.06
08/31/00
9.92
10.1
09/30/00
9.51
10.24
10/31/00
9.65
10.99
11/30/00
10.25
10.81
12/31/00
11.14
11.17


Data: July 2000 through January 2002



                      SPECTRUM COMMODITY VS. ZURICH INDEX
                       HISTORICAL PERFORMANCE COMPARISON


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               ZURICH INDEX  SPECTRUM COMODITY
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
Spectrum
Currency
     12/31/97            10                 10
     01/31/98         10.02              10.13
     02/28/98          9.93             9.5303
     03/31/98          9.95             9.5398
     04/30/98          9.54             9.3099
     05/31/98          9.87             8.6703
     06/30/98          9.90             8.3902
     07/31/98          9.80             7.8499
     08/31/98         10.56             7.2298
     09/30/98         11.01             7.7496
     10/31/98         10.94             7.4799
     11/30/98         10.60                6.8
     12/31/98         10.79             6.5702
     01/31/99         10.58             6.4703
     02/28/99         10.76             6.2205
     03/31/99         10.65             6.7604
     04/30/99         11.10             6.9206
     05/31/99         10.75             6.5109
     06/30/99         11.02             6.8006
     07/31/99         10.74             6.8305
     08/31/99         10.80             7.2506
     09/30/99         10.86             7.5805
     10/31/99         10.31             7.3705
     11/30/99         10.50             7.4103
     12/31/99         10.64             7.6104
     01/31/00         10.71             7.8402
     02/29/00         10.47             7.5901
     03/31/00         10.38             7.6501
     04/30/00         10.20             7.4198
     05/31/00         10.21             7.7396
     06/30/00         10.00             7.6699
     07/31/00          9.73             7.3899
     08/31/00          9.92             7.7402
     09/30/00          9.51                7.7
     10/31/00          9.65             7.4798
     11/30/00         10.25             7.7595
     12/31/00         11.14             7.8495
       1/1/01       11.1081             7.5198
       2/1/01       10.9992             7.4296
        1-Mar       11.7295             6.9095
       4/1/01       10.9976             6.9696
       5/1/01         11.09             6.7096
       6/1/01       10.8383             6.4197
       7/1/01       10.7072             6.3998
       8/1/01       10.9524               6.22
       9/1/01       11.4025             5.9003
      10/1/01       11.9624             5.6902
      11/1/01        10.814             5.9605
      12/1/01       11.1233             5.8407
       1/1/02       11.0176             5.8407


Data: January 1998 through January 2002


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              -------------------


    The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership versus that of the Zurich Index, from the inception of trading through January 31, 2002.



                        SPECTRUM SELECT VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         SPECTRUM SELECT  ZURICH INDEX
ITD                8.54%         5.17%
10 Year            7.65%         4.93%
5 Year             3.01%         2.74%
3 Year             0.79%         1.37%
1 Year            -0.96%        -0.82%
YTD               -1.25%        -0.95%
QTD              -13.99%        -7.90%


Data: August 1, 1991 through January 31, 2002


All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.



                      SPECTRUM TECHNICAL VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM TECHNICAL  ZURICH INDEX
ITD                  5.41%         5.42%
5 Year               0.75%         2.74%
3 Year              -1.48%         1.37%
1 Year              -8.15%        -0.82%
YTD                 -1.88%        -0.95%
QTD                -15.12%        -7.90%


Data: November 1, 1994 through January 31, 2002


All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SPECTRUM STRATEGIC VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM STRATEGIC  ZURICH INDEX
ITD                  1.03%         5.42%
5 Year               0.32%         2.74%
3 Year              -1.12%         1.37%
1 Year               2.47%        -0.82%
YTD                  2.09%        -0.95%
QTD                  3.36%        -7.90%


Data: November 1, 1994 through January 31, 2002



All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.



                   SPECTRUM GLOBAL BALANCED VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SPECTRUM
        GLOBAL BALANCED  ZURICH INDEX
ITD               6.71%         5.42%
5 Year            5.90%         2.74%
3 Year            0.04%         1.37%
1 Year           -2.08%        -0.82%
YTD              -1.23%        -0.95%
QTD              -0.37%        -7.90%


Data: November 1, 1994 through January 31, 2002



All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       SPECTRUM CURRENCY VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM CURRENCY  ZURICH INDEX
ITD                12.05%         6.32%
1 Year              8.42%        -0.82%
YTD                -3.46%        -0.95%
QTD                 8.03%        -7.90%


Data: July 3, 2000 through January 31, 2002



All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.



                      SPECTRUM COMMODITY VS. ZURICH INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        SPECTRUM COMMODITY  ZURICH INDEX
ITD                -12.86%         2.40%
3 Year              -4.14%         1.37%
1 Year             -24.20%        -0.82%
YTD                 -2.40%        -0.95%
QTD                  0.18%        -7.90%


Data: January 2, 1998 through January 31, 2002



All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period performance and statistical information relating to Spectrum Select, from the inception of trading in August 1991 through January 2002.


                                         SPECTRUM SELECT
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                per unit                       10.00
                  Aug-91             (6.20)     9.38
                  Sep-91              6.29      9.97
                  Oct-91             (2.21)     9.75
                  Nov-91             (2.97)     9.46
                  Dec-91             38.69     13.12       31.54      31.19
                  Jan-92            (13.72)    11.32
                  Feb-92             (6.10)    10.63
                  Mar-92             (3.95)    10.21      (22.14)
                  Apr-92             (1.86)    10.02
                  May-92             (1.40)     9.88
                  Jun-92              7.19     10.59        3.71
                  Jul-92             10.76     11.73                             17.29
                  Aug-92              6.65     12.51                             33.40
                  Sep-92             (5.20)    11.86       11.94                 18.89
                  Oct-92             (3.20)    11.48                             17.81
                  Nov-92              1.39     11.64                             23.04
                  Dec-92             (3.61)    11.22       (5.34)    (14.45)    (14.45)
                  Jan-93              0.36     11.26                             (0.54)
                  Feb-93             14.83     12.93                             21.64
                  Mar-93             (0.62)    12.85       14.52                 25.83
                  Apr-93             10.35     14.18                             41.48
                  May-93              1.97     14.46                             46.32
                  Jun-93              0.21     14.49       12.74                 36.79
                  Jul-93             13.87     16.50                             40.71      65.04
                  Aug-93             (0.91)    16.35                             30.64      74.28
                  Sep-93             (4.16)    15.67        8.16                 32.17      57.15
                  Oct-93             (4.98)    14.89                             29.72      52.81
                  Nov-93             (1.28)    14.70                             26.28      55.37
                  Dec-93              8.16     15.90        1.42      41.62      41.62      21.16
                  Jan-94            (11.70)    14.04                             24.70      24.03
                  Feb-94             (6.77)    13.09                              1.21      23.11
                  Mar-94             12.53     14.73       (7.33)                14.61      44.21
                  Apr-94             (0.95)    14.59                              2.88      45.55
                  May-94              6.85     15.59                              7.81      57.75
                  Jun-94             10.26     17.19       16.73                 18.66      62.32
                  Jul-94             (4.89)    16.35                             (0.93)     39.41
                  Aug-94             (6.91)    15.22                             (6.93)     21.59
                  Sep-94              1.25     15.41      (10.41)                (1.70)     29.92
                  Oct-94             (4.80)    14.67                             (1.50)     27.77
                  Nov-94              5.66     15.50                              5.47      33.18
                  Dec-94             (2.71)    15.08       (2.11)     (5.12)     (5.12)     34.36
                  Jan-95             (8.16)    13.85                             (1.32)     23.05
                  Feb-95              9.68     15.19                             16.04      17.44
                  Mar-95             20.54     18.31       21.42                 24.30      42.46
                  Apr-95              9.07     19.97                             36.86      40.79
                  May-95             11.07     22.18                             42.28      53.40
                  Jun-95             (1.71)    21.80       19.08                 26.81      50.47
                  Jul-95            (10.60)    19.49                             19.20      18.09
                  Aug-95             (4.82)    18.55                             21.93      13.48
                  Sep-95             (7.76)    17.11      (21.52)                11.08       9.19
                  Oct-95             (3.33)    16.54                             12.75      11.05
                  Nov-95              1.39     16.77                              8.15      14.06
                  Dec-95             11.15     18.64        8.94      23.62      23.62      17.28
                  Jan-96             (0.38)    18.57                             34.05      32.28
                  Feb-96            (12.12)    16.32                              7.49      24.73
                  Mar-96             (0.18)    16.29      (12.63)               (11.05)     10.57
                  Apr-96              4.05     16.95                            (15.11)     16.17
                  May-96             (3.66)    16.33                            (26.37)      4.76
                  Jun-96              1.41     16.56        1.65                (24.07)     (3.71)
                  Jul-96             (1.45)    16.32                            (16.27)     (0.20)
                  Aug-96             (0.49)    16.24                            (12.44)      6.76
                  Sep-96              3.39     16.79        1.39                 (1.90)      8.97
                  Oct-96             13.28     19.02                             15.00      29.65
                  Nov-96              6.78     20.31                             21.11      30.98

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                         SPECTRUM SELECT
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Dec-96             (3.40)    19.62       16.90       5.27       5.27      30.13
                  Jan-97              3.98     20.40                              9.82      47.21
                  Feb-97              4.71     21.36                             30.88      40.68
                  Mar-97              0.33     21.43        9.21                 31.58      17.04
                  Apr-97             (5.46)    20.26                             19.53       1.46
                  May-97             (1.18)    20.02                             22.60      (9.73)
                  Jun-97              0.15     20.05       (6.42)                21.13      (8.02)
                  Jul-97              9.78     22.01                             34.86      12.92
                  Aug-97             (6.22)    20.64                             27.06      11.25
                  Sep-97              0.92     20.83        3.87                 24.09      21.73
                  Oct-97             (3.74)    20.05                              5.40      21.20
                  Nov-97              0.60     20.17                             (0.66)     20.31
                  Dec-97              3.37     20.85        0.07       6.22       6.22      11.82
                  Jan-98              0.86     21.03                              3.10      13.22
                  Feb-98              2.14     21.48                              0.55      31.60
                  Mar-98              0.23     21.53        3.28                  0.46      32.19
                  Apr-98             (6.73)    20.08                             (0.88)     18.47
                  May-98              1.79     20.44                              2.08      25.15
                  Jun-98              0.93     20.63       (4.18)                 2.87      24.60
                  Jul-98             (0.97)    20.43                             (7.17)     25.19
                  Aug-98             19.19     24.35                             17.98      49.90
                  Sep-98              6.24     25.87       25.40                 24.19      54.11
                  Oct-98             (5.14)    24.54                             22.42      29.03
                  Nov-98             (4.16)    23.52                             16.61      15.83
                  Dec-98              1.19     23.80       (8.00)     14.17      14.17      21.28
                  Jan-99             (2.90)    23.11                              9.91      13.31
                  Feb-99              5.45     24.37                             13.45      14.07
                  Mar-99             (2.50)    23.76       (0.17)                10.36      10.87
                  Apr-99              3.70     24.64                             22.70      21.61
                  May-99             (4.38)    23.56                             15.26      17.67
                  Jun-99              0.34     23.64       (0.51)                14.59      17.88
                  Jul-99             (4.40)    22.60                             10.62       2.69
                  Aug-99             (0.44)    22.50                             (7.60)      9.02
                  Sep-99              1.69     22.88       (3.21)               (11.56)      9.83
                  Oct-99             (8.39)    20.96                            (14.59)      4.56
                  Nov-99              3.29     21.65                             (7.95)      7.34
                  Dec-99              1.62     22.00       (3.85)     (7.56)     (7.56)      5.54
                  Jan-00              2.86     22.63                             (2.08)      7.62
                  Feb-00             (2.17)    22.14                             (9.15)      3.07
                  Mar-00             (2.08)    21.68       (1.45)                (8.75)      0.70
                  Apr-00             (3.78)    20.86                            (15.34)      3.87
                  May-00              1.58     21.19                            (10.06)      3.67
                  Jun-00             (4.44)    20.25       (6.60)               (14.34)     (1.84)
                  Jul-00             (2.42)    19.76                            (12.57)     (3.28)
                  Aug-00              4.71     20.69                             (8.04)    (15.03)
                  Sep-00             (1.84)    20.31        0.30                (11.23)    (21.49)
                  Oct-00              0.44     20.40                             (2.67)    (16.87)
                  Nov-00              6.47     21.72                              0.32      (7.65)
                  Dec-00              8.52     23.57       16.05       7.14       7.14      (0.97)
                  Jan-01              1.36     23.89                              5.57       3.38
                  Feb-01              1.93     24.35                              9.98      (0.08)
                  Mar-01              7.27     26.12       10.82                 20.48       9.93
                  Apr-01             (6.93)    24.31                             16.54      (1.34)
                  May-01             (0.53)    24.18                             14.11       2.63
                  Jun-01             (1.78)    23.75       (9.07)                17.28       0.47
                  Jul-01             (0.13)    23.72                             20.04       4.96
                  Aug-01              2.53     24.32                             17.54       8.09
                  Sep-01              6.70     25.95        9.26                 27.77      13.42
                  Oct-01              6.01     27.51                             34.85      31.25
                  Nov-01            (13.12)    23.90                             10.04      10.39
                  Dec-01              0.25     23.96       (7.67)      1.65       1.65       8.91
                  Jan-02             (1.25)    23.66                  (1.25)     (0.96)      4.55

Compunded annual ROR:                                                  8.54
Standard deviation of monthly returns:                                 7.10


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Technical, from the inception of trading in November 1994 through January 2002.


                                        SPECTRUM TECHNICAL
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                per unit
                                               10.00
                  Nov-94             (0.90)     9.91
                  Dec-94             (1.31)     9.78       (2.20)     (2.20)
                  Jan-95             (1.84)     9.60
                  Feb-95              5.10     10.09
                  Mar-95             10.21     11.12       13.70
                  Apr-95              3.60     11.52
                  May-95              0.69     11.60
                  Jun-95             (1.12)    11.47        3.15
                  Jul-95             (2.44)    11.19
                  Aug-95             (0.63)    11.12
                  Sep-95             (3.33)    10.75       (6.28)
                  Oct-95             (0.09)    10.74                              7.40
                  Nov-95              0.93     10.84                              9.38
                  Dec-95              6.09     11.50        6.98      17.59      17.59
                  Jan-96              4.78     12.05                             25.52
                  Feb-96             (6.39)    11.28                             11.79
                  Mar-96              1.24     11.42       (0.70)                 2.70
                  Apr-96              4.82     11.97                              3.91
                  May-96             (3.84)    11.51                             (0.78)
                  Jun-96              3.21     11.88        4.03                  3.57
                  Jul-96             (4.80)    11.31                              1.07
                  Aug-96             (0.35)    11.27                              1.35
                  Sep-96              5.50     11.89        0.08                 10.60
                  Oct-96              9.92     13.07                             21.69      30.70
                  Nov-96              8.34     14.16                             30.63      42.89
                  Dec-96             (3.88)    13.61       14.47      18.35      18.35      39.16
                  Jan-97              3.67     14.11                             17.10      46.98
                  Feb-97              1.13     14.27                             26.51      41.43
                  Mar-97             (1.82)    14.01        2.94                 22.68      25.99
                  Apr-97             (2.93)    13.60                             13.62      18.06
                  May-97             (3.75)    13.09                             13.73      12.84
                  Jun-97              0.69     13.18       (5.92)                10.94      14.91
                  Jul-97              9.33     14.41                             27.41      28.78
                  Aug-97             (5.97)    13.55                             20.23      21.85
                  Sep-97              1.85     13.80        4.70                 16.06      28.37
                  Oct-97              0.36     13.85                              5.97      28.96
                  Nov-97              1.01     13.99                             (1.20)     29.06
                  Dec-97              4.57     14.63        6.01       7.49       7.49      27.22
                  Jan-98             (1.16)    14.46                              2.48      20.00
                  Feb-98              0.41     14.52                              1.75      28.72
                  Mar-98              1.31     14.71        0.55                  5.00      28.81
                  Apr-98             (4.62)    14.03                              3.16      17.21
                  May-98              3.28     14.49                             10.70      25.89
                  Jun-98             (1.10)    14.33       (2.58)                 8.73      20.62
                  Jul-98             (0.98)    14.19                             (1.53)     25.46
                  Aug-98             10.29     15.65                             15.50      38.86
                  Sep-98              4.35     16.33       13.96                 18.33      37.34
                  Oct-98             (0.73)    16.21                             17.04      24.02
                  Nov-98             (6.17)    15.21                              8.72       7.42

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM TECHNICAL
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Dec-98              5.98     16.12       (1.29)     10.18      10.18      18.44
                  Jan-99             (4.96)    15.32                              5.95       8.58
                  Feb-99              2.48     15.70                              8.13      10.02
                  Mar-99             (2.48)    15.31       (5.02)                 4.08       9.28
                  Apr-99              7.18     16.41                             16.96      20.66
                  May-99             (5.00)    15.59                              7.59      19.10
                  Jun-99              5.13     16.39        7.05                 14.38      24.36
                  Jul-99             (3.90)    15.75                             10.99       9.30
                  Aug-99              0.95     15.90                              1.60      17.34
                  Sep-99             (1.51)    15.66       (4.45)                (4.10)     13.48
                  Oct-99             (9.96)    14.10                            (13.02)      1.81
                  Nov-99              1.84     14.36                             (5.59)      2.64
                  Dec-99              3.83     14.91       (4.79)     (7.51)     (7.51)      1.91
                  Jan-00              1.21     15.09                             (1.50)      4.36
                  Feb-00             (1.19)    14.91                             (5.03)      2.69
                  Mar-00             (1.54)    14.68       (1.54)                (4.11)     (0.20)
                  Apr-00             (4.02)    14.09                            (14.14)      0.43
                  May-00             (0.43)    14.03                            (10.01)     (3.17)
                  Jun-00             (2.78)    13.64       (7.08)               (16.78)     (4.82)
                  Jul-00             (3.96)    13.10                            (16.83)     (7.68)
                  Aug-00              3.74     13.59                            (14.53)    (13.16)
                  Sep-00             (8.61)    12.42       (8.94)               (20.69)    (23.94)
                  Oct-00              2.90     12.78                             (9.36)    (21.16)
                  Nov-00             12.28     14.35                             (0.07)     (5.65)
                  Dec-00             12.06     16.08       29.47       7.85       7.85      (0.25)
                  Jan-01             (0.81)    15.95                              5.70       4.11
                  Feb-01              1.94     16.26                              9.05       3.57
                  Mar-01             11.38     18.11       12.62                 23.37      18.29
                  Apr-01            (11.10)    16.10                             14.27      (1.89)
                  May-01             (0.37)    16.04                             14.33       2.89
                  Jun-01             (3.62)    15.46      (14.63)                13.34      (5.67)
                  Jul-01             (3.36)    14.94                             14.05      (5.14)
                  Aug-01              1.34     15.14                             11.41      (4.78)
                  Sep-01              8.19     16.38        5.95                 31.88       4.60
                  Oct-01              5.37     17.26                             35.05      22.41
                  Nov-01            (15.59)    14.57                              1.53       1.46
                  Dec-01              2.47     14.93       (8.85)     (7.15)     (7.15)      0.13
                  Jan-02             (1.88)    14.65                  (1.88)     (8.15)     (2.92)

Compounded annual ROR:                                                 5.41

Standard deviation of monthly returns:                                 5.17


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Strategic, from the inception of trading in November 1994 through January 2002.


                                        SPECTRUM STRATEGIC
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                per unit                       10.00
                  Nov-94              0.10     10.01
                  Dec-94              0.00     10.01        0.10       0.10
                  Jan-95             (3.50)     9.66
                  Feb-95              1.45      9.80
                  Mar-95              7.86     10.57        5.59
                  Apr-95              0.00     10.57
                  May-95             (0.66)    10.50
                  Jun-95             (6.38)     9.83       (7.00)
                  Jul-95             (0.81)     9.75
                  Aug-95              4.00     10.14
                  Sep-95             (0.39)    10.10        2.75
                  Oct-95              0.30     10.13                              1.30
                  Nov-95              2.76     10.41                              4.00
                  Dec-95              6.24     11.06        9.50      10.49      10.49
                  Jan-96              3.71     11.47                             18.74
                  Feb-96            (10.29)    10.29                              5.00
                  Mar-96             (0.97)    10.19       (7.87)                (3.60)
                  Apr-96              6.08     10.81                              2.27
                  May-96             (3.05)    10.48                             (0.19)
                  Jun-96             (2.86)    10.18       (0.10)                 3.56
                  Jul-96             (4.91)     9.68                             (0.72)
                  Aug-96              1.14      9.79                             (3.45)
                  Sep-96              5.11     10.29        1.08                  1.88
                  Oct-96              2.92     10.59                              4.54       5.90
                  Nov-96              3.49     10.96                              5.28       9.49
                  Dec-96             (2.65)    10.67        3.69      (3.53)     (3.53)      6.59
                  Jan-97             (0.66)    10.60                             (7.59)      9.73
                  Feb-97             10.09     11.67                             13.41      19.08
                  Mar-97              6.77     12.46       16.78                 22.28      17.88
                  Apr-97             (6.90)    11.60                              7.31       9.74
                  May-97              0.78     11.69                             11.55      11.33
                  Jun-97             (1.63)    11.50       (7.70)                12.97      16.99
                  Jul-97              7.65     12.38                             27.89      26.97
                  Aug-97             (4.93)    11.77                             20.22      16.07
                  Sep-97             (6.03)    11.06       (3.83)                 7.48       9.50
                  Oct-97             (6.24)    10.37                             (2.08)      2.37
                  Nov-97             (2.22)    10.14                             (7.48)     (2.59)
                  Dec-97              5.62     10.71       (3.16)      0.37       0.37      (3.16)
                  Jan-98              5.32     11.28                              6.42      (1.66)
                  Feb-98             (3.37)    10.90                             (6.60)      5.93
                  Mar-98              0.37     10.94        2.15                (12.20)      7.36
                  Apr-98            (11.06)     9.73                            (16.12)     (9.99)
                  May-98             (7.40)     9.01                            (22.93)    (14.03)
                  Jun-98             (0.89)     8.93      (18.37)               (22.35)    (12.28)
                  Jul-98             (5.26)     8.46                            (31.66)    (12.60)
                  Aug-98             11.82      9.46                            (19.63)     (3.37)
                  Sep-98             19.03     11.26       26.09                  1.81       9.43
                  Oct-98              8.44     12.21                             17.74      15.30

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                        SPECTRUM STRATEGIC
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Nov-98             (7.94)    11.24                             10.85       2.55
                  Dec-98              2.76     11.55        2.58       7.84       7.84       8.25
                  Jan-99             (3.55)    11.14                             (1.24)      5.09
                  Feb-99             11.76     12.45                             14.22       6.68
                  Mar-99             (3.45)    12.02        4.07                  9.87      (3.53)
                  Apr-99              2.00     12.26                             26.00       5.69
                  May-99            (13.38)    10.62                             17.87      (9.15)
                  Jun-99             21.85     12.94        7.65                 44.90      12.52
                  Jul-99             (1.00)    12.81                             51.42       3.47
                  Aug-99              5.31     13.49                             42.60      14.61
                  Sep-99             13.27     15.28       18.08                 35.70      38.16
                  Oct-99             (9.55)    13.82                             13.19      33.27
                  Nov-99              4.85     14.49                             28.91      42.90
                  Dec-99              9.39     15.85        3.73      37.23      37.23      47.99
                  Jan-00             (1.96)    15.54                             39.50      37.77
                  Feb-00            (18.47)    12.67                              1.77      16.24
                  Mar-00             (2.05)    12.41      (21.70)                 3.24      13.44
                  Apr-00            (10.15)    11.15                             (9.05)     14.59
                  May-00             10.13     12.28                             15.63      36.29
                  Jun-00             (7.82)    11.32       (8.78)               (12.52)     26.76
                  Jul-00              3.71     11.74                             (8.35)     38.77
                  Aug-00             (8.26)    10.77                            (20.16)     13.85
                  Sep-00            (10.40)     9.65      (14.75)               (36.85)    (14.30)
                  Oct-00             (6.84)     8.99                            (34.95)    (26.37)
                  Nov-00              6.56      9.58                            (33.89)    (14.77)
                  Dec-00             10.75     10.61        9.95     (33.06)    (33.06)     (8.14)
                  Jan-01             (0.94)    10.51                            (32.37)     (5.66)
                  Feb-01              0.48     10.56                            (16.65)    (15.18)
                  Mar-01              1.04     10.67        0.57                (14.02)    (11.23)
                  Apr-01             (1.69)    10.49                             (5.92)    (14.44)
                  May-01             (0.10)    10.48                            (14.66)     (1.32)
                  Jun-01             (3.34)    10.13       (5.06)               (10.51)    (21.72)
                  Jul-01             (1.38)     9.99                            (14.91)    (22.01)
                  Aug-01             (0.60)     9.93                             (7.80)    (26.39)
                  Sep-01              3.83     10.31        1.78                  6.84     (32.53)
                  Oct-01              1.07     10.42                             15.91     (24.60)
                  Nov-01              1.15     10.54                             10.02     (27.26)
                  Dec-01              0.09     10.55        2.33      (0.57)     (0.57)    (33.44)
                  Jan-02              2.09     10.77                   2.09       2.47     (30.69)

Compounded annual ROR:                                                 1.03

Standard deviation of monthly returns:                                 6.81


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Global Balanced, from the inception of trading in November 1994 through January 2002.


                                     SPECTRUM GLOBAL BALANCED
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
           Beginning NAV
                per unit
                                               10.00
                  Nov-94             (0.50)     9.95
                  Dec-94             (1.21)     9.83       (1.70)     (1.70)
                  Jan-95              1.32      9.96
                  Feb-95              4.62     10.42
                  Mar-95              2.88     10.72        9.05
                  Apr-95              2.15     10.95
                  May-95              4.38     11.43
                  Jun-95              0.79     11.52        7.46
                  Jul-95             (1.39)    11.36
                  Aug-95             (1.41)    11.20
                  Sep-95              1.61     11.38       (1.22)
                  Oct-95              0.26     11.41                             14.10
                  Nov-95              2.72     11.72                             17.79
                  Dec-95              2.99     12.07        6.06      22.79      22.79
                  Jan-96              0.41     12.12                             21.69
                  Feb-96             (7.92)    11.16                              7.10
                  Mar-96             (1.08)    11.04       (8.53)                 2.99
                  Apr-96              1.27     11.18                              2.10
                  May-96             (3.13)    10.83                             (5.25)
                  Jun-96              0.46     10.88       (1.45)                (5.56)
                  Jul-96              0.83     10.97                             (3.43)
                  Aug-96             (0.82)    10.88                             (2.86)
                  Sep-96              2.30     11.13        2.30                 (2.20)
                  Oct-96              3.77     11.55                              1.23      15.50
                  Nov-96              4.76     12.10                              3.24      21.61
                  Dec-96             (3.88)    11.63        4.49      (3.65)     (3.65)     18.31
                  Jan-97              3.35     12.02                             (0.83)     20.68
                  Feb-97              3.16     12.40                             11.11      19.00
                  Mar-97             (2.50)    12.09        3.96                  9.51      12.78
                  Apr-97             (1.65)    11.89                              6.35       8.58
                  May-97              1.68     12.09                             11.63       5.77
                  Jun-97              3.64     12.53        3.64                 15.17       8.77
                  Jul-97             11.89     14.02                             27.80      23.42
                  Aug-97             (5.92)    13.19                             21.23      17.77
                  Sep-97              3.26     13.62        8.70                 22.37      19.68
                  Oct-97             (1.69)    13.39                             15.93      17.35
                  Nov-97             (0.37)    13.34                             10.25      13.82
                  Dec-97              3.07     13.75        0.95      18.23      18.23      13.92
                  Jan-98              2.25     14.06                             16.97      16.01
                  Feb-98              1.49     14.27                             15.08      27.87
                  Mar-98              2.24     14.59        6.11                 20.68      32.16
                  Apr-98             (1.78)    14.33                             20.52      28.18
                  May-98             (0.35)    14.28                             18.11      31.86
                  Jun-98              0.00     14.28       (2.12)                13.97      31.25
                  Jul-98             (1.19)    14.11                              0.64      28.62
                  Aug-98              2.55     14.47                              9.70      33.00
                  Sep-98              5.11     15.21        6.51                 11.67      36.66
                  Oct-98              1.18     15.39                             14.94      33.25

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SPECTRUM GLOBAL BALANCED
                                      HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------
                                                                                12 MO.     24 MO.
                                   MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH            RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----           --------   --------   --------   --------   --------   --------
                                      %          $          %          %          %          %
                  Nov-98              2.66     15.80                             18.44      30.58
                  Dec-98              1.27     16.00        5.19      16.36      16.36      37.58
                  Jan-99             (0.06)    15.99                             13.73      33.03
                  Feb-99             (0.06)    15.98                             11.98      28.87
                  Mar-99              0.00     15.98       (0.12)                 9.53      32.18
                  Apr-99              4.13     16.64                             16.12      39.95
                  May-99             (4.99)    15.81                             10.71      30.77
                  Jun-99              2.28     16.17        1.19                 13.24      29.05
                  Jul-99             (1.67)    15.90                             12.69      13.41
                  Aug-99             (0.19)    15.87                              9.68      20.32
                  Sep-99             (0.50)    15.79       (2.35)                 3.81      15.93
                  Oct-99             (1.77)    15.51                              0.78      15.83
                  Nov-99              1.93     15.81                              0.06      18.52
                  Dec-99              1.96     16.12        2.09       0.75       0.75      17.24
                  Jan-00             (0.93)    15.97                             (0.13)     13.58
                  Feb-00              0.94     16.12                              0.88      12.96
                  Mar-00              3.10     16.62        3.10                  4.01      13.91
                  Apr-00             (4.57)    15.86                             (4.69)     10.68
                  May-00             (1.32)    15.65                             (1.01)      9.59
                  Jun-00             (0.26)    15.61       (6.08)                (3.46)      9.31
                  Jul-00             (2.18)    15.27                             (3.96)      8.22
                  Aug-00              3.01     15.73                             (0.88)      8.71
                  Sep-00             (3.94)    15.11       (3.20)                (4.31)     (0.66)
                  Oct-00              2.25     15.45                             (0.39)      0.39
                  Nov-00             (0.52)    15.37                             (2.78)     (2.72)
                  Dec-00              5.79     16.26        7.61       0.87       0.87       1.63
                  Jan-01              0.55     16.35                              2.38       2.25
                  Feb-01             (3.36)    15.80                             (1.99)     (1.13)
                  Mar-01              2.91     16.26        0.00                 (2.17)      1.75
                  Apr-01             (0.31)    16.21                              2.21      (2.58)
                  May-01              0.25     16.25                              3.83       2.78
                  Jun-01             (3.08)    15.75       (3.14)                 0.90      (2.60)
                  Jul-01              0.00     15.75                              3.14      (0.94)
                  Aug-01              0.51     15.83                              0.64      (0.25)
                  Sep-01             (1.20)    15.64       (0.70)                 3.51      (0.95)
                  Oct-01              2.75     16.07                              4.01       3.61
                  Nov-01             (0.06)    16.06                              4.49       1.58
                  Dec-01              0.93     16.21        3.64      (0.31)     (0.31)      0.56
                  Jan-02             (1.23)    16.01                  (1.23)     (2.08)      0.25

Compounded annual ROR:                                                 6.72

Standard deviation of monthly returns:                                 2.84


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    The following chart was prepared to illustrate certain period performance and statistical information relating to Spectrum Currency, from inception of trading in July 2000 through January 2002.



                                           SPECTRUM CURRENCY
                                         HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------------
                                                                                      12 MO.     24 MO.
                                         MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH                  RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----                 --------   --------   --------   --------   --------   --------
                                            %          $          %          %          %          %
           Beginning NAV
per unit................                             10.00
Jul-00..................                   0.60      10.06
Aug-00..................                   0.40      10.10
Sep-00..................                   1.39      10.24        2.40
Oct-00..................                   7.32      10.99
Nov-00..................                  (1.64)     10.81
Dec-00..................                   3.33      11.17        9.08      11.70
                  Jan-01                  (1.07)     11.05
                  Feb-01                  (1.36)     10.90
                  Mar-01                   8.44      11.82        5.82
                  Apr-01                  (2.88)     11.48
                  May-01                   1.92      11.70
                  Jun-01                  (1.71)     11.50       (2.71)                15.00
                  Jul-01                  (5.91)     10.82                              7.55
                  Aug-01                   2.40      11.08                              9.70
                  Sep-01                   0.90      11.18       (2.78)                 9.18
                  Oct-01                  (0.81)     11.09                              0.91
                  Nov-01                  (0.36)     11.05                              2.22
                  Dec-01                  12.31      12.41       11.00      11.10      11.10
                  Jan-02                  (3.46)     11.98                  (3.46)      8.42

Compounded annual ROR:                                                      12.05

Standard deviation of monthly returns:                                       4.37

    The following chart was prepared to illustrate certain period peformance and statistical information relating to Spectrum Commodity, from the inception of trading in January 1998 through January 2002.



                                           SPECTRUM COMMODITY
                                         HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------------------------------
                                                                                      12 MO.     24 MO.
                                         MONTHLY      NAV/      QRTLY      ANNUAL    HOLDING    HOLDING
                   MONTH                  RETURN      UNIT      RETURN     RETURN     PERIOD     PERIOD
                   -----                 --------   --------   --------   --------   --------   --------
                                            %          $          %          %          %          %
           Beginning NAV
                per unit                             10.00
                  Jan-98                   1.30      10.13
                  Feb-98                  (5.92)      9.53
                  Mar-98                   0.10       9.54       (4.60)
                  Apr-98                  (2.41)      9.31
                  May-98                  (6.87)      8.67
                  Jun-98                  (3.23)      8.39      (12.05)
                  Jul-98                  (6.44)      7.85
                  Aug-98                  (7.90)      7.23
                  Sep-98                   7.19       7.75       (7.63)
                  Oct-98                  (3.48)      7.48
                  Nov-98                  (9.09)      6.80
                  Dec-98                  (3.38)      6.57      (15.23)    (34.30)    (34.30)
                  Jan-99                  (1.52)      6.47                            (36.13)
                  Feb-99                  (3.86)      6.22                            (34.73)
                  Mar-99                   8.68       6.76        2.89                (29.14)
                  Apr-99                   2.37       6.92                            (25.67)
                  May-99                  (5.92)      6.51                            (24.91)
                  Jun-99                   4.45       6.80        0.59                (18.95)
                  Jul-99                   0.44       6.83                            (12.99)
                  Aug-99                   6.15       7.25                              0.28
                  Sep-99                   4.55       7.58       11.47                 (2.19)
                  Oct-99                  (2.77)      7.37                             (1.47)
                  Nov-99                   0.54       7.41                              8.97
                  Dec-99                   2.70       7.61        0.40      15.83      15.83     (23.90)
Jan-00..................                   3.02       7.84                             21.17     (22.61)
Feb-00..................                  (3.19)      7.59                             22.03     (20.36)
Mar-00..................                   0.79       7.65        0.53                 13.17     (19.81)
Apr-00..................                  (3.01)      7.42                              7.23     (20.30)
May-00..................                   4.31       7.74                             18.89     (10.73)
Jun-00..................                  (0.90)      7.67        0.26                 12.79      (8.58)
Jul-00..................                  (3.65)      7.39                              8.20      (5.86)
Aug-00..................                   4.74       7.74                              6.76       7.05
Sep-00..................                  (0.52)      7.70        0.39                  1.58      (0.65)
Oct-00..................                  (2.86)      7.48                              1.49       0.00
Nov-00..................                   3.74       7.76                              4.72      14.12
Dec-00..................                   1.16       7.85        1.95       3.15       3.15      19.48
                  Jan-01                  (4.20)      7.52                             (4.08)     16.23
                  Feb-01                  (1.20)      7.43                             (2.11)     19.45
                  Mar-01                  (7.00)      6.91      (11.97)                (9.67)      2.22
                  Apr-01                   0.87       6.97                             (6.06)      0.72
                  May-01                  (3.73)      6.71                            (13.31)      3.07
                  Jun-01                  (4.32)      6.42       (7.09)               (16.30)     (5.59)
                  Jul-01                  (0.31)      6.40                            (13.40)     (6.30)
                  Aug-01                  (2.81)      6.22                            (19.64)    (14.21)
                  Sep-01                  (5.14)      5.90       (8.10)               (23.38)    (22.16)
                  Oct-01                  (3.56)      5.69                            (23.93)    (22.80)
                  Nov-01                   4.75       5.96                            (23.20)    (19.57)
                  Dec-01                  (2.01)      5.84       (1.02)    (25.61)    (25.61)    (23.26)
                  Jan-02                  (2.40)      5.70                  (2.40)    (24.20)    (27.30)

Compounded annual ROR:                                                     (12.86)

Standard deviation of monthly returns:                                       4.14


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               GLOSSARY OF TERMS

    The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

    CLEARING BROKER. The entity responsible for assuring that futures and options trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.

    COMMODITY BROKER. The entity responsible for holding the client's funds deposited with it as margin for the trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S. commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

    COMMODITY POOL. A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

    COMMODITY POOL OPERATOR. Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

    COUNTER-TREND LIQUIDATIONS. Closing out a position after a significant price move on the assumption that the market is due for a correction.

    CROSS RATE. The trading of one foreign currency against another foreign currency.

    DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

    DELIVERY. The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product, or instrument to the purchaser of the contract.

    EXCHANGE FOR PHYSICAL. A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

    FORWARD CONTRACT. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument, or currency for delivery at some future time under such terms and conditions as the two may agree upon.

    FUNDAMENTAL ANALYSIS. The analysis of fundamental market information such as supply and demand levels, weather, economic indicators, and geopolitical events.

    FUTURES CONTRACT. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or index at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

    LONG CONTRACT OR LONG POSITION. A contract to accept delivery (I.E., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

    MARGIN. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

    MARGIN CALL. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    NON-SPECTRUM SERIES EXCHANGE. The use of proceeds from the redemption of interests from another commodity pool for which Demeter acts as general partner and commodity pool operator to acquire units in one or more of the Spectrum Series partnerships.

    NOTIONAL FUNDS. The amount by which the nominal account size exceeds the amount of actual funds in the account.

    OPEN POSITION. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

    OPTION ON A FUTURES CONTRACT. A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

    OUTRIGHTS. The trading of one foreign currency against the U.S. dollar as compared to a cross rate trade between two non-U.S. currencies.

    PARAMETERS. A value that can be freely assigned in a trading system in order to vary the timing of signals.

    PATTERN RECOGNITION. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

    RESISTANCE. A previous high. A price level above the market where selling pressure overcomes buying pressure and a price advance is turned back.

    SECULAR TREND. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

    SHORT CONTRACT OR SHORT POSITION. A contract to make delivery of (sell) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

    SPECTRUM SERIES EXCHANGE. A redemption of units in a Spectrum Series Partnership with the proceeds used to purchase units of one or more of the other partnerships in the Spectrum Series.

    SPECULATIVE POSITION LIMIT. The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

    STOP-LOSS ORDER. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

    SUPPORT. A previous low. A price level below the market where buying interest is sufficiently strong to overcome selling pressure.

    SYSTEMATIC TECHNICAL CHARTING SYSTEMS. A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

    TECHNICAL ANALYSIS. The analysis of technical market information by a trading advisor, such as analyzing actual daily, weekly, and monthly price fluctuations, trading volume variations, and changes in numbers of open positions in various futures and options contracts.

    TRADING ADVISOR. Any person or entity that provides advice as to the purchase or sale of futures, forwards, or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

                          INDEPENDENT AUDITORS' REPORT


To the Limited Partners and the General Partner of
    Morgan Stanley Spectrum Commodity L.P.
      (formerly, Morgan Stanley Dean Witter Spectrum Commodity L.P.) Morgan Stanley Spectrum Currency L.P.
      (formerly, Morgan Stanley Dean Witter Spectrum Currency L.P.)
    Morgan Stanley Spectrum Global Balanced L.P.
      (formerly, Morgan Stanley Dean Witter Spectrum Global Balanced L.P.) Morgan Stanley Spectrum Select L.P.
      (formerly, Morgan Stanley Dean Witter Spectrum Select L.P.)
    Morgan Stanley Spectrum Strategic L.P.
      (formerly, Morgan Stanley Dean Witter Spectrum Strategic L.P.) Morgan Stanley Spectrum Technical L.P.
      (formerly, Morgan Stanley Dean Witter Spectrum Technical L.P.):



We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Commodity L.P., Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. (collectively, the "Partnerships") as of December 31, 2001 and 2000, including the Schedules of Investments as of December 31, 2001, and the related statements of operations, changes in partners' capital, and cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and the year ended December 31, 2001 for Spectrum Currency, and for each of the three years in the period ended
December 31, 2001 for the other above mentioned Partnerships. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Commodity L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the period from July 3, 2000 (commencement of operations) to December 31, 2000 and the year ended December 31, 2001 for Spectrum Currency, and for each of the three years in the period ended December 31, 2001 for the other above mentioned Partnerships, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche


New York, New York
February 15, 2002
(February 27, 2002 as to Note 7)

                     MORGAN STANLEY SPECTRUM COMMODITY L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)
                       STATEMENTS OF FINANCIAL CONDITION



                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
                                                                   $             $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                        12,980,361    20,529,979
  Net unrealized gain on open contracts (Morgan Stanley)         289,317       160,096
  Net unrealized gain (loss) on open contracts (Morgan
  Stanley International)                                          77,762      (185,379)
                                                              ----------    ----------
  Total net unrealized gain (loss) on open contracts             367,079       (25,283)
                                                              ----------    ----------
    Total Trading Equity                                      13,347,440    20,504,696
Subscriptions receivable                                         108,050       215,897
Interest receivable (Morgan Stanley DW and Morgan Stanley)        17,129        89,128
                                                              ----------    ----------
    Total Assets                                              13,472,619    20,809,721
                                                              ==========    ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                              417,678       489,923
Accrued brokerage fees (Morgan Stanley DW and Morgan
  Stanley)                                                        52,001        77,628
Accrued management fees (Morgan Stanley Commodities
  Management)                                                     28,261        42,189
                                                              ----------    ----------
    Total Liabilities                                            497,940       609,740
                                                              ----------    ----------
PARTNERS' CAPITAL
Limited Partners (2,180,009.505 and 2,530,392.671 Units,
  respectively)                                               12,721,444    19,859,397
General Partner (43,395.648 Units)                               253,235       340,584
                                                              ----------    ----------
    Total Partners' Capital                                   12,974,679    20,199,981
                                                              ----------    ----------
    Total Liabilities and Partners' Capital                   13,472,619    20,809,721
                                                              ==========    ==========
NET ASSET VALUE PER UNIT                                            5.84          7.85
                                                              ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM CURRENCY L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.)
                       STATEMENTS OF FINANCIAL CONDITION



                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
                                                                   $             $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                        43,241,135    14,391,541

  Net unrealized gain on open contracts (Morgan Stanley)       3,178,383       555,569
                                                              ----------    ----------
    Total Trading Equity                                      46,419,518    14,947,110
Subscriptions receivable                                       2,642,117     3,054,150
Interest receivable (Morgan Stanley DW)                           50,588        55,464
                                                              ----------    ----------
    Total Assets                                              49,112,223    18,056,724
                                                              ==========    ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued incentive fees                                           913,255        32,876
Redemptions payable                                              165,224     2,237,351
Accrued brokerage fees (Morgan Stanley DW)                       154,729        55,245
Accrued management fees                                           67,274        24,020
                                                              ----------    ----------
    Total Liabilities                                          1,300,482     2,349,492
                                                              ----------    ----------
PARTNERS' CAPITAL
Limited Partners (3,674,315.446 and 1,252,545.441 Units,
  respectively)                                               45,598,611    13,988,414
General Partner (178,332.987 and 153,905.792 Units,
  respectively)                                                2,213,130     1,718,818
                                                              ----------    ----------
    Total Partners' Capital                                   47,811,741    15,707,232
                                                              ----------    ----------
    Total Liabilities and Partners' Capital                   49,112,223    18,056,724
                                                              ==========    ==========
NET ASSET VALUE PER UNIT                                           12.41         11.17
                                                              ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
      (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.)
                       STATEMENTS OF FINANCIAL CONDITION



                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 2001           2000
                                                              -----------   ------------
                                                                   $             $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                         57,396,091     52,414,304
  Net unrealized gain on open contracts (Morgan Stanley)          839,855      3,384,377
  Net unrealized loss on open contracts (Morgan Stanley
    International)                                               (150,647)       (66,733)
                                                              -----------   ------------
  Total net unrealized gain on open contracts                     689,208      3,317,644
  Net option premiums                                             --             192,500
                                                              -----------   ------------
    Total Trading Equity                                       58,085,299     55,924,448
Subscriptions receivable                                          611,641        530,634
Interest receivable (Morgan Stanley DW)                            93,818        285,054
                                                              -----------   ------------
    Total Assets                                               58,790,758     56,740,136
                                                              ===========   ============
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                               725,284        602,490
Accrued brokerage fees (Morgan Stanley DW)                        219,946        202,789
Accrued management fees                                            59,768         55,107
                                                              -----------   ------------
    Total Liabilities                                           1,004,998        860,386
                                                              -----------   ------------
PARTNERS' CAPITAL
Limited Partners (3,524,663.525 and 3,396,880.702 Units,
  respectively)                                                57,127,967     55,220,008
General Partner (40,584.304 Units)                                657,793        659,742
                                                              -----------   ------------
    Total Partners' Capital                                    57,785,760     55,879,750
                                                              -----------   ------------
    Total Liabilities and Partners' Capital                    58,790,758     56,740,136
                                                              ===========   ============
NET ASSET VALUE PER UNIT                                            16.21          16.26
                                                              ===========   ============


   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY SPECTRUM SELECT L.P.
          (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.)


                       STATEMENTS OF FINANCIAL CONDITION


                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                                   $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                         235,183,061    196,555,362

  Net unrealized gain on open contracts (Morgan Stanley)         7,164,265     26,063,382
  Net unrealized loss on open contracts (Morgan Stanley
    International)                                              (1,767,529)      (511,085)
                                                              ------------   ------------
  Total net unrealized gain on open contracts                    5,396,736     25,552,297
  Net option premiums                                              167,063        --
                                                              ------------   ------------
    Total Trading Equity                                       240,746,860    222,107,659
Subscriptions receivable                                         4,991,166      1,583,941
Interest receivable (Morgan Stanley DW)                            305,356        889,954
                                                              ------------   ------------
    Total Assets                                               246,043,382    224,581,554
                                                              ============   ============

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                              2,595,426      2,110,529
Accrued brokerage fees (Morgan Stanley DW)                       1,440,360      1,231,479
Accrued management fees                                            596,011        509,577
                                                              ------------   ------------
    Total Liabilities                                            4,631,797      3,851,585
                                                              ------------   ------------
PARTNERS' CAPITAL
Limited Partners (9,966,639.126 and 9,255,010.627 Units,
  respectively)                                                238,821,840    218,182,118
General Partner (108,076.600 Units)                              2,589,745      2,547,851
                                                              ------------   ------------
    Total Partners' Capital                                    241,411,585    220,729,969
                                                              ------------   ------------
    Total Liabilities and Partners' Capital                    246,043,382    224,581,554
                                                              ============   ============
NET ASSET VALUE PER UNIT                                             23.96          23.57
                                                              ============   ============


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM STRATEGIC L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.)


                       STATEMENTS OF FINANCIAL CONDITION


                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                                   $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                         65,967,662     73,445,827
  Net unrealized gain on open contracts (Morgan Stanley)        4,515,344      1,936,658
  Net unrealized gain (loss) on open contracts (Morgan
    Stanley International)                                        (23,578)        58,457
  Net unrealized (loss) on open contracts (Carr)                  --              (8,983)
                                                              -----------    -----------
  Total net unrealized gain on open contracts                   4,491,766      1,986,132
  Net option premiums                                             288,552        226,200
                                                              -----------    -----------
    Total Trading Equity                                       70,747,980     75,658,159
Subscriptions receivable                                          651,936        462,060
Interest receivable (Morgan Stanley DW)                            89,359        306,879
                                                              -----------    -----------
    Total Assets                                               71,489,275     76,427,098
                                                              ===========    ===========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                             2,072,098      1,307,093
Accrued brokerage fees (Morgan Stanley DW)                        424,242        409,292
Accrued management fees                                           175,549        186,577
Accrued incentive fee                                             --             289,687
                                                              -----------    -----------
    Total Liabilities                                           2,671,889      2,192,649
                                                              -----------    -----------
PARTNERS' CAPITAL
Limited Partners (6,449,326.013 and 6,919,445.814 Units,
  respectively)                                                68,012,216     73,433,119
General Partner (76,351.101 and 75,507.615 Units,
  respectively)                                                   805,170        801,330
                                                              -----------    -----------
    Total Partners' Capital                                    68,817,386     74,234,449
                                                              -----------    -----------
    Total Liabilities and Partners' Capital                    71,489,275     76,427,098
                                                              ===========    ===========
NET ASSET VALUE PER UNIT                                            10.55          10.61
                                                              ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM TECHNICAL L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.)


                       STATEMENTS OF FINANCIAL CONDITION


                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                                   $              $
ASSETS
Equity in futures interests trading accounts:
  Cash                                                        246,172,354    231,502,090
  Net unrealized gain on open contracts (Morgan Stanley)       14,299,794     41,877,552
  Net unrealized loss on open contracts (Morgan Stanley
    International)                                             (2,794,179)    (1,835,243)
                                                              -----------    -----------
  Total net unrealized gain on open contracts                  11,505,615     40,042,309
                                                              -----------    -----------
    Total Trading Equity                                      257,677,969    271,544,399
Subscriptions receivable                                        4,445,562      1,087,585
Interest receivable (Morgan Stanley DW)                           318,673      1,063,044
                                                              -----------    -----------
    Total Assets                                              262,442,204    273,695,028
                                                              ===========    ===========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                             2,377,346      3,432,384
Accrued brokerage fees (Morgan Stanley DW)                      1,509,205      1,458,126
Accrued management fees                                           581,531        559,827
Accrued incentive fee                                             --             111,599
                                                              -----------    -----------
    Total Liabilities                                           4,468,082      5,561,936
                                                              -----------    -----------
PARTNERS' CAPITAL
Limited Partners (17,089,473.684 and 16,479,195.979 Units,
  respectively)                                               255,122,417    265,060,579
General Partner (191,022.517 Units)                             2,851,705      3,072,513
                                                              -----------    -----------
    Total Partners' Capital                                   257,974,122    268,133,092
                                                              -----------    -----------
    Total Liabilities and Partners' Capital                   262,442,204    273,695,028
                                                              ===========    ===========
NET ASSET VALUE PER UNIT                                            14.93          16.08
                                                              ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM COMMODITY L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)
                            STATEMENTS OF OPERATIONS



                                                                             FOR THE YEARS ENDED
                                                                                 DECEMBER 31,
                                                                  ------------------------------------------
                                                                     2001            2000            1999
                                                                  ----------       ---------       ---------
                                                                      $                $               $
REVENUES
Trading profit (loss):
  Realized                                                        (4,662,750)      1,696,824       3,003,270
  Net change in unrealized                                           392,362        (567,711)      1,178,071
                                                                  ----------       ---------       ---------
    Total Trading Results                                         (4,270,388)      1,129,113       4,181,341
Interest income (Morgan Stanley DW and Morgan Stanley)               518,759       1,047,350         864,383
                                                                  ----------       ---------       ---------
    Total                                                         (3,751,629)      2,176,463       5,045,724
                                                                  ----------       ---------       ---------
EXPENSES
Brokerage fees (Morgan Stanley DW and Morgan Stanley)                736,436         949,310         852,484
Management fees (Morgan Stanley Commodities Management)              400,237         546,187         583,893
Service fees (Demeter)                                                --              58,604         233,558
                                                                  ----------       ---------       ---------
    Total                                                          1,136,673       1,554,101       1,669,935
                                                                  ----------       ---------       ---------
NET INCOME (LOSS)                                                 (4,888,302)        622,362       3,375,789
                                                                  ==========       =========       =========
Net Income (Loss) Allocation:
  Limited Partners                                                (4,800,953)        612,086       3,330,798
  General Partner                                                    (87,349)         10,276          44,991

Net Income (Loss) Per Unit:
  Limited Partners                                                     (2.01)           0.24            1.04
  General Partner                                                      (2.01)           0.24            1.04


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM CURRENCY L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.)
                            STATEMENTS OF OPERATIONS



                                                                                            FOR THE PERIOD FROM
                                                                                               JULY 3, 2000
                                                                                             (COMMENCEMENT OF
                                                                   FOR THE YEAR ENDED         OPERATIONS) TO
                                                                   DECEMBER 31, 2001         DECEMBER 31, 2000
                                                                   ------------------       -------------------
                                                                           $                         $
REVENUES
Trading profit:
  Realized                                                              3,998,924                 1,126,201
  Net change in unrealized                                              2,622,814                   555,569
                                                                      -----------               -----------
    Total Trading Results                                               6,621,738                 1,681,770
Interest income (Morgan Stanley DW)                                       731,716                   236,461
                                                                      -----------               -----------
    Total                                                               7,353,454                 1,918,231
                                                                      -----------               -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                                      1,297,698                   249,571
Incentive fees                                                          1,155,201                   188,423
Management fees                                                           564,216                   171,693
                                                                      -----------               -----------
    Total                                                               3,017,115                   609,687
                                                                      -----------               -----------
NET INCOME                                                              4,336,339                 1,308,544
                                                                      ===========               ===========
Net Income Allocation:
  Limited Partners                                                      4,119,027                 1,134,371
  General Partner                                                         217,312                   174,173

Net Income Per Unit:
  Limited Partners                                                           1.24                      1.17
  General Partner                                                            1.24                      1.17


   The accompanying notes are an integral part of these financial statements.

                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
      (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.)
                            STATEMENTS OF OPERATIONS



                                                                      FOR THE YEARS ENDED
                                                                          DECEMBER 31,
                                                              ------------------------------------
                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
                                                                  $            $            $
REVENUES
Trading profit (loss):
  Realized                                                     3,618,628   (2,091,009)   2,425,585
  Net change in unrealized                                    (2,628,436)   2,507,530   (1,157,073)
                                                              ----------   ----------   ----------
    Total Trading Results                                        990,192      416,521    1,268,512
Interest income (Morgan Stanley DW)                            2,160,076    3,275,958    2,385,751
                                                              ----------   ----------   ----------
    Total                                                      3,150,268    3,692,479    3,654,263
                                                              ----------   ----------   ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                             2,597,121    2,558,008    2,387,515
Management fees                                                  705,746      695,117      648,787
Incentive fee                                                     --           --          215,651
                                                              ----------   ----------   ----------
    Total                                                      3,302,867    3,253,125    3,251,953
                                                              ----------   ----------   ----------
NET INCOME (LOSS)                                               (152,599)     439,354      402,310
                                                              ==========   ==========   ==========
Net Income (Loss) Allocation:
  Limited Partners                                              (150,650)     433,786      397,258
  General Partner                                                 (1,949)       5,568        5,052

Net Income (Loss) per Unit:
  Limited Partners                                                 (0.05)        0.14         0.12
  General Partner                                                  (0.05)        0.14         0.12


   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY SPECTRUM SELECT L.P.
          (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.)
                            STATEMENTS OF OPERATIONS



                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
                                                                   $             $             $
REVENUES
Trading profit (loss):
  Realized                                                     43,420,724    6,845,291     (1,351,849)
  Net change in unrealized                                    (20,155,561)  18,665,233     (1,547,990)
                                                              -----------   ----------    -----------
    Total Trading Results                                      23,265,163   25,510,524     (2,899,839)
Interest income (Morgan Stanley DW)                             7,203,732    9,573,095      7,678,789
                                                              -----------   ----------    -----------
    Total                                                      30,468,895   35,083,619      4,778,950
                                                              -----------   ----------    -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                             17,183,347   14,706,945     15,188,479
Management fees                                                 7,110,346    6,085,629      6,284,885
Incentive fee                                                   3,009,853       --            --
                                                              -----------   ----------    -----------
    Total                                                      27,303,546   20,792,574     21,473,364
                                                              -----------   ----------    -----------
NET INCOME (LOSS)                                               3,165,349   14,291,045    (16,694,414)
                                                              ===========   ==========    ===========
Net Income (Loss) Allocation:
  Limited Partners                                              3,123,455   14,165,099    (16,455,697)
  General Partner                                                  41,894      125,946       (238,717)

Net Income (Loss) per Unit:
  Limited Partners                                                   0.39         1.57          (1.80)
  General Partner                                                    0.39         1.57          (1.80)


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM STRATEGIC L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.)
                            STATEMENTS OF OPERATIONS



                                                                       FOR THE YEARS ENDED
                                                                          DECEMBER 31,
                                                              -------------------------------------
                                                                2001         2000          1999
                                                              ---------   -----------   -----------
                                                                  $            $             $
REVENUES
Trading profit (loss):
  Realized                                                    2,132,212   (23,193,914)  32,274,037
  Net change in unrealized                                    2,505,634    (7,577,681)   4,264,478
                                                              ---------   -----------   ----------
    Total Trading Results                                     4,637,846   (30,771,595)  36,538,515
Interest income (Morgan Stanley DW)                           2,217,963     3,832,634    3,017,103
                                                              ---------   -----------   ----------
    Total                                                     6,855,809   (26,938,961)  39,555,618
                                                              ---------   -----------   ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                            5,152,756     5,798,093    5,837,887
Management fees                                               2,183,596     2,880,999    3,137,509
Incentive fees                                                   --         1,269,237    2,451,152
                                                              ---------   -----------   ----------
    Total                                                     7,336,352     9,948,329   11,426,548
                                                              ---------   -----------   ----------
NET INCOME (LOSS)                                              (480,543)  (36,887,290)  28,129,070
                                                              =========   ===========   ==========
Net Income (Loss) Allocation:
  Limited Partners                                             (475,383)  (36,503,461)  27,829,050
  General Partner                                                (5,160)     (383,829)     300,020

Net Income (Loss) per Unit:
  Limited Partners                                                (0.06)        (5.24)        4.30
  General Partner                                                 (0.06)        (5.24)        4.30


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM TECHNICAL L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.)
                            STATEMENTS OF OPERATIONS



                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
                                                                   $             $             $
REVENUES
Trading profit (loss):
  Realized                                                     30,115,483   12,255,064        726,179
  Net change in unrealized                                    (28,536,694)  22,006,013       (872,972)
                                                              -----------   ----------    -----------
    Total Trading Results                                       1,578,789   34,261,077       (146,793)
Interest income (Morgan Stanley DW)                             8,288,660   11,613,896      9,593,178
                                                              -----------   ----------    -----------
    Total                                                       9,867,449   45,874,973      9,446,385
                                                              -----------   ----------    -----------
EXPENSES
Brokerage fees (Morgan Stanley DW)                             19,556,056   17,835,223     19,176,380
Management fees                                                 7,501,053    9,595,464     10,580,071
Incentive fees                                                  2,093,709      166,085        430,097
                                                              -----------   ----------    -----------
    Total                                                      29,150,818   27,596,772     30,186,548
                                                              -----------   ----------    -----------
NET INCOME (LOSS)                                             (19,283,369)  18,278,201    (20,740,163)
                                                              ===========   ==========    ===========
Net Income (Loss) Allocation:
  Limited Partners                                            (19,062,561)  18,053,408    (20,531,494)
  General Partner                                                (220,808)     224,793       (208,669)

Net Income (Loss) per Unit:
  Limited Partners                                                  (1.15)        1.17          (1.21)
  General Partner                                                   (1.15)        1.17          (1.21)


   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM SERIES)


                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                                    UNITS OF
                                                   PARTNERSHIP      LIMITED      GENERAL
                                                    INTEREST       PARTNERS      PARTNER       TOTAL
                                                  -------------   -----------   ---------   -----------
                                                                       $            $            $
MORGAN STANLEY SPECTRUM COMMODITY L.P.
  (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM
  COMMODITY L.P.)
Partners' Capital, December 31, 1998              3,788,464.700    24,622,999     285,317    24,908,316
Net income                                             --           3,330,798      44,991     3,375,789
Redemptions                                        (682,597.530)   (4,643,635)     --        (4,643,635)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 1999              3,105,867.170    23,310,162     330,308    23,640,470
Offering of Units                                   277,607.062     2,115,964      --         2,115,964
Net income                                             --             612,086      10,276       622,362
Redemption                                         (809,685.913)   (6,178,815)     --        (6,178,815)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 2000              2,573,788.319    19,859,397     340,584    20,199,981
Offering of Units                                   287,171.772     1,838,372      --         1,838,372
Net loss                                               --          (4,800,953)    (87,349)   (4,888,302)
Redemptions                                        (637,554.938)   (4,175,372)     --        (4,175,372)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 2001              2,223,405.153    12,721,444     253,235    12,974,679
                                                  =============   ===========   =========   ===========



                    FOR THE YEAR ENDED DECEMBER 31, 2001 AND
 FOR THE PERIOD FROM JULY 3, 2000 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31,
                                      2000



                                                    UNITS OF
                                                   PARTNERSHIP      LIMITED      GENERAL
                                                    INTEREST       PARTNERS      PARTNER       TOTAL
                                                  -------------   -----------   ---------   -----------
                                                                       $            $            $
MORGAN STANLEY SPECTRUM CURRENCY L.P.
  (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM
  CURRENCY L.P.)
Partners' Capital, July 3, 2000 (commencement of
  operations)                                             2.000            10          10            20
Initial Offering                                    633,152.332     4,886,888   1,444,635     6,331,523
Offering of Units                                   980,783.417    10,281,803     100,000    10,381,803
Net income                                             --           1,134,371     174,173     1,308,544
Redemptions                                        (207,486.516)   (2,314,658)     --        (2,314,658)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 2000              1,406,451.233    13,988,414   1,718,818    15,707,232
Offering of Units                                 2,572,156.095    28,921,302     277,000    29,198,302
Net income                                             --           4,119,027     217,312     4,336,339
Redemptions                                        (125,958.895)   (1,430,132)     --        (1,430,132)
                                                  -------------   -----------   ---------   -----------
Partners' Capital, December 31, 2001              3,852,648.433    45,598,611   2,213,130    47,811,741
                                                  =============   ===========   =========   ===========


   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM SERIES)


                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
 (FORMERLY, MORGAN STANLEY DEAN WITTER
 SPECTRUM GLOBAL BALANCED L.P.)
Partners' Capital, December 31, 1998             2,869,073.505    45,399,750      514,122    45,913,872
Offering of Units                                1,019,759.235    16,184,278      135,000    16,319,278
Net income                                            --             397,258        5,052       402,310
Redemptions                                       (299,009.049)   (4,771,448)      --        (4,771,448)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1999             3,589,823.691    57,209,838      654,174    57,864,012
Offering of Units                                  568,088.752     8,983,545       --         8,983,545
Net income                                            --             433,786        5,568       439,354
Redemptions                                       (720,447.437)  (11,407,161)      --       (11,407,161)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000             3,437,465.006    55,220,008      659,742    55,879,750
Offering of Units                                  640,074.598    10,254,342       --        10,254,342
Net loss                                              --            (150,650)      (1,949)     (152,599)
Redemptions                                       (512,291.775)   (8,195,733)      --        (8,195,733)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001             3,565,247.829    57,127,967      657,793    57,785,760
                                                ==============   ===========    =========   ===========
                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM SELECT L.P. (FORMERLY,
 MORGAN STANLEY DEAN WITTER SPECTRUM
 SELECT L.P.)
Partners' Capital, December 31, 1998             8,407,766.751   196,915,644    3,166,872   200,082,516
Offering of Units                                2,238,093.744    51,589,367       --        51,589,367
Net loss                                              --         (16,455,697)    (238,717)  (16,694,414)
Redemptions                                       (928,973.063)  (21,171,795)      --       (21,171,795)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1999             9,716,887.432   210,877,519    2,928,155   213,805,674
Offering of Units                                1,339,972.159    28,581,403       --        28,581,403
Net income                                            --          14,165,099      125,946    14,291,045
Redemptions                                     (1,693,772.364)  (35,441,903)    (506,250)  (35,948,153)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000             9,363,087.227   218,182,118    2,547,851   220,729,969
Offering of Units                                1,676,778.529    41,261,535       --        41,261,535
Net income                                            --           3,123,455       41,894     3,165,349
Redemptions                                       (965,150.030)  (23,745,268)      --       (23,745,268)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001            10,074,715.726   238,821,840    2,589,745   241,411,585
                                                ==============   ===========    =========   ===========


   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM SERIES)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM STRATEGIC L.P.
 (FORMERLY, MORGAN STANLEY DEAN WITTER
 SPECTRUM STRATEGIC L.P.)
Partners' Capital, December 31, 1998             6,096,199.701    69,671,636      750,139    70,421,775
Offering of Units                                1,300,877.987    16,846,544      100,000    16,946,544
Net income                                            --          27,829,050      300,020    28,129,070
Redemptions                                       (601,106.169)   (7,804,868)      --        (7,804,868)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1999             6,795,971.519   106,542,362    1,150,159   107,692,521
Offering of Units                                1,467,043.314    17,566,488       35,000    17,601,488
Net loss                                              --         (36,503,461)    (383,829)  (36,887,290)
Redemptions                                     (1,268,061.404)  (14,172,270)      --       (14,172,270)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000             6,994,953.429    73,433,119      801,330    74,234,449
Offering Units                                     892,802.518     9,240,482        9,000     9,249,482
Net loss                                              --            (475,383)      (5,160)     (480,543)
Redemptions                                     (1,362,078.833)  (14,186,002)      --       (14,186,002)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001             6,525,677.114    68,012,216      805,170    68,817,386
                                                ==============   ===========    =========   ===========
                                                   UNITS OF
                                                 PARTNERSHIP       LIMITED       GENERAL
                                                   INTEREST        PARTNERS      PARTNER       TOTAL
                                                --------------   ------------   ---------   ------------
                                                                      $             $            $
MORGAN STANLEY SPECTRUM TECHNICAL L.P.
 (FORMERLY, MORGAN STANLEY DEAN WITTER
 SPECTRUM TECHNICAL L.P.)
Partners' Capital, December 31, 1998            15,824,199.968   252,455,045    2,646,389   255,101,434
Offering of Units                                3,976,153.731    61,073,132      410,000    61,483,132
Net loss                                              --         (20,531,494)    (208,669)  (20,740,163)
Redemptions                                     (1,772,457.606)  (27,088,685)      --       (27,088,685)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 1999            18,027,896.093   265,907,998    2,847,720   268,755,718
Offering of Units                                2,110,290.038    29,668,693       --        29,668,693
Net income                                            --          18,053,408      224,793    18,278,201
Redemptions                                     (3,467,967.635)  (48,569,520)      --       (48,569,520)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2000            16,670,218.496   265,060,579    3,072,513   268,133,092
Offering of Units                                2,591,525.213    40,832,142       --        40,832,142
Net loss                                              --         (19,062,561)    (220,808)  (19,283,369)
Redemptions                                     (1,981,247.508)  (31,707,743)      --       (31,707,743)
                                                --------------   -----------    ---------   -----------
Partners' Capital, December 31, 2001            17,280,496.201   255,122,417    2,851,705   257,974,122
                                                ==============   ===========    =========   ===========


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM COMMODITY L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.)
                            STATEMENTS OF CASH FLOWS



                                                                           FOR THE YEARS
                                                                        ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                                 2001            2000           1999
                                                           ----------------   -----------    -----------
                                                                  $                $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                             (4,888,302)        622,362      3,375,789
Noncash item included in net income (loss):
  Net change in unrealized                                      (392,362)        567,711     (1,178,071)
(Increase) decrease in operating assets:
  Interest receivable (Morgan Stanley DW and Morgan
    Stanley & Co., Inc.)                                          71,999         (12,936)         2,530
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW and Morgan
    Stanley & Co., Inc.)                                         (25,627)          6,801        (10,395)
  Accrued management fees (Morgan Stanley Commodities
    Management)                                                  (13,928)         (6,322)        (7,121)
  Service fees payable (Demeter)                                --               (19,404)        (2,849)
                                                              ----------      ----------     ----------
Net cash provided by (used for) operating activities          (5,248,220)      1,158,212      2,179,883
                                                              ----------      ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                              1,838,372       2,115,964         --
(Increase) decrease in subscriptions receivable                  107,847        (215,897)        --
Increase (decrease) in redemptions payable                       (72,245)        220,378       (626,002)
Redemptions of Units                                          (4,175,372)     (6,178,815)    (4,643,635)
                                                              ----------      ----------     ----------
Net cash used for financing activities                        (2,301,398)     (4,058,370)    (5,269,637)
                                                              ----------      ----------     ----------
Net decrease in cash                                          (7,549,618)     (2,900,158)    (3,089,754)
Balance at beginning of period                                20,529,979      23,430,137     26,519,891
                                                              ----------      ----------     ----------
Balance at end of period                                      12,980,361      20,529,979     23,430,137
                                                              ==========      ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM CURRENCY L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.)
                            STATEMENTS OF CASH FLOWS



                                                                                  FOR THE PERIOD FROM
                                                                                     JULY 3, 2000
                                                                FOR THE YEAR       (COMMENCEMENT OF
                                                                    ENDED           OPERATIONS) TO
                                                              DECEMBER 31, 2001    DECEMBER 31, 2000
                                                              -----------------   -------------------
                                                                      $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                         4,336,339           1,308,544
Noncash item included in net income:
  Net change in unrealized                                        (2,622,814)           (555,569)
(Increase) decrease in operating assets:
  Interest receivable (Morgan Stanley DW)                              4,876             (55,464)
Increase in operating liabilities:
  Accrued incentive fees                                             880,379              32,876
  Accrued brokerage fees (Morgan Stanley DW)                          99,484              55,245
  Accrued management fees                                             43,254              24,020
                                                                  ----------          ----------
Net cash provided by operating activities                          2,741,518             809,652
                                                                  ----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Initial offering                                                    --                 6,331,543
Offering of Units                                                 29,198,302          10,381,803
(Increase) decrease in subscriptions receivable                      412,033          (3,054,150)
Increase (decrease) in redemptions payable                        (2,072,127)          2,237,351
Redemptions of Units                                              (1,430,132)         (2,314,658)
                                                                  ----------          ----------
Net cash provided by financing activities                         26,108,076          13,581,889
                                                                  ----------          ----------

Net increase in cash                                              28,849,594          14,391,541
Balance at beginning of period                                    14,391,541            --
                                                                  ----------          ----------
Balance at end of period                                          43,241,135          14,391,541
                                                                  ==========          ==========


   The accompanying notes are an integral part of these financial statements.

                  MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.
      (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.)


                            STATEMENTS OF CASH FLOWS


                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
                                                                   $             $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                               (152,599)       439,354      402,310
Noncash item included in net income (loss):
  Net change in unrealized                                     2,628,436     (2,507,530)   1,157,073
(Increase) decrease in operating assets:
  Net option premiums                                            192,500       (192,500)      --
  Interest receivable (Morgan Stanley DW)                        191,236        (40,455)     (77,458)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                      17,157        (14,106)      47,054
  Accrued management fees                                          4,661         (3,833)      12,787
  Incentive fee payable                                           --            --           (69,730)
                                                              ----------    -----------   ----------
Net cash provided by (used for) operating activities           2,881,391     (2,319,070)   1,472,036
                                                              ----------    -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                             10,254,342      8,983,545   16,319,278
(Increase) decrease in subscriptions receivable                  (81,007)       317,320      315,143
Increase (decrease) in redemptions payable                       122,794        (65,251)     549,551
Redemptions of Units                                          (8,195,733)   (11,407,161)  (4,771,448)
                                                              ----------    -----------   ----------
Net cash provided by (used for) financing activities           2,100,396     (2,171,547)  12,412,524
                                                              ----------    -----------   ----------

Net increase (decrease) in cash                                4,981,787     (4,490,617)  13,884,560
Balance at beginning of period                                52,414,304     56,904,921   43,020,361
                                                              ----------    -----------   ----------
Balance at end of period                                      57,396,091     52,414,304   56,904,921
                                                              ==========    ===========   ==========


   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY SPECTRUM SELECT L.P.
          (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.)


                            STATEMENTS OF CASH FLOWS


                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                              ------------------------------------------
                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
                                                                   $              $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                               3,165,349     14,291,045    (16,694,414)
Noncash item included in net income (loss):
  Net change in unrealized                                     20,155,561    (18,665,233)     1,547,990
(Increase) decrease in operating assets:
  Net option premiums                                            (167,063)       776,380       (776,380)
  Interest receivable (Morgan Stanley DW)                         584,598       (167,649)      (130,447)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                      208,881        (39,496)       106,631
  Accrued management fees                                          86,434        (16,344)        44,124
                                                              -----------    -----------    -----------
Net cash provided by (used for) operating activities           24,033,760     (3,821,297)   (15,902,496)
                                                              -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                              41,261,535     28,581,403     51,589,367
(Increase) decrease in subscriptions receivable                (3,407,225)     2,146,110      2,291,656
Increase (decrease) in redemptions payable                        484,897     (1,653,713)     2,824,861
Redemptions of Units                                          (23,745,268)   (35,948,153)   (21,171,795)
                                                              -----------    -----------    -----------
Net cash provided by (used for) financing activities           14,593,939     (6,874,353)    35,534,089
                                                              -----------    -----------    -----------

Net increase (decrease) in cash                                38,627,699    (10,695,650)    19,631,593
Balance at beginning of period                                196,555,362    207,251,012    187,619,419
                                                              -----------    -----------    -----------
Balance at end of period                                      235,183,061    196,555,362    207,251,012
                                                              ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM STRATEGIC L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P.)


                            STATEMENTS OF CASH FLOWS


                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                              ---------------------------------------
                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
                                                                   $             $             $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                (480,543)  (36,887,290)  28,129,070
Noncash item included in net income (loss):
  Net change in unrealized                                     (2,505,634)    7,577,681   (4,264,478)
(Increase) decrease in operating assets:
  Net option premiums                                             (62,352)     (237,853)     237,299
  Interest receivable (Morgan Stanley DW)                         217,520        32,703     (134,335)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                       14,950      (180,709)     184,395
  Accrued management fees                                         (11,028)     (127,069)      94,670
  Accrued incentive fee                                          (289,687)      289,687       --
                                                              -----------   -----------   ----------
Net cash provided by (used for) operating activities           (3,116,774)  (29,532,850)  24,246,621
                                                              -----------   -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                               9,249,482    17,601,488   16,946,544
(Increase) decrease in subscriptions receivable                  (189,876)    1,281,898       52,093
Increase in redemptions payable                                   765,005       459,233      448,884
Redemptions of Units                                          (14,186,002)  (14,172,270)  (7,804,868)
                                                              -----------   -----------   ----------
Net cash provided by (used for) financing activities           (4,361,391)    5,170,349    9,642,653
                                                              -----------   -----------   ----------

Net increase (decrease) in cash                                (7,478,165)  (24,362,501)  33,889,274
Balance at beginning of period                                 73,445,827    97,808,328   63,919,054
                                                              -----------   -----------   ----------
Balance at end of period                                       65,967,662    73,445,827   97,808,328
                                                              ===========   ===========   ==========


   The accompanying notes are an integral part of these financial statements.

                     MORGAN STANLEY SPECTRUM TECHNICAL L.P.
         (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P.)


                            STATEMENTS OF CASH FLOWS


                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                              ------------------------------------------
                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
                                                                   $              $              $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                             (19,283,369)    18,278,201    (20,740,163)
Noncash item included in net income (loss):
  Net change in unrealized                                     28,536,694    (22,006,013)       872,972
(Increase) decrease in operating assets:
  Net option premiums                                             --             (74,725)        74,725
  Interest receivable (Morgan Stanley DW)                         744,371       (162,089)      (183,270)
Increase (decrease) in operating liabilities:
  Accrued brokerage fees (Morgan Stanley DW)                       51,079       (101,355)       120,330
  Accrued management fees                                          21,704       (300,576)        66,388
  Accrued incentive fees                                         (111,599)       111,599        --
                                                              -----------    -----------    -----------
Net cash provided by (used for) operating activities            9,958,880     (4,254,958)   (19,789,018)
                                                              -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering of Units                                              40,832,142     29,668,693     61,483,132
(Increase) decrease in subscriptions receivable                (3,357,977)     2,839,329         75,719
Increase (decrease) in redemptions payable                     (1,055,038)       374,791      1,718,282
Redemptions of Units                                          (31,707,743)   (48,569,520)   (27,088,685)
                                                              -----------    -----------    -----------
Net cash provided by (used for) financing activities            4,711,384    (15,686,707)    36,188,448
                                                              -----------    -----------    -----------

Net increase (decrease) in cash                                14,670,264    (19,941,665)    16,399,430
Balance at beginning of period                                231,502,090    251,443,755    235,044,325
                                                              -----------    -----------    -----------
Balance at end of period                                      246,172,354    231,502,090    251,443,755
                                                              ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Commodity L.P. (formerly, Morgan Stanley Dean Witter Spectrum Commodity L.P.)
Schedule of Investments
Partnership Net Assets at December 31, 2001: $12,974,679



                                          Long          Short                Net             Percentage of     Number of
Futures and Forward Contracts:         Gain/(Loss)   Gain/(Loss)   Unrealized Gain/(Loss)     Net Assets       Contracts
------------------------------         -----------   -----------   -----------------------   -------------   -------------
                                            $             $                   $                    &
Commodity                                367,079         --                367,079               2.83                  795
                                                                           -------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                            367,079
                                                                           =======



Morgan Stanley Spectrum Currency L.P. (formerly, Morgan Stanley Dean Witter Spectrum Currency L.P.)
Schedule of Investments
Partnership Net Assets at December 31, 2001: $47,811,741



                                          Long          Short                Net             Percentage of     Notional
Futures and Forward Contracts:         Gain/(Loss)   Gain/(Loss)   Unrealized Gain/(Loss)     Net Assets        Amount
------------------------------         -----------   -----------   -----------------------   -------------   -------------
                                            $             $                   $                    &
Foreign currency                         503,253      2,675,130           3,178,383              6.65*       7,044,346,181
                                                                          ---------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                           3,178,383
                                                                          =========


--------------------------


*  No single contract value exceeds 5% of net assets.



Morgan Stanley Spectrum Global Balanced L.P. (formerly, Morgan Stanley Dean Witter Spectrum Global Balanced L.P.)
Schedule of Investments
Partnership Net Assets at December 31, 2001: $57,785,760



                                                                                                          Notional Amount/
                                       Long          Short                Net             Percentage of      Number of
Futures and Forward Contracts:      Gain/(Loss)   Gain/(Loss)   Unrealized Gain/(Loss)     Net Assets        Contracts
------------------------------      -----------   -----------   -----------------------   -------------   ----------------
                                         $             $                   $                    &
Foreign currency                      545,662       121,385             667,047                1.15          6,800,319
Interest Rate                         (30,784)      207,014             176,230                0.30              1,132
Commodity                            (166,876)       43,389            (123,487)              (0.21)               437
Equity                                 57,696        --                  57,696                0.10                209
                                     --------       -------            --------               -----          ---------
    Grand Total:                      405,698       371,788             777,486                1.34
                                     ========       =======                                   =====
    Unrealized Currency Loss                                            (88,278)
                                                                       --------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                         689,208
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P. (formerly, Morgan Stanley Dean Witter Spectrum Select L.P.)
Schedule of Investments
Partnership Net Assets at December 31, 2001: $241,411,585



                                                                                                        Notional Amounts/
                                      Long          Short               Net             Percentage of       Number of
Futures and Forward Contracts:     Gain/(Loss)   Gain/(Loss)   Unrealized Gain/(Loss)    Net Assets         Contracts
------------------------------     -----------   -----------   ----------------------   -------------   -----------------
                                        $             $                  $                    %
Foreign currency                    3,340,060     5,340,666           8,680,726              3.60        19,685,077,273
Interest rate                        (590,545)    1,010,165             419,620              0.17                 6,472
Commodity                          (1,867,521)     (573,394)         (2,440,915)            (1.01)                2,686
Equity                                142,296       (57,555)             84,741              0.03                   722
                                   ----------     ---------          ----------             -----        --------------
    Grand Total:                    1,024,290     5,719,882           6,744,172              2.79
                                   ==========     =========                                 =====
    Unrealized Currency Loss                                         (1,347,436)
                                                                     ----------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                       5,396,736
                                                                     ==========



Morgan Stanley Spectrum Strategic L.P. (formerly, Morgan Stanley Dean Witter Spectrum Strategic L.P.)
Schedule of Investments
Partnership Net Assets at December 31, 2001: $68,817,386



                                             Long          Short               Net             Percentage of   Number of
Futures and Forward Contracts:            Gain/(Loss)   Gain/(Loss)   Unrealized Gain/(Loss)    Net Assets     Contracts
------------------------------            -----------   -----------   ----------------------   -------------   ---------
                                               $             $                  $                    %
Foreign currency                            (163,374)    1,006,617             843,243             1.23         20,788
Commodity                                  2,761,214       632,208           3,393,422             4.93          4,965
Interest rate                                160,801        --                 160,801             0.23            599
Equity                                       137,400         2,400             139,800             0.20             35
                                           ---------     ---------           ---------             ----         ------
    Grand Total:                           2,896,041     1,641,225           4,537,266             6.59         26,387
                                           =========     =========                                 ====         ======
    Unrealized Currency Loss                                                   (45,500)
                                                                             ---------
    Total Net Unrealized Gain per
      Statement of Financial Condition                                       4,491,766
                                                                             =========



Morgan Stanley Spectrum Technical L.P. (formerly, Morgan Stanley Dean Witter Spectrum Technical L.P.)
Schedule of Investments
Partnership Net Assets at December 31, 2001: $257,947,122



                                                                                                        Notional Amounts/
                                      Long          Short               Net             Percentage of       Number of
Futures and Forward Contracts:     Gain/(Loss)   Gain/(Loss)   Unrealized Gain/(Loss)    Net Assets         Contracts
------------------------------     -----------   -----------   ----------------------   -------------   -----------------
                                        $             $                  $                    %
Foreign currency                    2,247,864    10,754,547          13,002,411              5.04*       29,705,176,931
Interest rate                        (323,455)    1,378,568           1,055,113              0.41                 8,984
Commodity                          (2,009,527)   (1,765,451)         (3,774,978)            (1.46)                5,538
Equity                                195,865       (31,771)            164,094              0.06                   584
                                   ----------    ----------          ----------             -----        --------------
    Grand Total:                      110,747    10,335,893          10,446,640              4.05
                                   ==========    ==========                                 =====
    Unrealized Currency Gain                                          1,058,975
                                                                     ----------
    Total Net Unrealized Gain per
      Statement of Financial
      Condition                                                      11,505,615
                                                                     ==========


--------------------------

*  No single contract value exceeds 5% of net assets.

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY SPECTRUM SERIES
             (FORMERLY, MORGAN STANLEY DEAN WITTER SPECTRUM SERIES)
                         NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION--Morgan Stanley Spectrum Commodity L.P. (formerly known as Morgan Stanley Dean Witter Spectrum Commodity L.P.) ("Spectrum Commodity"), Morgan Stanley Spectrum Currency L.P. (formerly known as Morgan Stanley Dean Witter Spectrum Currency L.P.) ("Spectrum Currency"), Morgan Stanley Spectrum Global Balanced L.P. (formerly known as Morgan Stanley Dean Witter Spectrum Global Balanced L.P.) ("Spectrum Global Balanced"), Morgan Stanley Spectrum Select L.P. (formerly known as Morgan Stanley Dean Witter Spectrum Select L.P.) ("Spectrum Select"), Morgan Stanley Spectrum Strategic L.P. (formerly known as Morgan Stanley Dean Witter Spectrum Strategic L.P.) ("Spectrum Strategic") and Morgan Stanley Spectrum Technical L.P. (formerly known as Morgan Stanley Dean Witter Spectrum Technical L.P.) ("Spectrum Technical"), (individually, a "Partnership," or collectively, the "Partnerships"), are limited partnerships organized to engage in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").



The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). The clearing commodity brokers are Morgan Stanley & Co., Inc. ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL"). Prior to October 2000, Carr Futures Inc. ("Carr") provided clearing and execution services to Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical. Morgan Stanley Commodities Management Inc. ("MSCM") is the trading advisor to Spectrum Commodity. Demeter, Morgan Stanley DW, MS&Co, MSIL and MSCM are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.


Spectrum Commodity became one of the Spectrum Series of funds effective March 6, 2000.

Spectrum Currency commenced trading as of July 3, 2000.


Effective April 2, 2001, Dean Witter Reynolds Inc. changed its name to Morgan Stanley DW Inc.



Effective September 28, 2001, Morgan Stanley Dean Witter Commodities Management Inc. changed its name to Morgan Stanley Commodities Management Inc.



On November 1, 2001, the Partnerships were renamed Morgan Stanley Spectrum Commodity L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P. and Morgan Stanley Spectrum Technical L.P., respectively.


Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based upon their proportional ownership interests.

USE OF ESTIMATES--The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.


REVENUE RECOGNITION--Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits (losses) on open contracts from one period to the next in the statements of operations. Monthly, Morgan Stanley DW pays each Partnership interest income based upon 80% of its average daily "Net Assets" (as defined in the limited partnership agreements) for the month in the case of Spectrum Commodity, Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and 100% in the case of Spectrum Global Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on futures interests, but not actually received.



NET INCOME (LOSS) PER UNIT--Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.



CONDENSED SCHEDULE OF INVESTMENTS--In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to the Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are now required to include a condensed schedule of investments identifying those investments which constitute more than 5% of net assets, taking long and short positions into account separately.



EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS--The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition consists of (A) cash on deposit with Morgan Stanley DW, MS&Co. and MSIL to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.


The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIL acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIL, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' statements of financial condition.


The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of the master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.



BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--The brokerage fees for Spectrum Commodity, Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month. Prior to April 1, 2000, brokerage fees for Spectrum Commodity were accrued at a monthly rate of 1/12 of 3.65% of Net Assets (a 3.65% annual rate) as of the first day of each month.



Brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical are accrued at a flat monthly rate of 1/12 of 7.25% (a 7.25% annual rate) of Net Assets as of the first day of each month.


Such brokerage fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

SERVICE FEE--Prior to April 1, 2000, Spectrum Commodity paid Demeter a monthly fee equal to 1/12 of 1% per month (a 1% annual rate) of the Partnership's Net Assets as of the first day of each month.


OPERATING EXPENSES--The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.


INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.


CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. Morgan Stanley DW will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person becomes a Limited Partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units redeemed on or prior to the last day of the twelfth month after such Units were purchased will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month after which such Units were purchased will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the date of such redemption. Units redeemed after the last day of the twenty-fourth month after which such Units were purchased will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.



EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.



DISSOLUTION OF THE PARTNERSHIPS--Spectrum Commodity will terminate on December 31, 2027, Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025 regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.


2.  RELATED PARTY TRANSACTIONS


The Partnerships pay brokerage fees to Morgan Stanley DW as described in Note 1. Each Partnership's cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1. Spectrum Commodity paid Demeter a service fee prior to April 1, 2000 and pays management fees, and when applicable, incentive fees to MSCM.


3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:


Morgan Stanley Spectrum Commodity L.P.
  Morgan Stanley Commodities Management Inc.



Morgan Stanley Spectrum Currency L.P.
  John W. Henry & Company, Inc. ("JWH")
  Sunrise Capital Partners, LLC ("Sunrise")



Morgan Stanley Spectrum Global Balanced L.P.
  RXR, Inc. ("RXR")



Effective June 1, 2001, RXR was acquired by SSARIS Advisors, LLC.
Morgan Stanley Spectrum Select L.P.
  EMC Capital Management, Inc.
  Rabar Market Research, Inc.
  Sunrise Capital Management, Inc.
  Northfield Trading L.P.



Effective May 1, 2001, Spectrum Select entered into a management agreement with Northfield Trading L.P. ("Northfield"), adding Northfield as its fourth trading advisor to the Partnership.



Morgan Stanley Spectrum Strategic L.P.
  Allied Irish Capital Management, Ltd. ("AICM")
  Blenheim Capital Management, L.L.C. ("Blenheim")
  Eclipse Capital Management, Inc. ("Eclipse")

Effective August 31, 2001, Blenheim Investments, Inc. changed its name to Blenheim Capital Management, L.L.C.



Effective April 14, 2000, Willowbridge Associates Inc. ("Willowbridge") was terminated as an advisor to Spectrum Strategic. The assets of the Partnership previously allocated to Willowbridge were allocated to Eclipse, effective June 26, 2000.



Effective March 4, 1999, Stonebrook was terminated as an advisor to Spectrum Strategic. The assets of the Partnership previously allocated to Stonebrook were allocated to AICM, effective June 1, 1999.



Morgan Stanley Spectrum Technical L.P.
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc.


Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee for Spectrum Commodity is accrued at the rate of 5/24 of 1% of Net Assets on the first day of each month (a 2.5% annual rate).

The management fee for Spectrum Currency is accrued at the rate of 1/12 of 2% of Net Assets on the first day of each month (a 2% annual rate). Prior to December 1, 2000, the management fee was accrued at the rate of 1/3 of 1% of Net Assets allocated to JWH on the first day of each month and 1/4 of 1% of Net Assets allocated to Sunrise on the first day of each month (annual rates of 4% and 3%, respectively).

The management fee for Spectrum Global Balanced is accrued at the rate of 5/48 of 1% per month of Net Assets on the first day of each month (a 1.25% annual rate).


The management fee for Spectrum Select is accrued at the rate of 1/4 of 1% per month of Net Assets allocated to each trading advisor on the first day of each month (a 3% annual rate).



The management fee for Spectrum Strategic is accrued at the rate of 1/12 of 3% of Net Assets on the first day of each month (a 3% annual rate). Prior to March 23, 2001 the management fee allocated to Blenheim was accrued at the rate of 1/12 of 4% per month of Net Assets as of the first day of each month (a 4% annual rate).



The management fee for Spectrum Technical is accrued at the rate of 1/12 of 2% of Net Assets allocated to JWH on the first day of each month, 1/12 of 3% of Net Assets allocated to Campbell on the first day of each month and 1/12 of 4% of Net Assets allocated to Chesapeake on the first day of each month (annual rates of 2%, 3% and 4%, respectively). Prior to December 1, 2000, the management fee was accrued to each trading advisor at the rate of 1/3 of 1% of Net Assets on the first day of each month (a 4% annual rate).


INCENTIVE FEE--Spectrum Commodity pays an annual incentive fee equal to 17.5% of Partnership trading profits, as determined from the end of the last period in which an incentive fee was earned. Prior to December 1, 2000, Spectrum Commodity paid an annual incentive fee to MSCM equal to 20% of the trading profits.


Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each month. Prior to December 1, 2000, Spectrum Currency paid a monthly incentive fee equal to 15% of the trading profits.



Spectrum Global Balanced, Spectrum Select and Spectrum Strategic each pay a monthly incentive fee equal to 15% of the trading profits experienced with respect to each trading advisor's allocated Net Assets as of the end of each calendar month.



Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the Net Assets allocated to Campbell and JWH as of the end of each calendar month and 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month. Prior to December 1, 2000, Spectrum Technical paid an incentive fee equal to 15% of trading profits to Campbell and JWH.



Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted.



For all Partnerships when trading losses are incurred, no incentive fee will be paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's subscriptions and redemptions.


4.  FINANCIAL INSTRUMENTS


The Partnerships trade futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.



The Partnerships account for derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:


(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.


Generally derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors and collars.



The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:



SPECTRUM COMMODITY



                   NET UNREALIZED GAINS/
                 (LOSSES) ON OPEN CONTRACTS          LONGEST MATURITIES
              --------------------------------   --------------------------
                            OFF-                                   OFF-
              EXCHANGE-   EXCHANGE-               EXCHANGE-     EXCHANGE-
    YEAR       TRADED      TRADED      TOTAL       TRADED         TRADED
------------  ---------   ---------   --------   -----------   ------------
                  $           $          $
    2001       367,079       --       367,079     Dec. 2002        --
    2000       (25,283)      --       (25,283)   April 2001        --



SPECTRUM CURRENCY



                    NET UNREALIZED GAINS
                      ON OPEN CONTRACTS               LONGEST MATURITIES
              ---------------------------------   --------------------------
                            OFF-                                    OFF-
              EXCHANGE-   EXCHANGE-                EXCHANGE-     EXCHANGE-
    YEAR       TRADED      TRADED       TOTAL       TRADED         TRADED
------------  ---------   ---------   ---------   -----------   ------------
                  $           $           $
    2001         --       3,178,383   3,178,383       --         March 2002
    2000         --         555,569     555,569       --         March 2001

SPECTRUM GLOBAL BALANCED



                       NET UNREALIZED GAINS/
                    (LOSSES) ON OPEN CONTRACTS              LONGEST MATURITIES
              ---------------------------------------   ---------------------------
                               OFF-                                        OFF-
               EXCHANGE-     EXCHANGE-                   EXCHANGE-      EXCHANGE-
    YEAR        TRADED        TRADED         TOTAL         TRADED         TRADED
------------  -----------   -----------   -----------   ------------   ------------
                   $             $             $
    2001         646,308        42,900       689,208     March 2002     March 2002
    2000       3,374,178       (56,534)    3,317,644      June 2001     March 2001



SPECTRUM SELECT



                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS                 LONGEST MATURITIES
              -------------------------------------   --------------------------
                              OFF-                                      OFF-
               EXCHANGE-    EXCHANGE-                  EXCHANGE-     EXCHANGE-
    YEAR        TRADED       TRADED        TOTAL        TRADED         TRADED
------------  -----------   ---------   -----------   -----------   ------------
                   $            $            $
    2001       1,010,544    4,386,192    5,396,736     Dec. 2002     March 2002
    2000      23,901,575    1,650,722   25,552,297     Dec. 2001     March 2001



SPECTRUM STRATEGIC



                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS                 LONGEST MATURITIES
              -------------------------------------   ---------------------------
                              OFF-                                       OFF-
               EXCHANGE-    EXCHANGE-                  EXCHANGE-      EXCHANGE-
    YEAR        TRADED       TRADED        TOTAL         TRADED         TRADED
------------  -----------   ---------   -----------   ------------   ------------
                   $            $            $
    2001       4,491,712       54        4,491,766      Dec. 2002      Jan. 2002
    2000       1,986,132       --        1,986,132      Dec. 2001        --



SPECTRUM TECHNICAL



                       NET UNREALIZED GAINS
                         ON OPEN CONTRACTS                  LONGEST MATURITIES
              ---------------------------------------   --------------------------
                               OFF-                                       OFF-
               EXCHANGE-     EXCHANGE-                   EXCHANGE-     EXCHANGE-
    YEAR        TRADED        TRADED         TOTAL        TRADED         TRADED
------------  -----------   -----------   -----------   -----------   ------------
                   $             $             $
    2001         828,853    10,676,762    11,505,615     Dec. 2002     March 2002
    2000      37,170,209     2,872,100    40,042,309     Dec. 2001     March 2001



The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.



The Partnerships also have credit risk because Morgan Stanley DW, MS&Co. and MSIL act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of Morgan Stanley DW, MS&Co. and MSIL, as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled at December 31, 2001 and 2000, respectively, $13,347,440 and $20,504,696 for Spectrum Commodity, $43,241,135 and $14,391,541 for Spectrum Currency, $58,042,399 and $55,788,482 for Spectrum Global Balanced, $236,193,605 and
$220,456,937 for Spectrum Select, $70,459,374 and $75,431,959 for Spectrum
Strategic and $247,001,207 and $268,672,299 for Spectrum Technical. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all of such contracts, to perform. Each Partnership has a netting agreement with MS&Co.. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.



5.  FINANCIAL HIGHLIGHTS



SPECTRUM COMMODITY



                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2001:                              $  7.85
                                                               -------
NET OPERATING RESULTS:
  Realized Loss                                                  (1.91)
  Unrealized Profit                                               0.16
  Interest Income                                                 0.22
  Expenses                                                       (0.48)
                                                               -------
  Net Loss                                                       (2.01)
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2001:                            $  5.84
                                                               =======
  Expense Ratio                                                    7.4 %
  Net Loss Ratio                                                 (31.7)%
TOTAL RETURN                                                     (25.6)%



SPECTRUM CURRENCY



                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2001:                              $ 11.17
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 1.11
  Unrealized Profit                                               1.00
  Interest Income                                                 0.28
  Expenses                                                       (1.15)
                                                               -------
  Net Income                                                      1.24
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2001:                            $ 12.41
                                                               =======
  Expense Ratio                                                    9.8 %
  Net Income Ratio                                                14.0 %
TOTAL RETURN                                                      11.1 %



SPECTRUM GLOBAL BALANCED



                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2001:                              $ 16.26
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 1.02
  Unrealized Loss                                                (0.74)
  Interest Income                                                 0.61
  Expenses                                                       (0.94)
                                                               -------
  Net Loss                                                       (0.05)
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2001:                            $ 16.21
                                                               =======
  Expense Ratio                                                    5.8 %
  Net Loss Ratio                                                  (0.3)%
TOTAL RETURN                                                      (0.3)%

SPECTRUM SELECT



                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2001:                              $ 23.57
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 4.56
  Unrealized Loss                                                (2.09)
  Interest Income                                                 0.75
  Expenses                                                       (2.83)
                                                               -------
  Net Income                                                      0.39
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2001:                            $ 23.96
                                                               =======
  Expense Ratio                                                   11.4 %
  Net Income Ratio                                                 1.3 %
TOTAL RETURN                                                       1.7 %



SPECTRUM STRATEGIC



                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2001:                              $ 10.61
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 0.32
  Unrealized Profit                                               0.37
  Interest Income                                                 0.33
  Expenses                                                       (1.08)
                                                               -------
  Net Loss                                                       (0.06)
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2001:                            $ 10.55
                                                               =======
  Expense Ratio                                                   10.4 %
  Net Loss Ratio                                                  (0.7)%
TOTAL RETURN                                                      (0.6)%



SPECTRUM TECHNICAL



                                                              PER UNIT:
                                                              ---------
NET ASSET VALUE, JANUARY 1, 2001:                              $ 16.08
                                                               -------
NET OPERATING RESULTS:
  Realized Profit                                                 1.78
  Unrealized Loss                                                (1.69)
  Interest Income                                                 0.49
  Expenses                                                       (1.73)
                                                               -------
  Net Loss                                                       (1.15)
                                                               -------
NET ASSET VALUE, DECEMBER 31, 2001:                            $ 14.93
                                                               =======
  Expense Ratio                                                   10.8 %
  Net Loss Ratio                                                  (7.2)%

TOTAL RETURN                                                      (7.2)%



6.  LEGAL MATTERS



    In April 2001, the Appellate Division of New York State dismissed the class action previously disclosed in the Partnerships' Annual Report for the year ended December 31, 2000. Because plaintiffs did not exercise their right to appeal any further, the dismissal constituted a final resolution in this case.



7.  SUBSEQUENT EVENT



    On February 27, 2002, Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator. Such preliminary award, however, is subject to a court hearing scheduled on April 10, 2002, and is entirely contingent on the court's final approval. Any amount ultimately received will be accounted for in the period received, for the benefit of the limited partners at the date of receipt.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation


We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co., as of November 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP


New York, New York
January 11, 2002

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                       STATEMENTS OF FINANCIAL CONDITION
                           NOVEMBER 30, 2001 AND 2000



                                                                     NOVEMBER 30,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                                   $              $
ASSETS
Investments in affiliated partnerships                          23,969,483     22,094,121
Income taxes receivable                                            603,715        578,533
Receivable from affiliated partnerships                                680            723
                                                              ------------   ------------
    Total Assets                                                24,573,878     22,673,377
                                                              ============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Payable to Parent                                             17,968,119     17,082,188
  Accrued expenses                                                  21,600            451
                                                              ------------   ------------
    Total Liabilities                                           17,989,719     17,082,639
                                                              ------------   ------------

STOCKHOLDER'S EQUITY:
  Common stock, no par value:
    Authorized 1,000 shares; outstanding 100 shares at
      stated value of $500 per share                                50,000         50,000
  Additional paid-in capital                                   123,170,000    123,170,000
  Retained earnings                                              6,434,159      5,440,738
                                                              ------------   ------------
                                                               129,654,159    128,660,738
  Less: Notes receivable from Parent                          (123,070,000)  (123,070,000)
                                                              ------------   ------------
    Total Stockholder's Equity                                   6,584,159      5,590,738
                                                              ------------   ------------
    Total Liabilities and Stockholder's Equity                  24,573,878     22,673,377
                                                              ============   ============


  The accompanying notes are an integral part of these statements of financial condition.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION


                           NOVEMBER 30, 2001 AND 2000


1.  INTRODUCTION AND BASIS OF PRESENTATION


Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW" or "Parent").



Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund
Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P. (formerly, Morgan Stanley Dean Witter Spectrum Currency L.P.), Morgan Stanley Spectrum Commodity L.P. (formerly, Morgan Stanley Dean Witter Spectrum Commodity L.P.), Morgan Stanley Spectrum Global Balanced L.P. (formerly, Morgan Stanley Dean Witter Spectrum Global Balanced L.P.), Morgan Stanley Spectrum Strategic L.P. (formerly, Morgan Stanley Dean Witter Spectrum Strategic L.P.), Morgan Stanley Spectrum Technical L.P. (formerly, Morgan Stanley Dean Witter Spectrum Technical L.P.), Morgan Stanley Spectrum
Select L.P. (formerly, Morgan Stanley Dean Witter Spectrum Select L.P.), Morgan Stanley Dean Witter/Chesapeake L.P., Morgan Stanley Dean Witter/JWH Futures
Fund L.P., Morgan Stanley/Market Street Futures Fund L.P. (formerly, Morgan Stanley Dean Witter/Market Street Futures Fund L.P.), Morgan Stanley Charter MSFCM L.P. (formerly, Morgan Stanley Dean Witter Charter DWFCM L.P.) ("Charter MSFCM"), Morgan Stanley Charter Graham L.P. (formerly, Morgan Stanley Dean Witter Charter Graham L.P.) ("Charter Graham"), Morgan Stanley Charter
Millburn L.P. (formerly, Morgan Stanley Dean Witter Charter Millburn L.P.) ("Charter Millburn"), Morgan Stanley Charter Welton L.P. (formerly, Morgan Stanley Dean Witter Charter Welton L.P.) ("Charter Welton"), Morgan Stanley Dean Witter Strategic Alternatives Fund L.P. ("SAFLP") and Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P.


Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.


The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.



On April 30, 1999, Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Dean Witter Spectrum Global Balanced L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Spectrum Global Balanced L.P.



On April 30, 1999, Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Dean Witter Spectrum Select L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Spectrum Select L.P.



On April 30, 1999, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Spectrum Strategic L.P.



On April 30, 1999, Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Dean Witter Spectrum Technical L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Spectrum Technical L.P.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONTINUED)


On May 4, 1999, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter Strategic Alternatives L.P. ("SAFLP"). SAFLP is the domestic vehicle for investment of client assets. Morgan Stanley Dean Witter Strategic Alternatives Fund ("SAFFI"), is an umbrella unit trust, which is the offshore investment vehicle for client assets. Together SAFLP and SAFFI are members of and invest 100% of their capital into Morgan Stanley Dean Witter Strategic Alternatives L.L.C., an investment vehicle organized to engage in the speculative trading of futures interests which commenced trading on May 4, 2000.



On July 6, 1999, DWR/Market Street Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/ Market Street Futures Fund L.P. On November 28, 2001, Morgan Stanley Dean Witter/Market Street Futures Fund L.P. changed its name to Morgan Stanley/Market Street Futures Fund L.P.



On March 6, 2000, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Spectrum Currency L.P. ("Spectrum Currency") and registered 12,000,000 Units to be offered to investors in a continuing public offering. Spectrum Currency commenced trading on July 5, 2000. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Currency L.P. changed its name to Morgan Stanley Spectrum Currency L.P.



On March 7, 2000, Morgan Stanley Tangible Asset Fund L.P. changed its name to Morgan Stanley Dean Witter Spectrum Commodity L.P. On November 1, 2001, Morgan Stanley Dean Witter Spectrum Commodity L.P. changed its name to Morgan Stanley Spectrum Commodity L.P. ("Spectrum Commodity"). Spectrum Commodity registered 7,000,000 Units on March 6, 2000 and became open to new investment on a continuous basis as of that date. Effective March 6, 2000, Spectrum Commodity became part of the Morgan Stanley Spectrum Series of Funds.



On March 27, 2000, the Charter Series individually registered additional Units with the SEC; 6,000,000 Units of Charter Graham, 6,000,000 Units of Charter Millburn and 6,000,000 Units of Charter Welton, to be offered to investors in a continuing public offering.


Effective with the April 30, 2000 monthly closing, the exchange privilege among the Cornerstone Funds (a "Series Exchange") was terminated.


On June 7, 2000, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. ("Walsh"). Walsh commenced trading on May 1, 2001.



On October 11, 2000, DWFCM International Access Fund L.P. changed its name to Morgan Stanley Dean Witter Charter DWFCM L.P. On November 1, 2001, Morgan Stanley Dean Witter Charter DWFCM L.P. changed its name to Morgan Stanley Charter MSFCM L.P. ("Charter MSFCM"). Charter MSFCM registered 1,750,000 Units on October 11, 2000 and became open to new investment on a continuous basis starting November 1, 2000. Effective December 1, 2000, Charter MSFCM became part of the Morgan Stanley Dean Witter Charter Series.



On November 1, 2001 Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton, L.P. changed their names to Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter Welton L.P., respectively.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES The results of operations of Demeter are included in the consolidated federal income tax return of MSDW. Income taxes are computed on a separate company basis and are due to MSDW.

                         DEMETER MANAGEMENT CORPORATION

         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

             NOTES TO STATEMENTS OF FINANCIAL CONDITION (CONCLUDED)

3.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.


The total assets, liabilities and partners' capital of all the funds managed by Demeter at November 30, 2001 and 2000 were as follows:



                                                                      NOVEMBER 30,
                                                              -----------------------------
                                                                  2001            2000
                                                              -------------   -------------
                                                                    $               $
Total assets................................................  1,345,947,554   1,244,513,096
Total liabilities...........................................     21,606,995      27,380,688
Total partners' capital.....................................  1,324,340,559   1,217,132,408


Demeter's investments in such limited partnerships are carried at market value.

4.  PAYABLE TO PARENT

The Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by MSDW on behalf of Demeter and the cumulative results of operations.

5.  NET WORTH REQUIREMENT


    At November 30, 2001 and 2000, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at November 30, 2001 and 2000.


The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation.

6.  LITIGATION


    In April 2001, the Appellate Division of New York State dismissed the class action previously disclosed in the Demeter annual report for the year ended November 30, 2000. Because plaintiffs did not exercise their rights to appeal any further, this dismissal constituted a final resolution of the case.

                                                                       EXHIBIT A


               TABLE OF CONTENTS TO FORM OF AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENTS



                                                                           PAGE
                                                                         --------
 1.  Formation; Name...................................................     A-1
 2.  Office............................................................     A-2
 3.  Business..........................................................     A-2
 4.  Term; Dissolution; Fiscal Year....................................     A-2
     Spectrum Select only:.............................................     A-2
     (a)   Term........................................................     A-2
     Spectrum Technical, Spectrum Strategic, and Spectrum Global
     Balanced only:....................................................     A-3
     (a)   Term........................................................     A-3
     Spectrum Currency only:...........................................     A-3
     (a)   Term........................................................     A-3
     Spectrum Commodity only:..........................................     A-3
     (a)   Term........................................................     A-3
     (b)   Dissolution.................................................     A-4
     (c)   Fiscal Year.................................................     A-4
 5.  Net Worth of General Partner......................................     A-4
 6.  Capital Contributions and Offering of Units of Limited Partnership
     Interest..........................................................     A-5
 7.  Allocation of Profits and Losses; Accounting; Other Matters.......     A-6
     (a)   Capital Accounts............................................     A-6
     (b)   Monthly Allocations.........................................     A-6
     (c)   Allocation of Profit and Loss for Federal Income Tax
            Purposes...................................................     A-6
     (d)   Definitions; Accounting.....................................     A-8
     (e)   Expenses and Limitations Thereof............................     A-8
     (f)   Limited Liability of Limited Partners.......................     A-9
     (g)   Return of Limited Partner's Capital Contribution............     A-9
     (h)   Distributions...............................................     A-9
     (i)   Interest on Assets..........................................     A-9
 8.  Management and Trading Policies...................................     A-9
     (a)   Management of the Partnership...............................     A-9
     (b)   The General Partner.........................................    A-10
     (c)   General Trading Policies....................................    A-11
     Trading Policies for All Partnerships:............................    A-11
     Trading Policy for All Partnerships, Except Spectrum Global
     Balanced, Spectrum Currency,
     and Spectrum Commodity:...........................................
                                                                           A-11
     Trading Policies for Spectrum Select, Spectrum Technical, and
     Spectrum Strategic only:..........................................    A-11
     Trading Policy for Spectrum Select and Spectrum Commodity only:...    A-12
     Trading Policies for Spectrum Global Balanced only:...............    A-12
     (d)   Changes to Trading Policies.................................    A-12
     (e)   Miscellaneous...............................................    A-12
 9.  Audits; Reports to Limited Partners...............................    A-14
10.  Transfer; Redemption of Units; Exchange Privilege.................    A-15
     (a)   Transfer....................................................    A-15
     (b)   Redemption..................................................    A-15
     (c)   Exchange Privilege..........................................    A-16
11.  Special Power of Attorney.........................................    A-17
12.  Withdrawal of Partners............................................    A-18
13.  No Personal Liability for Return of Capital.......................    A-18
14.  Standard of Liability; Indemnification............................    A-18
     (a)   Standard of Liability.......................................    A-18
     (b)   Indemnification by the Partnership..........................    A-18
     (c)   Affiliate...................................................    A-19
     (d)   Indemnification by Partners.................................    A-19
15.  Amendments; Meetings..............................................    A-19
     (a)   Amendments with Consent of the General Partner..............    A-19
     (b)   Meetings....................................................    A-20
     (c)   Amendments and Actions without Consent of the General
            Partner....................................................    A-20
     (d)   Action Without Meeting......................................    A-21
     (e)   Amendments to Certificate of Limited Partnership............    A-21
16.  Index of Defined Terms............................................    A-21
17.  Governing Law.....................................................    A-22
18.  Miscellaneous.....................................................    A-22
     (a)   Priority among Limited Partners.............................    A-22
     (b)   Notices.....................................................    A-22
     (c)   Binding Effect..............................................    A-22
     (d)   Captions....................................................    A-22
           Annex A--Request for Redemption: Morgan Stanley Dean Witter
            Managed Futures Funds......................................    A-23

                                                                       EXHIBIT A


FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR EACH OF THE MORGAN STANLEY SPECTRUM SELECT L.P., MORGAN STANLEY SPECTRUM TECHNICAL L.P., MORGAN STANLEY SPECTRUM STRATEGIC L.P., MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P., MORGAN STANLEY SPECTRUM COMMODITY L.P., AND MORGAN STANLEY SPECTRUM CURRENCY L.P.


        BOLDFACED CAPTIONS AND BRACKETED TEXT REFLECT DIFFERENCES IN LIMITED
                            PARTNERSHIP AGREEMENTS.

SPECTRUM SELECT ONLY:

    This Agreement of Limited Partnership, made as of March 21, 1991, as amended and restated as of August 31, 1993, as further amended and restated as of October 17, 1996, as further amended and restated as of May 31, 1998, and as further amended and restated as of February 28, 2000, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED ONLY:

    This Agreement of Limited Partnership, made as of May 27, 1994, as amended and restated as of May 31, 1998, and as further amended and restated as of February 28, 2000, by and between Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

SPECTRUM COMMODITY ONLY:

    This Agreement of Limited Partnership, made as of July 31, 1997, as amended and restated as of March 6, 2000 (as so amended, this "Agreement"), by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

SPECTRUM CURRENCY ONLY:

    This Agreement of Limited Partnership, made as of March 6, 2000 (this "Agreement"), by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively, "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

                                  WITNESSETH:

    WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.


    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Spectrum [SELECT][TECHNICAL][STRATEGIC][GLOBAL BALANCED]

[COMMODITY][CURRENCY] L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.


2.  OFFICE.


    The principal office of the Partnership shall be 825 Third Avenue, 8th Floor, New York, New York 10022, or such other place as the General Partner may designate from time to time.


    The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center,
1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

    The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "Futures Interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.

SPECTRUM SELECT ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2025; (ii) withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iv) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (v) a decline in the Partnership's Net Assets (as defined in

Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or less than $250,000; (vi) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM TECHNICAL, SPECTRUM STRATEGIC, AND SPECTRUM GLOBAL BALANCED ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued;
(v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM CURRENCY ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued;
(v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

SPECTRUM COMMODITY ONLY:

    (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2027; (ii) the insolvency, bankruptcy, dissolution, liquidation, or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (iv) an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (v) withdrawal by the General Partner (unless a new general partner(s) is elected by the Limited Partners as provided in Section 15(c));
(vi) a decline in the Net Asset Value (as determined by the General Partner) of a Unit as of the close of business on any day to less than $2.50; (vii) a decline in the Partnership's Net Assets (as determined by the General Partner) as of the close of business on any day to $250,000 or less; (viii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

    (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

    Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

    The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; PROVIDED, HOWEVER, that if the total contributions to the Partnership by all such partnership's partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, PROVIDED, FURTHER, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

    The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this
Section 5.

    The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, PROVIDED THAT: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; PROVIDED, HOWEVER, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by
Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest ("Unit(s) of General Partnership Interest"). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

    The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, PROVIDED that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

    The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR") or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; PROVIDED, HOWEVER, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; PROVIDED, HOWEVER, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

    In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the

Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law;
(c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR or any other firm as Selling Agent and entering into a selling agreement with DWR or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses
(a) through (c) as it shall deem advisable or necessary.

    The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

    All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

    (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

        (1) The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

        (2) The accrued monthly management fees shall then be charged against Net Assets.

        (3) The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

        (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

        (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

    (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

        (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

        (2) Net realized capital gain or loss from the Partnership's trading activities shall be allocated as follows:

           (aa) For the purpose of allocating the Partnership's net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

              (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

              (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

              (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

           (bb) Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

           (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

           (ee) Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section
    7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

        (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
    Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

    (d)  DEFINITIONS; ACCOUNTING.

        (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; PROVIDED, HOWEVER, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

        (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

    (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

    Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

    The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker's institutional and overnight execution facilities (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

    The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, PROVIDED that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (I.E., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and
(d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

    (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

    (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

    (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

    (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

    (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the

Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

    The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

    (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; PROVIDED, HOWEVER, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and PROVIDED, FURTHER, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

    The Partnership shall not enter into any agreement with the General Partner, DWR, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the General Partner; PROVIDED, HOWEVER, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

    Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

    The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such

Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, PROVIDED, HOWEVER, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

    The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

    (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

TRADING POLICIES FOR ALL PARTNERSHIPS:

          - The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

          - The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

          - The Partnership will not permit "churning" of the Partnership's assets.

TRADING POLICY FOR ALL PARTNERSHIPS, EXCEPT SPECTRUM GLOBAL BALANCED, SPECTRUM
  CURRENCY, AND SPECTRUM COMMODITY:

          - The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

TRADING POLICIES FOR SPECTRUM SELECT, SPECTRUM TECHNICAL, AND SPECTRUM STRATEGIC
  ONLY:

          - The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

          - The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

TRADING POLICY FOR SPECTRUM SELECT AND SPECTRUM COMMODITY ONLY:

          - The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

TRADING POLICIES FOR SPECTRUM GLOBAL BALANCED ONLY:

          - The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (I.E., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

          - The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The Partnership may, with the General Partner's prior approval, purchase "cash" stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the Partnership's stock index or bond portfolios in the futures markets, and may acquire "cash" instruments in its short-term interest rate futures component.

    (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership's Trading Policies so approved by the Limited Partners.

    (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

    The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; PROVIDED, HOWEVER, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

    The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items;
(c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

    If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

    The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

    The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

    Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

    The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to
Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; PROVIDED, HOWEVER, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

    No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

    The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

    In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement;
(c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker;
(e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or
(h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

    The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

    In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, PROVIDED that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in
Section 10(b).

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

    (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; PROVIDED, HOWEVER, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that
(i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

    In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

    (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

    Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Spectrum Series Partnerships" or individually as a "Spectrum Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

    Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); PROVIDED, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

    Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

    The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

    The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

    (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another

Spectrum Series Partnership (such a transfer between Spectrum
Series Partnerships being herein referred to as a "Series Exchange").
Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

    A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

    At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, PROVIDED, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

    Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

    The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish:
(i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

    The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to
Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

    The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

    Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

    (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

    (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), PROVIDED that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this
Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

    Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

    The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

    (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

    (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.

    (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by

Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations;
(v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof;
(ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

    (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; PROVIDED, HOWEVER, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; PROVIDED, HOWEVER, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and PROVIDED FURTHER, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses
(iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

    (d)  ACTION WITHOUT MEETING.  Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

    (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

DEFINED TERM                                                   SECTION
------------                                                  ---------
1940 Act....................................................  15(a)
Act.........................................................  1
Advisers Act................................................  15(a)
Affiliate...................................................  14(c)
Agreement...................................................  Preamble
CEAct.......................................................  8(e)
Certificate of Limited Partnership..........................  1
CFTC........................................................  3
Code........................................................  7(c)(4)
Commodity Broker............................................  6
Customer Agreement..........................................  8(b)
Determination Date..........................................  7(b)
DWR.........................................................  6
Exchange Agreement and Power of Attorney....................  10(c)
Exchange Date...............................................  10(c)
Futures Interests...........................................  3
General Partner.............................................  Preamble
Limited Partners............................................  Preamble
Management Agreement........................................  8(b)
MSDW........................................................  6
NASAA Guidelines............................................  5
Net Asset Value.............................................  7(d)(2)
Net Assets..................................................  7(d)(1)
NFA.........................................................  6
Non-Series Exchange.........................................  10(b)
Partners....................................................  Preamble
Partnership.................................................  1
Prospectus..................................................  6
Pyramiding..................................................  8(c)(5)
Redemption..................................................  10(b)
Redemption Date.............................................  10(b)
Request for Redemption......................................  10(b)
SEC.........................................................  5
Selling Agent...............................................  6
Series Exchange.............................................  10(c)

DEFINED TERM                                                   SECTION
------------                                                  ---------
Special Redemption Date.....................................  9
Spectrum Series Partnership(s)..............................  10(b)
Trading Advisor.............................................  6
Trading Profits.............................................  7(e)
Transaction Fees and Costs..................................  7(e)
Unit(s) of General Partnership Interest.....................  6
Unit(s).....................................................  6

17.  GOVERNING LAW.

    THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

    (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

    (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

    (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

    (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:                           General Partner:

By:  Demeter Management                                Demeter Management Corporation
     Corporation, General
     Partner, as Authorized
     Agent and Attorney-in-Fact

By: ----------------------------------------           By: ----------------------------------------
     Name:                                             Name:
     Title:                                            Title:

                                        ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

MFAD USE ONLY:_______________                       CLOSING DATE:_______________

          REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS



THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, 7TH FLOOR, JERSEY CITY, NEW JERSEY 07311) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.


________________________, 20____   _____________________________________________

        [DATE]                  [PRINT OR TYPE MORGAN STANLEY DW ACCOUNT NUMBER]


    I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("UNITS"), less any amounts specified in the Limited Partnership Agreement.

             COMPLETE ONLY ONE SECTION -- A, B, C, OR D -- PER FORM

                                   SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[DWSF] Spectrum Select                           Entire Interest  Units
[DWST] Spectrum Technical                        Entire Interest  Units
[DWSS] Spectrum Strategic                        Entire Interest  Units
[DWSB] Spectrum Global Balanced                  Entire Interest  Units
[DWSX] Spectrum Currency                         Entire Interest  Units
[DWSC] Spectrum Commodity                        Entire Interest  Units

                                   SECTION B

  CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II                  Entire Interest  Units          $       ,000
[CFCFC] Cornerstone Fund III                 Entire Interest  Units          $       ,000
[CFCFD] Cornerstone Fund IV                  Entire Interest  Units          $       ,000

                                   SECTION C

CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS
                              A LIMITED PARTNER IS
          REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.


[MSCG] Charter Graham                            Entire Interest  Units
[MSCM] Charter Millburn                          Entire Interest  Units
[MSCW] Charter Welton                            Entire Interest  Units
[MSCD] Charter MSFCM                             Entire Interest  Units


                                   SECTION D

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):

                                                                                                                 Entire Interest
[CFF] Columbia Futures Fund                          [PGF] Multi-Market Portfolio
[DFF] Diversified Futures Fund                       [PPF] Principal Plus Fund                                           Units
[DFF2] Diversified Futures Fund II                   [PSF] Portfolio Strategy Fund
[DFF3] Diversified Futures Fund III                  [WCF] World Currency Fund                                   $        ,000
[GPP] Global Perspective Portfolio

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW

--------------------------------------------------------------------------------

1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 .....................................      ....................................


     (Name of Limited Partner)            (Morgan Stanley DW Account Number)


Address: .......................................................................

                                    (Street)

 ...............................................................................

            City            State (Province)           (Zip Code or Postal Code)

--------------------------------------------------------------------------------

2.a. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X ....................................      ....................................

               (Signature)                                  (Date)
X ....................................      ....................................

               (Signature)                                  (Date)

--------------------------------------------------------------------------------

2.b. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------

 ..................................     By: X ..................................

        (Name of Entity)               (Authorized officer, partner, trustee, or
                                                custodian. If a corporation,
                                                  include certified copy of
                                                   authorized resolution.)

--------------------------------------------------------------------------------

3. BRANCH MANAGER AND ACCOUNT EXECUTIVE USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Account Executive and Branch Manager, represent that the above signature(s) is/are true and correct.

X ....................................     X ...................................

       (Account Executive MUST sign)            (Branch Manager MUST sign)

 ........................................

  (Branch Telephone Number)        Please enter a SELL order upon receipt of a

                                           completed Request for Redemption.

                                                                       EXHIBIT B


           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                         MORGAN STANLEY SPECTRUM SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS



    If you wish to purchase units of one or more of the Morgan Stanley Spectrum Series partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Spectrum Series Exchange, or if you are redeeming units in a Morgan Stanley Spectrum Series partnership pursuant to a Spectrum Series Exchange.


                           SUBSCRIPTION INSTRUCTIONS


    YOU SHOULD CAREFULLY READ AND REVIEW THE MORGAN STANLEY SPECTRUM SERIES
PROSPECTUS, DATED   -  , 2002 (THE "PROSPECTUS"), AND THIS SUBSCRIPTION AND
EXCHANGE AGREEMENT AND POWER OF ATTORNEY. IN READING THE PROSPECTUS, PAY PARTICULAR ATTENTION TO THE MATTERS DISCUSSED UNDER "RISK FACTORS," "CONFLICTS OF INTEREST" AND "DESCRIPTION OF CHARGES." BY SIGNING THE AGREEMENT, YOU WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY, AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT, SET FORTH IN THIS AGREEMENT ON PAGES B-2-B-5, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.


    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING INK, AS FOLLOWS:

Item 1 FOR CASH SUBSCRIBERS                 --Enter your Morgan Stanley DW Inc. Account Number.
      (pages B-7--B-8) and Exchange
      Subscribers (pages B-9-B-10)

                                            --Enter your Social Security Number or Taxpayer ID Number.
                                                If the units are to be owned by joint tenants, either
                                                person's Social Security Number may be used.

                                            --Check box if you are a non-resident alien that is a dealer in commodities or otherwise engaged in a trade or
                                                business within the U.S.

Item 1 FOR CASH SUBSCRIBERS (PAGE B-7)      --Enter the dollar amount of the subscription for each
                                                partnership whose units you wish to purchase.

Item 1 FOR EXCHANGE                         --Enter the symbol(s) of the limited partnership(s) from
      SUBSCRIBERS (PAGE B-9)                    which you are redeeming units; specify the quantity to
                                                be redeemed (entire interest or number of whole units).
Item 2 FOR CASH SUBSCRIBERS (PAGE B-8)      --Enter the exact name in which your units are to be held
      AND EXCHANGE SUBSCRIBERS                  based on ownership type.
      (PAGE B-10)

                                            --You and any co-subscriber must execute the Signature Page of this Agreement on page B-8 (for Cash Subscribers) or
                                                page B-10 (for Exchange Subscribers).

Item 3 FOR CASH SUBSCRIBERS (PAGE B-8)      --A Morgan Stanley Financial Advisor and Branch Manager must
      AND EXCHANGE SUBSCRIBERS                  complete the required information.
      (PAGE B-10)


    MORGAN STANLEY FINANCIAL ADVISOR: This Agreement must be mailed to Demeter Management Corporation at Harborside Financial Center, Plaza Two, 7th Floor, Jersey City, New Jersey 07311. This form cannot be faxed.

                         MORGAN STANLEY SPECTRUM SERIES


                             ---------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY


    If you are subscribing for units of limited partnership interest in the Morgan Stanley Spectrum Series, consisting of six commodity pool limited partnerships, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Currency L.P., and Morgan Stanley Spectrum Commodity L.P., you should carefully read and review the Prospectus.


    FOR CASH SUBSCRIBERS: By executing the Cash Subscription Signature Page of this Subscription and Exchange Agreement and Power of Attorney, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

    FOR EXCHANGE SUBSCRIBERS: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of each limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT YOU PAID, PLUS ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO YOUR MORGAN STANLEY FINANCIAL ADVISOR. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership's Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTING THE SIGNATURE PAGE OF THIS AGREEMENT, YOU SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY IN BOTH AGREEMENTS).

--------------------------------------------------------------------------------

PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    FOR CASH SUBSCRIBERS: You must pay your subscription amount by charging your customer account with Morgan Stanley DW (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley financial advisor. If you don't have a financial advisor, contact your local Morgan Stanley branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley DW to transfer the appropriate amount from your Customer Account to the escrow account.

    FOR EXCHANGE SUBSCRIBERS: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

--------------------------------------------------------------------------------

REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (AS USED BELOW, THE TERMS "YOU" AND "YOUR" REFER TO YOU AND YOUR CO-SUBSCRIBER, IF ANY, OR IF YOU ARE SIGNING ON BEHALF OF AN ENTITY, THAT ENTITY):

        (1) You have received a copy of the Prospectus, including each Limited Partnership Agreement.

        (2) You are of legal age to execute this Agreement and are legally competent to do so.

        (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the partnerships.

        (4) All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the general partner.

        (5) If you are representing an employee benefit plan, to the best of your knowledge, neither the general partner, Morgan Stanley DW, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or
    (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").

        (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

        (8) If you are subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of that plan or IRA, the representations herein apply only to the beneficiary of that plan or IRA.

        (9) If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b), if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        ADDITIONAL REPRESENTATION AND WARRANTY FOR EXCHANGE SUBSCRIBERS:

        (11) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge nor otherwise encumbered in any fashion.

    By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley DW, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------

STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------


    Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $75,000 or, failing that standard, have both a net worth (same exclusions) of at least $30,000 and an annual gross income of at least $30,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate investment of $5,000 or $2,000 in the case of IRAs or, in the case of a non-Spectrum Series Exchange, the lesser of (i) $5,000 ($2,000 in the case of an IRA); (ii) the proceeds from the redemption of five units (two units in the case of an IRA) from commodity pools other than any of the Morgan Stanley Charter Series of partnerships; (iii) the proceeds from the redemption of 500 units (200 units in the case of an IRA) from any Charter Series partnership; or (iv) the proceeds from the redemption of your entire interest in any other commodity pool which Demeter Management Corporation serves as general partner and commodity pool operator. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)


ALABAMA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ALASKA:                (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
ARIZONA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
ARKANSAS:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
CALIFORNIA:            $100,000 NW and $50,000 AI.
INDIANA:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
IOWA:                  (1) The minimum initial investment for IRAs is $3,000; and
                       (2) you have at least (a) $225,000 NW, or (b) $60,000 NW and
                       $60,000 TI.
KANSAS:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
KENTUCKY:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MAINE:                 (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.
MASSACHUSETTS:         (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
MICHIGAN:              (a) $225,000 NW and investment may not exceed 10% of your
                       NW, or (b) $60,000 NW and $60,000 AI and investment may not exceed 10% of your NW.
MISSISSIPPI:           (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
MISSOURI:              (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
NEBRASKA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW HAMPSHIRE:         (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NEW MEXICO:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
NORTH CAROLINA:        (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
OHIO:                  (1) (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI; and
                       (2) if you are purchasing Units of Spectrum Currency or
                       Spectrum Commodity, the investment may not exceed 10% of
                       your NW.
OKLAHOMA:              (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
OREGON:                (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
PENNSYLVANIA:          (1) (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI; and
                       (2) if you have less than $1,000,000 NW, the investment may not exceed 10% of your NW.
SOUTH DAKOTA:          (a) $150,000 NW, or (b) $45,000 NW and  $45,000 AI.
TENNESSEE:             (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
TEXAS:                 (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
VERMONT:               (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON:            (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.

--------------------------------------------------------------------------------

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley DW's customary form.

--------------------------------------------------------------------------------

POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------


    You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each Partnership requested below, and such other partnership(s) of the Morgan Stanley Spectrum Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement;
(c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION YOU MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------

RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------
    The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each Partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and
(b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

                         MORGAN STANLEY SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        CASH SUBSCRIPTION SIGNATURE PAGE



                                    -  , 2002

                      ____________________________________
A

            PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE INK ONLY.


    PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT HARBORSIDE FINANCIAL CENTER, PLAZA TWO, 7TH FLOOR,
JERSEY CITY, NEW JERSEY 07311, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING. THIS FORM CANNOT BE FAXED.



    By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for units of limited partnership interest of one or more partnerships in the Morgan Stanley Spectrum Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.



    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY
SPECTRUM SERIES PROSPECTUS DATED   -  , INCLUDING THE LIMITED PARTNERSHIP
AGREEMENTS AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.



CASH SUBSCRIPTION SIGNATURE PAGE                  BUY

----------------------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER
----------------------------------------------------------------------------------------------------------------------------------
                                                 SPECTRUM FUND SYMBOL                                      AMOUNT OF SUBSCRIPTION
/ // // /-/ // // // // // /                         D W S F        MORGAN STANLEY SPECTRUM                $
    MORGAN STANLEY DW ACCOUNT NO.                                   SELECT L.P.
                                                     D W S T        MORGAN STANLEY SPECTRUM                $
                                                                    TECHNICAL L.P.
/ // // /-/ // /-/ // // // /                        D W S S        MORGAN STANLEY SPECTRUM                $
           SOCIAL SECURITY NUMBER                                   STRATEGIC L.P.
                      OR                             D W S B        MORGAN STANLEY SPECTRUM GLOBAL         $
                                                                    BALANCED L.P.
/ // /-/ // // // // // // /                         D W S X        MORGAN STANLEY SPECTRUM                $
    TAXPAYER ID NUMBER                                              CURRENCY L.P.
                                                     D W S C        MORGAN STANLEY SPECTRUM                $
                                                                    COMMODITY L.P.


You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a partnership would be treated as effectively connected.

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURES -- YOU MUST SIGN BELOW
--------------------------------------------------------------------------------

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.
* If the units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.
* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account  ...............................................................................................
                      Your Full Name or Name of Trust or Custodial Account--do not use initials

X ________________________________     _____________       X ________________________________          _____________
  Signature of Subscriber              Date                Signature of Co-Subscriber                    Date

 ......................................................... ..........................................................
Print Full Name of Subscriber                              Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and
(ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ..........................................................  X  .......................................  ............
Print Full Name of Entity                                      Signature                                  Date

 ..........................................................  Title ..................................................
Print Full Name of Person Signing for Entity

--------------------------------------------------------------------------------
ITEM 3 -- BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

    (c) each partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable monthly closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X _ ____________________________________________________________________________
    Signature of Financial Advisor

 ...............................................................................
Print Full Name of Financial Advisor

Telephone Number ( .  .  .  . )  ...............................................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) the above client(s) is/are suitable.

X _____________________________________________________________________________,
  Signature of Branch Manager

 ...............................................................................
  Print Full Name of Branch Manager

                         MORGAN STANLEY SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                      EXCHANGE SUBSCRIPTION SIGNATURE PAGE


                                    -  , 2002

                    _______________________________________
B
            PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE INK ONLY.

    PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT HARBORSIDE FINANCIAL CENTER, PLAZA TWO, 7TH FLOOR, JERSEY CITY, NEW JERSEY 07311, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE CLOSING. THIS FORM CANNOT BE FAXED.


    By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for units of limited partnership interest in one or more partnerships in the Morgan Stanley Spectrum Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.


    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY
SPECTRUM SERIES PROSPECTUS, DATED   -  , 2002, INCLUDING THE LIMITED PARTNERSHIP
AGREEMENTS AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.



--------------------------------------------------------------------------------------------------------------------------
ITEM 1 -- SUBSCRIBER
--------------------------------------------------------------------------------------------------------------------------
/ // // /-/ // // // // // /  -/ // // /-/ // /-/ // // // /  or  / // /-/ // // // // // // /
MORGAN STANLEY DW ACCOUNT NO.                   SOCIAL SECURITY NUMBER                          TAXPAYER ID NUMBER
SYMBOL(S) FOR FUND(S) FROM
WHICH UNITS ARE TO BE RE-     SPECIFY QUANTITY OF UNITS TO BE REDEEMED                                SPECTRUM SERIES
DEEMED                        (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE UNITS)            FUND SYMBOL
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
/ // // // // /               / /        Entire Interest   OR                       Whole Units  TO   / // // // // /
You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase units in the applicable Spectrum Series partnership as indicated on the right above. Redemptions for an exchange may only be made in whole units of limited partnership interest, with a minimum redemption of the lesser of (i) 5 units (2 units in the case of an IRA) from any partnership other than the Spectrum
Series partnerships or any Morgan Stanley Charter Series partnership; (ii) 50 Units from any Spectrum Series partnership;
(iii) 500 units (200 units in the case of an IRA) from a Charter Series partnership; or (iv) the Subscriber's entire interest in any partnership.


You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley DW account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership's books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley DW account, and that you will promptly notify Morgan Stanley DW of any change in your address, which change shall also be effective for all partnership purposes.
/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a partnership would be treated as effectively connected.
EXCHANGE SUBSCRIPTION SIGNATURE PAGE                  EXG

--------------------------------------------------------------------------------

ITEM 2 -- SIGNATURES -- YOU MUST SIGN BELOW
--------------------------------------------------------------------------------

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

Full Name of Account:  ..................................................................................................
                        Your Full Name or Full Name of Trust or Custodial Account--do not use initials
_________________________________       ______________       X _________________________________            ______________
  Signature of Subscriber                Date                Signature of Co-Subscriber                Date

 ........................................................... ............................................................
Print Full Name of Subscriber  Print Full Name of
Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY DW THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and
(b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ..........................................................  X  .......................................  ............
(Print Full Name of Entity)                                  Signature of Person Signing for Entity          Date
 ..........................................................
Print Full Name of Person Signing for Entity                 Title  .................................................

--------------------------------------------------------------------------------

ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND IN
INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct.

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus.

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

    (c) each partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable monthly closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X __ ___________________________________________________________________________

     Signature of Financial Advisor's Signature

 ...............................................................................

    Print Full Name of Financial Advisor

Telephone Number ( ............................. )  ............................

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are the true and correct.

(2) the above client(s) is/are suitable.

X ______________________________________________________________________________

  Signature of Branch Manager's Signature

 ...............................................................................

Print Full Name of Branch Manager

                                                                       EXHIBIT C

                         MORGAN STANLEY SPECTRUM SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                       SUBSCRIPTION AGREEMENT UPDATE FORM



                                        -

                      ____________________________________
C

            PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE INK ONLY.

Morgan Stanley DW Account No.   / / / / / / - / / / / / / / / / / / /


    I am an investor in the following Morgan Stanley Spectrum Series partnership(s) (mark each applicable box with an "X"):



    / /  Morgan Stanley Spectrum Select L.P.



    / /  Morgan Stanley Spectrum Technical L.P.



    / /  Morgan Stanley Spectrum Strategic L.P.


    / /  Morgan Stanley Spectrum Global Balanced L.P.



    / /  Morgan Stanley Spectrum Currency L.P.



    / /  Morgan Stanley Spectrum Commodity L.P.



    I acknowledge receipt of the Morgan Stanley Spectrum Series Prospectus dated
  - (the "Prospectus"). I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney I signed when I bought units of the Morgan Stanley Spectrum Series partnership(s) checked above, so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Spectrum Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.


    I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional Units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber's representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

    I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

IF SUBSCRIBER IS AN ENTITY                             INDIVIDUAL SUBSCRIBERS

 ....................................................  X
Print Full Name of Entity                              Signature of Subscriber

X                                                      .....................................................
Signature                                              Print Full Name of Subscriber

By:
 ....................................................  X
Print Full Name of Person Signing for Entity           Signature of Co-Subscriber

 ....................................................  .....................................................
Title                                                  Print Full Name of Co-Subscriber

Date:                                                  Date:

       PLEASE RETURN THIS FORM TO YOUR MORGAN STANLEY FINANCIAL ADVISOR.


    MORGAN STANLEY FINANCIAL ADVISOR: Upon making additions to an existing position during the life of the current prospectus, this Agreement must be forwarded to Demeter Management Corporation at Harborside Financial Center, Plaza Two, 7th Floor, Jersey City, New Jersey 07311. This form cannot be faxed.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

                                                                 $
                                                              --------
SEC registration fee........................................        0
NASD filing fee.............................................        0
Printing and engraving......................................   58,333
Legal fees and expenses, excluding Blue Sky legal fees......   20,000
Accounting fees and expenses................................   13,333
Annual Escrow Agent fee.....................................      167
Blue Sky fees and expenses, including Blue Sky legal fees...      500
Miscellaneous...............................................    5,000
                                                              -------
    Total...................................................   97,333*
                                                              =======

---------

* Represents an estimate of the registrant's portion of the fees and expenses that are common to this Post-Effective Amendment No. 5 to the Registration Statement, the Registration Statements on Form S-1 for each of Morgan Stanley Spectrum Currency L.P. (Registration Statement No. 333- - ), Morgan Stanley Spectrum Select L.P. (Registration Statement No. 333- - ), and Morgan Stanley Spectrum Technical L.P. (Registration Statement
    No. 333- - ), and Post-Effective Amendments No. 5 to the Registration Statements on Form S-1 for each of Morgan Stanley Spectrum Strategic L.P. (Registration Statement No. 333-90487) and Morgan Stanley Spectrum Commodity L.P. (Registration Statement No. 333-90483), which are being filed concurrently with this Registration Statement.

Item 14. Indemnification of Directors and Officers.

    Section 14 of each of the Amended and Restated Limited Partnership Agreements (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 11 of the Amended and Restated Selling Agreement provides for indemnification of the General Partner and its affiliates and its successors and assigns by Morgan Stanley DW Inc. ("MSDW") for any loss, claim, damage, liability, cost and expense incurred for a breach by MSDW of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding MSDW in the Registration Statement or Prospectus. Such Section also provides for the indemnification by the Partnership of MSDW, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by MSDW or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of each Customer Agreement, between the Partnership and MSDW, provides for indemnification of MSDW and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which MSDW has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of each Management Agreement provides for indemnification of the General Partner and its affiliates by the Trading Advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the Trading Advisor involving the Partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

Item 15. Recent Sales of Unregistered Securities.

    None.

Item 16. Exhibits and Financial Statements.

    (a) Exhibits

       Exhibit
       Number                             Description of Document
       -------                            -----------------------
       1.01(7)          Amended and Restated Selling Agreement among the Registrant,
                          Morgan Stanley Spectrum Select L.P., Morgan Stanley
                          Spectrum Technical L.P., Morgan Stanley Spectrum Strategic
                          L.P., Morgan Stanley Spectrum Currency L.P., Morgan
                          Stanley Spectrum Commodity L.P., Demeter Management
                          Corporation, and Morgan Stanley DW Inc.
       1.02(5)          Form of Additional Seller Agreement between Morgan
                          Stanley DW Inc. and additional selling agents.
       3.01             Form of Amended and Restated Limited Partnership Agreement
                          of the Registrant (included as Exhibit A to the
                          prospectus).
       3.02(1)          Certificate of Limited Partnership of the Registrant.
       3.03(3)          Certificate of Amendment of Certificate of Limited
                          Partnership of the Registrant (changing its name from Dean
                          Witter Spectrum Global Balanced L.P.).
       3.04(6)          Certificate of Amendment of Certificate of Limited
                          Partnership of the Registrant (changing its name from
                          Morgan Stanley Dean Witter Spectrum Global Balanced L.P.).
       5.01(1)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding the legality of Units (including consent).
       5.02(2)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding the legality of Units (including consent).
       5.03(3)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding the legality of Units (including consent).
       5.04(5)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding the legality of Units (including consent).
       8.01(1)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding certain federal income tax matters (including
                          consent).
       8.02(2)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding certain federal income tax matters (including
                          consent).
       8.03(3)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding certain federal income tax matters (including
                          consent).
       8.04(5)          Opinion of Cadwalader, Wickersham & Taft to the Registrant
                          regarding certain federal income tax matters (including
                          consent).
      10.01(4)          Management Agreement among the Registrant, Demeter
                          Management Corporation, and RXR, Inc.
      10.11             Form of Subscription and Exchange Agreement and Power of
                          Attorney to be executed by each purchaser of Units
                          (included as Exhibit B to the prospectus).
      10.13(7)          Amended and Restated Escrow Agreement among the Registrant,
                          Morgan Stanley Spectrum Select L.P., Morgan Stanley
                          Spectrum Technical L.P., Morgan Stanley Spectrum Strategic
                          L.P., Morgan Stanley Spectrum Currency L.P., Morgan
                          Stanley Spectrum Commodity L.P., Morgan Stanley DW Inc.,
                          and The Chase Manhattan Bank, the escrow agent.
      10.14             Form of Subscription Agreement Update Form to be executed by purchasers of units (included as Exhibit C to the
                          prospectus).
      10.15(6)          Amended and Restated Customer Agreement between the
                          Registrant and Morgan Stanley DW Inc.
      10.16(6)          Customer Agreement among the Registrant, Morgan Stanley &
                          Co. Incorporated, and Morgan Stanley DW Inc.
      10.17(6)          Customer Agreement among the Registrant and Morgan
                          Stanley & Co. International Limited.
      10.18(6)          Foreign Exchange and Options Master Agreement between the
                          Registrant and Morgan Stanley & Co. Incorporated.
      10.19(6)          Securities Account Control Agreement among the Registrant,
                          Morgan Stanley & Co. Incorporated, and Morgan Stanley
                          DW Inc.
      23.01             Consent of Independent Auditors.

---------

(1) Incorporated by reference to the Registrant's Registration Statement No. 33-80146 filed with the SEC on June 10, 1994.

(2) Incorporated by reference to the Registrant's Registration Statement No. 333-494 filed with the SEC on January 19, 1996.

(3) Incorporated by reference to the Registrant's Registration Statement No. 333-3222 filed with the SEC on April 4, 1996.

(4) Incorporated by reference to the exhibits filed with the Registrant's Form 10-K for fiscal year ended December 31, 1998 filed on March 31, 1999 (File No. 0-26340).

(5) Incorporated by reference to the Registrant's Registration Statement No. 333-90475 filed with the SEC on November 5, 1999.

(6) Incorporated by reference to the Registrant's Form 8-K filed with the SEC on November 1, 2001 (File No. 0-26340).

(7) Incorporated by reference to the Registrant's Registration Statement No. 333-90475 filed with the SEC on November 2, 2001.

    (b) Financial Statements.

       Included in the Prospectus:

           Morgan Stanley Spectrum Global Balanced L.P.

           (formerly, Morgan Stanley Dean Witter Spectrum Global Balanced L.P.)

              Independent Auditors' Report

              Statements of Financial Condition

              Statements of Operations

              Statements of Changes in Partners' Capital

              Statements of Cash Flows

              Notes to Financial Statements

           Demeter Management Corporation

              Independent Auditors' Report

              Statements of Financial Condition

              Notes to Statements of Financial Condition

Item 17. Undertakings.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and State of New York, on the 20th day of March, 2002.

                                               MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

                                               By:  DEMETER MANAGEMENT CORPORATION,
                                                    General Partner

                                               By:              /s/ ROBERT E. MURRAY
                                                    --------------------------------------------
                                                             Robert E. Murray, PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      Signature                                     Title                     Date
                      ---------                                     -----                     ----
                                                       General Partner
DEMETER MANAGEMENT CORPORATION

                    /s/ ROBERT E. MURRAY               Chairman of the Board,
            ------------------------------------         President, and Director of
                      Robert E. Murray                   the General Partner
                                                                                         March 20, 2002

                    /s/ MITCHELL M. MERIN
            ------------------------------------       Director of the General Partner
                      Mitchell M. Merin
                                                                                         March 20, 2002

            ------------------------------------       Director of the General Partner
                    Joseph G. Siniscalchi

                 /s/ EDWARD C. OELSNER, III
            ------------------------------------       Director of the General Partner
                   Edward C. Oelsner, III
                                                                                         March 20, 2002

                    /s/ RICHARD A. BEECH
            ------------------------------------       Director of the General Partner
                      Richard A. Beech
                                                                                         March 20, 2002

                    /s/ RAYMOND A. HARRIS
            ------------------------------------       Director of the General Partner
                      Raymond A. Harris
                                                                                         March 20, 2002

                    /s/ ANTHONY J. DELUCA
            ------------------------------------       Director of the General Partner
                      Anthony J. DeLuca
                                                                                         March 20, 2002

                      /s/ RAYMOND KOCH                 Chief Financial and Principal
            ------------------------------------         Accounting Officer of the
                        Raymond Koch                     General Partner
                                                                                         March 20, 2002